EXHIBIT 10.2

SECOND AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

Dated as of June 16, 2009

Among

ABITIBI-CONSOLIDATED U.S. FUNDING CORP.

as the Seller

and

CITIBANK, N.A.,

BARCLAYS BANK PLC

and the other financial and other institutions from time to time party hereto,

as Banks

and

CITIBANK, N.A.,

as the Agent

and

THE ORIGINATORS NAMED HEREIN

and

ABITIBI CONSOLIDATED SALES CORPORATION

as Servicer

and

ABITIBI-CONSOLIDATED INC.

as Subservicer

and

BARCLAYS CAPITAL INC.,

as Syndication Agent

and

THE CIT GROUP / BUSINESS CREDIT, INC.,

as Documentation Agent

-i-

-ii-

SCHEDULES

SCHEDULE I	-	Bank Commitments
SCHEDULE II	-	Credit and Collection Policy
SCHEDULE III	-	Addresses
SCHEDULE IV	-	UCC and PPSA Information
SCHEDULE V	-	Deposit Accounts
SCHEDULE VI	-	Depositary Bank Consents

ANNEXES

ANNEX A-1	-	Form of Monthly Report
ANNEX A-2	-	Form of Weekly Report
ANNEX B	-	Form of Deposit Account Agreement
ANNEX C	-	Form of Assignment and Acceptance
ANNEX D	-	Form of Notice of Purchase
ANNEX E	-	[Intentionally Omitted]
ANNEX F	-	Form of Undertaking (Originator)
ANNEX G	-	Form of Undertaking (Servicer)
ANNEX H	-	Insurance Policy
ANNEX I	-	[Intentionally Omitted]
ANNEX J	-	[Intentionally Omitted]
ANNEX K	-	[Intentionally Omitted]
ANNEX L	-	Form of Notice of Change of Address
ANNEX M	-	[Intentionally Omitted]
ANNEX N	-	Form of Certificate Regarding Adverse Claims

EXHIBITS

EXHIBIT A-1	-	Form of Canadian Amended Order
EXHIBIT A-2	-	Form of US Interim Order
EXHIBIT B	-	Form of US Final Order

-iii-

SECOND AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

Dated as of June 16, 2009

ABITIBI-CONSOLIDATED U.S. FUNDING CORP., a Delaware corporation as Seller (as this and other capitalized terms are hereinafter defined), CITIBANK, N.A., BARCLAYS BANK PLC and the other financial and other institutions from time to time party hereto, as Banks, CITIBANK, N.A., as Agent for the Banks (“Agent”), ABITIBI-CONSOLIDATED INC., a Canadian corporation (“ACI”), ABITIBI CONSOLIDATED SALES CORPORATION, a Delaware corporation (“ACSC”), as Originators, ACSC, as Servicer, ACI, as Subservicer, Barclays Capital Inc., as Syndication Agent, and The CIT Group / Business Credit, Inc., as Documentation Agent, agree as follows:

PRELIMINARY STATEMENT. Abitibi-Consolidated U.S. Funding Corp. (the “Seller”), Citibank, N.A., Citibank, N.A., London Branch (“CLB”), ACI and ACSC entered into that certain Amended and Restated Receivables Purchase Agreement dated as of January 31, 2008 (as amended prior to the date hereof, the “Existing RPA”). The Seller has acquired, and may continue to acquire, Receivables from the Originators, either by purchase or (in the case of ACSC) by contribution to the capital of the Seller, as determined from time to time by the Seller and the applicable Originator. The Seller has sold and is prepared to continue to sell undivided fractional ownership interests (referred to herein as “Receivable Interests”) in the Receivables. The Banks are prepared to continue to purchase such Receivable Interests, in each case on the terms set forth herein. The parties hereto wish to amend and restate the Existing RPA in its entirety. Accordingly, the parties agree that the Existing RPA is amended and restated to read in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined. Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Abitibi Entity” means each of ACI, Donohue and their respective Subsidiaries.

“Adequate Protection Claims” has the meaning specified in the US Interim Order (at any time prior to the entry of the US Final Order) or the US Final Order (thereafter).

“Adjusted Eurodollar Rate” means, for any Yield Period, an interest rate per annum equal to the rate per annum obtained by dividing (i) the Eurodollar Rate for such Yield Period by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Yield Period.

“Administrative Questionnaire” means, with respect to each Bank, an Administrative Questionnaire in the form requested by the Agent furnished to the Agent, the Seller and the Servicer duly completed by such Bank.

“Adverse Claim” means a lien, security interest, mortgage, pledge, assignment, hypothec, hypothecation, privilege, title retention or other charge or encumbrance, or any other type of preferential arrangement (which, for the avoidance of doubt, does not include Taxes not yet due and payable).

“Affected Person” has the meaning specified in Section 2.08(a).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

“Affiliated Debtor” means an Affiliate of an Originator which has commenced a case under the Bankruptcy Code or under the CCAA.

“Agent’s Account” means the following account of the Agent (or such other account as the Agent may hereafter notify the Seller in writing):

Bank Name:	Citibank N.A.

ABA/Routing No.:	[Omitted]

Account Name:	Citicorp Industrials

Account No.:	[Omitted]

Reference:	Abitibi

“Aggregate Capital” means at any time the aggregate Capital of Receivable Interests then outstanding under this Agreement.

“Agreement” means the Existing RPA, as amended and restated by the ARRPA and as the same may be further amended, restated or otherwise modified from time to time in accordance with the provisions hereof.

“Alternate Base Rate” means a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

(a) the rate of interest announced publicly by Citibank in New York, New York, from time to time as Citibank’s base rate;

(b) 1/2 of one percent above the Federal Funds Rate; and

(c) 4.00%.

“Applicable Margin” means (i) 6.50% per annum, for purposes of determinations of Yield based on the Alternate Base Rate, and (ii) 7.50% per annum, for purposes of determinations of Yield based on the Adjusted Eurodollar Rate; provided, that (x) upon the extension of the Stated Termination Date pursuant to the exercise of the Fifteen Month Facility Extension Option, each of the foregoing rates shall be increased by 1.00% per annum and (y) upon the extension of the Stated Termination Date pursuant to the exercise of the Eighteen

Month Facility Extension Option, each of the foregoing rates shall be increased by an additional 1.00% per annum.

“Approved Country” means the United States, Canada, and any other country outside of the European Area other than those:

(i) whose government or central bank (x) shall have prohibited the sale of the currency of such country in exchange for United States dollars or shall have admitted in writing its inability to pay its debts as the same become due, (y) shall have declared a moratorium on the payment of its debts or the debts of any national governmental authority of such country, or (z) shall have ceased to be a member of the International Monetary Fund or ceased to be eligible to use the resources of the International Monetary Fund; or

(ii) with respect to which the United States shall have imposed economic sanctions.

“Approved DIP Receivable” means a Receivable (i) in respect of which the Obligor is debtor in a case under Chapter 11 of the Bankruptcy Code, (ii) which arises after the commencement of the case described in (i) and is therefore entitled to priority as an administrative expense in such case and (iii) has been approved for purposes of this Agreement by the Agent in its Discretion.

“ARRPA” means this Second Amended and Restated Receivables Purchase Agreement dated as of June 16, 2009.

“Assignment and Acceptance” means an assignment and acceptance agreement entered into by a Bank, an Eligible Assignee and the Agent, pursuant to which such Eligible Assignee may become a party to this Agreement, substantially in the form of Annex C.

“Assignee Agent” has the meaning specified in Section 10.17(a).

“Assignor Agent” has the meaning specified in Section 10.17(a).

“Availability Block” means at any time an amount equal to (a) the greater of $30,000,000 or 8.0% of the Gross Receivables Pool Balance plus (b) the aggregate amount by which the aggregate claims for all Export Losses (as defined in the Insurance Policy) made by ACI and each “Affiliate of Abitibi” (as such term is defined in the Maximum Liability Amount endorsement of the Insurance Policy) under the Insurance Policy in any Policy Period (as defined in the Insurance Policy) exceed $50,000,000.

“Availability Reserves” means, as of any date of determination, such reserves in amounts as the Agent may from time to time establish (upon three Business Days’ notice to the Seller in the case of new reserve categories established after the Closing Date and formula changes) and revise (upward or downward) in its Discretion: (i) to reflect then-current market events, conditions, contingencies or risks which, as reasonably determined by the Agent, do or could reasonably be expected to materially adversely affect either (a) the collectibility of the Collateral or its value or (b) the enforceability, perfection or priority of the security interests and other rights of the Agent or any Bank in the Collateral or (ii) to reflect the Agent’s reasonable belief that any collateral report or financial information furnished by or on behalf of the Seller was incomplete, inaccurate or misleading in any material respect when furnished and when considered with all other related information furnished by or on behalf of Seller or (iii) in respect of any state of facts which the Agent reasonably determines in good faith constitutes a Trigger Event.

“Bank” means each Person listed as a “Bank” on the signature pages hereto and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 10.03.

“Bank Commitment” of any Bank means, (a) with respect to each Bank listed on the signature pages hereof, the amount set forth as its Bank Commitment in Schedule I and (b) with respect to a Bank that becomes a party hereto pursuant to an Assignment and Acceptance, the amount set forth therein as such Bank’s Bank Commitment, in each case as such amount may be reduced or increased by an Assignment and Acceptance entered into between such Bank and an Eligible Assignee, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Purchase Limit pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Bank’s Bank Commitment.

“Bankruptcy Case” means, collectively, the cases filed by (x) ACSC and the Parent under Chapter 11 of the Bankruptcy Code and (y) ACI under Chapter 15 of the Bankruptcy Code (or, at any time on or after the Petition Date, under Chapter 11 of the Bankruptcy Code), in each case with the Bankruptcy Court.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.

“Business Day” means any day on which (i) banks are not authorized or required to close in New York City, Montreal or Ottawa, and (ii) if this definition of “Business Day” is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

“Canadian Amended Order” an order of the Canadian Court, substantially in the form of Exhibit A-1, approving, inter alia, the continued sale and servicing of Receivables under the Originator Purchase Agreement, the transactions contemplated by this Agreement and the other Transaction Documents and the performance by ACI of its obligations under this Agreement and the other Transaction Documents.

“Canadian Case” means the case filed by ACI and certain of its Subsidiaries under the CCAA with the Canadian Court.

“Canadian Court” means the Superior Court of Quebec.

“Canadian Dollar Equivalent” means, as of any date, the amount obtained by applying the rate for converting currency into Canadian Dollars at the spot rate of exchange for that currency as reasonably determined and advised by the Agent.

“Canadian Dollars” or “CAD” means dollars in the lawful currency of Canada.

“Canadian Originator” means ACI.

“Canadian Tax Act” means the Income Tax Act (Canada) and the Regulations thereunder, as amended, modified or replaced from time to time.

“Capital” of any Receivable Interest means the original amount paid to the Seller for such Receivable Interest at the time of its purchase pursuant to this Agreement, or such amount divided or combined in accordance with Section 2.07, in each case reduced from time to time by Collections distributed on account of such Capital pursuant to Section 2.04(e); provided that if such Capital shall have been reduced by any such distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

“CCAA” means the Companies’ Creditors Arrangement Act (Canada).

“Change of Address” means the first change of address of the principal place of business, chief executive office and location of receivables records of each of the Seller and ACSC hereunder as described in the Notice of Change of Address.

“Change of Address Effective Date” has the meaning specified in Section 10.01(e).

“Citibank” means Citibank, N.A., a national banking association.

“CLB” has the meaning specified in the Preliminary Statement.

“Closing Date” means the date the ARRPA becomes effective pursuant to Section 3.03.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning specified in Section 2.11.

“Collateral Availability” means at any time an amount equal to (i) 85% of the Net Receivables Pool Balance less (ii) the Insurance Deductible Reserve less (iii) the Foreign Currency Adjustment less (iv) the Availability Block less (v) Availability Reserves, each determined as of the date of the most recent Weekly Report or Daily Report delivered pursuant to Section 6.02(g).

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, (i) all cash proceeds of

Related Security with respect to such Receivable, (ii) any Collection of such Receivable deemed to have been received pursuant to Section 2.04 and (iii) any Insurance Proceeds received with respect to such Receivable.

“Concentration Limit” for any Obligor means at any time:

(i) if and so long as such Obligor has Debt Ratings of at least BBB- by S&P and Baa3 by Moody’s, 15.0%;

(ii) if and so long as such Obligor has Debt Ratings from S&P or Moody’s and the preceding clause (i) is not applicable, 10.0%; or

(iii) if neither of the preceding clauses is applicable, 5.0%; provided that unless and until the Agent determines that the circumstances warranting such treatment no longer exist, the Concentration Limit for Infoglobo Comunicacoes SA., a Brazilian entity, shall be 10.0%.

“Confidential Information” has the meaning specified in Section 10.06(b).

“Contract” means an agreement between an Originator and an Obligor (including, in the case of any open account agreement, an invoice), pursuant to or under which such Obligor shall be obligated to pay for merchandise, insurance or services from time to time.

“Country Concentration Limit” means at any time, for any Approved Country other than the United States or Canada, (i) if such Approved Country has Foreign Currency Long Term Debt Ratings of BBB- or better from S&P and Ba1 or better from Moody’s, 15% or (ii) otherwise, 10%; provided that the Agent may, in its Discretion and at any time, on account of bona fide credit reasons, reduce (to a lesser amount or to zero) any Country Concentration Limit.

“Credit and Collection Policy” means those receivables credit and collection policies and practices of the Originators in effect on the Closing Date and described in Schedule II hereto, as modified in compliance with this Agreement.

“Daily Report” has the meaning specified in Section 6.02(g)(iii).

“Debt” means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

“Debt Rating” for any Person, means the public rating by S&P of such Person’s long term non credit enhanced, senior unsecured debt, or the corporate family rating assigned to such Person by Moody’s.

“Defaulted Bank” has the meaning specified in Section 2.02(f).

“Defaulted Receivable” means an Originator Receivable:

(i) as to which any payment, or part thereof, remains unpaid for more than 90 days (60 days in the case of an International Receivable and 45 days in the case of an Approved DIP Receivable) from the original due date for such payment;

(ii) except in the case of an Approved DIP Receivable, as to which the Obligor thereof or any other Person obligated thereon has taken any action, or suffered any event to occur, of the type described in Section 7.01(g);

(iii) which, consistent with the Credit and Collection Policy, would be written off the applicable Originator’s or the Seller’s books as uncollectible; or

(iv) for which the applicable Originator or the Seller has (or, consistent with the Credit and Collection Policy, should have) established an Obligor specific reserve for non payment.

“Deferred Purchase Price” has the meaning specified in the Originator Purchase Agreement.

“Deposit Account” means an account maintained at a Deposit Bank into which (i) Collections in the form of checks and other items are deposited that have been sent to one or more Lock-Boxes by Obligors and/or (ii) Collections in the form of electronic funds transfers and other items are paid directly by Obligors.

“Deposit Account Agreement” means an agreement, in substantially the form of Annex B.

“Deposit Bank” means any of the banks holding one or more Deposit Accounts.

“Diluted Receivable” means, without duplication, that portion (and only that portion) of any Originator Receivable which is either (a) reduced or canceled as a result of (i) any defective, rejected or returned merchandise or services, any cash discount, or any failure by the applicable Originator to deliver any merchandise or provide any services or otherwise to perform under the underlying Contract, (ii) any change in the terms of, or cancellation of, a Contract or any cash discount, discount for quick payment or other adjustment by the applicable Originator which reduces the amount payable by the Obligor on the related Originator Receivable (except any such change or cancellation resulting from or relating to the financial inability to pay or insolvency of the Obligor of such Originator Receivable) or (iii) any set off by an Obligor in respect of any claim by such Obligor as to amounts owed by it on the related Originator Receivable (whether such claim arises out of the same or a related transaction or an unrelated transaction), (b) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof) or (c) the outstanding balance of the related invoice that was reversed due to unship-reship transactions; provided that

Diluted Receivables are calculated assuming that all chargebacks are resolved in the Obligor’s favor.

“Discretion” shall mean the Agent’s good faith exercise of its discretion in a manner consistent with its customary credit policies and practices for asset-based credit facilities.

“Documentation Agent” means The CIT Group / Business Credit, Inc. in its capacity as Documentation Agent in respect of the ARRPA.

“Dollar Equivalent” means, as of any date, the amount obtained by applying the rate for converting currency into Dollars at the spot rate of exchange for that currency as reasonably determined and advised by the Agent.

“Dollars” or “$” means dollars in the lawful currency of the United States.

“Donohue” means Donohue Corp., a Delaware corporation.

“Donohue Group” has the meaning specified in the US Interim Order (at any time prior to the entry of the US Final Order) or the US Final Order (thereafter).

“EDC” has the meaning specified in Section 10.18.

“Eighteen Month Facility Extension Option” has the meaning specified in Section 2.15.

“Eligible Assignee” means (i) any Bank (other than a Defaulted Bank) or any of its Affiliates or any Related Fund, (ii) any Person managed by any Bank (other than a Defaulted Bank) or any of its Affiliates, or (iii) any financial or other institution approved by the Agent (which approval by the Agent shall not be unreasonably withheld or delayed) and approved by the Seller (which approval by the Seller shall not be unreasonably withheld or delayed and shall not be required if an Event of Termination or an Incipient Event of Termination has occurred and is continuing); provided that neither the Seller nor any of its Affiliates may be an Eligible Assignee.

“Eligible Obligor” means an Obligor which:

(i) has a billing address in an Approved Country; and

(ii) is not a Person with respect to which the United States, Canada or any other Approved Country shall have imposed sanctions; and

(iii) is not in violation of any applicable law, rule or regulation relating to terrorism or money-laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada); and

(iv) is not a Person (A) that is listed in the annex to, or otherwise subject to the provisions of, the Executive Order, (B) that is owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order, (C) with which an Affected Person or an Originator is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (D) that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order, or (E) that is named as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list or any similar lists published in any other Approved Country; and

(v) is not a Person (A) whose property or interest in property is otherwise blocked or subject to blocking pursuant to Section 1 of the Executive Order or any other Anti-Terrorism Law, or (B) that engages in any dealings or transactions prohibited by Section 2 of the Executive Order or any other Anti-Terrorism Law, or is otherwise associated with any such Person in any manner violative of such Section 2 or any other Anti-Terrorism Law.

“Eligible Receivable” means, at any time, a Receivable:

(i) in the case of any International Receivable, which is fully insured (to the extent provided for therein) by the Insurance Policy;

(ii) the Obligor of which is an Eligible Obligor, is not an Affiliate of any of an Originator or the Seller, and is not a Canadian federal or provincial Crown corporation;

(iii) the Obligor of which is not a government or a governmental subdivision or agency; provided, however, that if a Receivable satisfies all of the requirements of an Eligible Receivable other than this clause (iii), such Receivable shall be an Eligible Receivable, but only to the extent that including such Receivable as an Eligible Receivable will not cause the aggregate Outstanding Balance of all Receivables included as Eligible Receivables, the Obligor of which is a government or a governmental subdivision or agency, to exceed 1% of the aggregate Outstanding Balance of all Eligible Receivables;

(iv) which is not a Defaulted Receivable;

(v) the Obligor of which is not the Obligor of any Defaulted Receivables which in the aggregate constitute 50% or more (10% or more in the case of International Receivables) of the aggregate Outstanding Balance of all Receivables of such Obligor;

(vi) which has been billed and, according to the Contract related thereto, is required to be paid in full within (1) 90 days of the original billing date therefor or (2) if such Receivable is an International Receivable, 180 days of the original billing date, provided that, in each case, the “maximum payment terms” with respect to such Receivable set forth in the Insurance Policy permits such payment terms;

(vii) which is not subject to any deduction, offset, counterclaim, return privilege or other conditions (other than (i) sales discounts given in the ordinary course of the applicable Originator’s business and reflected in the amount of such Receivable as set forth in the invoice or other supporting material therefor or (ii) an offset or counterclaim of a nature specifically addressed in the determination of Net Receivables Pool Balance); provided, however, that if a Receivable satisfies all of the requirements of an Eligible Receivable other than this clause (vii), such Receivable shall be an Eligible Receivable, but only to the extent the amount of such Receivable exceeds such deduction, offset, counterclaim, return privilege or other conditions;

(viii) which (A) in the case of a Receivable originated by the U.S. Originator, is an “account” or “payment intangible” within the meaning of Article 9 of the UCC of the applicable jurisdictions governing the perfection of the interest created by a Receivable Interest and (B) in the case of a Receivable originated by the Canadian Originator, is an “account” or “intangible” within the meaning of the PPSA or a “claim” under the Civil Code of Quebec;

(ix) which (A) in the case of a Receivable originated by the U.S. Originator, is denominated and payable only in Dollars in the United States, (B) in the case of an International Receivable originated by the Canadian Originator, is denominated and payable only in Dollars in the United States, and (C) in the case of a Receivable other than an International Receivable originated by the Canadian Originator, is denominated and payable only in Dollars or Canadian Dollars in Canada;

(x) which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable and is not subject to any Adverse Claim or any dispute, offset, counterclaim or defense whatsoever (except the potential discharge in bankruptcy of such Obligor) and is not settled on a net basis;

(xi) which represents a bona fide obligation of the Obligor of such Receivable to pay the stated amount;

(xii) as to which the applicable Originator has satisfied and fully performed all obligations with respect to such Receivable required to be fulfilled by it other than customary warranty obligations, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor;

(xiii) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which none of the Seller, the applicable Originator or the Obligor is in violation of any such law, rule or regulation in any material respect;

(xiv) which arises under a Contract which does not contain a legally enforceable provision requiring the Obligor thereunder to consent to the transfer, sale or assignment of the rights of the Seller or the applicable Originator thereunder (unless a written consent of such Obligor has been obtained) or that otherwise purports to restrict the ability of the Agent or the Banks to exercise their rights under this Agreement, including, without limitation, their right to review the related invoice or the payment terms of such Contract;

(xv) which arose from the sale of goods or the rendering of services in the ordinary course of the applicable Originator’s business;

(xvi) which has not been extended, rewritten or otherwise modified from the original terms thereof (except as permitted by Section 6.02(c));

(xvii) the transfer, sale or assignment of which does not contravene any applicable law, rule or regulation;

(xviii) which (A) satisfies all applicable requirements of the Credit and Collection Policy and (B) complies with such other criteria and requirements (other than those relating to the collectibility of such Receivable) as the Agent may from time to time specify to the Seller on account of bona fide credit reasons upon 30 days’ notice;

(xvix) which, if the Obligor thereof has a billing address in Canada, satisfies the requirements of Sections 4.01(s) and (t); and

(xx) which is not excluded from the Insurance Policy by virtue of the provisions of Section 8(6) of the Insurance Policy.

“E-Mail Seller Report” has the meaning specified in Section 6.02(g).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which ACI or any of its Subsidiaries is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which ACI or any of its Subsidiaries is a member.

“Eureka” means Eureka Securitisation, plc, an English corporation.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Rate” means, for any Yield Period, an interest rate per annum equal to the greater of (i) the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London Time) two Business Days before the first day of such Yield Period in an amount substantially equal to the Capital associated with such Yield Period on such first day and for a period equal to such Yield Period and (ii) 3.00%.

“Eurodollar Rate Reserve Percentage” of any Bank for any Yield Period in respect of which Yield is computed by reference to the Adjusted Eurodollar Rate means the reserve percentage applicable two Business Days before the first day of such Yield Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Yield Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Yield Period.

“European Area” means the United Kingdom, Belgium, Ireland and Germany.

“Event of Termination” has the meaning specified in Section 7.01.

“Existing Aggregate Capital” has the meaning specified in Section 3.03.

“Existing Originator Purchase Agreement” means that certain Amended and Restated Purchase and Contribution Agreement dated as of January 31, 2008, among the Originators, as sellers, and the Seller, as purchaser, as amended prior to the date hereof.

“Existing RPA” has the meaning specified in the Preliminary Statement.

“Facility Termination Date” means the earliest of (a) the Stated Termination Date, (b) the substantial consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes hereof shall be no later than the “effective date”) of a plan of reorganization filed in the Bankruptcy Case that is confirmed pursuant to an order entered by the Bankruptcy Court (or a corresponding order shall be entered in the Canadian Court with respect to the Canadian Case), (c) the date determined pursuant to Section 7.01 or (d) the date the Purchase Limit reduces to zero pursuant to Section 2.01(b).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding

Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Agreements” has the meaning specified in Section 2.05(b).

“Fees” means the fees payable by the Seller pursuant to Sections 2.05(b) and 2.05(c).

“Fifteen Month Facility Extension Option” has the meaning specified in Section 2.14.

“Finance Charge” means, with respect to any Receivable, any interest, finance charges or other similar charges payable at any time by an Obligor in connection with such Receivable not having been paid on the due date thereof.

“Foreign Currency Adjustment” means, as of any date of determination, an amount equal to the product of (A) the Outstanding Balance of Receivables that are denominated in Canadian Dollars as of such date multiplied by (B) the product of (i) the largest monthly decline (in percentage terms) of the Canadian Dollar versus the Dollar during the most recent twelve months multiplied by (ii) a stress factor of 1.25.

“Foreign Currency Long-Term Debt Rating” for any Approved Country means the rating by S&P or Moody’s of such Approved Country’s public, long-term foreign currency debt.

“Four Party Agreement” means that certain Third Amended and Restated Four Party Agreement for Sold Accounts (General), dated as of the date hereof, among ACI, the Seller, the Agent and the Insurer.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Gross Receivables Pool Balance” means at any time the Outstanding Balance of all Pool Receivables.

“GST” means all goods and services tax payable under Part IX of the Excise Tax Act (Canada), all QST and all harmonized sales tax in the Provinces of Nova Scotia, Newfoundland and New Brunswick payable under the Excise Tax Act (Canada), as such statutes may be amended, modified, supplemented or replaced from time to time, including any successor statute.

“Guaranty Agreement” means the Guaranty and Undertaking Agreement dated as of the date hereof among the Affiliated Debtors party thereto as guarantors, ACI and the Agent.

“Guarantor” means each Affiliated Debtor that is a party to the Guaranty Agreement as a guarantor thereunder.

“Incipient Event of Termination” means an event that but for notice or lapse of time or both would constitute an Event of Termination.

“Indemnified Amounts” has the meaning specified in Section 9.01.

“Indemnified Party” has the meaning specified in Section 9.01.

“Insurance Deductible Reserve” means at any time an amount equal to 8.5% of the portion of the Net Receivables Pool Balance allocable to International Receivables.

“Insurance Policy” means that certain Accounts Receivable Policy (Shipments) General Terms and Conditions, plus the Coverage Certificate effective September 1, 2008 (together with all schedules and endorsements and other documents issued by the Insurer in connection therewith), together with any replacement Coverage Certificates, issued by the Insurer to ACI, a copy of which is annexed hereto as Annex H.

“Insurance Policy Event” means the occurrence of any of the following: (i) the Insurance Policy shall, for any reason, be terminated or otherwise no longer be in full force and effect, (ii) an event of the type described in Section 7.01(g) shall occur with respect to either entity comprising the Insurer or (iii) either entity comprising the Insurer fails to make a payment or payments which are due and payable under the Insurance Policy in excess of $5,000,000, either individually or in the aggregate (if any such claim is subsequently paid by the Insurers then the cumulative aggregate amount referred to above shall be reduced by the amount of any such payment).

“Insurance Proceeds” means any amounts paid by the Insurer under the Insurance Policy with respect to claims relating to Originator Receivables.

“Insurer” means, collectively, Export Development Canada and Compagnie Française d’Assurance pour le Commerce Extérieur – Canada Branch.

“Intercompany Agreement (Undertaking Agreements)” means that certain Intercompany Agreement (Undertaking Agreements) between ACSC and ACI dated as of December 21, 2007.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of April 1, 2008 by and among the Agent (as assignee of CLB), Goldman Sachs Credit Partners L.P., as Lender Agent, the Seller and the Originators.

“Interest Account” has the meaning specified in the US Interim Order (at any time prior to the entry of the US Final Order) or the US Final Order (thereafter).

“International Receivable” means a Receivable the Obligor of which has a billing address in an Approved Country other than the United States or Canada.

“Liquidation Day” means, for any Receivable Interest, (i) each day during a Yield Period for such Receivable Interest on which the conditions set forth in Section 3.02 are not satisfied, and (ii) each day which occurs on or after the Termination Date for such Receivable Interest.

“Liquidation Fee” means, for any Yield Period for which Yield is computed by reference to the Adjusted Eurodollar Rate and a reduction of Capital is made for any reason on any day other than the last day of such Yield Period, the amount, if any, by which (A) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Yield Period pursuant to clause (iii) of the definition thereof) which would have accrued from the date of such repayment to the last day of such Yield Period on the reductions of Capital of the Receivable Interest relating to such Yield Period had such reductions remained as Capital, exceeds (B) the income, if any, received by the Banks from the investment of the proceeds of such reductions of Capital.

“Liquidity” has the meaning specified in the Guaranty Agreement.

“Lock-Box” means a post office box administered by a Deposit Bank for the purpose of receiving Collections.

“Majority Banks” shall mean at any time two or more Banks that are not Defaulted Banks having more than 50% of the aggregate Bank Commitments of Banks that are not Defaulted Banks or, after the Facility Termination Date, more than 50% of the Aggregate Capital.

“Material Adverse Effect” means (A) a material adverse effect on (i) the financial condition, business, operations, assets, liabilities or prospects of the Seller, individually, or of the Abitibi Entities taken as a whole, (ii) the ability of ACI, the Seller or any Guarantor to perform any of its obligations under any of the Transaction Documents to which it is a party, (iii) the legality, validity or enforceability of the Transaction Documents (including, without limitation, the validity, enforceability or priority of the ownership or security interests granted thereunder) or (iv) the collectibility of the Receivables Pool or (B) a material impairment of the rights or remedies of the Agent or the Banks under any of the Transaction Documents; provided that a Material Adverse Effect shall not be deemed to exist as a result of the filing or the effect of the Bankruptcy Case and the Canadian Case or the circumstances and events leading up thereto.

“Material Debt” means Debt in an aggregate principal amount exceeding $10,000,000 (or the Canadian Dollar Equivalent thereof) incurred after the Petition Date.

“Monthly Report” means a report in substantially the form of Annex A-1 hereto and containing such additional information as the Agent may reasonably request from time to time, furnished by the Servicer pursuant to Section 6.02(g).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by ACI or any of its Subsidiaries or any ERISA Affiliate which is covered by Title IV of ERISA within the preceding six calendar years, and as to which ACI or any of its Subsidiaries could reasonably be expected to have any liability.

“Net Outstanding Balance” means at any time with respect to any Receivable, the Outstanding Balance of such Receivable less, to the extent applicable to such Receivable, any amounts described in clauses (vi), (vii) (exclusive of dilution reserves), (viii) or (ix) of the definition of Net Receivables Pool Balance.

“Net Receivables Pool Balance” means at any time the Outstanding Balance of all Pool Receivables reduced, without duplication, by the sum of (i) the Net Outstanding Balance of all Pool Receivables that are not Eligible Receivables, (ii) the aggregate amount by which the Net Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool (net of applicable Receivables Valuation Reserves) exceeds the product of (x) the Concentration Limit for such Obligor multiplied by (y) the Net Receivables Pool Balance (determined solely for this purpose without regard to clauses (ii) and (x) of this definition or clause (b) of the definition of Receivables Valuation Reserves), (iii) the aggregate outstanding amount of deposits received by the Originators from any Obligors with respect to Receivables then in the Receivables Pool, (iv) the aggregate amount of Unapplied Cash/Credit Memos at such time, (v) the aggregate of all potential set off amounts representing amounts owed by the Originators (or any Affiliate of an Originator) to any Obligor, (vi) the aggregate amount of PST (in the case of Receivables owing by an Obligor that has a billing address in Canada), sales taxes (in the case of Receivables other than Receivables owing by an Obligor that has a billing address in Canada) and other similar types of sales taxes (in each case, to the extent included in the Outstanding Balance of Receivables then in the Receivables Pool), (vii) the Receivables Valuation Reserves, (viii) an amount equal to the then aggregate outstanding balance of all Off-Invoice Allowance Accruals, (ix) an amount equal to the then aggregate amount of early payment discounts that are expected to be taken by Obligors with respect to the Outstanding Balance of all Receivables, (x) the aggregate amount by which the Net Outstanding Balance of Eligible Receivables of all Obligors with a billing address in an Approved Country other than Canada or the United States then in the Receivables Pool exceeds the product of (x) the Country Concentration Limit for such Approved Country multiplied by (y) the Net Receivables Pool Balance (determined solely for this purpose without regard to clauses (ii) and (x) of this definition or clause (b) of the definition of Receivables Valuation Reserves), and (xi) the aggregate amount by which the Outstanding Balance of Eligible Receivables that are International Receivables having payment terms in excess of 90 days after the original billing date exceeds the applicable limit under the Insurance Policy. For the purpose of determining “Net Receivables Pool Balance”, all Collections, deemed Collections and other amounts in Canadian Dollars shall be expressed as the Dollar Equivalent thereof.

“New Bank” has the meaning specified in Section 3.03.

“Non-Consenting Bank” has the meaning specified in Section 10.01(b).

“Notice of Change of Address” has the meaning specified in Section 10.01(e).

“Obligor” means a Person obligated to make payments pursuant to a Contract.

“Off-Invoice Allowance Accruals” means, at any time, with respect to a Receivable, a rebate or competitive allowance that does not appear on the face of the related invoice.

“Originator” means each of the Canadian Originator and the U.S. Originator.

“Originator Purchase Agreement” means the Second Amended and Restated Purchase and Contribution Agreement dated as of the date of this Agreement among the Originators, as sellers, the Seller, as purchaser, ACSC, as Servicer, and ACI, as Subservicer, as the same may be amended, modified or restated from time to time.

“Originator Receivable” means the indebtedness of any Obligor (whether present or future and whether a claim, book debt or a receivable) resulting from the provision or sale of merchandise, insurance or services by any Originator under a Contract (whether constituting an account, instrument, chattel paper or general intangible), and which, (i) includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto and, (ii) in respect of such a claim, book debt or receivable indebtedness, the Obligor of which has a billing address in Canada, includes GST; provided, however, that the term “Originator Receivable” shall not include (x) any such indebtedness originated by ACSC, the Obligor of which has a billing address that is not in Canada or the United States or any such indebtedness originated by ACI, the Obligor of which has a billing address that is not in any Approved Country or (y) any portion of any such indebtedness, the Obligor of which has a billing address in Canada, that constitutes PST.

“Other Companies” means the Parent, the Originators and all of their Subsidiaries except the Seller.

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof; provided, that to the extent that the amount of any Receivable is, under the terms of the applicable Contract, expressed in Canadian Dollars, such amount for the purposes of this definition shall be the Dollar Equivalent thereof at the relevant time. Sales or use tax, PST and any other taxes (other than GST) and Finance Charges which may be billed in connection with a Receivable are not included in the Outstanding Balance. For purposes of this Agreement (but without affecting the rights of the Seller against the relevant Obligor), the Outstanding Balance of a Receivable shall be reduced by the amount of any Insurance Proceeds received by the Agent with respect thereto.

“Parent” means AbitibiBowater Inc., a Delaware corporation.

“Participant” has the meaning specified in Section 10.03(e).

“Payor” has the meaning specified in Section 10.12(b).

“PBGC” means Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Percentage” of any Bank means, (a) with respect to each Bank listed on the signature pages hereof, the percentage set forth as its Percentage in Schedule I or (b) with respect to a Bank that becomes a party to this Agreement pursuant to an Assignment and Acceptance, the percentage set forth therein as such Bank’s Percentage, in each case as such percentage may be reduced or increased by an Assignment and Acceptance entered into between such Bank and an Eligible Assignee.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, trust (including a business or statutory trust), unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Petition Date” means April 16, 2009, the date ACSC commenced its Bankruptcy Case in the Bankruptcy Court.

“Plan” means an employee benefit plan subject to Title IV of ERISA established or maintained by ACI or any of its Subsidiaries or any ERISA Affiliate within the six preceding calendar years, other than a Multiemployer Plan, and as to which ACI or any of its Subsidiaries could reasonably be expected to have any liability.

“Pool Receivable” means a Receivable in the Receivables Pool.

“PPSA” means, with respect to any jurisdiction in Canada, the personal property security or similar legislation applicable in such jurisdiction, including with respect to the jurisdictions of Canada other than Quebec, the Personal Property Security Act applicable in such jurisdictions, and, with respect to Quebec, the Civil Code of Quebec, in each case as from time to time in effect.

“PST” means all taxes payable under the Retail Sales Tax Act (Ontario) or any similar statute of another jurisdiction of Canada, other than GST.

“Purchase Limit” means $270,000,000, as such amount may be reduced pursuant to Section 2.01(b). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to Section 2.01(b), minus the then Aggregate Capital.

“QST” means the tax payable under the Act Respecting the Quebec Sales Tax, R.S.Q. c.T-01, as amended.

“Ratable Portion” has the meaning specified in Section 2.02.

“Receivable” means any Originator Receivable which has been acquired by the Seller from an Originator by purchase or by capital contribution pursuant to the Originator Purchase Agreement.

“Receivable Interest” means, at any time, an undivided percentage ownership interest in (i) all then outstanding Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables. Such undivided percentage interest shall be computed as

C AC
where:

C	=	the Capital of such Receivable Interest at the time of computation.
AC	=	the aggregate Capital of all Receivable Interests at the time of computation.

Each Receivable Interest shall be determined from time to time pursuant to the provisions of Section 2.03.

“Receivables Pool” means at any time the aggregation of each then outstanding Receivable.

“Receivables Valuation Reserves” means the sum of the following, to the extent not otherwise deducted in determining Eligible Receivables or Net Receivables Pool Balance, and without duplication of any other Receivables Valuation Reserve:

(a) amounts accrued or recorded by the Originators or the Seller as a reserve in respect of volume rebates or other offsetting deductions, or in respect of credits past due;

(b) such dilution reserves as the Agent in its Discretion deems appropriate and as notified by the Agent to the Seller at least three Business Days prior to the effectiveness thereof; and

(c) such reserves as the Agent in its Discretion deems appropriate in light of any differences between the Coverage Certificate comprising part of the Insurance Policy on the Closing Date and any Coverage Certificate issued in replacement thereof.

“Recipient” has the meaning specified in Section 10.12(b), except with respect to Section 2.12.

“Register” has the meaning specified in Section 10.03(c).

“Related Fund” means any Fund that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.

“Related Security” means with respect to any Receivable:

(i) all security interests or liens or other Adverse Claims and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements or registration applications filed against an Obligor describing any collateral securing such Receivable;

(ii) all guaranties, insurance (including the Insurance Policy) and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

(iii) the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor.

“Reorganization Plan” has the meaning specified in Section 2.14.

“Reporting Date” means any date on which a Seller Report is delivered or required to be delivered by the Servicer pursuant to Section 6.02(g).

“Representatives” has the meaning specified in Section 10.06(b).

“S&P” means Standard and Poor’s, a division of The McGraw Hill Companies, Inc. and any successor thereto.

“SEC” means the Securities and Exchange Commission.

“Second Amended and Restated Fee Agreement” has the meaning specified in Section 3.03(q).

“Securitization Provisions” means paragraph 28 (in respect of the Securitization Program, as defined in the Canadian Amended Order, and sales of inventory by ACI to ACSC) and paragraphs 29 through 45.2 of the Canadian Amended Order and any other reference in the Canadian Amended Order to the receivables securitization program described in the Transaction Documents or to this Agreement or the other Transaction Documents.

“Seller” has the meaning specified in the Preliminary Statement.

“Seller’s Account” means the following Deposit Account of the Seller:

Bank Name:	Bank of America, LaSalle Branch

ABA/Routing No.:	[Omitted]

Account Name:	Abitibi-Consolidated U.S. Funding Corp.

Account No.:	[Omitted]

Reference:	Citicorp / Abitibi Transaction

“Seller Report” means a Monthly Report, a Weekly Report or a Daily Report.

“Servicer” means at any time the Person then authorized pursuant to Section 6.01 to administer and collect Pool Receivables.

“Servicer Default” means the occurrence of any of the following:

(i) The Servicer or the Subservicer (A) shall fail to perform or observe any term, covenant or agreement under this Agreement (other than as referred to in clause (B) or (C) of this subsection (i)) and such failure shall remain unremedied for three Business Days or (B) shall fail to make when due any payment or deposit to be made by it under this Agreement or (C) shall fail to deliver any Seller Report when required; or

(ii) Any representation or warranty made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by the Servicer or the Subservicer pursuant to this Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

(iii) The Servicer or the Subservicer shall fail to pay any principal of or premium or interest on any of its Material Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(iv) (A) Other than with respect to debts incurred prior to the filing of the Bankruptcy Case or the Canadian Case, the Servicer or the Subservicer shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or (B) any proceeding (other than the Bankruptcy Case or the Canadian Case) shall be instituted by or against the Servicer or the Subservicer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or arrangement of debt, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or (C) the Servicer or the Subservicer shall take any corporate action to authorize any of the actions set forth above in this clause (iv); or

(v) There shall have occurred any event which may materially adversely affect the ability of the Servicer or the Subservicer to collect Pool Receivables or otherwise perform its obligations under this Agreement and the other Transaction Documents, other than the filing or the effect of the Bankruptcy Case and the Canadian Case or the circumstances and events leading up thereto; or

(vi) One or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 or the Canadian Dollar Equivalent thereof (except to the extent covered by insurance as to which the insurer has acknowledged such coverage in writing) shall be rendered against the Servicer or the Subservicer or a combination thereof, and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be taken by a judgment creditor to attach or levy upon any assets of the Servicer or the Subservicer to enforce any such judgment; or

(vii) an “Event of Default” as defined in the Guaranty Agreement shall occur with respect to the Servicer or the Subservicer.

“Servicer Fee” has the meaning specified in Section 2.05(a).

“Settlement Date (Capital)” means the Business Day immediately following the due date of each Weekly Report; provided that if the Termination Date for all Receivable Interests shall have occurred, the “Settlement Dates (Capital)” shall be the date(s) selected by the Agent or, in the absence of any such selection, the “Settlement Date (Capital)” shall be each Business Day.

“Settlement Date (Yield and Fees)” for any Receivable Interest means the second Business Day of each calendar month (commencing with the calendar month immediately following the calendar month in which such Receivable Interest was purchased); provided, however, that if the Termination Date for all Receivable Interests shall have occurred, the “Settlement Date (Yield and Fees)” for all Receivable Interests shall be the date(s) selected by the Agent, or in the absence of any such selection, the “Settlement Date (Yield and Fees)” for all Receivable Interests shall be each Business Day.

“Significant Incipient Event of Termination” means an event that, but for notice or lapse of time or both, would constitute an Event of Termination pursuant to clause (g)(ii) or (n) of Section 7.01.

“Special Indemnified Amounts” has the meaning specified in Section 6.07.

“Special Indemnified Party” has the meaning specified in Section 6.07.

“Stated Termination Date” means June 16, 2010; provided that (i) such date is subject to extension pursuant to Sections 2.14 and 2.15 and (ii) if such date is not a Business Day, the Stated Termination Date shall be the immediately preceding Business Day.

“Subservicer” has the meaning specified in Section 6.01.

“Subsidiary” means any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Parent, the Seller or an Originator, as the case may be, or one or more Subsidiaries, or by the Parent, the Seller or any Originator, as the case may be, and one or more Subsidiaries.

“Super Majority Banks” means at any time two or more Banks that are not Defaulted Banks having more than 66 2/3% of the aggregate Bank Commitments of Banks that are not Defaulted Banks or, after the Facility Termination Date, more than 66 2/3% of the Aggregate Capital.

“Superpriority Guaranty Claims” has the meaning specified in the US Interim Order (at any time prior to the entry of the US Final Order) or the US Final Order (thereafter).

“Superpriority Receivables Claims” has the meaning specified in the US Interim Order (at any time prior to the entry of the US Final Order) or the US Final Order (thereafter).

“Syndication Agent” means Barclays Capital Inc. in its capacity as Syndication Agent in respect of the ARRPA.

“Tangible Net Worth” means at any time the excess of (i) the sum of (a) the product of (x) 100% minus the Discount (as such term is defined in the Originator Purchase Agreement) multiplied by (y) the Outstanding Balance of all Receivables other than Defaulted Receivables plus (b) cash and cash equivalents of the Seller, minus (ii) the sum of (a) Capital plus (b) the Deferred Purchase Price. To the extent any amounts referenced in the preceding sentence are not denominated in Dollars, the Dollar Equivalent thereof shall be utilized.

“Tax Convention” means a convention for the avoidance of double income taxation between Canada and another country, including the Canada – United States Tax Convention (1980), as amended from time to time.

“Termination Amount” has the meaning specified in Section 2.04(e).

“Termination Date” for any Receivable Interest means the earlier of (a) the Business Day which the Seller so designates by notice to the Agent at least one Business Day in advance for such Receivable Interest and (b) the Facility Termination Date.

“Transaction Document” means any of this Agreement, the Originator Purchase Agreement, the Guaranty Agreement, the Intercreditor Agreement, the Undertaking (Originator), the Undertaking (Servicer), the Insurance Policy, the Four Party Agreement, the Deposit Account Agreements, the Fee Agreement, the Intercompany Agreement (Undertaking

Agreements), all amendments to any of the foregoing and all other agreements and documents delivered and/or related hereto or thereto.

“Treaty Resident” means a Person that is or is deemed to be a resident of a country with which Canada has a Tax Convention for purposes of that Convention, including a resident of the United States for purposes of the Canada-U.S. Convention, and that is entitled to the full benefits of such Tax Convention.

“Trigger Event” means (i) a Servicer Default, (ii) an Event of Termination, (iii) a Significant Incipient Event of Termination, (iv) an event that, but for notice or lapse of time or both, would constitute a Servicer Default pursuant to clause (iv)(B) or (vi) of the definition thereof and (v) Liquidity shall be less than $65,000,000 for five consecutive days or below $50,000,000 at any time. A Trigger Event shall be deemed to continue (x) with respect to clauses (i)-(iv) above, until the event giving rise thereto is cured or waived in accordance with this Agreement or (y) with respect to clause (v) above, until such time, if any, as Liquidity shall have been greater than $100,000,000 for 30 consecutive days.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Unapplied Cash/Credit Memos” means, as at any time, the sum of (i) the aggregate amount of Collections (expressed as the Dollar Equivalent, if any such amount is in Canadian Dollars) on hand at such time for payment on account of any Eligible Receivables, the Obligor of which has not been identified and (ii) the aggregate Outstanding Balance of all Receivables in respect of which any credit memo issued by the applicable Originator or the Seller is outstanding at such time to the extent deemed Collections have not been paid pursuant to Section 2.04(f).

“Undertaking (Originator)” means the Undertaking Agreement (Originator) dated as of October 27, 2005 made by ACI in favor of the Seller and relating to obligations of the U.S. Originator, substantially in the form of Annex F hereto, as the same may be amended, modified or restated from time to time.

“Undertaking (Servicer)” means the Undertaking Agreement (Servicer) dated as of October 27, 2005 made by ACI in favor of the Agent and the Banks and relating to obligations of the Servicer, substantially in the form of Annex G hereto, as the same may be amended, modified or restated from time to time.

“US Final Order” means the final order or judgment of the Bankruptcy Court as entered on the docket of the Bankruptcy Court approving the transactions contemplated by this Agreement, the Originator Purchase Agreement and the Guaranty Agreement, in substantially the form attached hereto as Exhibit B, which order or judgment is in effect and not stayed.

“US Interim Order” means the order or judgment of the Bankruptcy Court as entered on the docket of the Bankruptcy Court with respect to the Bankruptcy Case substantially in the form of Exhibit A-2 hereto, approving, inter alia, the transactions contemplated by this Agreement, the Originator Purchase Agreement and the Guaranty Agreement.

“U.S. Originator” means ACSC.

“US Person” has the meaning specified in the Guaranty Agreement.

“Weekly Report” means a report in substantially the form of Annex A-2 hereto and containing such additional information as any Agent may reasonably request from time to time, furnished by the Servicer pursuant to Section 6.02(g)(i).

“Yield” means for each Receivable Interest for each Yield Period:

YR × C × ED + LF
360

where:

	YR	=	the Yield Rate for such Receivable Interest for such Yield Period;
	C	=	the Capital of such Receivable Interest during such Yield Period;
	ED	=	the actual number of days elapsed during such Yield Period;
	LF	=	the Liquidation Fee, if any, for such Receivable Interest for such Yield Period;

provided that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided further that Yield for any Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Yield Period” means, with respect to any Receivable Interest, each successive period of from one to and including 29 days, or a period of one month, as the Seller shall select and the Agent may approve on notice by the Seller received by the Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. (New York City time) on (A) the day which occurs three Business Days before the first day of such Yield Period (in the case of Yield Periods in respect of which Yield is computed by reference to the Adjusted Eurodollar Rate) or (B) the first day of such Yield Period (in the case of Yield Periods in respect of which Yield is computed by reference to the Alternate Base Rate), each such Yield Period for such Receivable Interest to commence on the last day of the immediately preceding Yield Period for such Receivable Interest (or, if there is no such Yield Period, on the date of purchase of such Receivable Interest), except that if the Agent shall not have received such notice, or the Agent and the Seller shall not have so mutually agreed, before 11:00 A.M. (New York City time) on such day, such Yield Period shall be one day;

provided, however, that:

(i) any Yield Period (other than a Yield Period of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day (provided, however, if Yield in respect of such Yield Period is computed by reference to the Adjusted Eurodollar Rate, and such Yield Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Yield Period shall end on the next preceding Business Day);

(ii) in the case of any Yield Period of one day, (A) if such Yield Period is the initial Yield Period for a Receivable Interest, such Yield Period shall be the day of the purchase of such Receivable Interest; (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period and, if the immediately preceding Yield Period is one day, be the day next following such immediately preceding Yield Period; and (C) if such Yield Period occurs on a day immediately preceding a day which is not a Business Day, such Yield Period shall be extended to the next succeeding Business Day; and

(iii) in the case of any Yield Period for any Receivable Interest which commences before the Termination Date for such Receivable Interest and would otherwise end on a date occurring after such Termination Date, such Yield Period shall end on such Termination Date and the duration of each Yield Period which commences on or after the Termination Date for such Receivable Interest shall be of such duration (including, without limitation, one day) as shall be selected by the Agent or, in the absence of any such selection, each period of thirty days from the last day of the immediately preceding Yield Period.

“Yield Rate” for any Yield Period for any Receivable Interest means an interest rate per annum equal to the Adjusted Eurodollar Rate for such Yield Period plus the Applicable Margin; provided, however, that in case of:

(i) any Yield Period on or prior to the first day of which a Bank shall have notified the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Bank to fund such Receivable Interest at the Yield Rate set forth above (and such Bank shall not have subsequently notified the Agent that such circumstances no longer exist),

(ii) any Yield Period of one to (and including) 29 days (it being understood and agreed that this clause (ii) shall not be applicable to a Yield Period for which Yield is to be computed by reference to the Adjusted Eurodollar Rate that is intended to have a one-month duration but due solely to LIBOR interest period convention the duration thereof will be less than 30 days), or

(iii) any Yield Period for a Receivable Interest the Capital of which is less than $10,000,000,

the “Yield Rate” for such Yield Period shall be an interest rate per annum equal to the Alternate Base Rate in effect from time to time during such Yield Period plus the Applicable Margin; provided further that at any time when an Event of Termination shall exist, the “Yield Rate” for such Yield Period shall be an interest rate per annum equal to the Alternate Base Rate or Adjusted Eurodollar Rate, as applicable, in effect from time to time during such Yield Period plus the Applicable Margin plus 2.0%.

Section 1.02 Other Terms. (a) All accounting terms not specifically defined herein shall be construed in accordance with Canadian generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

(a) Except where the context requires otherwise, the definitions in Section 1.01 shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless otherwise stated, references to Sections, Articles, Schedules and Exhibits made herein are to Sections, Articles, Schedules or Exhibits, as the case may be, of this Agreement. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of such Person.

ARTICLE II

AMOUNTS AND TERMS OF THE PURCHASES

Section 2.01 Purchase Facility. (a) On the terms and conditions set forth herein, the Banks shall, ratably in accordance with their respective Bank Commitments, purchase Receivable Interests from the Seller from time to time during the period from the date hereof to the Facility Termination Date. Under no circumstances shall the Banks be obligated to make any such purchase if after giving effect to such purchase the aggregate outstanding Capital of Receivable Interests would exceed the lesser of the Purchase Limit and Collateral Availability.

(b) The Seller may at any time, upon at least five Business Days’ notice to the Agent, terminate the facility provided for in this Agreement in whole or, from time to time, reduce in part, without premium or penalty, the unused portion of the Purchase Limit; provided that each partial reduction shall be in the amount of at least $10,000,000 or larger integral multiple of $5,000,000.

(c) On the terms and conditions set forth herein, the Agent, on behalf of the Banks which own Receivable Interests, shall have the Collections attributable to such Receivable

Interests automatically reinvested pursuant to Section 2.04 in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Receivable Interests.

Section 2.02 Making Purchases. (a) Each purchase by the Banks shall be made on at least one Business Day’s notice (if the applicable Yield Rate is to be based on the Alternate Base Rate) or three Business Days’ notice (if the applicable Yield Rate is to be based on the Adjusted Eurodollar Rate) from the Seller to the Agent received not later than 12:30 p.m. (New York City time) on the specified date; provided that no more than five Receivable Interests at any one time outstanding may have a Yield Rate based on the Adjusted Eurodollar Rate and that no more than one such notice may be submitted by the Seller in any week. Each such notice of a purchase shall be in the form of Annex D and shall specify (i) the amount requested to be paid to the Seller (such amount being referred to herein as the initial “Capital” of the Receivable Interest then being purchased), (ii) the date of such purchase (which shall be a Business Day), and (iii) if the Yield Rate based on the Adjusted Eurodollar Rate is to apply to such Receivable Interest, the duration of the initial Yield Period for such Receivable Interest. The Agent shall promptly send notice of the proposed purchase to all of the Banks concurrently by telecopier, telex or cable specifying the date of such purchase, each Bank’s Percentage multiplied by the aggregate amount of Capital of Receivable Interest being purchased (such Bank’s “Ratable Portion”), whether the Yield for the Yield Period for such Receivable Interest is calculated based on the Adjusted Eurodollar Rate or the Alternate Base Rate, and the duration of the Yield Period for such Receivable Interest (which shall be one day if the Seller has not selected another period).

(b) On the date of each such purchase of a Receivable Interest, each Bank shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Agent in same day funds an amount equal to its Ratable Portion of the initial Capital of such Receivable Interest, by deposit of such Ratable Portion to the Agent’s Account, and, after receipt by the Agent of such funds, the Agent shall cause such funds to be made immediately available to the Seller at the Seller’s Account.

(c) Effective on the date of each purchase pursuant to this Section 2.02 and each reinvestment pursuant to Section 2.04, the Seller hereby sells and assigns to the Agent, for the ratable benefit of the Banks, an undivided percentage ownership interest, to the extent of the Receivable Interest then being purchased or reinvested, in each Pool Receivable then existing and in the Related Security and Collections with respect thereto.

(d) Unless the Agent shall have received notice from a Bank prior to the date of any purchase of Receivable Interests that such Bank will not make available to the Agent such Bank’s Ratable Portion, the Agent may assume that such Bank has made such Ratable Portion available to the Agent on the date of such Purchase in accordance with Section 2.02(a), and the Agent may, in reliance upon such assumption, make available to the Seller at the Seller’s Account on such date a corresponding amount. If and to the extent that such Bank shall not have made such Ratable Portion available to the Agent and the Agent has made such Ratable Portion available to the Seller, such Bank and the Seller severally agree to pay to the Agent promptly on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Seller until the date such amount is repaid to the Agent, at

(i) in the case of the Seller, the Yield Rate applicable to such amount and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Purchaser’s Ratable Portion of such purchase for purposes of this Agreement.

(e) Each Bank’s obligation shall be several, such that the failure of any Bank to make available to the Seller any funds in connection with any purchase shall not relieve any other Bank of its obligation, if any, hereunder to make funds available on the date of such purchase, but no Bank shall be responsible for the failure of any other Bank to make funds available in connection with any purchase.

(f) In the event that any Bank shall have defaulted in its obligation to purchase Receivable Interests hereunder (for so long as such Bank has not remedied its default to purchase Receivable Interests, a “Defaulted Bank”), the Seller shall have the right, at its own expense (which shall include the processing and recordation fee referred to in Section 10.03(b)), upon notice to such Bank and the Agent, to require such Bank to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.03) all its interests, rights and obligations hereunder to another Eligible Assignee, which shall assume such obligations; provided, however, that (i) no such assignment shall conflict with any applicable law, rule or regulation or order of any governmental authority and (ii) the assignee or the Seller shall pay to the affected Bank in immediately available funds on the date of such assignment the amounts of its Capital, accrued Yield and Fees thereon and all other obligations accrued for its account or owed to it hereunder (including the additional amounts asserted and payable pursuant to Section 2.08 or 2.10, if any).

Section 2.03 Receivable Interest Computation. Each Receivable Interest shall be initially computed on its date of purchase (or, in the case of the Receivable Interests outstanding immediately prior to the Closing Date, on the Closing Date). Thereafter until the Termination Date for such Receivable Interest, such Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day on which there is an increase or decrease in the amount of Capital of such Receivable Interest or any other Receivable Interest. Any Receivable Interest, as computed (or deemed recomputed) as of the day immediately preceding the Termination Date for such Receivable Interest, shall thereafter remain constant. Each Receivable Interest shall become zero when Capital thereof and Yield thereon shall have been paid in full, and all Fees and other amounts owed by the Seller hereunder to the Banks or the Agent are paid and the Servicer shall have received the accrued Servicer Fee thereon.

Section 2.04 Settlement Procedures. (a) Collection of the Pool Receivables shall be administered by a Servicer, in accordance with the terms of Article VI of this Agreement. The Seller shall provide to the Servicer (if other than the Seller) on a timely basis all information needed for such administration, including notice of the occurrence of any Liquidation Day and current computations of each Receivable Interest.

(b) The Servicer shall, on each day on which Collections of Pool Receivables are received by it:

(i) with respect to each Receivable Interest, set aside and hold in trust (but not physically segregate) for the Banks that hold such Receivable

Interest, out of the percentage of such Collections represented by such Receivable Interest, an amount equal to the Yield, Fees and Servicer Fee accrued through such day for such Receivable Interest and not previously set aside;

(ii) with respect to each Receivable Interest, if such day is not a Liquidation Day for such Receivable Interest, reinvest with the Seller on behalf of the Banks on a pro rata basis the percentage of such Collections represented by such Receivable Interest (net of any amounts set aside pursuant to Section 2.04(b)(i));

(iii) if such day is a Liquidation Day for (x) any one or more (but not all) Receivable Interests, set aside and hold in trust (and, at the request of the Agent, segregate) for the Banks, the percentage of such Collections represented by such Receivable Interests, or (y) all of the Receivable Interests, set aside and hold in trust (and, at the request of the Agent, segregate) all of the remaining Collections received by the Servicer on such date (but not in excess of the Capital of such Receivable Interests and any other amounts payable by the Seller hereunder); provided that if amounts are set aside and held in trust on any Liquidation Day occurring prior to the Termination Date for the applicable Receivable Interest, and thereafter prior to the next occurring Settlement Date (Capital) the conditions set forth in Section 3.02 are satisfied or waived by the Agent, such previously set aside amounts shall, to the extent representing a return of Capital, be reinvested in accordance with the preceding subsection (ii) on the day of such subsequent satisfaction or waiver of conditions; and

(iv) during such times as amounts are required to be reinvested in accordance with the foregoing subsection (ii) or the proviso to subsection (iii), release to the Seller for its own account any Collections in excess both of such amounts and of the amounts that are required to be set aside pursuant to subsection (i) above.

(c) [Intentionally Omitted].

(d) The Servicer shall deposit into the Agent’s Account, (i) on the Settlement Date (Yield and Fees) for each Receivable Interest, Collections held for the Banks with respect to Yield, Fees and other amounts (other than Capital) that relate to such Receivable Interest pursuant to Section 2.04(b), (ii) on each Settlement Date (Capital) following delivery of a Seller Report which shows that the Aggregate Capital exceeded the Collateral Availability (as of the related Reporting Date), all other Collections held for the Banks pursuant to clause (iii) of Section 2.04(b); provided, however, that the aggregate amount deposited in the Agent’s Account pursuant to this clause (ii) with respect to any Seller Report shall not exceed an amount such that, after giving effect to the application of such amount to the reduction of Capital with respect to the Receivable Interests shown in that Seller Report, the Aggregate Capital is equal to the largest multiple of $1,000,000 that does not exceed the Collateral Availability and (iii) on each Settlement Date (Capital) on which Collections are held for the Banks pursuant to clause (iii) of Section 2.04(b), after giving effect to any deposits to be made on such date pursuant to the preceding clause (ii) of this Section 2.04(d), all such remaining Collections.

(e) Upon receipt of funds deposited into the Agent’s Account, the Agent shall distribute them as follows:

(i) if such distribution occurs on a day that is not a Liquidation Day, first to the Banks and to the Agent in ratable payment in full of all accrued Yield and Fees and then to the Servicer in payment in full of all accrued Servicer Fee; and

(ii) if such distribution occurs on a Liquidation Day, first to the Banks and to the Agent in ratable payment in full of all accrued Yield and Fees, second to the Banks ratably in reduction to zero of all Capital, third to the Banks or the Agent in payment of any other amounts owed by the Seller hereunder or under any other Transaction Document, and fourth to the Servicer in payment in full of all accrued Servicer Fee.

After the payment in full of Capital, Yield, Fees and the Servicer Fee with respect to all Receivable Interests, and any other amounts payable by the Seller to the Banks or the Agent or the Servicer hereunder or under any other Transaction Document, including, without limitation, any reimbursement obligations of the Seller with respect to any indemnity provided by the Agent under any Deposit Account Agreement (such aggregate amount, the “Termination Amount”), all additional Collections with respect to the Receivable Interests shall be paid to the Seller for its own account.

(f) For the purposes of this Section 2.04:

(i) if on any day any Pool Receivable becomes (in whole or in part) a Diluted Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such Diluted Receivable;

(ii) if on any day any of the representations or warranties contained in Section 4.01(h) is no longer true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

(iii) except as provided in subsection (i) or (ii) of this Section 2.04(f), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivables shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables;

(iv) if and to the extent the Agent or the Banks shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Agent or the Banks, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

(g) On the Facility Termination Date, the Seller shall pay to the Agent for its account and the account of the Banks and the Servicer the Termination Amount.

(h) All amounts payable by the Seller or the Servicer under this Agreement to the Agent for its own account or for the account of the Banks shall be paid in Dollars. The purchase price for Receivable Interests and all other amounts payable by the Banks under this Agreement shall be payable in Dollars.

(i) All payments in respect of Yield and Capital (x) shall be apportioned among all Receivable Interests to which such payments relate and (y) shall be made to each Bank on a pro rata basis in accordance with such Bank’s Percentage.

Section 2.05 Fees. (a) Each Bank shall pay to the Servicer and the Subservicer an aggregate fee (the “Servicer Fee”) in respect of each Receivable Interest (or interest therein) owned by it in an amount equal to its Percentage of 1/2 of 1% per annum multiplied by the average daily portion of the Gross Receivables Pool Balance allocable to such Receivable Interest, from the date of purchase of such Receivable Interest until the later of the Termination Date for such Receivable Interest or the date on which the Capital of such Receivable Interest is reduced to zero, payable on each Settlement Date (Yield and Fees) for such Receivable Interest. So long as ACSC is the Servicer and ACI is the Subservicer, the Servicer hereby directs the Banks to pay 80% of the Servicer Fee to the Subservicer and 20% of the Servicer Fee to the Servicer. Upon three Business Days’ notice to the Agent, the Servicer (if not the Originator, the Seller or its designee or an Affiliate of the Seller) may elect to be paid, as such fee, another percentage per annum on the average daily aggregate Outstanding Balance of Receivables, but in no event in excess of 110% of the actual and reasonable costs and expenses of the Servicer in administering and collecting the Receivables in the Receivables Pool. Notwithstanding anything in this Agreement to the contrary, the Servicer Fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Section 2.04, and shall in no event constitute a liability of or give rise to a claim against any Bank. So long as ACSC is acting as the Servicer hereunder and ACI is acting as the Subservicer, amounts paid as the Servicer Fee pursuant to this Section 2.05(a) shall reduce, on a dollar for dollar basis, the obligation of the Seller to pay the “Servicer Fee” pursuant to Section 6.03 of the Originator Purchase Agreement, provided that such obligation of the Seller shall in no event be reduced below zero.

(b) The Seller shall pay to the Agent and the Syndication Agent certain fees in the amounts and on the dates set forth in that certain fee agreement between the Seller and the Agent dated May 4, 2009 and that certain fee agreement between the Seller and the Syndication Agent dated May 18, 2009 (the “Fee Agreements”).

(c) The Seller shall pay to the Agent for the account of the Banks ratably unused commitment fees on the daily average amount by which the aggregate Bank Commitments exceed the Aggregate Capital, such fees to accrue from the date hereof through the Facility Termination Date, at the rate of 1.50% per annum, payable in arrears on each Settlement Date (Yield and Fees).

Section 2.06 Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited no later than 11:00 A.M. (New York City time) on the day when due in same day funds to the Agent’s Account.

(b) All computations of Yield, fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

Section 2.07 Dividing or Combining Receivable Interests. Either the Seller or the Agent may, upon notice to the other party received at least three Business Days prior to the last day of any Yield Period in the case of the Seller giving notice, or up to the last day of such Yield Period in the case of the Agent giving notice, either (i) divide any Receivable Interest into two or more Receivable Interests having aggregate Capital equal to the Capital of such divided Receivable Interest, or (ii) combine any two or more Receivable Interests originating on such last day or having Yield Periods ending on such last day into a single Receivable Interest having Capital equal to the aggregate of the Capital of such Receivable Interests.

Section 2.08 Increased Costs. (a) Without duplication with respect to any amounts payable pursuant to Section 2.10 and excluding amounts specifically excluded from the definition of “Taxes” as set forth in Section 2.10 and, without duplication of any amounts otherwise payable as interest hereunder, if, after the date hereof, the Agent, any Bank, or any of their respective Affiliates (each, an “Affected Person”) determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of the capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables or interests therein related to this Agreement or to the funding thereof and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Agent), the Seller shall immediately pay to the Agent for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments; provided, however, that no Eligible Assignee or Participant shall be entitled to receive any greater payment under this Section 2.08(a) than such Affected Person would have been entitled to receive with respect to the rights assigned, participated or otherwise transferred unless the circumstances giving rise to such greater payment occurred after the date of such assignment, participation or transfer. A certificate as to such amounts submitted to the Seller and the Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

(b) Without duplication with respect to any amounts payable pursuant to Section 2.10 and excluding amounts specifically excluded from the definition of “Taxes” as set forth in Section 2.10 and, without duplication of any amounts otherwise payable as interest hereunder, if, after the date hereof, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements which are included in the calculation of the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to purchase or purchasing, or maintaining the ownership of Receivable Interests in respect of which Yield is computed by reference to the Adjusted Eurodollar Rate, then, upon demand by such Bank (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of such Bank (as a third party beneficiary), from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increased costs; provided, however, that no Eligible Assignee or Participant shall be entitled to receive any greater payment under this Section 2.08(b) than such Bank would have been entitled to receive with respect to the rights assigned, participated or otherwise transferred unless the circumstances giving rise to such greater payment occurred after the date of such assignment, participation or transfer. A certificate as to such amounts submitted to the Seller and the Agent by such Bank shall be conclusive and binding for all purposes, absent manifest error.

(c) Failure or delay on the part of any Affected Person or any Bank, as the case may be, to demand compensation pursuant to this Section 2.08 shall not constitute a waiver of such Person’s right to demand such compensation; provided, that the Seller shall not be required to compensate an Affected Person or a Bank (as the case may be) pursuant to this Section 2.08 for any increased costs incurred more than 180 days prior to the date that such Person notifies the Seller of the applicable law, regulation, guideline or request giving rise to such increased costs and of such Person’s intention to claim compensation therefor; provided, further that, if the applicable law, regulation, guideline or request giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.09 [Intentionally Omitted]

Section 2.10 Taxes. (a) Except as otherwise required by law, any and all payments and deposits required to be made hereunder or under any other Transaction Document by the Servicer or the Seller shall be made free and clear of and without deduction or withholding for or on account of any and all present or future income, stamp or, without limitation, other taxes, levies, imposts, deductions, duties, fees, charges or withholdings, and all liabilities with respect thereto, excluding (A) net income taxes and franchise taxes (imposed in lieu of net income taxes) and backup withholding taxes that are imposed on an Affected Person by the United States, a state thereof or a foreign jurisdiction under the laws of which such Affected Person is organized or any political subdivision thereof and net income taxes and capital taxes imposed by Canada or any political subdivision thereof other than Canadian withholding taxes and other than Canadian taxes based on or measured by income or capital in connection with the Receivables or the transactions contemplated by the Transaction Documents resulting from the Seller or any Affected Person (but in the case of any such Person that is a Treaty Resident, only directly and exclusively as a result of any breach by the Seller or the Servicer (or any delegatee thereof, including the Subservicer) of their respective obligations under the Transaction Documents) either (x) in the case of any such Person that is a Treaty Resident, having a permanent establishment in Canada, or (y) in the case of any such Person that is not a Treaty Resident, carrying on business in Canada for the purposes of the Canadian Tax Act, in either case solely as a result of such transactions, (B) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction (other than Canada) described in clause (A) above, (C) any withholding taxes imposed on amounts payable to an Affected Person at the time such Affected Person becomes an Affected Person hereunder by virtue of an assignment, except to the extent that such Affected Person’s assignor (if any) was entitled at the time of assignment, to receive additional amounts from the Servicer or the Seller with respect to such Taxes pursuant to this Section 2.10(a), or (D) any taxes (other than Canadian taxes based or measured by income or capital in connection with the Receivables or the transactions contemplated by the Transaction Documents paid by a Person that is not a Treaty Resident which is found to be carrying on business in Canada for purposes of the Canadian Tax Act solely by virtue of the transactions under the Transaction Documents) that are imposed as a result of any event occurring after the Affected Person becomes an Affected Person hereunder by virtue of an assignment other than a change in law or regulation or the introduction of any law or regulation or a change in interpretation or administration of any law (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If the Seller or the Servicer or any Obligor shall be required by law to deduct any Taxes from or in respect of any sum payable or deposited hereunder to (or for the benefit of) any Affected Person, (i) the Seller, or the Servicer, as the case may be, shall make an additional payment to such Affected Person, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10), such Affected Person receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller or the Servicer, as the case may be, shall make such deductions and (iii) the Seller or the Servicer, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes, the Seller or the Servicer, as the case may be, will furnish to the Agent, at its address referred to in Section 10.02, the original or a certified copy of a receipt evidencing payment thereof.

(b) In addition, the Seller agrees to pay any present or future stamp or other documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Transaction Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Transaction Document (hereinafter referred to as “Other Taxes”).

(c) The Seller and Servicer will indemnify each Affected Person for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.10) paid by such Affected Person or deducted or withheld from any Collections (including any Taxes or amounts on account of Taxes deducted by any Obligor) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty days from the date the Affected Person makes written demand therefor (and a copy of such demand shall be delivered to the Agent). A certificate as to the amount of such indemnification submitted to the

Seller and the Agent by such Affected Person, setting forth, in reasonable detail, the basis for and the calculation thereof, shall be conclusive and binding for all purposes absent manifest error.

(d) Each Affected Person that is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States (or any jurisdiction thereof), or (iii) any estate or trust that is subject to federal income taxation regardless of the source of its income shall, on or prior to the date hereof (or, in the case of any Person who becomes an Affected Person after the date hereof, on or prior to the date on which it so becomes an Affected Person), deliver to the Seller two copies of either Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Affected Person as will permit, insofar as the laws of the United States are applicable, such payments to be made by the Servicer or Seller without withholding or at a reduced rate. Each such Affected Person shall from time to time thereafter, upon written request from the Seller, deliver to the Seller any new certificates, documents or other evidence as described in the preceding sentence as will permit, insofar as the laws of the United States are applicable, payments under this Agreement to be made without withholding or at a reduced rate (but only so long as such Affected Person is legally able to do so).

(e) The Seller and the Servicer shall not be required to pay any amounts to any Affected Person in respect of Taxes and Other Taxes pursuant to paragraphs (a), (b) and (c) above to the extent the obligation to pay such amounts is attributable to the failure by such Affected Person to comply with the provisions of paragraph (d) above; provided, however, that should an Affected Person become subject to Taxes because of its failure to deliver a form required hereunder, the Seller and the Servicer shall take such steps as such Affected Person shall reasonably request to assist such Affected Person to recover such Taxes, at the sole cost and expense of such Affected Person. The Seller and the Servicer shall not be required to pay any amounts to any Affected Person, Special Indemnified Party or Indemnified Party (individually, an “Other Party”) in respect of Taxes pursuant to paragraphs (a), (b) and (c) above or to indemnify such Other Party, as the case may be, pursuant to Section 6.07 or Section 9.01 hereof in respect of Canadian taxes based on or measured by income or capital in connection with the Receivables or the transactions contemplated by the Transaction Documents resulting from the Seller or such Other Party, that is not a Treaty Resident, carrying on business in Canada for the purposes of the Canadian Tax Act, solely as a result of such transactions, until the Canadian tax authority has issued an assessment of such Other Party in respect of such Canadian taxes. Such Other Party shall inform the Seller of such assessment and consider in good faith contesting the same.

(f) [Reserved].

(g) If an Affected Person receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Seller and Servicer hereunder or with respect to which the Seller and Servicer have paid additional amounts pursuant to this Section 2.10, it shall within 30 days from the date of such receipt pay over the amount of such refund to the Seller and Servicer, net of all reasonable out-of-pocket expenses of such Affected Person and without interest (other than interest paid by the relevant taxation authority with respect to such refund);

provided that the Seller and Servicer, upon the request of such Affected Person, agrees to repay the amount paid over to the Seller and Servicer (plus penalties, interest or other reasonable charges) to such Affected Person in the event such Affected Person is required to repay such refund to such taxation authority.

Section 2.11 Security Interest. As collateral security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller (whether as Seller or otherwise) to be performed under this Agreement or any document delivered in connection with this Agreement in accordance with the terms thereof, including the punctual payment when due of all obligations of the Seller hereunder or thereunder, whether for indemnification payments, Yield, Capital, fees, expenses or otherwise, the Seller hereby assigns to the Agent for its benefit and the ratable benefit of the Banks, and hereby grants to the Agent for its benefit and the ratable benefit of the Banks, a security interest in, all of the Seller’s right, title and interest in and to (A) the Originator Purchase Agreement and the Undertaking (Originator), including, without limitation, (i) all rights of the Seller to receive moneys due or to become due under or pursuant to the Originator Purchase Agreement or the Undertaking (Originator), (ii) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to the Originator Purchase Agreement or the Undertaking (Originator), (iii) all rights of the Seller to receive proceeds of any insurance (including, without limitation, the right to receive Insurance Proceeds), indemnity, warranty or guaranty with respect to the Originator Purchase Agreement or the Undertaking (Originator), (iv) claims of the Seller for damages arising out of or for breach of or default under the Originator Purchase Agreement or the Undertaking (Originator), and (v) the right of the Seller to compel performance and otherwise exercise all remedies thereunder, (B) all Receivables, whether now owned and existing or hereafter acquired or arising, the Related Security with respect thereto and the Collections and all other assets, including, without limitation, accounts, chattel paper, goods, instruments and general intangibles (as those terms are defined in the UCC), including undivided interests in any of the foregoing, (C) the Lock-Boxes and Deposit Accounts, and any funds on deposit in any such account, (D) all other property now or hereafter owned by the Seller, including without limitation all accounts, chattel paper, general intangibles, inventory, equipment and other goods, documents, investment property and instruments, and (E) to the extent not included in the foregoing, all proceeds of any and all of the foregoing (the foregoing, collectively, the “Collateral”).

Section 2.12 Sharing of Payments. If any Bank (for purposes of this Section only, referred to as a “Recipient”) shall obtain payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Capital of, or Yield on, any Receivable Interest or portion thereof owned by it in excess of its ratable share of payments made on account of the Capital of, or Yield on, all of the Receivable Interests owned by the Banks, such Recipient shall forthwith purchase from the Banks which received less than their ratable share participations in the Receivable Interests owned by such Banks as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Bank; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Bank shall be rescinded and each such other Bank shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person’s ratable share (according to the proportion of (a) the amount of such other Bank’s required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

Section 2.13 Repurchase Option. So long as no Event of Termination or Incipient Event of Termination would occur or be continuing after giving effect thereto, the Seller shall have the right (but not any obligation) to repurchase that portion of each Receivable Interest sold pursuant hereto representing one or more specified Pool Receivables which are Defaulted Receivables, or otherwise identified for repurchase by the Seller in order to conform with, or not to breach, any provision of or order under, the Foreign Extraterritorial Measures Act (Canada) or regulations thereunder, upon not less than three Business Days’ prior written notice to the Agent. Such notice shall specify the date that the Seller desires that such repurchase occur (such date, the “Repurchase Date”) and shall identify the Receivables to be included in such repurchase. On the Repurchase Date, the Seller shall transfer to the Agent’s Account in immediately available funds an amount equal to the lesser of (i) the Outstanding Balance of the Receivables included in such repurchase and (ii) the excess, if any, of the Aggregate Capital over the Collateral Availability (excluding the Receivables included in such repurchase), and upon receipt thereof, the Agent and the Banks shall be deemed to assign and release, without recourse, representation or warranty, their right, title and interest in and to the Receivables included in such repurchase. In connection with any such repurchase, the Agent shall execute and deliver, at the Seller’s request and expense, any assignment or release that the Seller may reasonably request to evidence the repurchase of the applicable Receivables. At such time, if any, that the aggregate Outstanding Balance of all Receivables repurchased pursuant to this Section exceeds 2% of the aggregate Outstanding Balance of all Pool Receivables, the Seller will (or will cause the Servicer or the applicable Originator to) instruct all Obligors of Receivables that are repurchased pursuant hereto to remit all of their payments in respect of such Receivables to accounts or post offices boxes other than the Deposit Accounts or the Lock-Boxes.

Section 2.14 Fifteen Month Facility Extension Option. The Seller may extend the Stated Termination Date from June 16, 2010 to September 16, 2010 (the “Fifteen Month Facility Extension Option” subject to, and the Stated Termination Date shall be so extended upon satisfaction of, the following conditions precedent:

(i) the Seller shall provide written notice to the Administrative Agent not less than 30 days nor more than 60 days prior to June 16, 2010 of its intention to exercise the Fifteen Month Facility Extension Option;

(ii) the Seller shall pay a fee to the Administrative Agent on or before the Stated Termination Date for the account of the Banks on a ratable basis equal to 1.0% of the then aggregate Bank Commitments;

(iii) the Originators and the Guarantors shall have filed with the Bankruptcy Court and the Canadian Court a plan of reorganization (in the case of the Bankruptcy Court) and a plan of compromise or arrangement (in the case of the Canadian

Court) providing for the full repayment of the Termination Amount in cash upon consummation thereof (collectively, as the same may be amended from time to time, a “Reorganization Plan”);

(iv) as of the initial Stated Termination Date, Liquidity shall be at least US$150,000,000; and

(v) the conditions specified in Section 3.02(c)(i) and (ii) shall be satisfied as of the initial Stated Termination Date.

The Agent will notify the Seller and the Banks promptly upon the effectiveness of the Fifteen Month Facility Extension Option.

Section 2.15 Eighteen Month Facility Extension Option. Following exercise and effectiveness of the Fifteen Month Facility Extension Option, the Seller may extend the Stated Termination Date from September 16, 2010 to December 16, 2010 (the “Eighteen Month Facility Extension Option”) subject to, and the Stated Termination Date shall be so extended upon satisfaction of, the following conditions precedent:

(i) the Seller shall provide written notice to the Agent not less than 30 days nor more than 60 days prior to September 16, 2010 of its intention to exercise the Eighteen Month Facility Extension Option;

(ii) the Seller shall pay a fee to the Agent on or before September 16, 2010 for the account of the Banks on a ratable basis equal to 1.0% of the then aggregate Bank Commitments;

(iii) the Majority Banks shall have approved the extension of the Stated Termination Date to December 16, 2010;

(iv) the Originators and the Guarantors shall not have withdrawn from the Bankruptcy Court or the Canadian Court the Reorganization Plan and confirmation or approval of the Reorganization Plan shall not have been denied by the Bankruptcy Court or the Canadian Court, as applicable, at any time prior to September 16, 2010;

(v) as of September 16, 2010, Liquidity shall be at least US$150,000,000; and

(vi) the conditions specified in Section 3.02(c)(i) and (ii) shall be satisfied as of September 16, 2010.

The Agent will notify the Seller and the Banks promptly upon the effectiveness of the Eighteen Month Facility Extension Option.

ARTICLE III

CONDITIONS OF PURCHASES

Section 3.01 [Intentionally Omitted]

Section 3.02 Conditions Precedent to All Purchases and Reinvestments. Each purchase and each reinvestment shall be subject to the conditions precedent that (a) in the case of each purchase, the Servicer shall have delivered to the Agent at least one Business Day prior to such purchase, in form and substance satisfactory to the Agent, a completed Seller Report containing information covering the most recently ended reporting period for which information is required pursuant to Section 6.02(g) and demonstrating that after giving effect to such purchase no Event of Termination or Incipient Event of Termination under Section 7.01(i) would occur, (b) in the case of each reinvestment, the Servicer shall have delivered to the Agent on or prior to the date of such reinvestment, in form and substance satisfactory to the Agent, a completed Seller Report containing information covering the most recently ended reporting period for which information is required pursuant to Section 6.02(g), (c) on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller and the Servicer (each as to itself) that such statements are then true):

(i) The representations and warranties contained in Section 4.01(e) and Section 4.02(e)(ii) are correct on and as of the date of any such purchase or reinvestment as though made on and as of such date and all other representations and warranties contained in Sections 4.01 and 4.02 are correct on and as of the date of such purchase or reinvestment as though made on and as of such date (except insofar as such representations and warranties relate expressly to an earlier date certain, in which case such representations and warranties shall be correct as of such earlier date),

(ii) No event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes an Event of Termination or an Incipient Event of Termination, and

(iii) The Originators shall have sold or contributed to the Seller, pursuant to the Originator Purchase Agreement, all Originator Receivables arising on or prior to such date,

and (d) the Agent shall have received such other approvals, opinions or documents as it may reasonably request.

Section 3.03 Conditions Precedent to the Effectiveness of Amendment and Restatement. The effectiveness of the ARRPA is subject to the conditions precedent that the Agent shall have received on or before the date hereof the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Agent:

(a) Certified copies of the resolutions of the Board of Directors of the Seller, ACI and ACSC and each other Guarantor approving this Agreement, the Guaranty Agreement, the amendment and restatement effected by the Originator Purchase Agreement and the other documents to be delivered by such Person hereunder and thereunder and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Originator Purchase Agreement.

(b) A certificate of the Secretary or Assistant Secretary of each of the Seller, ACI and ACSC and each other Guarantor certifying the names and true signatures of the officers of the Seller and the Originators authorized to sign this Agreement, the Guaranty Agreement, the Originator Purchase Agreement and the other documents to be delivered by it hereunder and thereunder.

(c) Acknowledgment copies or time stamped receipt copies (or other satisfactory evidence of filing) of proper financing statement amendments, duly filed on or before the date hereof under the UCC and PPSA of all jurisdictions that the Agent may deem necessary or desirable in order to effect such revisions as the Agent may deem necessary or desirable to reflect the amendments to the Existing RPA, the Existing Originator Purchase Agreement and the other Transaction Documents contemplated by this Agreement and the Originator Purchase Agreement.

(d) Acknowledgment copies or time stamped receipt copies (or other satisfactory evidence of filing), or copies accompanied by filing authorizations signed by the applicable secured party, of proper financing statement amendments and terminations, if any, necessary to release all security interests and other rights of any Person in (i) the Receivables, Contracts or Related Security previously granted by the Seller or any Originator and (ii) the collateral security referred to in Section 2.11 previously granted by the Seller.

(e) Completed requests for information and search reports, dated on or before the date hereof, listing all effective financing statements and other registrations filed in the jurisdictions referred to in subsection (c) above and in any other jurisdictions reasonably requested by the Agent that name the Seller or any Originator as debtor, together with copies of such financing statements and other registrations (none of which shall cover any Receivables, Contracts, Related Security or the collateral security referred to in Section 2.11).

(f) (i) An executed copy of the Deposit Account Agreement relating to the Deposit Account maintained with Citibank, N.A., as depositary bank, and described in more detail in Schedule V hereto and (ii) executed copies of supplemental Notices of Effectiveness delivered pursuant to each of the Deposit Account Agreements then in effect, continuing in effect the Notices of Effectiveness delivered pursuant to the Existing RPA with respect to the Existing RPA as modified pursuant hereto.

(g) Favorable opinions (or letters of confirmation and reliance, to the extent satisfactory to the Agent) of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for ACI, the Seller and the Originators and (ii) Stikeman Elliott LLP, Canadian counsel for ACI and the Canadian Originator, in each case in form and substance satisfactory to the Agent.

(h) An executed copy of the Originator Purchase Agreement.

(i) A copy of the by-laws of the Seller, each Originator and each Guarantor, certified by the Secretary or Assistant Secretary of the Seller or such Originator, as the case may be (or, to the extent previously delivered, such officer may certify that the by-laws of such Person remain unchanged).

(j) A copy of the certificate or articles of incorporation of the Seller, each Originator and each Guarantor, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization (or, to the extent previously delivered, the Secretary or Assistant Secretary of such Person may certify that the articles of incorporation or the certificate of formation of such Person remain unchanged), and a certificate as to the good standing of the Seller, Originator and each Guarantor from such Secretary of State or other official, dated as of a recent date.

(k) A pro forma Weekly Report for the period ending June 5, 2009 and a pro forma Monthly Report for the period ending April 30, 2009, each certified by an authorized financial officer of the Servicer with responsibility for such Seller Report and reflecting the inclusion of the International Receivables.

(l) An executed copy of the Four Party Agreement.

(m) An executed copy of each of (i) a confirmation of the Undertaking (Originator) and (ii) a confirmation of the Undertaking (Servicer).

(n) An executed copy of the Guaranty Agreement.

(o) Executed copies of each of the depositary bank consents described on Schedule VI.

(p) An executed copy of a certificate of the chief financial officer of ACI regarding Adverse Claims in the form attached hereto as Annex N.

(q) Evidence that the Seller has paid all reasonable fees, costs, expenses and other amounts owed by the Seller to the Banks, the Syndication Agent, the Agent and the Assignor Agent as of the date hereof, including all fees accrued as of the Closing Date pursuant to that certain second amended and restated fee agreement between the Assignor Agent and the Seller dated April 1, 2009 (“Second Amended and Restated Fee Agreement”).

(r) Evidence that (i) the US Interim Order shall have been entered by the Bankruptcy Court, (ii) the Canadian Court shall have made the Canadian Amended Order and (iii) none of the foregoing shall have been reversed, modified, amended, stayed or vacated.

(s) The audited annual consolidated financial statements of AbitibiBowater Inc. for the year ended December 31, 2008 and the unaudited quarterly combined financial statements of the Abitibi Entities for each fiscal quarter completed since the date of the last audited financial statements and ending at least 50 days prior to the Closing Date.

(t) Monthly projected financial statements for the Abitibi Entities for each month of 2009, and annual projected financial statements for the Abitibi Entities for 2009 and 2010.

(u) A 13-Week Projection (as defined in the Guaranty Agreement) for the 13 calendar week period following Closing Date.

(v) A business plan for the Abitibi Entities, in form and substance reasonably satisfactory to the Agent.

(w) An officer’s certificate from the chief financial officer of ACI certifying that:

(i) there shall not occur as a result of, and after giving effect to, the assignment hereunder, a default or event of default under (1) any of the debt instruments or other material agreements of the Seller or (2) any of the post-petition debt instruments or other material post-petition agreements of any of the other Abitibi Entities that would permit the counterparty thereto to exercise remedies thereunder on a post-petition basis,

(ii) there shall exist no (or, in the case of any Abitibi Entity other than the Seller, no unstayed) action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality (other than the Bankruptcy Case and the Canadian Case and matters directly related thereto) that (i) could reasonably be expected to result in a Material Adverse Effect (except as otherwise disclosed in Schedule 3.07 or Schedule 3.11 to the Guaranty Agreement) or (ii) restrains, prevents or imposes or could reasonably be expected to impose materially adverse conditions upon the transactions contemplated by the Transaction Documents,

(iii) all necessary governmental and third party consents and approvals necessary in connection with the performance by any of the Seller, the Originators, the Servicer, the Subservicer or the Guarantors under the Transaction Documents and the transactions contemplated thereby have been obtained and are in effect and

(iv) since December 31, 2008, there has been no event or circumstance that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (except as publicly disclosed by the Parent, ACI or any of their Affiliates prior to the date of execution and delivery of this Agreement or as disclosed in Schedule 3.07 or Schedule 3.11 to the Guaranty Agreement).

(x) All documentation and other information requested by any Bank prior to the Closing Date pursuant to applicable “know your customer” and anti-money laundering rules and regulations.

(y) Evidence that (x) the Interest Account shall have been funded to the extent required by the first sentence of paragraph 34(f) of the US Interim Order and (y) the “Initial Payment” contemplated by the US Interim Order shall have been made.

Immediately upon the effectiveness of ARRPA: (i) each Bank (other than Citibank) set forth on the Commitment Schedule (each, a “New Bank”) shall be deemed, automatically and without further action on the part of any Person, to have acquired from Citibank by assignment its Percentage of all Receivable Interests held by Citibank immediately prior to the effectiveness of this Agreement (the aggregate outstanding Capital of which is equal to $109,886,597.39 (such amount, the “Existing Aggregate Capital”)); (ii) in consideration therefor, each New Bank shall pay to Citibank, in immediately available funds to the Agent’s Account, an amount equal to the product of (x) the Existing Aggregate Capital plus all accrued and unpaid Yield thereon as of the Closing Date and (y) such New Bank’s Percentage; (iii) all Yield Periods in respect of which Yield is computed by reference to the Adjusted Eurodollar Rate shall be deemed to have terminated on the Closing Date, and each Receivable Interest outstanding on the Closing Date shall be deemed to have a Yield Period of one day (and to have Yield Rate based on the Alternate Base Rate), subject to future adjustment in accordance with the definition of “Yield Period” and (iv) the Second Amended and Restated Fee Agreement shall terminate and shall be of no further force and effect.

In connection with the assignments described in clause (i) of the preceding paragraph, neither CLB nor Citibank makes any representation or warranty to any Bank except that it is the legal and beneficial owner of the interests assigned hereunder free and clear of any adverse claim, and neither CLB nor Citibank assumes any responsibility with respect to (i) any statements, warranties or representations made in or in connection with this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto, or the perfection, priority or value of any ownership interest or security interest purported to be created under this Agreement or any other Transaction Document or (ii) the financial condition of any Abibiti Entity or the performance or observance by ACI, the Seller, ACSC or the other Guarantors of any of their respective obligations under this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto. Each New Bank represents and warrants to Citibank and CLB that it has reviewed such documents and information as it has deemed appropriate to make its own analysis and decision to effect the assignments described in clause (i) of the preceding paragraph.

For avoidance of doubt, (i) the provisions of Section 2.04 of this Agreement shall supersede the provisions of Section 5 of Waiver and Amendment No. 4 to the Existing RPA and Section 4 of Amendment No. 5 to the Existing RPA (it being understood and agreed that the control notices delivered to the Deposit Banks pursuant to Section 6.03(a) of the Existing RPA remain effective) and (ii) Eureka is no longer a party to this Agreement (but is an intended third party beneficiary of the provisions set forth in Section 10.05, Section 10.16 and Section 10.17(b)).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Seller. The Seller hereby represents and warrants as follows:

(a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction set forth in Schedule IV hereto (as such Schedule IV is modified in accordance herewith), and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, unless the failure to so qualify would not have a Material Adverse Effect.

(b) The execution, delivery and performance by the Seller of the Transaction Documents and the other documents to be delivered by it hereunder, including the Seller’s use of the proceeds of purchases and reinvestments, (i) are within the Seller’s corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Seller’s charter or by-laws, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and (iv) do not result in or require the creation of any lien, security interest or other Adverse Claim, charge or encumbrance upon or with respect to any of its properties (except for the interest created pursuant to this Agreement). Each of the Transaction Documents to which the Seller is a party has been duly executed and delivered by the Seller.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Transaction Documents or any other document to be delivered thereunder, except for the filing of UCC financing statements which are referred to therein.

(d) Each of the Transaction Documents to which the Seller is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).

(e) Since December 31, 2008 there has been no material adverse change in the business, operations, financial condition or prospects of the Seller other than (i) the commencement of the Bankruptcy Case and the Canadian Case and (ii) the continuation of the circumstances giving rise to the filing thereof or which customarily occur as a result thereof.

(f) Other than the filing of the Bankruptcy Case and the Canadian Case and matters directly related thereto, there are no pending or, to the Seller’s knowledge, threatened actions, investigations or proceedings affecting the Seller before any court, governmental agency or arbitrator which may have a Material Adverse Effect.

(g) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

(h) Immediately prior to the purchase from the Seller by the Banks, the Seller is the legal and beneficial owner of the Pool Receivables and Related Security free and clear of any Adverse Claim; upon each purchase or reinvestment, the Banks shall acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Receivable Interest in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto. No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Agent relating to this Agreement and those filed by the Seller pursuant to the Originator Purchase Agreement. Each Receivable characterized in any Seller Report or other written statement made by or on behalf of the Seller as an Eligible Receivable or as included in the Net Receivables Pool Balance is, as of the date of such Seller Report or other statement, an Eligible Receivable or properly included in the Net Receivables Pool Balance.

(i) Each Seller Report (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), including the calculations therein, and all information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished at any time by or on behalf of the Seller to the Agent or the Banks in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Agent or the Banks, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(j) The principal place of business and chief executive office of the Seller and the office where the Seller keeps its records concerning the Pool Receivables are located at the address or addresses referred to in Section 5.01(b). The Seller is located in the jurisdiction of organization set forth in Schedule IV hereto (as modified in accordance herewith) for purposes of Section 9-307 of the UCC as in effect in the State of New York; and the office in the jurisdiction of organization of the Seller in which a UCC financing statement is required to be filed in order to perfect the security interest granted by the Seller hereunder is set forth in Schedule IV hereto (as modified in accordance herewith).

(k) The names and addresses of all the Deposit Banks, together with the post office boxes and account numbers of the Lock-Boxes and Deposit Accounts of the Seller at such Deposit Banks, are as specified in Schedule V hereto, as such Schedule V may be amended from time to time pursuant to Section 5.01(g). The Lock-Boxes and Deposit Accounts are the only post office boxes and accounts into which Collections of Receivables are deposited or remitted. The Seller has delivered to the Agent a fully executed Deposit Account Agreement with respect to each Deposit Account and any associated Lock-Boxes.

(l) [Reserved].

(m) The Seller is not known by and does not use any tradename or doing-business-as name.

(n) The Seller was incorporated on October 20, 2005, and the Seller (i) did not engage in any business activities prior to October 27, 2005 and (ii) has not engaged in business activities inconsistent with the terms of all the transactions contemplated by the Existing Originator Purchase Agreement or the Existing RPA prior to the date of this Agreement. The Seller has no Subsidiaries.

(o) (i) The fair value of the property of the Seller is greater than the total amount of liabilities, including contingent liabilities, of the Seller, (ii) the present fair salable value of the assets of the Seller is not less than the amount that will be required to pay all probable liabilities of the Seller on its debts as they become absolute and matured, (iii) the Seller does not intend to, and does not believe that it will, incur debts or liabilities beyond the Seller’s abilities to pay such debts and liabilities as they mature and (iv) the Seller is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Seller’s property would constitute unreasonably small capital.

(p) With respect to each Pool Receivable, the Seller (i) shall have received such Pool Receivable as a contribution to the capital of the Seller by the U.S. Originator or (ii) shall have purchased such Pool Receivable from an Originator in exchange for payment (made by the Seller to such Originator in accordance with the provisions of the Originator Purchase Agreement) of cash or the Deferred Purchase Price, or a combination thereof, in an amount which constitutes fair consideration and reasonably equivalent value. Each such sale referred to in clause (ii) of the preceding sentence shall not have been made for or on account of an antecedent debt owed by any Originator to the Seller and no such sale is or may be voidable or subject to avoidance under any section of the Federal Bankruptcy Code or any other state, Canadian or provincial law.

(q) The Seller has (i) timely filed all federal tax returns required to be filed, (ii) timely filed all other material state and local tax returns and (iii) paid or made adequate provision for the payment of all taxes, assessments and other governmental charges (other than any tax, assessment or governmental charge which is being contested in good faith and by proper proceedings, and with respect to which the obligation to pay such amount is adequately reserved against in accordance with Canadian generally accepted accounting principles).

(r) No transaction contemplated by this Agreement or any of the other Transaction Documents with respect to the Seller requires compliance with any bulk sales act or similar law.

(s) No Receivable originated by the Canadian Originator, the Obligor of which has a billing address in Canada, was issued for an amount in excess of the fair market value of the merchandise, insurance or services provided by the Canadian Originator to which the Receivable relates.

(t) No Contract or any other books, records or other information relating to any Receivable originated by the Canadian Originator, the Obligor of which has a billing address in Canada, contain any “personal information” as defined in, or any other information regulated under (i) the Personal Information Protection and Electronic Documents Act (Canada), or (ii) any other similar statutes of Canada or any province in force from time to time which restrict, control, regulate or otherwise govern the collection, holding, use or communication of information.

(u) The Seller has marked its master data processing records evidencing Pool Receivables, including master data processing records evidencing Pool Receivables arising out of the sale of lumber, with a legend evidencing that Receivable Interests related to such Pool Receivables have been sold in accordance with this Agreement.

(v) The Seller is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), or extending credit for the purpose of purchasing or carrying margin stock. The Seller is not or is not required to be registered as an “investment company” under the Investment Company Act of 1940.

(w) The representations and warranties of the Servicer (so long as the Servicer is ACSC, Donohue or any other Subsidiary of Donohue that is a US Person) set forth in Sections 4.02(g), 4.02(k) and 4.02(l) are true and correct.

Section 4.02 Representations and Warranties of the Servicer. The Servicer hereby represents and warrants as follows:

(a) The Servicer (i) is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and (ii) subject to the entry by the Bankruptcy Court of (x) the US Interim Order at any time prior to the entry of the US Final Order and (y) the US Final Order thereafter, and in each case subject to the terms thereof, is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, unless the failure to so qualify would not have a Material Adverse Effect.

(b) Subject to the entry by the Bankruptcy Court of (x) the US Interim Order at any time prior to the entry of the US Final Order and (y) the US Final Order thereafter, and in each case subject to the terms thereof, the execution, delivery and performance by the Servicer of this Agreement, the other Transaction Documents to which it is a party and any other documents to be delivered by it hereunder or thereunder (i) are within the Servicer’s corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Servicer’s charter or by-laws, (2) any law, rule or regulation applicable to the Servicer, (3) any material contractual restriction binding on or affecting the Servicer or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Servicer or its property, and (iv) do not result in or require the creation of any lien, security interest or other Adverse Claim, charge or encumbrance upon or with respect to any of its properties. Subject to the entry by the Bankruptcy Court of (x) the US Interim Order at any time prior to the entry of the US Final Order and (y) the US Final Order thereafter, and in each case subject to the terms thereof, this Agreement has been duly executed and delivered by the Servicer.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (except as required under the Bankruptcy Code) is required for the due execution, delivery and performance by the Servicer of this Agreement or any other document to be delivered by it hereunder.

(d) Subject to the entry by the Bankruptcy Court of (x) the US Interim Order at any time prior to the entry of the US Final Order and (y) the US Final Order thereafter, and in each case subject to the terms thereof, this Agreement constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).

(e) (i) The consolidated balance sheet of ACI as at December 31, 2008, and the related consolidated statements of income and cash flow of ACI for the fiscal quarter then ended, copies of which have been furnished to the Agent, fairly present the financial condition of ACI as at such date and the results of the operations of ACI for the period ended on such date, all in accordance with Canadian generally accepted accounting principles consistently applied, and (ii) since December 31, 2008, there has been no event or circumstance that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (except as publicly disclosed by the Parent, ACI or any of their Affiliates prior to the date of execution and delivery of this Agreement or as disclosed in Schedule 3.07 or Schedule 3.11 to the Guaranty Agreement).

(f) Except for the Bankruptcy Case and the Canadian Case and matters directly related thereto and any proceedings that have been stayed as a result of the Bankruptcy Case and the Canadian Case or as otherwise disclosed in Schedule 3.07 or Schedule 3.11 to the Guaranty Agreement, there are no pending or, to the Servicer’s knowledge, threatened actions, investigations or proceedings affecting the Servicer or any of its Affiliates before any court, governmental agency or arbitrator which may have a Material Adverse Effect.

(g) Each Receivable characterized in any Seller Report as an Eligible Receivable or as included in the Net Receivables Pool Balance is, as of the date of such Seller Report, an Eligible Receivable or properly included in the Net Receivables Pool Balance.

(h) Each Seller Report (if prepared by the Servicer or one of its Affiliates, or to the extent that information contained therein is supplied by the Servicer or an Affiliate), including the calculations therein, and all information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished at any time by the Servicer to the Agent or the Banks in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Agent or the Banks, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(i) Except to the extent failure to do so is permitted by Chapter 11 of the Bankruptcy Code, the Servicer has (i) timely filed all federal tax returns required to be filed, (ii) timely filed all material state and local tax returns and (iii) paid or made adequate provision for the payment of all taxes, assessments and other governmental charges (other than any tax, assessment or governmental charge which is being contested in good faith and by proper proceedings, and with respect to which the obligation to pay such amount is adequately reserved against in accordance with Canadian generally accepted accounting principles).

(j) For purposes of Section 9-307 of the UCC as in effect in the State of New York, the U.S. Originator is located in the jurisdiction of organization set forth in Schedule IV hereto, and the Canadian Originator is located in the jurisdiction of its chief executive and registered office set forth in Schedule IV hereto (in each case as such Schedule IV is modified in accordance herewith). The office in the jurisdiction of organization (or other applicable jurisdictions, in the case of the Canadian Originator) of each Originator in which a financing statement or other applicable registrations under the PPSA are required to be filed in order to perfect the security or ownership interest granted by such Originator under the Originator Purchase Agreement is set forth in Schedule IV hereto (as modified in accordance herewith). The principal place of business and chief executive office of the U.S. Originator, the principal place of business and chief executive and registered office of the Canadian Originator and the office where each Originator keeps its records concerning the Originator Receivables are located (and have been located for the five years prior to the date of this Agreement) at the address or addresses set forth in Schedule IV hereto (as modified in accordance herewith). Neither Originator has changed its name during the five years prior to the date of this Agreement, except as set forth in Schedule IV hereto, as modified in accordance herewith.

(k) The Insurance Policy has been validly issued by the Insurer to ACI and is, on the Closing Date, in full force and effect. The copy of the Insurance Policy attached hereto as Annex H is true, correct and complete as of the date hereof. All statements made by ACI in the application for the Insurance Policy were true, correct and complete in all material respects when made. As of the Closing Date, all the premiums due prior to the Closing Date under the Insurance Policy have been paid. ACI has performed all of its duties under the Insurance Policy and has timely filed all claims payable thereunder in such form as is required by the Insurer. The Insurance Policy has not been amended, supplemented or otherwise modified except as permitted by Section 6.02(a), and ACI has not waived any of its rights thereunder. The Insurer has been directed to pay all Insurance Proceeds directly into a Deposit Account that is subject to a Deposit Account Agreement.

(l) The Servicer has marked the Seller’s master data processing records evidencing the Pool Receivables, including master data processing records evidencing Pool Receivables arising out of the sale of lumber, with a legend, acceptable to the Agent, evidencing that Receivable Interests therein have been sold.

ARTICLE V

COVENANTS

Section 5.01 Covenants of the Seller. Until the latest of the Facility Termination Date or the date on which no Capital of or Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Banks or the Agent are paid in full:

(a) Compliance with Laws, Etc. The Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications, and privileges would not have a Material Adverse Effect.

(b) Offices, Records, Name and Organization. Subject to Section 10.01(e), the Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Pool Receivables at the address of the Seller set forth on Schedule III hereto or, upon 30 days’ prior written notice, together with an updated Schedule III, to the Agent, at any other locations within the United States. The Seller will not change its name or its state of organization, unless (i) the Seller shall have provided the Agent with at least 30 days’ prior written notice thereof, together with an updated Schedule IV, and (ii) no later than the effective date of such change, all actions, documents and agreements reasonably requested by the Agent to protect and perfect the Agent’s interest in the Receivables, the Related Security and the other assets of the Seller in which a security interest is granted hereunder have been taken and completed. Upon confirmation by the Agent to the Seller of the Agent’s receipt of any such notice (together with an updated Schedule IV) and the completion or receipt of the actions, agreements and documents referred to in clause (ii) of the preceding sentence, Schedule IV hereto shall, without further action by any party, be deemed to be amended and replaced by the updated Schedule IV accompanying such notice. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(c) Performance and Compliance with Contracts and Credit and Collection Policy. The Seller will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

(d) Sales, Liens, Etc. Except for the ownership and security interests created hereunder in favor of the Agent, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, the Seller’s undivided interest in any Pool Receivable, Related Security, related Contract or Collections, or upon or with respect to any account to which any Collections of any Pool

Receivable are sent or upon any other Collateral, or assign any right to receive income in respect thereof.

(e) Extension or Amendment of Receivables. Except as provided in Section 6.02(c), the Seller will not (and will not permit the Servicer or any Originator to) extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

(f) Change in Business or Credit and Collection Policy. The Seller will not make any change in the character of its business or in the Credit and Collection Policy that would, in either case, have a Material Adverse Effect.

(g) Change in Payment Instructions to Obligors. The Seller will not add or terminate any bank, post office box or bank account as a Deposit Bank, Lock-Box or Deposit Account from those listed in Schedule V hereto, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Lock-Box or Deposit Account, unless the Agent shall have received prior notice of such addition, termination or change (including an updated Schedule V) and a fully executed Deposit Account Agreement with each new Deposit Bank or with respect to each new Lock-Box or Deposit Account. Upon confirmation by the Agent to the Seller of the Agent’s receipt of any such notice and the related documents, Schedule V hereto shall, without further action by any party, be deemed to be amended and replaced by the updated Schedule V accompanying such notice.

(h) Deposits to Lock-Boxes and Deposit Accounts. The Seller will (or will cause the Servicer or the Originators to) instruct all Obligors to remit all their payments in respect of Receivables to Lock-Boxes or Deposit Accounts (provided that Obligors with respect to International Receivables and Receivables originated by the U.S. Originator shall be instructed to remit such payments to Lock-Boxes or Deposit Accounts located in the United States). If the Seller or Servicer shall receive any Collections directly, it shall immediately (and in any event within two Business Days) deposit the same to a Lock-Box or a Deposit Account (provided that Collections related to an International Receivable or a Receivable originated by the U.S. Originator shall be deposited to a Lock-Box or a Deposit Account in the United States) and until it does so, shall hold the same in trust for the Agent. The Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box or Deposit Account, cash or cash proceeds other than Collections of Receivables , provided, that if any PST are deposited or credited to any Lock-Box or Deposit Account, the Seller will (or will cause the Servicer or the Originators to), within two Business Days of such deposit or credit, separate such deposits and credits from the Collections held in any applicable Lock-Box or Deposit Account and withdraw such deposited or credited amount from such Lock-Box or Deposit Account.

(i) Marking of Records. At its expense, the Seller will mark its master data processing records evidencing Pool Receivables with a legend evidencing that Receivable Interests related to such Pool Receivables have been sold in accordance with this Agreement.

(j) Further Assurances. (i) The Seller agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased under this Agreement, or to enable the Banks or the Agent to exercise and enforce their respective rights and remedies under this Agreement.

(ii) The Seller authorizes the Agent to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the collateral described in Section 2.11, which financing statements may describe the collateral covered thereby as “all assets of the Seller,” “all personal property of the Seller” or words of similar effect.

(k) Reporting Requirements. The Seller will provide to the Agent (in multiple copies, if requested by the Agent) for delivery to the Banks the following:

(i) as soon as available and in any event within 105 days after the end of each fiscal year of the Seller ending after the date hereof, a balance sheet of the Seller as of the end of such fiscal year and a statement of income and cash flow of the Seller for such fiscal year, in each case audited and accompanied by the opinion of the Seller’s independent public accountants (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit);

(ii) [Reserved];

(iii) as soon as available and in any event within 30 days after the end of each fiscal month of the Seller, a balance sheet of the Seller as of the end of such fiscal month and a statement of income and cash flow of the Seller for (x) the period commencing at the end of the previous fiscal month and ending with the end of such fiscal month and (y) the period commencing at the end of the previous fiscal year and ending with the end of such fiscal month, certified by the treasurer or the assistant treasurer of the Seller;

(iv) as soon as possible and in any event within five days after the occurrence of each Event of Termination or Incipient Event of Termination, a statement of the treasurer or assistant treasurer of the Seller setting forth details of such Event of Termination or Incipient Event of Termination and the action that the Seller has taken and proposes to take with respect thereto;

(v) promptly after the sending or filing thereof, copies of all reports that any Originator sends to any of its security holders, and copies of all reports and registration statements that any Originator or any of its Subsidiaries files with the SEC or any other U.S., Canadian or other national or provincial securities exchange;

(vi) with respect to the Seller or any ERISA Affiliate, as soon as possible, and in any event within 10 days after the Seller or ACI knows or has reason to believe that any of the events or conditions specified below has occurred or exists, notice of such event or condition (and provide a copy of any report or notice required to be filed with or given to PBGC):

(A) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, unless the 30 day notice requirement in respect thereof has been waived by the PBGC;

(B) a notice of intent to terminate any Plan or any action taken to terminate any Plan, provided notice of intent to terminate is required pursuant to Section 4041(a)(2) of ERISA;

(C) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

(D) the complete or partial withdrawal from a Multiemployer Plan that results in liability under Section 4201 or 4204 of ERISA or the receipt of notice from a Multiemployer Plan that it is in reorganization or insolvency or that it intends to terminate or has terminated;

(E) the institution of a proceeding by a fiduciary of any Multiemployer Plan to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

(F) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax exempt status of the trust of which such Plan is a part if security has not been provided in accordance with the provisions of these Sections;

(vii) subject to Section 10.01(f), at least 30 days prior to any change in the name, chief executive or registered office or jurisdiction of organization of any Originator or the Seller, a notice setting forth the new name, chief executive or registered office or jurisdiction of organization and the effective date thereof;

(viii) promptly after the Seller obtains knowledge thereof, notice of any “Event of Termination” or “Facility Termination Date” under the Originator Purchase Agreement and notice of any Insurance Policy Event;

(ix) so long as any Capital shall be outstanding, as soon as possible and in any event no later than the day of occurrence thereof, notice that any Originator has stopped selling or contributing to the Seller, pursuant to the Originator Purchase Agreement, all newly arising Originator Receivables;

(x) at the time of the delivery of the financial statements provided for in clauses (i) and (iii) of this paragraph, a certificate of the president,

the chief financial officer or the treasurer or assistant treasurer of the Seller to the effect that, to the best of such officer’s knowledge, no Event of Termination has occurred and is continuing or, if any Event of Termination has occurred and is continuing, specifying the nature and extent thereof;

(xi) promptly after receipt thereof, copies of all notices received by the Seller from any Originator under the Originator Purchase Agreement;

(xii) promptly following receipt thereof, copies of all schedules, endorsements and notices received from the Insurer with respect to the Insurance Policy (including any notice that any additional premium is due in accordance with Section 4 of the “Declarations and Payment of Premium” endorsement to the Insurance Policy);

(xiii) [Reserved];

(xiv) concurrently with the sending thereof to the Insurer, any notice by ACI terminating the Insurance Policy; and

(xv) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller as the Agent may from time to time reasonably request.

Reports and financial statements required to be delivered pursuant to clause (v) of this Section 5.01(k) shall be deemed to have been delivered on the date on which the Parent posts such reports, or reports containing such financial statements, on the Parent’s website on the Internet at www.abitibibowater.com or when such reports, or reports containing such financial statements, are posted on the SEC’s website at www.sec.gov; provided that the Seller shall deliver paper copies of the reports and financial statements referred to in clause (v) of this Section 5.01(k) to the Agent upon request.

(l) Separateness. (i) The Seller shall at all times maintain at least one independent director (x) who is not currently and has not been during the five years preceding the date of this Agreement an officer, director or employee of an Affiliate of the Seller or any Other Company, (y) is not a current or former officer or employee of the Seller and (z) is not a stockholder of any Other Company or any of their respective Affiliates.

(ii) The Seller shall not direct or participate in the management of any of the Other Companies’ operations.

(iii) The Seller shall conduct its business from an office separate from that of the Other Companies (but which may be located in the same facility as one or more of the Other Companies). The Seller shall have stationery and other business forms and a mailing address and a telephone number separate from that of the Other Companies.

(iv) The Seller shall at all times be adequately capitalized in light of its contemplated business.

(v) The Seller shall at all times provide for its own operating expenses and liabilities from its own funds.

(vi) The Seller shall maintain its assets and transactions separately from those of the Other Companies and reflect such assets and transactions in financial statements separate and distinct from those of the Other Companies and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Companies. The Seller shall hold itself out to the public under the Seller’s own name as a legal entity separate and distinct from the Other Companies. The Seller shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for, any obligations of the Other Companies.

(vii) The Seller shall not maintain any joint account with any Other Company or become liable as a guarantor or otherwise with respect to any Debt or contractual obligation of any Other Company.

(viii) The Seller shall not make any payment or distribution of assets with respect to any obligation of any Other Company or grant an Adverse Claim on any of its assets to secure any obligation of any Other Company.

(ix) The Seller shall not make loans, advances or otherwise extend credit to any of the Other Companies.

(x) The Seller shall hold regular duly noticed meetings of its Board of Directors and make and retain minutes of such meetings.

(xi) The Seller shall have bills of sale (or similar instruments of assignment) and, if appropriate, UCC-1 or PPSA financing statements or other appropriate registrations, with respect to all assets purchased from any of the Other Companies.

(xii) The Seller shall not engage in any transaction with any of the Other Companies, except as permitted by this Agreement and as contemplated by the Originator Purchase Agreement.

(m) Originator Purchase Agreement. The Seller will not amend, waive or modify any provision of the Originator Purchase Agreement or waive the occurrence of any “Event of Termination” under the Originator Purchase Agreement; provided, however, that the Seller may amend the percentage set forth in the definition of “Discount” in the Originator Purchase Agreement in accordance with the provisions of the Originator Purchase Agreement; provided, further, that the Seller shall promptly notify the Agent of any such amendment. The Seller will perform all of its obligations under the Originator Purchase Agreement in all material respects and will enforce the Originator Purchase Agreement in accordance with its terms in all material respects.

(n) Nature of Business. The Seller will not engage in any business other than the purchase or acquisition of Receivables, Related Security and Collections from the

Originators and the transactions contemplated by this Agreement. The Seller will not create or form any Subsidiary.

(o) Mergers, Etc. The Seller will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by this Agreement and the Originator Purchase Agreement.

(p) Distributions, Etc. The Seller will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Seller, or return any capital to its shareholders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any shares of any class of capital stock of the Seller or any warrants, rights or options to acquire any such shares, now or hereafter outstanding; provided, however, that the Seller may declare and pay cash dividends on its capital stock to its shareholders so long as (i) no Incipient Event of Termination or Event of Termination shall then exist or would occur as a result thereof, (ii) such dividends are in compliance with all applicable law including the corporate law of the state of Seller’s incorporation, and (iii) such dividends have been approved by all necessary and appropriate corporate action of the Seller.

(q) Debt. The Seller will not incur any Debt, other than any Debt incurred pursuant to this Agreement, the Deferred Purchase Price payable to the Originators and (without duplication) as otherwise contemplated by Section 2.02(d) of the Originator Purchase Agreement.

(r) Certificate of Incorporation. The Seller will not amend or delete Articles THIRD, FIFTH, SEVENTH, TENTH, ELEVENTH or TWELFTH of its certificate of incorporation.

(s) Tangible Net Worth. The Seller will have, as of the due date of each Monthly Report, a Tangible Net Worth equal to at least 8.0% of the Outstanding Balance of the Receivables at such time.

(t) Insurance. The Seller will not take or omit to take, any action which gives rise to an exclusion from coverage under the Insurance Policy.

(u) Other Cross Defaults. If the Parent, any Originator or any Affiliate thereof (other than Bowater Incorporated, Bowater Newsprint South LLC and their Subsidiaries) shall incur any Debt after April 1, 2009 the terms of which include a cross default provision more favorable to the holder of such Debt (or more restrictive of the actions of the Parent or any Originator (including a cross default to this Agreement)), or amend the terms of any other Debt of the Parent, any Originator or any Affiliate (other than Bowater Incorporated, Bowater Newsprint South LLC and their Subsidiaries), in each case, to include a cross default provision more favorable to the holder of such Debt (or more restrictive of the actions of the Parent or any Originator (including a cross default to this Agreement)) than Section 7.01(e) of this Agreement, including, without limitation, with respect to such Affiliates whose Debt is covered by such cross default provision, the Seller shall notify the Agent of such cross default provision and, if requested by the Agent, contemporaneously with such incurrence enter into an amendment to this Agreement, providing a cross default no less favorable to the Banks than the provisions of the cross default governing such other Debt.

(v) Bowater Cross Defaults. If Bowater Incorporated, Bowater Newsprint South LLC or any of their Subsidiaries shall incur any Debt after April 1, 2009 the terms of which include a cross default provision to Debt of any Originator or any Subsidiary of ACI or AbitibiBowater US Holding LLC (including a cross default to this Agreement), or amend the terms of any other Debt of Bowater Incorporated, Bowater Newsprint South LLC or any of their Subsidiaries, in each case, to include a cross default to Debt of any Originator or any Subsidiary of ACI or AbitibiBowater US Holding LLC (including this Agreement), the Seller shall notify the Agent of such cross default provision and, if requested by the Agent, contemporaneously with such incurrence enter into an amendment to this Agreement, providing a cross default to Debt of Bowater Incorporated, Bowater Newsprint South Inc., and their Subsidiaries.

Section 5.02 Covenant of the Seller and the Originators. Until the latest of the Facility Termination Date or the date on which no Capital of or Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Banks or the Agent are paid in full, each of the Seller and each Originator will, at their respective expense, from time to time during regular business hours as requested by the Agent, permit the Agent or its agents or representatives (including independent public accountants, which may be the Seller’s or such Originator’s independent public accountants), (i) to conduct periodic audits of the Receivables, the Related Security and the related books and records and collections systems of the Seller or such Originator, as the case may be, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller or any Originator, as the case may be, relating to Pool Receivables and the Related Security, including, without limitation, the Contracts, and (iii) to visit the offices and properties of the Seller or any Originator, as the case may be, for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Pool Receivables and the Related Security or the Seller’s or any Originator’s performance under the Transaction Documents or under the Contracts with any of the officers or employees of the Seller or any Originator, as the case may be, having knowledge of such matters. In addition, in relation to each audit of the type described in clause (i) above, the Agent may, at the Seller’s expense, appoint independent public accountants (which may be accountants other than the Seller’s regular independent public accountants) or consultants, or utilize the Agent’s representatives or auditors, to prepare and deliver to the Agent a written report with respect to the Receivables and the Credit and Collection Policy (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form reasonably requested by the Agent. The expense of one audit in each calendar quarter of the type described in clause (i) above, together with the associated written reports of the independent public accountant or consultant described in the preceding sentence, shall be borne by the Seller; provided, however, that after the occurrence and during the continuance of a Trigger Event or following an audit report indicating an audit deficiency that remains uncorrected, the expense of any additional audits and visits as the Agent shall deem reasonably necessary under the circumstances shall be borne by the Seller.

ARTICLE VI

ADMINISTRATION AND COLLECTION

OF POOL RECEIVABLES

Section 6.01 Designation of Servicer. The servicing, administration and collection of the Pool Receivables shall be conducted by the Servicer so designated hereunder from time to time. Until the Agent gives notice to the Seller of the designation of a new Servicer in accordance with the provisions of the next sentence, ACSC is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Agent may, at any time after the occurrence and during the continuance of a Servicer Default, designate as Servicer any Person (including itself) to succeed ACSC or any successor Servicer, if such Person shall consent and agree to the terms hereof. The Servicer may, with the prior consent of the Agent, subcontract with any other Person for the servicing, administration or collection of the Pool Receivables. Any such subcontract shall not affect the Servicer’s liability for performance of its duties and obligations pursuant to the terms hereof, and any such subcontract shall automatically terminate upon designation of a successor Servicer. The Servicer hereby appoints ACI as subservicer (ACI, in such capacity, the “Subservicer”) to perform the servicing, administration and collections functions of the Servicer hereunder and with respect to the other Transaction Documents; provided that the foregoing designation of ACI as subservicer does not (i) extend to the amendment or modification of a Receivable in accordance with Section 6.02(c) or (ii) contravene or otherwise exceed or violate Section 6.09. In no instance will the servicing and subservicing hereunder be inconsistent with, or in violation of, the terms and conditions of the Insurance Policy (and ACI shall continue its servicing and administration of the Insurance Policy). The Agent hereby consents to the designation of ACI as subservicer hereunder.

Section 6.02 Duties of Servicer. (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Seller and the Agent hereby appoint the Servicer, from time to time designated pursuant to Section 6.01, to enforce their respective rights and interests in the Pool Receivables, the Related Security and the Collections with respect thereto. In performing its duties as Servicer, the Servicer shall exercise the same care and apply the same policies as it would exercise and apply if it owned such Receivables and shall act in the best interests of the Seller, the Agent and the Banks. The Servicer’s and the Subservicer’s duties hereunder shall include paying, on behalf of the Originators, all premiums due under the Insurance Policy when the same are due (and the Servicer and the Subservicer shall provide the Agent with evidence of such payment by no later than the Business Day following the date such payment is due) and performing all obligations of ACI under the Insurance Policy in accordance with the terms of the Insurance Policy. Without limiting the foregoing, the Servicer or the Subservicer will (i)(x) immediately, upon obtaining knowledge of the relevant Obligor’s insolvency and (y) in all other cases, no later than four months after the relevant Receivable becomes due, file a claim under the Insurance Policy in such form as is required by the Insurer and with properly completed supporting documentation; (ii) not take any action to amend, supplement or otherwise modify the Insurance Policy (including, without limitation, consenting to any changes to the Insurance Policy proposed by the Insurer as part of the annual renewal process) or waive any of its rights thereunder, without the Agent’s prior written consent in each case; (iii) not change the directions given to the Insurer to pay all Insurance Proceeds directly into a Deposit Account that is subject to a Deposit Account Agreement; (iv) service the Receivables as required by the Insurer pursuant to the Insurance Policy; (v) deliver to the Insurer in a timely fashion any document or report required by the Insurer; and (vi) not take, or omit to take, any action which gives rise to an exclusion from coverage under the Insurance Policy. The Servicer and the Subservicer will ensure that all records relating to the Receivables are consistent with the requirements of the Insurance Policy and that such records are in such form as will not result in rejection of otherwise proper claims under the Insurance Policy. In the event the Servicer or the Subservicer fails to file a claim with respect to any Receivable, the Agent may (but shall not be required to) file such claim under the Insurance Policy.

(b) The Servicer (including the Subservicer) shall administer the Collections in accordance with the procedures described in Section 2.04.

(c) If no Event of Termination or Incipient Event of Termination shall have occurred and be continuing, an Originator (other than ACI), while it is the Servicer (subject to the provisions of Section 6.09), may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Receivable as the Originator deems appropriate to maximize Collections thereof, or otherwise amend or modify other terms of any Receivable, provided that (i) any necessary approval of the Insurer shall have been obtained, and (ii) the classification of any such Receivable as a Defaulted Receivable shall not be affected by any such extension.

(d) The Servicer shall hold in trust for the Seller and each Bank, in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Pool Receivables. The Servicer shall mark the Seller’s master data processing records evidencing the Pool Receivables with a legend, acceptable to the Agent, evidencing that Receivable Interests therein have been sold.

(e) The Servicer shall, as soon as practicable (and in any event within two Business Days) following receipt, turn over to the Person entitled thereto any cash collections or other cash proceeds received with respect to Receivables not constituting Pool Receivables.

(f) The Servicer shall, from time to time at the request of the Agent, furnish to the Agent (promptly after any such request) a calculation of the amounts set aside for the Banks pursuant to Section 2.04.

(g) The Servicer shall prepare and forward to the Agent a Monthly Report relating to the Receivable Interests outstanding on the last day of the immediately preceding month prior to 10:00 A.M. (New York City Time) on the 17th calendar day of each month (or, if such day is not a Business Day, the next succeeding Business Day).

(i) On the second Business Day of each calendar week, the Servicer shall prepare and forward to the Agent a Weekly Report which shall contain information related to the Receivables Pool as of the close of business on the last Business Day of the preceding calendar week.

(ii) The Servicer shall prepare and forward to the Agent a monthly report with respect to all claims submitted by ACI or any of its Subsidiaries under the Insurance Policy during the immediately preceding month (such report to include, without limitation, (A) information with respect to any claims paid or rejected by the Insurer, (B) a breakdown as to claims made with respect to Originator Receivables and receivables that are not Originator Receivables, and (C) a breakdown of claims made by country of location of Obligor), such report to be in form and substance satisfactory to the Agent and to be delivered prior to 10:00 A.M. (New York City Time) on the day that the third Weekly Report for any calendar month is due, unless the due date of such third Weekly Report is the 15th or 16th calendar day of such month, in which case the foregoing report shall be delivered prior to 10:00 A.M. (New York City Time) on the day that the fourth Weekly Report for such calendar month is due.

(iii) Prior to 10:00 A.M. (New York City time) on each Business Day on or after the occurrence and during the continuance of a Trigger Event, the Servicer shall deliver to the Agent a daily report (each, a “Daily Report”) in substantially the form of the Weekly Report, which shall contain information related to the Receivables Pool as of the close of business on the preceding Business Day and such additional information as the Agent may request from time to time.

(iv) If at a time no Trigger Event exists, the Servicer shall become aware that, by reason of events occurring since the delivery of the then most recent Weekly Report, the Collateral Availability determined as of such date would be less than 90% of the Collateral Availability determined on the basis of such Weekly Report, the Servicer shall deliver to the Agent a Daily Report as of the close of business on such date prior to 10:00 A.M. (New York City time) on the next succeeding Business Day.

The Servicer shall transmit Seller Reports to the Agent concurrently by facsimile and by electronic mail (each, an “E-Mail Seller Report”). Each E-Mail Seller Report shall be (A) formatted as the Agent may designate from time to time and (B) sent to the Agent at an electronic mail address designated by the Agent. The Agent shall promptly furnish to each Bank a copy of each Seller Report received by it hereunder.

(h) [Intentionally Omitted].

(i) The Servicer shall file all tax returns required by law to be filed by it with respect to the Receivables and shall (or shall cause the applicable Originator to) promptly pay, remit or account for, as applicable, all sales taxes (including, without limitation, PST, QST and GST) paid or owing in connection with any Receivables, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with applicable generally accepted accounting principles shall have been set aside on its books.

Section 6.03 Certain Rights of the Agent. (a) Pursuant to Section 2.11 hereof, the Seller granted a security interest in the Lock-Boxes and Deposit Accounts to which the Obligors of Pool Receivables shall make payments to the Agent and, pursuant to the Deposit Account Agreements, will provide the Agent with “control” (as such term is defined in Article 9 of the UCC) thereof. After a Trigger Event, the Agent may notify the Obligors of Pool Receivables, at any time and at the Seller’s expense, of the ownership of Receivable Interests under this Agreement.

(b) At any time following the designation of a Servicer other than an Originator pursuant to Section 6.01 or following a Trigger Event:

(i) At the request of the Majority Banks, the Agent may direct the Obligors of Pool Receivables that all payments thereunder be made directly to the Agent or its designee.

(ii) At the Agent’s request and at the Seller’s expense, the Seller shall notify each Obligor of Pool Receivables of the ownership of Receivable Interests under this Agreement and direct that payments be made directly to the Agent or its designee.

(iii) At the Agent’s request and at the Seller’s expense, the Seller and the Servicer shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Pool Receivables and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Pool Receivables (including, without limitation, the Insurance Policy), and shall make the same available to the Agent at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Agent or its designee.

(iv) The Seller authorizes the Agent to take any and all steps in the Seller’s name and on behalf of the Seller that are necessary or desirable, in the determination of the Agent, to collect amounts due under the Pool Receivables, including, without limitation, endorsing the Seller’s name on checks and other instruments representing Collections of Pool Receivables and enforcing the Pool Receivables and the Related Security and related Contracts and the Insurance Policy.

Section 6.04 Rights and Remedies. (a) If the Servicer fails to perform any of its obligations under this Agreement, the Agent may (but shall not be required to) itself perform, or cause performance of, such obligation; and the Agent’s costs and expenses incurred in connection therewith shall be payable by the Servicer.

(b) The Seller and each of the Originators shall perform their respective obligations under the Contracts related to the Pool Receivables to the same extent as if Receivable Interests had not been sold and the exercise by the Agent on behalf of the Banks of their rights under this Agreement shall not release the Servicer or the Seller from any of their duties or obligations with respect to any Pool Receivables or related Contracts or the Insurance Policy. Neither the Agent nor the Banks shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller thereunder.

(c) In the event of any conflict between the provisions of Article VI of this Agreement and Article VI of the Originator Purchase Agreement, the provisions of Article VI of this Agreement shall control.

Section 6.05 Further Actions Evidencing Purchases. Each Originator agrees from time to time, at its expense, to promptly execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased hereunder, or to enable the Banks or the Agent to exercise and enforce their respective rights and remedies hereunder. Without limiting the foregoing, each Originator will (i) upon the request of the Agent, execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be reasonably necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence such Receivable Interests and (ii) mark its master data processing records evidencing the Pool Receivables with a legend, acceptable to the Agent, evidencing that Receivable Interests therein have been sold. Each Originator authorizes the Seller or the Agent to file financing statements or other applicable registrations under the PPSA with respect to the Originator Purchase Agreement as permitted by the UCC and the PPSA.

Section 6.06 Covenants of the Servicer and each Originator. (a) Audits. In the event the Servicer is not an Originator, the Servicer will, from time to time during regular business hours as requested by the Agent, permit the Agent, or its agents or representatives (including independent public accountants, which may be the Servicer’s independent public accountants), (i) to conduct periodic audits of the Receivables, the Related Security and the related books and records and collections systems of the Servicer, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Servicer relating to Pool Receivables and the Related Security, including, without limitation, the Contracts, and (iii) to visit the offices and properties of the Servicer for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Pool Receivables and the Related Security or the Servicer’s performance hereunder with any of the officers or employees of the Servicer having knowledge of such matters. In the event the Servicer is an Originator, the Agent’s audit rights shall be as set forth in Section 5.02.

(b) Change in Credit and Collection Policy. Neither the Servicer nor any Originator will make any change in the Credit and Collection Policy that would materially adversely affect the collectibility of any Pool Receivable or the ability of any Originator (if it is acting as Servicer) or the Servicer to perform its obligations under this Agreement. In the event that the Servicer or any Originator makes any change to the Credit and Collection Policy, it shall, contemporaneously with such change, provide the Agent with an updated Credit and Collection Policy and a summary of all material changes.

Section 6.07 Indemnities by the Servicer. Without limiting any other rights that the Agent, any Bank, any of their respective Affiliates or members or any of their respective officers, directors, employees or advisors (each, a “Special Indemnified Party”) may have hereunder or under applicable law, and in consideration of its appointment as Servicer, the Servicer hereby agrees to indemnify each Special Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) (all of the foregoing being collectively referred to as “Special Indemnified Amounts”) arising out of or resulting from any of the following (excluding, however, (a) Special Indemnified Amounts to the extent found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Special Indemnified Party, (b) recourse for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor or (c) any income taxes or any other tax or fee measured by income incurred by such Special Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract, other than (i) Taxes (to the extent provided in Section 2.10) and (ii) Canadian taxes strictly on income or capital in connection with the Receivables or the transactions contemplated by this Agreement and the other Transaction Documents and resulting from a Special Indemnified Party either (x) in the case of a Special Indemnified Party that is a Treaty Resident, having a permanent establishment in Canada, or (y) in the case of a Special Indemnified Party that is not a Treaty Resident, carrying on business in Canada for the purposes of the Canadian Tax Act, in either case solely as a result of the transactions contemplated hereby (but in the case of a Special Indemnified Party that is a Treaty Resident, only directly and exclusively as a result of any breach by the Seller or the Servicer (or any delegatee thereof) of its obligations hereunder or under any other Transaction Document):

(i) any representation made or deemed made by the Servicer pursuant to Section 4.02(g) hereof which shall have been incorrect in any respect when made or any other representation or warranty or statement made or deemed made by the Servicer under or in connection with this Agreement which shall have been incorrect in any material respect when made;

(ii) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or Contract; or the failure of any Pool Receivable or Contract to conform to any such applicable law, rule or regulation;

(iii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC or PPSA of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, the Contracts and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

(iv) any failure of the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement, including, without limitation, any failure of the Servicer to file claims under the Insurance Policy in a timely fashion and with properly completed supporting documentation, any action or omission by the Servicer which gives rise to an exclusion from coverage under the Insurance Policy, any failure by the Servicer to service the Receivables in the manner required by the Insurer or any failure by the Servicer to deliver to the Insurer any document or report required by the Insurer to be delivered in a timely manner;

(v) the commingling of Collections of Pool Receivables at any time by the Servicer with other funds;

(vi) any action or omission by the Servicer reducing or impairing the rights of the Banks with respect to any Pool Receivable or the value of any Pool Receivable except in accordance with the Credit and Collection Policy and Section 6.02(c);

(vii) [intentionally omitted];

(viii) any claim brought by any Person other than a Special Indemnified Party arising from any activity by the Servicer or its Affiliates in servicing, administering or collecting any Receivable;

(ix) the occurrence of any purchase or reinvestment under this Agreement on any date on which (after giving effect to such purchase or reinvestment) the Aggregate Capital is greater than the Collateral Availability; or

(x) after the date hereof, any Bank shall be subject to Canadian taxes on income or capital in connection with the Receivables or the transactions contemplated by this Agreement and the other Transaction Documents and resulting from the Seller or such Bank either (x) in the case of any such Person that is a Treaty Resident, having a permanent establishment in Canada, or (y) in the case of any such Person that is not a Treaty Resident, carrying on business in Canada for the purposes of the Canadian Tax Act, in either case solely as a result of the transactions contemplated hereby (but in the case of any such Person that is a Treaty Resident, only directly and exclusively as a result of any breach by the Seller or the Servicer (or any delegatee thereof) of its obligations hereunder or under any other Transaction Document).

Section 6.08 [Reserved]

Section 6.09 Canadian Residents. (a) Notwithstanding anything contained herein or anything contained in any other Transaction Document, the Servicer, as Servicer (and each Person to whom the Servicer delegates any of its responsibilities (including, without limitation, the Subservicer), shall not while acting in Canada, and shall not (and has no authority to) delegate to any Person acting in Canada the authority to, or permit any such Person to, enter into contracts or other agreements in the name of or on behalf of the Seller, the Agent or any Bank; and the Servicer, as Servicer (or any such delegate), is not permitted to (nor has authority to) establish an office or other place of business of the Seller, the Agent or any Bank in Canada. To the extent any responsibilities of any Person acting in Canada (including for greater certainty a Servicer employee or servant or ACI as Subservicer) to whom the Servicer has delegated responsibilities in respect of the Pool Receivables, the Related Security or the Collections hereunder or under any other Transaction Document involve or require such Person to enter a contract or other agreement in the name of or on behalf of the Seller, the Agent or the Banks, such servicing responsibility shall be fulfilled solely by, or upon specific approval of, the Servicer, and such Person is authorized to take such action or give such approval, but only from a place of business outside Canada, and such Person may not delegate such responsibility except upon consent or the direction of the Agent (and then only subject to these same restrictions). The parties hereto agree and acknowledge that the Subservicer (and any delegatee of the Servicer or the Subservicer which is a Canadian Person), acts as an independent contractor (and not the agent) of the Servicer (or, as applicable, the Subservicer).

(b) Notwithstanding anything contained herein or anything contained in any other Transaction Document, the Seller (and each Person to whom the Seller delegates any of its responsibilities (including, without limitation, the Subservicer)) shall not, while acting in Canada, and shall not (and has no authority to) delegate to any Person acting in Canada the authority to, or permit any such Person to, enter into contracts or other agreements in the name of or on behalf of the Seller. The Seller is not permitted to (nor has authority to) establish an office or other place of business in Canada.

Section 6.10 Deposit Account Agreements. Without limiting Section 6.07, the Servicer hereby agrees that it will reimburse the Agent on demand for any payments or obligations that the Agent may incur pursuant to any indemnity provided by the Agent under any Deposit Account Agreement, including, without limitation, the Blocked Accounts Agreement dated October 27, 2005 among ACI, ACSC, the Agent, Royal Bank of Canada and the Seller, as such Deposit Account Agreements may be amended, restated, supplemented or otherwise modified from time to time.

ARTICLE VII

EVENTS OF TERMINATION

Section 7.01 Events of Termination. If any of the following events (“Events of Termination”) shall occur and be continuing:

(a) Any Servicer Default; or

(b) The Seller shall fail to make any payment required under Section 2.04(f) or 2.04(g); or

(c) Any representation or warranty (unless (x) such representation or warranty relates solely to one or more specific Receivables incorrectly characterized as Eligible Receivables and either (i) immediately following the removal of such Receivables from the Net Receivables Pool Balance the Aggregate Capital is not greater than the Collateral Availability or (ii) the Seller shall have made any required deemed Collection payment pursuant to Section 2.04(f) with respect to such Receivables or (y) in the case of the representations and warranties contained in Sections 4.01(a), (j) (the first sentence only) or (q), the breach of such representation or warranty is capable of being cured and is in fact cured (without any adverse impact on the Agent or the Banks or the collectibility of the Pool Receivables) within five Business Days after the first date on which the Seller obtains knowledge or receives written notice of such breach from the Agent) made or deemed made by ACI, any Originator or the Seller (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by ACI, any Originator or the Seller pursuant to this Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect as of the date when made or deemed made or delivered; or

(d) The Seller or any Originator shall fail to perform or observe (i) any term, covenant or agreement contained in this Agreement (other than as referred to in Section 7.01(b) or clauses (ii) and (iii) of this Section 7.01(d)) or any other Transaction Document (other than the Guaranty Agreement) on its part to be performed or observed and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Seller by the Agent, (ii) any covenant applicable to it contained in Sections 5.01(d), 5.01(g), 5.01(h), 5.01(m) (first sentence only), 5.01(n), 5.01(o), 5.01(p), 5.01(q) or 5.01(r) or (iii) any covenant or agreement contained in Section 5.02 on its part to be performed or observed and any such failure referred to in this clause (iii) shall remain unremedied for three Business Days; or

(e) Any Abitibi Entity shall fail to pay any principal of or premium or interest on any of its Material Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Material Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Material Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Material Debt, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Material Debt to cause, with the giving of notice if required, such Material Debt to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder; provided that this clause (e) shall not apply to secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt, if such sale or transfer is permitted hereunder, under the Guaranty Agreement and under the documents providing for such Debt; or

(f) Any purchase or any reinvestment pursuant to this Agreement shall for any reason (other than pursuant to the terms hereof) cease to create, or any Receivable Interest shall for any reason cease to be, a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Receivable Interest in each applicable Pool Receivable and the Related Security and Collections with respect thereto; or the security interest created pursuant to Section 2.11 shall for any reason cease to be a valid and perfected first priority security interest in the collateral security referred to in that section; or

(g) (i) The Seller shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against the Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or arrangement of debt, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or (iii) any receiver, trustee, custodian or similar official shall be appointed for the Seller under any private right; or (iv) the Seller shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or

(h) [Reserved]; or

(i) The Aggregate Capital on any Reporting Date shall be greater than the Collateral Availability unless the Seller reduces the outstanding Capital on the Business Day immediately following the date the relevant Seller Report is due, bringing the Aggregate Capital to less than or equal to the Collateral Availability; or

(j) There shall have occurred any material adverse change (as determined by the Agent or the Majority Banks) in the collectibility of the Receivables Pool or the ability of ACI, any Originator, the Seller or the Servicer to collect Pool Receivables or otherwise perform its obligations under this Agreement and the other Transaction Documents, other than the filing or the effect of the Bankruptcy Case and the Canadian Case or the circumstances and events leading up thereto; or

(k) An “Event of Termination” or “Facility Termination Date” shall occur under the Originator Purchase Agreement, or the Originator Purchase Agreement shall cease to be in full force and effect; or

(l) All of the outstanding capital stock of the Seller shall cease to be owned, directly or indirectly, by ACSC, or all of the outstanding capital stock of ACSC or ACI shall cease to be owned, directly or indirectly, by the Parent; or

(m) One or more judgments for the payment of money (except to the extent covered by insurance as to which the insurer has acknowledged such coverage in writing) shall be rendered against the Seller, and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be taken by a judgment creditor to attach or levy upon any assets of the Seller to enforce any such judgment; or

(n) One or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 or the Canadian Dollar Equivalent thereof (except to the extent covered by insurance as to which the insurer has acknowledged such coverage in writing) shall be rendered against the Parent or any Abitibi Entity or any combination thereof, and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed (including as a result of the Bankruptcy Case or the Canadian Case), or any action shall be taken by a judgment creditor to attach or levy upon any assets of the Parent or any Originator or the Seller to enforce any such judgment; or there shall be rendered against the Seller or any Abitibi Entity a nonmonetary judgment with respect to any event which causes or could reasonably be expected to cause a Material Adverse Effect; or

(o) The PBGC or the Internal Revenue Service shall, or shall notify the Parent, the Seller or the Originators of its intention to, file notice of a lien pursuant to Section 4068 of ERISA or Section 6320 of the Code with regard to any of the assets of the Parent, the Seller or the Originators and such lien has not been discharged within 30 days of receipt of notice thereof and the amount of such lien is greater than $1,000,000; or

(p) (i) ACI shall fail to make any payment required by the Undertaking (Originator) or the Undertaking (Servicer) or (ii) ACI shall fail to perform or observe any other term, covenant or agreement contained in the Undertaking (Originator) or the Undertaking (Servicer) and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Seller by the Agent, or (iii) any of the Undertaking (Originator) or the Undertaking (Servicer) shall cease to be in full force and effect; or

(q) The Insurer shall refuse to pay any claim under the Insurance Policy specific to the Receivables solely as a result of an action by an Originator constituting “Corruption”, as such term is defined in Section 8(7) of the Insurance Policy; or

(r) The Insurer shall terminate, or send ACI any notice of termination of, the Insurance Policy pursuant to Section 37(2) or 37(3) of the Insurance Policy; or

(s) [Reserved]; or

(t) [Reserved]; or

(u) [Reserved]; or

(v) [Reserved]; or

(w) (i) The Bankruptcy Court fails to enter the US Final Order within 30 days of the US Interim Order (or within such longer period, not to exceed 60 days, as may be agreed in writing by the Agent), (ii) the US Interim Order, the Canadian Amended Order or the US Final Order is reversed, vacated, stayed or modified, in each case in a manner adverse to the interests of the Banks (in the case of the Canadian Amended Order, solely with respect to the Securitization Provisions), (iii) the Canadian Amended Order (solely with respect to the Securitization Provisions), the US Interim Order (at any time prior to the entry of the US Final Order) or the US Final Order (thereafter) shall cease to be in full force and effect or (iv) any Abitibi Entity shall fail to comply with any provision relating to the rights of the Agent or the Banks in the Canadian Amended Order, the US Interim Order (at any time prior to the entry of the US Final Order) or the US Final Order (thereafter), in each case as applicable; or

(x) An order with respect to any of the Bankruptcy Case shall be entered by the Bankruptcy Court (or any Abitibi Entity shall file an application or motion for entry of an order) (i) appointing a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, (ii) appointing an examiner with enlarged powers (beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) relating to the operation of the business under Section 1106(b) of the Bankruptcy Code, or (iii) dismissing (under Section 1112 of the Bankruptcy Code or otherwise) or converting the Bankruptcy Case to a Chapter 7 case; or an order shall be entered by the Canadian Court (or any Abitibi Entity shall file an application or motion for entry of an order) terminating the Canadian Case or converting the Canadian Case to a proceeding under the Bankruptcy and Insolvency Act (Canada) or appointing a trustee in bankruptcy, a receiver, an interim receiver, a receiver and manager or another official with similar powers over ACI or its assets; or

(y) [Reserved]; or

(z) (i) An order shall be entered by the Bankruptcy Court confirming a plan of reorganization in the Bankruptcy Case or an order shall be entered by the Canadian Court sanctioning a plan of compromise or arrangement in the Canadian Case which, in either case, does not (x) permit (i) the Seller to repay in full in cash all Capital of all Receivable Interests and all other amounts owing hereunder and under the other Transaction Documents and (ii) the Guarantors to pay in full in cash all amounts owed under the Guaranty Agreement, in each case on the date of effectiveness of such plan in each case in a manner satisfactory to the Agent on or before the effective date of such plan, (y) with respect to a plan of reorganization in the Bankruptcy Case, contain a provision for the payment in full in cash of all superpriority claims granted in favor of the Agent and the Banks pursuant to the US Final Order and the US Interim Order, as applicable, and in each case in a manner satisfactory to the Agent on or before the effective date of such plan, and (z) provide for the continuation of the superpriority claims in favor of the Agent and the Banks until such effective date; or (ii) any Abitibi Entity (or any party with the support of any Abitibi Entity) shall have filed a plan of reorganization that either violates or contains provisions that would prevent the realization of clause (z)(i) of this subparagraph in the Bankruptcy Case or the Canadian Case; or

(aa) An order with respect to either the Bankruptcy Case or the Canadian Case shall be entered by the Bankruptcy Court or the Canadian Court, as applicable, or any appellate court (i) to revoke, reverse, stay, vacate or rescind any provision of the US Interim Order (prior to the entry of the US Final Order), the US Final Order (after the entry of same), the Securitization Provisions of the Canadian Amended Order, (ii) to modify, supplement or amend any provision of the US Interim Order (prior to the entry of the US Final Order), the US Final Order (after the entry of same), the Securitization Provisions of the Canadian Amended Order in each case in a manner adverse to the interests of the Banks, (iii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority as to any of the Originators, equal or superior to the priority of the Superpriority Receivables Claims or the priority of the Seller, the Agent or the Banks pursuant to the US Interim Order (prior to the entry of the US Final Order), the US Final Order (after the entry of same), the Securitization Provisions of the Canadian Amended Order, in each case as applicable, or to permit any court ordered priority charge to have priority as to any of the Originators, equal or superior to the priority of the Superpriority Receivables Claims or the priority of the Seller, the Agent or the Banks pursuant to the US Interim Order (prior to the entry of the US Final Order), the US Final Order (after the entry of same), the Securitization Provisions of the Canadian Amended Order, in each case as applicable, (iv) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever), other than the Adequate Protection Claims, to have administrative priority as to any of the Guarantors, equal or superior to the priority of the Superpriority Guaranty Claims pursuant to the US Interim Order (prior to the entry of the US Final Order), the US Final Order (after the entry of same) or the Securitization Provisions of the Canadian Amended Order, in each case as applicable, or to permit any court ordered priority charge, other than the Adequate Protection Claims, to have priority as to any of the Guarantors, equal or superior to the priority of the Superpriority Guaranty Claims pursuant to the US Interim Order (prior to the entry of the US Final Order), the US Final Order (after the entry of same) or the Securitization Provisions of the Canadian Amended Order, in each case as applicable, or (v) to grant or permit the grant of an Adverse Claim on the Receivables; or any Abitibi Entity shall file a motion or other pleading seeking the approval of any of the matters described in the preceding clauses (iii), (iv) and (v); or

(bb) Any provision of the US Interim Order (prior to the entry of the US Final Order), the US Final Order (after the entry of same), the Securitization Provisions of the Canadian Amended Order, this Agreement or any other Transaction Document, in each case as applicable, shall for any reason cease to be valid or binding or enforceable against the Seller, any of the Originators or any Guarantor, or the Parent or any Abitibi Entity shall so state in writing; or the Parent or any Abitibi Entity shall commence or join in any legal proceeding to contest in any manner that the US Interim Order (prior to the entry of the US Final Order), the US Final Order (after the entry of same), the Securitization Provisions of the Canadian Amended Order, this Agreement or any other Transaction Document constitutes a valid and enforceable agreement or the Seller, any of the Originators or any Guarantor shall commence or join in any legal proceeding to assert that it has no further obligation or liability under the US Interim Order (prior to the entry of the US Final Order), the US Final Order (after the entry of same), the Securitization Provisions of the Canadian Amended Order, this Agreement or any other Transaction Document; provided, that failure of the Intercreditor Agreement to be valid or binding or enforceable, or commencement by or joinder of the Seller, any of the Originators or any Guarantor in any legal proceeding to contest that the Intercreditor Agreement constitutes a valid and enforceable agreement or to assert that it has no further obligation or liability thereunder, shall not constitute an Event of Termination unless such failure, commencement or joinder results in or could reasonably be expected to result in a Material Adverse Effect; or

(cc) The Parent or any Abitibi Entity shall seek to, or shall support (whether by way of motion or other pleadings filed with the Bankruptcy Court or the Canadian Court or any other writing executed by any Originator or by oral argument) any other Person’s motion to, (1) disallow in whole or in part any of the obligations arising under this Agreement or any other Transaction Document, provided that with respect to the Intercreditor Agreement, only to the extent adverse to the Agent or the Banks, (2) challenge the validity and enforceability of the claims granted or confirmed herein or in the US Interim Order (prior to the entry of the US Final Order), the US Final Order (after the entry of same), the Securitization Provisions of the Canadian Amended Order, in each case as applicable, in favor of the Agent and the Banks or (3) challenge the validity or the true sale/contribution nature of the transfers of the Originator Receivables from the Originators to the Seller; or

(dd) An order shall have been entered by the Bankruptcy Court or the Canadian Court avoiding or requiring disgorgement by the Agent or any Bank of any amounts received in respect of the Receivable Interests or otherwise; or

(ee) If the Seller, any Originator or any Guarantor is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs; or

(ff) any “Event of Default” as defined in the Guaranty Agreement shall occur or be continuing; or

(gg) any Insurance Policy Event shall occur and be continuing; or

(hh) the Donohue Group’s authorization to use cash collateral shall have been terminated as a result of a failure to replenish the Interest Account in accordance with paragraph 34(f) of the US Interim Order (at any time prior to the entry of the US Final Order) or the applicable paragraph of the US Final Order (thereafter);

then, and in any such event, any or all of the following actions may be taken by notice to the Seller: (x) the Agent may (and at the direction of the Majority Banks shall) by notice to the Seller declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred) and (y) without limiting any right under this Agreement to replace the Servicer, if such Event of Termination is a Servicer Default, the Agent may (and at the direction of the Majority Banks shall) designate another Person to succeed ACSC as the Servicer; provided, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of this Section 7.01, the Facility Termination Date shall occur. Upon any such declaration or designation or upon such automatic termination, the Banks and the Agent shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided after default under the UCC, the PPSA and under other applicable law, which rights and remedies shall be cumulative.

ARTICLE VIII

THE AGENT

Section 8.01 Authorization and Action. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Without limiting the foregoing, to the extent required by Section 4(d) of the Four Party Agreement as a condition to the receipt of Insurance Proceeds, each Bank hereby irrevocably authorizes the Agent to transfer and assign to the Insurer such Bank’s Receivable Interests and all Related Security with respect thereto. As to any matters not expressly provided for by this Agreement or the other Transaction Documents (including, without limitation, enforcement of this Agreement or the other Transaction Documents), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks and such instructions shall be binding upon all Banks; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, the other Transaction Documents or applicable law.

Section 8.02 Agent’s Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including, without limitation, the Agent’s servicing, administering or collecting Pool Receivables as Servicer) or any other Transaction Document, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (a) may consult with legal counsel (including counsel for the Parent, the Seller, the Originators and the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Bank (whether written or oral) and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement relating to the Parent, Seller, any Originator or the Servicer or to inspect the property (including the books and records) of the Parent, the Seller, any Originator or the Servicer; (d) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

Section 8.03 Citibank and Affiliates. The obligation of Citibank to purchase Receivable Interests under this Agreement may be satisfied by any of its Affiliates.

With respect to any Receivable Interest or interest therein owned by it, any such Affiliate shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though its Affiliate were not the Agent. Citibank and any of its Affiliates may generally engage in any kind of business with the Parent, the Seller, the Servicer or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Parent, the Seller, the Servicer, any Originator, or any Obligor or any of their respective Affiliates, all as if Citibank were not the Agent and without any duty to account therefor to the Banks.

Section 8.04 Bank’s Purchase Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent, any of its Affiliates or any other Bank and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, any of its Affiliates or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

Section 8.05 Indemnification of Agent. Each Bank agrees to indemnify the Agent (to the extent not reimbursed by the Seller or the Servicer), ratably according to the amount of its Bank Commitment (or, if the Bank Commitments have been terminated, then ratably according to the respective amounts of Capital of the Receivable Interests (or interests therein) owned by it), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or the other Transaction Documents or any action taken or omitted by the Agent under this Agreement or the other Transaction Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct.

Section 8.06 Syndication Agent and Documentation Agent. Nothing in this Agreement or any other Transaction Document shall impose any duty or liability whatsoever on the Syndication Agent in such capacity or on the Documentation Agent in such capacity.

ARTICLE IX

INDEMNIFICATION

Section 9.01 Indemnities by the Seller. Without limiting any other rights that the Agent, the Banks, any of their respective Affiliates or members or any of their respective officers, directors, employees or advisors (each, an “Indemnified Party”) may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from this Agreement or the other Transaction Documents or the use of proceeds of purchases or reinvestments or the ownership of

Receivable Interests or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent found in a final non appealable judgment of a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except for the obligation of the Seller to pay the Termination Amount and as otherwise specifically provided in this Agreement) for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor or (c) any income taxes or any other tax or fee measured by income incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract, other than (i) Taxes (to the extent provided in Section 2.10) and (ii) Canadian taxes strictly on income or capital in connection with the Receivables or the transactions contemplated by this Agreement and the other Transaction Documents and resulting from the Seller or any Bank either (x) in the case of any such Person that is a Treaty Resident, having a permanent establishment in Canada, or (y) in the case of any such Person that is not a Treaty Resident, carrying on business in Canada for the purposes of the Canadian Tax Act, in either case solely as a result of the transactions contemplated hereby (but in the case of any such Person that is a Treaty Resident, only directly and exclusively as a result of any breach by the Seller or the Servicer (or any delegatee thereof) of its obligations hereunder or under any other Transaction Document). Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

(i) the characterization in any Seller Report or other written statement made by or on behalf of the Seller of any Receivable as an Eligible Receivable or as included in the Net Receivables Pool Balance which, as of the date of such Seller Report or other statement, is not an Eligible Receivable or should not be included in the Net Receivables Pool Balance;

(ii) any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement or any of the other Transaction Documents which shall have been incorrect in any material respect as of the date when made;

(iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract or the transfer of such Pool Receivable hereunder; or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation; or the failure by the Seller to pay, remit or account for any taxes related to or included in a Receivable when due;

(iv) the failure to vest in the Banks (a) a perfected undivided percentage ownership interest, to the extent of each Receivable Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, or (b) a perfected security interest as provided in Section 2.11, in each case free and clear of any Adverse Claim;

(v) the failure to have filed or sent, or any delay in filing or sending, financing statements, notices or other similar instruments or documents under the UCC or the PPSA of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time; or the failure to have properly notified any Obligor of the transfer, sale or assignment of any Receivable pursuant to the Transaction Documents, to the extent such notice is required to perfect the same under Quebec law; for purposes of this clause (v), “perfect” under Quebec law, means to render opposable, publish and allow the setting up of the purchaser's interest in, and right to collect payment under, the assets which are the subject of such transfer, sale and assignment, and to make opposable, publish and allow the setting up of such transfer, sale and assignment as against Obligors and other third parties, including any trustee in bankruptcy;

(vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer);

(vii) any failure of the Seller to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Contracts, including, without limitation, any act or omissions by the Seller which gives rise to an exclusion from coverage under the Insurance Policy;

(viii) any products liability or other claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

(ix) the commingling of Collections of Pool Receivables at any time with other funds;

(x) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable or Related Security or Contract (including, without limitation, in connection with the preparation of a defense or appearing as a third party witness in connection therewith and regardless of whether such investigation, litigation or proceeding is brought by the Seller, an Indemnified Party or any other Person or an Indemnified Party is otherwise a party thereto);

(xi) any failure of the Seller to comply with its covenants contained in this Agreement or any other Transaction Document;

(xii) any claim brought by any Person other than an Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Receivable;

(xiii) any claim arising out of any failure by the Seller to obtain a consent (if required) from the relevant Obligor to the transfer, sale or assignment of any Receivable pursuant to the Transaction Documents; or

(xiv) after the date hereof, any Bank shall be subject to Canadian taxes on income or capital in connection with the Receivables or the transactions contemplated by this Agreement and the other Transaction Documents and resulting from the Seller or such Bank either (x) in the case of any such Person that is a Treaty Resident, having a permanent establishment in Canada, or (y) in the case of any such Person that is not a Treaty Resident, carrying on business in Canada for the purposes of the Canadian Tax Act, in either case solely as a result of the transactions contemplated hereby (but in the case of any such Person that is a Treaty Resident, only directly and exclusively as a result of any breach by the Seller or the Servicer (or any delegatee thereof) of its obligations hereunder or under any other Transaction Document).

ARTICLE X

MISCELLANEOUS

Section 10.01 Amendments, Etc.

(a) Amendments Generally. No amendment or waiver of any provision of this Agreement or any other Transaction Document, and no consent to any departure by the Seller, the Servicer, any Originator or any Guarantor therefrom, shall be effective unless in a writing signed by the Agent with the written consent of the Majority Banks and, in the case of any such amendment, the Seller and the Servicer, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall,

(i) without the prior written consent of each Bank

(1) amend this Section 10.01(a), Section 2.02(c), Section 2.04(i) or Section 2.12, the definitions of “Majority Banks”, “Percentage” or “Super Majority Banks” or any provision of this Agreement that, by its terms, expressly requires the approval or concurrence of all Banks; or

(2) amend, modify or waive any provision of this Agreement in any way which would

(A) reduce the amount of Capital or Yield that is payable on account of any Receivable Interest or delay any scheduled date for payment thereof or reduce the Applicable Margin or change the order of application of Collections to the payment thereof, or

(B) reduce fees payable by the Seller to or for the account of such Bank hereunder or delay the dates on which such fees are payable; or

(3) except as contemplated by Sections 2.14 and 2.15 (each as in effect on the Closing Date) extend the Facility Termination Date;

(4) amend, modify or waive Section 2.04(e), 2.05(c), 2.14(ii), 2.15(ii) or 8.05 in a manner that would alter the ratable application of funds (or, in the case of Section 8.05, the ratable indemnity) required pursuant thereto;

(5) amend, modify or waive Section 2.01(a), 2.02(a), 2.02(b) or 2.04(b)(ii) in a manner that would result in purchases of Receivable Interests or reinvestments of Collections being made by the Banks other than on a pro rata basis;

(6) subordinate or release all or substantially all of the Collateral, or release all or substantially all of the aggregate value of the guarantees made by the Guarantors pursuant to the Guaranty Agreement; or

(7) amend the definition of “Bank Commitment” in any manner that would result in or permit the Bank Commitments to be reduced other than on a pro rata basis as a result of a reduction in the Purchase Limit;

(ii) without the consent of the applicable Bank, increase the Bank Commitment of such Bank, subject such Bank to any additional obligations, or decrease the Receivable Interest of such Bank; and

(iii) without the consent of the Super Majority Banks, (x) amend the definition of “Collateral Availability”, “Net Receivables Pool Balance” or “Eligible Receivables” or the components thereof in any manner the effect of which would be to increase Collateral Availability or (y) release any Guarantor from the guarantee made by it pursuant to the Guaranty Agreement.

Notwithstanding the foregoing, (i) Schedules IV and V hereto may be amended in accordance with the procedures set forth in Section 5.01(b) and Section 5.01(g), respectively and (ii) the amendments described in clauses (c) through (e) of this Section 10.01 shall become effective upon the satisfaction of the applicable conditions precedent set forth in this Section 10.01. No failure on the part of the Banks or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Notwithstanding anything to the contrary herein, no Defaulted Bank shall have any right to approve or disapprove any amendment, modification, supplement, waiver or consent hereunder, except that the Commitment of such Bank may not be increased or extended without the consent of such Bank.

(b) Replacement of Banks in Certain Circumstances. If any Bank does not consent to a proposed amendment, modification or waiver (a “Non-Consenting Bank”) that requires the consent of each Bank and that has been approved by the Majority Banks, the Seller shall have the right, at its own expense (which shall include the processing and recordation fee referred to in Section 10.03(b)(iii)), upon notice to such Non-Consenting Bank and the Agent, to require such Non-Consenting Bank to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.03) all of its rights and obligations under this Agreement to an Eligible Assignee, which Eligible Assignee (which may be another Bank that is not a Non-Consenting Bank, if such other Bank accepts such assignment) shall assume such obligations; provided, however, that (i) no such assignment shall conflict with any applicable law, rule or regulation or order of any governmental authority and (ii) the assignee or the Seller shall pay to the Non-Consenting Bank in immediately available funds on the date of such assignment the amount of such Non-Consenting Bank's Capital, accrued Yield and Fees thereon and all other obligations accrued for its account or owed to it hereunder (including the additional amounts asserted and payable pursuant to Section 2.08 or 2.10, if any).

(c) [Reserved]

(d) [Reserved]

(e) Change of Address Amendments. Effective as of the effective date (the “Change of Address Effective Date”) of the Change of Address as set forth in the Notice of Change of Address to be delivered by the Seller to the Agent in the form attached hereto as Annex L (the “Notice of Change of Address”), which Notice of Change of Address shall be delivered to the Agent by no later than five Business Days prior to the Change of Address Effective Date, and subject to the satisfaction of the conditions precedent set forth below, Schedules III and IV to this Agreement are deleted in their entirety and replaced with Schedules III and IV attached to the Notice of Change of Address, respectively.

The amendments described in this Section 10.01(e) shall become effective on the Change of Address Effective Date, subject to the receipt by the Agent, on or prior to the Change of Address Effective Date, of acknowledgment copies or time stamped receipt copies (or other satisfactory evidence of filing) of proper financing statements and financing statement amendments, duly filed against ACSC and the Seller on or before the Change of Address Effective Date under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to continue perfection of the ownership and security interests contemplated by this Agreement and the other Transaction Documents.

(f) Waivers. The Agent, as agent for the Banks, hereby waives the requirement to provide thirty (30) days’ written notice set forth in Section 5.01(k)(vii), solely to the extent relating to the Change of Address; provided that the Seller timely complies with the requirements to provide such notice in each case pursuant to its agreements set forth in clause (e) of this Section 10.01.

Section 10.02 Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be given in writing or by any telecommunication device capable of creating a written record, (i) to each of the Seller, the Servicer and the Agent, at its address set forth on Schedule III hereto, (ii) to each Bank, at its address specified in its Administrative Questionnaire or (iii) to any party hereto at such other address as shall be designated by such party in a notice to the other parties hereto given as provided herein.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

Section 10.03 Assignability. (a) [Reserved].

(b) Each Bank may assign to any Eligible Assignee or to any other Bank all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and any Receivable Interests or interests therein owned by it); provided, however, that

(i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement;

(ii) the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) shall in no event be less than the lesser of (x) $5,000,000 and (y) all of the assigning Bank’s Bank Commitment, provided that all concurrent assignments to Related Funds will be treated as a single assignment for purposes of determining whether such minimum amount has been met; and

(iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance Agreement, together with a processing and recordation fee of $3,500.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Bank hereunder and (y) the assigning Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

(c) The Agent shall maintain at its address referred to in Section 10.02 of this Agreement a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of (i) the names and addresses of the Banks and (ii) the Bank Commitment of, and aggregate outstanding Capital of Receivable Interests or interests therein owned by, each Bank from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes regarding the ownership of the Receivable Interests, absent manifest error, and the Seller, the Originators, the Agent and the Banks shall treat each person whose name is recorded in the Register as the owner of a Receivable Interests and as a Bank under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Seller or any Bank at any reasonable time and from time to time upon reasonable prior notice. The parties hereto intend that the Register will satisfy the requirement that indebtedness for U.S. federal income tax purposes represented by the Receivable Interests be in "registered form" as such term is used for purposes of portfolio interest under sections 881(c) and 163(f) of the Code and the regulations promulgated thereunder. Upon its receipt of an Assignment and Acceptance Agreement executed by an assigning Bank and an Eligible Assignee, the Agent shall, if such Assignment and Acceptance Agreement has been completed, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Seller.

(d) Notwithstanding any other provision of this Section 10.03, any Bank may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of Capital and Yield) under this Agreement (i) to secure obligations of such Bank to a Federal Reserve Bank or (ii) to any holder or trustee of such Bank's securities, without notice to or consent of the Seller or the Agent; provided that no such pledge or grant of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or grantee for such Bank as a party hereto.

(e) Each Bank may sell participations, to one or more banks or other entities (each such bank or entity, a “Participant”), in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and the Receivable Interests or interests therein owned by it); provided, however, that

(i) such Bank’s obligations under this Agreement (including, without limitation, its Bank Commitment to the Seller hereunder) shall remain unchanged, and

(ii) such Bank shall remain solely responsible to the other parties to this Agreement for the performance of such obligations.

The Agent, the other Banks, the Seller and the Servicer shall have the right to continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement.

(f) The rights and obligations of the Agent herein shall be assignable by the Agent and its successors and assigns; provided, however, that the Agent agrees that it will not assign such rights and obligations to any Person other than an Affiliate of Citibank unless:

(i) in the reasonable judgment of the Agent, the Agent determines that continued service by it (or its Affiliate) as Agent hereunder would be inconsistent with, or otherwise materially disadvantageous under, applicable legal, tax or regulatory restrictions; or

(ii) an Event of Termination or Incipient Event of Termination shall have occurred and be continuing; or

(iii) the Seller shall have consented to such assignment (such consent not to be unreasonably withheld or delayed).

(g) The Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent and each Bank.

Section 10.04 Costs and Expenses. (a) The Seller shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent, including the reasonable fees, charges and disbursements of Davis Polk & Wardwell, special counsel for the Agent and any local counsel retained by the Agent, in connection with the syndication of the receivables facilities provided for herein, the preparation and administration of the Transaction Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Agent or any Bank, including the fees, charges and disbursements of any counsel for the Agent or any Bank, in connection with the enforcement or protection of its rights in connection with any Transaction Document, including its rights under this Section, or in connection with the Receivable Interests, including all such out-of-pocket expenses incurred during any workout or restructuring in respect of such Receivable Interests.

(b) Further, the Seller agrees to pay any and all breakage and other expenses of the Agent and the Banks (including, without limitation, reasonable attorneys’ fees and disbursements and the cost including accrued interest, of terminating or transferring any agreements such as interest rate swaps, over-the-counter forward agreements and future contracts engaged by the Banks or the Agent) in connection with any reduction of the Capital relating to the funding or maintenance of any Receivable Interest (or portion thereof), but without duplication of any such breakage and other expenses that were included in any Liquidation Fee paid with respect thereto.

Section 10.05 No Proceedings. Each of the Seller, the Agent, the Servicer, each Originator, ACI, each Bank, each assignee of a Receivable Interest or any interest therein and each entity which enters into a commitment to purchase Receivable Interests or interests therein hereby agrees that it will not institute against, or join any other Person in instituting against, Eureka any proceeding of the type referred to in Section 7.01(g) so long as any commercial paper or other senior indebtedness issued by Eureka shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall have been outstanding.

Section 10.06 Confidentiality. (a) The Seller, each Originator and the Servicer each agrees to maintain the confidentiality of this Agreement, the Originator Purchase Agreement and the Fee Agreement and the respective terms thereof in communications with third parties and otherwise; provided that this Agreement or the terms hereof may be disclosed (i) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent, (ii) to their respective Affiliates, directors, officers, employees, agents, auditors and advisors, including, without limitation, attorneys, accountants and consultants on a strictly “need to know” basis if they agree to hold it confidential, (iii) to third parties, solely with respect to (x) the Purchase Limit, the Facility Termination Date, the aggregate Outstanding Balance of Receivables, a summary of the Events of Termination, the definition of “Receivable” and the related definition of “Originator Receivable” set forth in the Originator Purchase Agreement and (y) other terms of the Agreement, to the extent that the Agent has provided its prior written consent to such disclosure, (iv) to the extent required by applicable law, regulation, subpoena, court order or other legal process, including, without limitation, under applicable securities regulations or by securities regulators, or by any court, regulatory body or agency having jurisdiction over such party, (v) in connection with any action or proceeding related to, or the exercise of any remedies under, this Agreement and the other Transaction Documents, or (vi) as may be determined by such party or its auditors, acting reasonably, to be necessary in connection with financial reporting under generally accepted accounting principals or to rating agencies in respect of such party; and provided, further, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

(b) Each Bank and the Agent agrees to keep confidential and not disclose to any third parties any information, including, but not limited to, any Contracts, the identity of the Obligors, any customer lists and aging, the Parent's or its Affiliates’ accounts receivable policy, credit policy, technical information, operating procedures, financial information, research data, documents, formulas, compilations, reports, studies, test results, software (including source code and object code), database compilations and the format, structure and configuration of any databases (whether or not such information is marked “confidential,” “privileged” or otherwise identified as confidential) (collectively, the “Confidential Information”) provided to it pursuant to the terms of this Agreement, the Transaction Documents or otherwise with respect to the Parent, the Seller, the Originators, the Obligors, the Contracts or the Receivables Pool (including the Seller Reports) in connection with the transactions contemplated by this Agreement and the other Transaction Documents; provided, that such Confidential Information may be disclosed (i) to such party’s Affiliates, directors, officers, employees, agents, auditors and advisors, including, without limitation, attorneys, accountants and consultants (such Affiliates, directors, officers, employees, agents, auditors and advisors are collectively referred to herein as the “Representatives”) and to such party's assignees and participants and potential assignees and participants and their respective counsel, (ii) to the rating agencies, (iii) to the extent required by applicable law, regulation, subpoena, court order or other legal process and (iv) to the extent requested by any governmental or regulatory authority having jurisdiction over such party; provided, further, that (A) any such disclosure pursuant to clause (i) or (ii) shall be disclosed to such party on a strictly “need to know” basis and (B) in the case of any such disclosure pursuant to clause (i), the party receiving such Confidential Information shall agree to hold such information confidential in accordance with terms consistent with this Section 10.06 or shall be legally obligated, or otherwise obligated by virtue of such party’s relationship with a Bank or the Agent, to preserve the confidentiality thereof (and any Person making a disclosure pursuant to the foregoing will be responsible for any failure of any of its own Representatives to comply with the provisions of this Section 10.06); and provided, further that such party shall have no obligation of confidentiality in respect of any information (X) which may be generally available to the public or becomes available to the public through no fault of such party, (Y) that was or becomes, without a breach of this Section 10.06 by such party, available to such party on a non-confidential basis from a source that is not known to such party to be subject to a confidentiality agreement with the Parent, or (Z) that is approved for release or other use by written authorization of an authorized representative of the Parent or the applicable Affiliate of the Parent. In the event that any Bank or the Agent or any of their Representatives are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Confidential Information, such party shall (except in the case of an examination by any regulatory authority), if permitted by applicable law, (x) promptly notify the Parent, the Seller, the applicable Originator or the Servicer, as the case may be, so that such Person may seek a protective order, injunctive relief or other appropriate remedy and (y) use its reasonable efforts to request that the Person or entity propounding any subpoena or demand give the Parent, the Seller, the applicable Originator or the Servicer, as the case may be, a reasonable amount of time to object to the disclosure or production of the Confidential Information.

(c) Upon the written request of the Parent, the Seller, an Originator or the Servicer, at any time following the later of the Facility Termination Date and the date on which no Capital or Yield on any Receivable Interest shall be outstanding and all other amounts owed by the Seller hereunder are paid in full, any party hereto that has received Confidential Information will either (i) promptly deliver to the Person requesting such Confidential Information, and at the requesting party's own expense, all copies of the Confidential Information in its or its Representatives’ possession or (ii) if so requested, promptly destroy all copies of the Confidential Information in its or its Representatives’ possession and confirm in writing such destruction to the Person requesting such destruction. Notwithstanding the foregoing, the party to which any such request is made may retain Confidential Information in accordance with its document retention procedures, provided that such party's obligations with respect to such Confidential Information shall continue in accordance with the terms of this Section 10.06.

(d) Notwithstanding any other provision herein or in any other Transaction Document, each Bank and the Agent hereby confirms that the Seller, each Originator and the Servicer (and each employee, representative or other agent of each such party) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction contemplated by this Agreement and the other Transaction Documents.

Section 10.07 GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT, PURSUANT TO THE UCC OF THE STATE OF NEW YORK, THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE INTERESTS OF THE AGENT AND THE BANKS IN THE RECEIVABLES AND THE ORIGINATOR PURCHASE AGREEMENT ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Section 10.08 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Section 10.09 Survival of Termination. The provisions of Sections 2.08, 2.10, 6.07, 9.01, 10.04, 10.05 and 10.06 shall survive any termination of this Agreement.

Section 10.10 Consent to Jurisdiction. (a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the Bankruptcy Court and, if the Bankruptcy Court does not have (or abstains from) jurisdiction, any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Transaction Document in any court referred to in subsection (a) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

(c) Each of the Seller and the U.S. Originator consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 10.02. ACI consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the attention of the U.S. Originator at its address specified in Section 10.02, or in any other manner permitted by applicable law. Nothing in this Section 10.10 shall affect the right of any Bank or the Agent to serve legal process in any other manner permitted by law.

(d) To the extent that ACI has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, ACI hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Transaction Documents.

Section 10.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OTHER DOCUMENT EXECUTED OR DELIVERED PURSUANT HERETO.

Section 10.12 Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent or its assigns could purchase Dollars with such other currency at New York, New York on the Business Day preceding that on which final judgment is given.

(b) The obligations of the Seller, the Servicer and each Originator (each, a “Payor”) in respect of any sum due from such Payor to the Banks or the Agent (each, a “Recipient”) hereunder shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following such Recipient’s receipt of any sum adjudged to be so due in such other currency, such Recipient may, in accordance with normal banking procedures purchase (and remit in New York) Dollars with such other currency; if the Dollars so purchased and remitted are less than the sum originally due to such Recipient in Dollars, the relevant Payor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the relevant Recipient against such loss, and if the Dollars so purchased exceed the sum originally due to the relevant Recipient in Dollars, the relevant Recipient agrees to remit to the relevant Payor such excess.

Section 10.13 Execution by ACI. This Agreement shall be considered to be executed and delivered by ACI in the United States of America and once an authorized director or officer of ACI resident in the United States of America has executed the same.

Section 10.14 Language. This Agreement and all related documents have been written in the English language at the express request of the parties. Le présent contrat ainsi que tous les documents s’y rattachant ont été rédigés en anglais à la demande expresse des parties.

Section 10.15 Tax Treatment. It is the intent of the Seller, each Bank and all other parties to this Agreement that for U.S. federal, state and local income and franchise tax (in the nature of income tax) purposes only, each Receivable Interest will be treated as indebtedness secured by the Seller’s assets. The Seller, each Bank and all other parties to this Agreement agree to treat the Receivable Interests for U.S. federal, state and local income and franchise tax (in the nature of income tax) purposes as indebtedness. The provisions of this Agreement and all related Transaction Documents shall be construed to further these intentions of the parties.

Section 10.16 Acknowledgment. Each of the parties hereto acknowledges that the amendment and restatement of the Existing RPA on the terms and conditions set forth herein shall not in any way affect any sales, transfers, assignments or security interest grants effected pursuant to the Existing RPA or any representations, warranties or covenants made by the Seller or the Servicer with respect to such sales, transfers, assignments or security interest grants, any indemnities made by the Seller or by the Servicer, or any rights or remedies of the Agent, Eureka or the Banks with respect thereto. Each of the relevant parties hereto confirms all sales, transfers, assignments and security interests effected pursuant to the Existing RPA.

Section 10.17 Assignment by Agent; Continuing Effectiveness.

(a) CLB, in its capacity as Agent under the Existing RPA (the “Assignor Agent”), does hereby irrevocably assign to Citibank, N.A., in its capacity as Agent under this Agreement (the “Assignee Agent”), and the Assignee Agent does hereby irrevocably assume from the Assignor Agent, as of the Closing Date, (i) all of the Assignor Agent’s rights and obligations in its capacity as Agent under the Existing RPA and under all other Transaction Documents (as defined in the Existing RPA) and the Intercreditor Agreement to which the Assignor Agent is a party and any other documents or instruments delivered pursuant thereto prior to the Closing Date and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor Agent (in its capacity as such) against any Person, whether known or unknown, arising under or in connection with the Transaction Documents (as defined in the Existing RPA) and the Intercreditor Agreement, any other documents or instruments delivered pursuant thereto or the transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above. Such sale and assignment is without recourse to the Assignor Agent and without representation or warranty by the Assignor Agent. Subject to satisfaction of the conditions set forth in Section 3.03, the foregoing assignment shall be deemed to occur immediately prior to the effectiveness of the ARRPA.

(b) Notwithstanding the effectiveness of the assignments set forth in Section 10.17(a) and of the ARRPA, the provisions of Sections 2.08, 2.10, 6.07, 8.02, 8.04, 8.05, 9.01, 10.04, 10.05 and 10.06 of this Agreement shall continue to inure to the benefit of the Assignor Agent and Eureka.

(c) To the extent required by any Transaction Document, each of the Seller, ACI and ACSC hereby irrevocably consents to the assignments set forth in Section 10.17(a), and confirms that its obligations under any such Transaction Document to which it is a party shall not be affected in any manner solely as a result of such assignments.

Section 10.18 Insurance Policy

(a) Policy Ownership. Nothing in this Agreement is intended or shall be construed to be an assignment to the Banks of the whole of or any part of the ownership of the Insurance Policy so as to constitute the Banks the owner of the Insurance Policy. Any assignment related to the Insurance Policy is intended and shall be construed as an assignment of the proceeds of insurance and certain rights in relation thereto (as described in the Four Party Agreement).

(b) Assignment. The parties hereto acknowledge that the terms of the Four Party Agreement allow the Insurers to request an assignment of the relevant Receivable Interests from the Banks as a condition to payment of a claim under the Insurance Policy. Any such assignment by the Agent on behalf of the Banks (including Export Development Canada (“EDC”) if it is then a Bank) to EDC, as an Insurer, shall be deemed to be an assignment by the Agent on behalf of all of the Banks (including EDC, if it is then Bank) collectively to EDC, as an Insurer, without prejudice to the obligations of the Banks (including EDC, if it is then a Bank) under this Agreement.

(c) No Extinguishment. In the event that a claim is made by the Banks against EDC, as an Insurer, at a time when EDC is a Bank, EDC acknowledges that the claim and the rights of the Banks with respect thereto and under the Insurance Policy will not be extinguished or otherwise affected by virtue of the fact that EDC is a Bank, and that the only right of EDC, as a Bank, in relation to any sum payable by it as Insurer, will be to receive its pro rata share of such sum as a Bank.

Section 10.19 Amendment and Restatement and Continuing Effect. This Agreement constitutes for all purposes an amendment and a restatement of the Existing RPA, and as of the Closing Date all Bank Commitments or Capital outstanding under the Existing RPA shall constitute Bank Commitments and Capital under this Agreement. The Existing RPA, as amended and restated hereby, continues in full force and effect as so amended and restated by this Agreement.

Section 10.20 Damages Waiver. To the extent permitted by applicable law, none of the Seller, the Servicer or the Subservicer shall assert, and each hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Transaction Document.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:	ABITIBI-CONSOLIDATED U.S. FUNDING CORP.

	By:	/s/ Allen Dea
Title: Assistant Treasurer
Name: Allen Dea

AGENT:	CITIBANK, N.A., as Agent and Assignee Agent

	By:	/s/ David Jaffe
Title: Director/ Vice President
Name: David Jaffe

ASSIGNOR AGENT:	CITIBANK, N.A., LONDON BRANCH, as Assignor Agent

	By:	/s/ Tom Sullivan
Title: Vice President
Name: Tom Sullivan

BANKS:	CITIBANK, N.A.

	By:	/s/ David Jaffe
Title: Director/ Vice President
Name: David Jaffe

BARCLAYS BANK PLC

	By:	/s/ Cory Wishengrad
Title: Managing Director
Name: Cory Wishengrad

EXPORT DEVELOPMENT CANADA

By:	/s/ David Kneebone
Title:	Financing Manager
Name:	David Kneebone

By:	/s/ Christiane de Billy
Title:	Financing Manager
Name:	Christiane de Billy

SIEMENS FINANCIAL SERVICES, INC.

By:	/s/ Douglas Maher
Title:	Managing Director
Name:	Douglas Maher

By:	/s/ Anthony Casciano
Title:	Managing Director
Name:	Anthony Casciano

CIT BANK

By:	/s/ Daniel Burnett
Title:	Authorized Signatory
Name:	Daniel Burnett

SERVICER:	ABITIBI CONSOLIDATED SALES CORPORATION

	By:	/s/ Allen Dea
		Title:	Assistant Treasurer
		Name:	Allen Dea

SUBSERVICER:	ABITIBI-CONSOLIDATED INC.

	By:	/s/ William G. Harvey
		Title:	Vice President and Treasurer
		Name:	William G. Harvey

SYNDICATION AGENT:	BARCLAYS CAPITAL INC., as Syndication Agent

	By:	/s/ Cory Wishengrad
		Title:	Managing Director
		Name:	Cory Wishengrad

ORIGINATORS:	ABITIBI-CONSOLIDATED INC.

	By:	/s/ William G. Harvey
		Title:	Vice President and Treasurer
		Name:	William G. Harvey

ABITIBI CONSOLIDATED SALES CORPORATION

	By:	/s/ Allen Dea
		Title:	Assistant Treasurer
		Name:	Allen Dea

DOCUMENTATION AGENT	THE CIT GROUP / BUSINESS CREDIT, INC., as Documentation Agent

	By:	/s/ Donna Evans
		Title:	SVP
		Name:	Donna Evans

SCHEDULE I

Bank Commitments

Institution	Bank Commitment	Percentage

Citibank, N.A.	$118,700,000	43.9630%

Barclays Bank PLC	$42,100,000	15.5926%

Export Development Canada	$42,100,000	15.5926%

CIT Group / Business Credit, Inc.	$42,100,000	15.5926%

Siemens Financial Services, Inc.	$25,000,000	9.2593%

Total	$270,000,000

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SCHEDULE II

Credit and Collection Policy

Section:	Finance		Policy No.

Title:	Credit policies and procedures		Page 1 of 18

Issue date: August 1st 2001
Revised date: May 22nd, 2008

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Table Of Contents:

Executive Summary:	2

Credit Investigation/Review:	4

Terms of Sales:	9

Collection Procedures:	10

Accounts Receivable/Cash Application Process:	15

Payable Rebate Process:	16

Bad Debt Losses:	18

Reporting:	20

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Executive Summary:

The Credit Group has as its dual role the protection of the Company’s investment in accounts receivable, and the promotion of profitable sales.

The Sales Service Group is responsible for initial customer set up, order entry, invoicing including the issuance of various credit and debit notes

A close working relationship is maintained between the Credit Group, and the other groups with a direct impact on results and deliverables.

The Credit Group works closely with Sales personnel in the collection of overdue accounts, recognizing special circumstances that might require the intervention of Sales.

This Credit Group, hereinafter CG, manual of credit procedures has been developed to set the practices of Abitibi-Consolidated Inc Worldwide and for all product groups, Newsprint, Commercial Paper Products, Lumber and International (including Latin America, ROW, Europe) and Recycling.

The procedures outlined herein will be a guideline for Abitibi-Consolidated Worldwide Credit Group, Sales Group and all its supports to further clarify the working relationship between their services and those of CG.

This is an evolving manual and will be updated and improved to support new Abitibi-Consolidated Inc programs.

Madeleine Féquière

Director Credit, Credit & Collections

Treasury Services

Credit Risk and Accounts Receivable Management

•	Mission Statement:

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Worldwide Credit Group shall function in the Treasurer Group, and its activities shall be coordinated with overall corporate policy and the activities of worldwide sales.

To assist in the increase of WW revenue and market share, it shall be the responsibility of WWCG to:

1.	Assess risk of current and prospective customers

2.	Set credit limits and maintain their integrity

3.	Provide and maintain positive and constructive attitude towards our customers and strategic partners

4.	Maximize revenue and protect ACI assets

5.	Manage the costs associated with bad debt and slow payments

6.	Maintain the financial integrity and control ACI assets

7.	Manage risk of our new business opportunities.

Organization Overview:

The Credit and Collections organization is currently centralized in Montreal (see organization chart attached).

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•	Credit Investigation/Review:

New Customer Policies:

•	Credit Investigation

The following documents and information should be obtained by Sales or its supports during contract negotiations and submitted to their designated Credit Group Representatives.

1.	Completed credit application signed by an officer or officers of the company.

2.	Forecast of the annual requirements to be generated by the customer.

3.	Bank references, a written formal authorization from customers agreeing to the release of such information, may be requested. Customer is obligated to provide the authorization.

4.	Obtain W-9 or equivalent form prior to credit limit set-up in address book

5.	Trade references, names of customer vendors, will be requested from customer. (at least, 1 reference in the Paper Industry).

6.

Financial statements, preferably audited (Analysis to be conducted by Credit Group may include, but not be limited to balance sheet, income statement, and cash flow and change in working capital statements.

7.	In addition to the info provided by sales, Credit Group will order credit reports from the various agencies such as Dun and Bradstreet to obtain additional credit information, if required.

•	Exchange of Credit Information

The Credit group will release credit information related to customer payment experience only to suppliers with a membership at one of the following NACM & FCIB organizations: National Fine Paper Manufacturers (VAP), Newsprint & Allied Products, National Forest Products, & Forest Products Export . The Credit Group will also release information to all of our customers upon receiving a written request. Credit information will be given on customers with special arrangements with ACI only upon written customer’s authorization to avoid any non-disclosure issues. Credit information on customers will not be given by phone under any circumstances in order to mitigate potential problems. Minimum 3 days to process a request.

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•	Credit Authorization Turn Around Time

The turn around time for making a credit recommendation on new accounts is five (5) business days when information is readily available.

For out of country customers, it typically takes two (2) weeks after receipt of the completed credit application from the customer. This time frame could be longer if the credit references do not respond or the application is incomplete.

Note: If required, upon approval, a letter will be forwarded to customer to confirm credit limit and terms of payment to the exception of Lumber. Sales and Customer Service will be advised through e-mail. A signed centralized contract must be made available to Credit when needed.

•	Credit Limit Categories

After investigations, customers will be placed in one of three risk categories for the credit department use only. Based on the decision criteria, Credit will make a determination about the customer’s credit worthiness. A customer deemed credit worthy is approved for standard terms; a customer who is not deemed creditworthy will only be approved with security.

•	Risk categories:

1.	Low Risk or A Rating in system – credit hold exempted customers, select credit worthy customers

2.	Medium Risk or C Rating in system – No credit hold exemption, no security required

3.	High Risk or E Rating in system—Surety required, security deposit, letter of credit, pre-payment, etc. (ongoing monitoring), $1.00 credit limit assigned.

If there are major issues or disagreements, Sales and Credit will discuss other alternatives that would be in ACI’s best interest.

In addition, credit limit should be assigned to customers during peak buying period during the month as opposed to assigning credit limit based on month end balance after payment is received.

Domestic & Export – including Bridgewater – Internal Approval guidelines on New & Existing Accounts

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Delegation of Authority is applicable regardless of risk categories and regardless of Export Development Corporation’s approval)

•	$10,000.000 + President and CEO

•	Up to $10,000.000 or less – Sr. V-P, Corp. Dev. & CFO

•	Up to $5.000.000 or less – V-P & Treasurer

•	Up to $3.000.000 or less – Director Credit /Credit & Collections

Domestic / Export – EDC required guidelines on New Accounts & existing Accounts, regardless of risk categories.

Discretionary Credit Limit (DCL) of $1,000,000 or $500,000 may apply to all buyers (except those excluded in writing by EDC) in all markets. EXCEPT Venezuela where the coverage is conditional upon obtaining confirmation that the buyer has been granted authorization from Venezuela’s foreign exchange administration commission (CADIVI) to acquire foreign currency for the subject shipments and accordingly, the corresponding registration number (AAD number) for that shipment. A further condition is that it will apply only to existing buyers who have been able to obtain funds through the CADIVI process during the 12 months prior to September 1, 2004. Any new buyers, or existing buyers with no tract record of having accessed funds through CADIVI, would need to be approved by EDC.

•	Method 1 - Abitibi to justify $500,000 DCL coverage (without having to refer to EDC) based on:

•	Abitibi’s own experience with buyer during the past 12 months.

•	Method 2 - Abitibi to justify $500,000 DCL coverage (without having to refer to EDC) based on:

•

Written Credit Information – Favorable, provided by a recognized credit information agency or a bank, which supports the extension of credit for the amount of the sale. The information must not be dated more than 12 months.

•	Method 3 - Abitibi to justify $1,000.000 DCL coverage (without having to refer to EDC) based on:

•	Financial Statements and written credit information – Favorable financial statements in combination with favorable written credit information of the buyer, which support the

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extension of credit for the amount of the sale. The fiscal year end of the statements cannot be more than eighteen months. EDC understands and agrees that in most cases, it will be difficult to obtain financial statements, in such cases, Abitibi is required to obtain a detailed bank report from customer to satisfy EDC requirements.

•	Credit Limit in Abiserve is now a combined limit to serve both ACI and Bow receivables because of system limitations.

•	Credit Evaluation of Existing Customers and Review

•	Evaluation of Existing customers:

The evaluation of existing customers is initiated by the submission of a request by sales for incremental shipments. The major difference in the evaluation of an existing customer and a new customer is that there is an established relationship and therefore Credit can make a more informed decision. Utilizing the customer’s history with ACI, Credit can review the customer’s usage/billing and payment habits for prior ACI services. In addition to affording Credit access to additional information in the decision making process, there is also an opportunity to leverage the request for additional services to collect on past due amounts. The following is a brief synopsis of the evaluation process for existing customers:

•	Sales submits request for incremental shipments.

•	Credit performs the credit review, including researching the customers A/R balance and past payment trends.

•	Should the A/R balance be current, past payment trends acceptable, and all other components of the credit review acceptable, the customer’s credit limit will be increased and the request approved.

•	In the event that there are past dues and all other components are satisfactory, the request will be held up until the past dues are settled before releasing pending orders.

•	In the event that there is a history of late payments and all other credit review components are satisfactory, Credit will consult Sales for feedback on customer to assist in the credit decision.

•	In the event the internal information is satisfactory and the other components are not, a decision to require surety or not will be made.

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•	Periodic or Annual Reviews:

The objective of the periodic or annual credit evaluation is to assess an existing customer’s ability to meet the terms and conditions of existing service that is to be renewed or amended including changes to commitment levels, estimated run rates, and changes in products and services consumed.

Customers with credit limit < $500k are reviewed on a 12 month basis (ACI own experience or written credit information)

Customers with credit limit >$500k and up to $1.0M are reviewed on a 12 month basis (Financial statements dated less than 18 months & written experience dated 12 months or less)

Customers with credit limit >$1.0M whereas EDC had issued a cover letter for continuing coverage are reviewed by EDC according to their own review date guidelines and coverage will remain in place until otherwise advise.

Historic evidence proves that a customer’s credit worthiness constantly changes due to dynamic elements present in business cycle. Evaluating a customer’s ability to pay ACI, therefore, cannot be based on a single transaction but must be regularly and consistently reevaluated. The following is a listing of occurrences that will trigger a review:

•	Credit can initiate a review of a customer based on information obtained from Dun & Bradstreet’s Portfolio Manager, based on public information obtained from newspapers, magazines, etc.

•	Credit can initiate a review of a customer anytime if judged necessary.

•	Sales Team can initiate a review of a customer by submitting a request to Credit.

•

Credit Coordinators are requested to show in Abiserve Last Credit Review date as well as Next Credit Review date. An exception report will be ordered to monitor customers up for credit review and ensure timeliness of the process on a daily basis.

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•	Contractual Agreements (Verbal or Written)

Contractual agreements are those reviewed by Legal and/or negotiated by Sales with new (after credit investigations) and existing customers. Credit should be notified of any amendments to the contractual agreement related to payment terms and conditions.

Credit Coordinator may obtain copies of such agreements upon request from Sales Accounting.

•	Creation of Customer Identification Number (ID#)

System administration from Sales Service Department is responsible for proper customer set up in the address book. Credit Coordinator is responsible for proper set up of the following fields: legal name, credit limit, credit rating, terms of payment, Federal Tax ID # and remit to bank coordinates for all customers, and country code, identification of bank securitization CT or OT.

•	Customer Credit Files

Credit will create and maintain complete and current credit and collection files on all customers. These credit files may include the following information when available:

1.	Credit application

2.	Signed customer contract, if required

3.	Bank and trade references

4.	Financial statements, if required

5.	Credit agency reports

6.	Copies of security agreements, if required

7.	Any additional relevant information

•	Terms of Sales:

•	Standard or Regular Terms:

•	Newsprint – Net 30 days and some approved extended 60+ day term.

•	Commercial Paper Products – Industry term may vary from 45 days to 60 + days.

•	Lumber – .9% 10 days.

•	International – country specific or market specific in agreement with EDC

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•	Special/Extended Terms:

Terms may vary by country, special products requirements and international regulations

Domestic Accounts—Special or extended terms have to be approved by a U.S Vice-President

International Accounts—Special or extended terms have to be approved by a Vice-President.

•	Collection Procedures:

The following summary identifies the collection activity that can be applied to all levels of business segment accounts.

Credit Group representatives work to convert accounts receivable into cash. Group optimizes productivity by managing day-to-day duties including customer contact and interaction with various ACI groups: Accounts Receivable, Finance, Sales, Customer Accounting, Sales Service, Agents and Legal & Regulatory Affairs.

Additionally, Credit Coordinators are knowledgeable of various products, Accounts Receivable Systems etc. ACI customers are expected to pay their invoices as per obligated terms. Credit Group representatives are responsible for identifying the cause of any delinquency. Delinquent receivable issues result from customer non-payment as well as internal Company problems such as billing, sales “rate” misquotes. Credit Group representatives are most effective working directly with customers to resolve issues impacting the customer’s ability to remit payment. Our collection approach is to do everything possible to assist the Sales Team and the customer in correcting problems that impede their ability to pay.

•	Aging

•	1 day beyond terms of payment, collection process begins—if required

•	15 days beyond – a minimum of 3 calls – if required

•	20 days beyond—1 written notice to customer—if required, Director Credit and Sales must be notified.

•	60 days beyond terms, negotiate payment plans or surety—if required

•	70 days beyond terms – No payment agreement, No surety —Issuance of NOI (notice of intent to terminate service or release to legal or collection agencies) if required.

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Note: This timeline is to be used as a guideline. Timeline may be longer when there is manual posting of invoices or if invoices are delivered late or other related billing issues. Collections notes must be recorded in Abiserve.

•	Hold Orders Procedures

•	Customer Service Representative enters an order

•	Abiserve is ONLY credit limit driven . If customer is over the credit limit, the system will automatically hold all orders.

•	The Hold order is then referred to the Credit Agent for release. Before the order is released, the Credit Agent must do the following:

•

If the Customer is over the credit limit, initiate a credit review. It takes us 48 hours to investigate and increase the limit. If for financial reasons, we feel that the credit limit should not be increased Sales & SSR are advised of the situation asap. Credit and Sales will arrive at a decision to release the order or not

•

If the customer has past due invoices to be cured and has already mailed its payment, the order is released asap and a credit review is initiated immediately afterwards to provide customer with more capacity if necessary.

•	If the Customer is unable to pay and we are negotiating payments, Sales and SSR are advised of the situation asap. Credit and Sales arrived at a decision to release the order or not.

•	Only Credit Coordinator is to advise the customer that the order is on hold with the agreement of Sales and Sales Agents.

•	The Director Credit is required to approve all amounts in excess of the credit limit.

•	SX order release

Stock paper delivered from a warehouse to a customer is released with an “SX” order. A held SX order has to be released by the Credit coordinators in order to reach the billing process.

Since SX orders are not listed on “WDP “ Warehouse Daily Planning report sent electronically by Abiserve to the warehouses, SSRs have to manually forward all SX order documentation. However, no credit check is performed before the documentation is sent.

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As a result, SX orders are delivered to customers before the Credit department releases the order in the system. To be in compliance with the credit policy, as a rule SSRs are instructed not to release any SX orders until they have been released off credit hold by Credit Coordinators.

Exception “Blanket Release”

A short list of Top customers have been designated as “blanket release” meaning they are allowed to pick up their own paper from the warehouse.

To be designated as “blanket release”, a customer has to be flagged in the system as “credit exempt” meaning credit coordinators intervention is needed only, once maximum credit limit allowed has been reached.

Blanket releases are purely a manual system, totally non transparent to credit coordinators.

In order to better control this process, the following controls have been put in place:

1.	SSRs Managers will provide a monthly list of designated customers to the Director Credit for approval.

2.	Director Credit will only approve customers that are credit exempted (meaning orders go through without credit intervention until credit limit is surpassed)

3.	Credit Coordinators will monitor the exposure of all customers on the list periodically.

4.	Sales Accounting will monitor all releases from warehouse and ensure proper billing.

Coverage for National Holidays

•	Day before a national holiday, the credit department is required to do the following:

•	Take a picture of all orders on hold

•	Send a HOT list of critical accounts to Sales Service Managers (SSM) not to be released from hold

•	SSM’s to sign a release form allowing them to perform such function.

•	Send the release password to the SSM’s granting them access to release the following types of orders ONLY:

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A)

Top Accounts (credit hold exempted) where SSR’s had made changes to an order and the amount of the order has changed. B) Emergency shipments or last minute orders for our Top Accounts (credit hold exempted) Anything else should remain on hold until Credit Department is back to work.

•	Following day, SSM’s will provide the respective Credit Agents, a listing of all orders that have been released off credit hold.

•	Following day, Credit Department will change the password for order release.

•	Payment Plans and Note Receivable Arrangements

•	Payment Plans:

Customers who are past due or beyond normal terms may be considered for a payment plan to enable them to continue the business relationship by reducing and eliminating the past due debt. The payment plans will be limited to short term (90 days) solutions in order to assist customers to return to the original terms of their contract and the due dates of all invoices will be adjusted to reflect the new due dates.

Domestic Accounts – Payment Plans have to be approved by a U.S Vice-President

International Accounts – Payment Plans have to be approved by a Vice-President.

•	Note Receivable Arrangements:

Note receivable should be drafted and reviewed by Legal. In order to approve a note, the account exposure should be $1.0M or more. Terms are not to exceed 1 year and the due dates of all invoices will be adjusted to reflect the new due dates . The rate is to be discussed with the V-P and Treasurer. Before acceptance, all notes arrangements should be approved by EDC.

Domestic Accounts – Notes Receivable have to be approved by a U.S Vice-President

International Accounts – Note receivable have to be approved by a Vice-President.

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•	Standard Escalation Policy:

•

From time to time the Credit Coordinators may need to escalate an account to the Director Credit in order to gain resolution. In compliance with the above mentioned collections procedures, the Credit Coordinators will escalate the files accordingly to Director Credit by providing detailed information and documentation for final disposition.

•	Statement of Accounts:

•

Customers are to receive a statement showing the status of their accounts with ACI, if not otherwise stated. It is the Sales Accounting Group’s priority at month end to ensure that the statements are sorted and mailed to customers by the 5th business day after the completion of the billing cycle.

•	Customer Visits

•	The Director Credit will conduct visits in concert with Sales representatives and the Credit Coordinators when appropriate to achieve the following objectives:

•	To develop a relationship with the customer

•	To enhance relationship with Sales

•	To observe facilities (plant, location, equipment, inventory)

•	Discuss specific requests (terms, extension of credit limit, etc)

•	Discuss and review confidential financial data

•	Resolve disputed items

•	Resolve collections issues

•	Paper Industry Group Meeting:

•

Director Credit, Credit Coordinators will participate in specific paper industry group meetings quarterly, to open up communications line for the exchange of credit information with direct impact on reduction of outstanding delinquent receivables and write-offs. Members obtain performance information but also have the chance to network and build relationships with credit professionals in the same industry. Currently ACI’s registered in the following groups:

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Lumber – NACM National Forest Products Group

International – FCIB Forest Product Export Group (Domestic and Europe)

Newsprint – NACM National Newsprint & Allied Products Group

Commercial Paper Products – Fine Paper Group

•	NOI (Notice of Intent to stop shipment):

•	If all efforts for resolution have failed and accounts remain past due or in default beyond the determined cure period, the Credit Coordinator will escalate the file to Director Credit for resolution.

Before sending NOI, Credit will notify appropriate individuals. Director Credit is directly responsible to seek further approval if necessary.

•	Stop Shipment Procedure:

Once all collection efforts have been exhausted and failed. The last step in the collections process is to ensure that service is stopped and appropriate actions must be taken to recover the debt. Sales must be notified of such actions.

•	Accounts Receivable/Cash Application Process:

The Accounts Receivable/Cash Application group is directly responsible for the timely and accurate distribution of payments received by ACI. They are also responsible for directly communicating the cash application status (Unapplied, on account, and Unidentified) to Credit and Collections, and Customer Accounting Representative.

•	Customer Deductions/Discrepancies

•	Cash Applications will submit all discrepancies on a daily basis to Credit

•	Credit will contact their respective customers to source out the reasons for the discrepancies on a daily basis and sign their names on the check stubs.

•	Cash Applications will submit all check stubs or other documents to Sales Accounting with reasons for discrepancies on a daily basis.

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•	Sales Accounting will conduct analysis within same month and forward their analysis to Salesrep for appropriate actions with a deadline and copy to Credit. Copy also to Sales V.P. only if required.

•

Sales will decide of the outcome of the analysis within the allowed deadline and reply to: A) Sales Accounting if decision is in favor of the customer in order to issue credit note. B) Credit if decision is in favor of Abitibi in order to collect the amount due.

•	Monthly, Sales Accounting will issue a report to Sales and Credit listing all accounts analyzed within the month for follow-up.

•	If no resolution within 60 days, Sales Accounting should escalate the case to the respective V.P. or Senior V.P. Sales only if Required.

•	Credit Coordinators are responsible for all open items on their respective Aging and are responsible to follow-up with Sales Accounting for quick resolution not to penalize the securitization program.

•	Unapplied Cash

•	Cash applications Specialists will advise Credit and Sales Accounting of unapplied cash promptly.

•	Cash Applications will cure the cash as per Sales accounting’s instructions.

•	Once special arrangements are deducted, a monthly listing of unapplied cash will be forwarded to Sales Accounting.

•	Returned Item Procedures

•	Cash application will forward all returned drafts to Credit Group on a daily basis with the following information:

•	Customer

•	Check number

•	Amount of remittance

•	Date item was returned

•	Reasons for return if available: (customer dispute, insufficient funds, bank error, etc)

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The Credit and Collections group will contact customer to notify them of the returned check. Certified funds may be required in order to cure the default.

•	Payable Rebate Process:

•

As a rule, no rebate payment should be forwarded to a customer with a past due amount with ACI. Sales Accounting will first advise Sales of the situation. A listing of all rebate payments for review before release should be forwarded to Credit.

Note: Please reference terms of contract prior to initiating a hold on a rebate payment to our customers.

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•	Bad Debt Losses:

•	Actions following Cancellation

•	Provide customer final opportunity to settle debt.

•	Send customer notification that debt will be pursued through use of outside sources (included in NOI).

•	Collection agency

•	Internal legal department through suit or arbitration

•	External legal firms through suit or arbitration

•	Legal Write-offs

•	Prepare legal package and forward to Legal department for pursuit of debt (internal or external).

•	Criteria for Legal – Balances greater than $50,000.

•	Agency Write-offs – Balances less than $50,000

•	Accounts submitted manually to an Outside Collection agency.

•	Collection Agencies

•

From time to time when all collections efforts have been tried and failed, accounts will be released to OCA (outside collection agency). An OCA must be bonded and a member of the National Law League. Credit Coordinators are responsible for selecting or recommending accounts to be placed with a collection agency and inform the Director Credit/Credit prior to releasing an account to a collection agency

Before releasing an account to an OCA, the Director Credit/Credit will notify Sales and EDC.

•	Bankruptcy Proceedings

The Director Credit will handle all legal and regulatory Affairs and determine the best course of action for the recovery of outstanding debts. In cases of customer bankruptcy or pre-bankruptcy formation of creditors committees, Credit will actively serve on such committees.

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•	Reserves/Bad debt allowances

Director Credit to identify and set aside specific reserve for bad debt items and notify General Accounting quarterly. General Accounting is responsible for establishing total reserve balances. The Treasurer must approve any adjustments to the reserves.

ACI has adopted the customer specific method and the process is as follow:

1.	Quarterly the credit department will download directly from Abiserve the Aging Report that reconciles with G/L including all House Accounts;

2.	All accounts credit-insured over 90 days past due will be analyzed and assigned a certain percentage of risk if required;

3.	All accounts self-insured over 60 days past due will be analyzed and assigned a certain percentage of risk if required

4.	All accounts co-insured with EDC will be analyzed and assigned a certain percentage of risk if required

5.	All accounts assigned a certain percentage of risk will be well documented and back up provided to accounting.

•	Write-off Procedure

Once customer’s account is canceled due to non-payment, write-off procedures should be initiated.

•	Approval Levels: Bad Debts Write-off:

(Gross loss amount)

•	$1.000 + President and CEO

•	Up to $1.000 Sr. V-P, Corp. Dev. & CFO

•	Up to $500 or less – V-P & Treasurer

•	Documentation supporting Write-off

•	Business case supporting write-off

•	Copies of customer D&B or other credit agency report if available

•	Current statement of account, customer aging

•	EDC’s claim copy showing receipt

•	Other supporting documentation, returned checks, bankruptcy notices, etc.

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•	Proposed journal entry to recognize actual bad debt write-off by Cash application coordinator

•	Debit Bad Debt Reserve, Account, General Ledger

•	Credit Trade A/R, Account, Subsidiary Ledger

•	Frequency and owners of process

•	Actual bad debt losses incurred should be recognized as they are identified throughout the quarter.

•	Director Credit/Credit should initiate the processing of the write-off.

•	General Accounting will prepare entries to be recorded in G/L and S/L.

•	Reporting:

The Credit group will produce and distribute the following report, if required:

1.	Monthly Aging by Sales Representatives

2.	Monthly 30+ aging in absolute dollars and as a percentage of the total A/R balance

3.	Monthly Top 25 in dollars owing in each product group

4.	Monthly Days Sales Outstanding by product group

5.	Monthly Collection Effectiveness Index

6.	Monthly Over the credit limit report if required (see AFDA )

7.	Monthly Critical List Report (Notes, Payment Plans, Letters of Credit Report) if required

8.	Quarterly AFDA (allowance for bad debt report)

9.	Monthly 90+ days Report to EDC

10.	Monthly 60 days over 10% to EDC

11.	Monthly inactivation of accounts over 6 months —And change credit limit to $1.0)

12.	New ` customer report

13.	Customer due for Credit Review

14.	Daily program to run CX customers with an order

15.	All other reports required to manage our business

•	Security Matrix Review:

Security access will be performed quarterly or immediately following a change/movement in treasury Department personnel.

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SCHEDULE III

Addresses

Seller:	Abitibi-Consolidated U.S. Funding Corp.
ACUSFC Room 55 E. Camperdown Way Greenville, SC, 29601
Facsimile No.: 864-282-9504
E-mail: ACUSFC@abitibibowater.com

Agent:	Citibank, N.A.
Attention: David Jaffe
390 Greenwich Street, 1st Floor New York, NY 10010
Facsimile: 646-291-1029

With a copy to:
1615 Brett Road OPS II
Attention: Carolyn Figueroa
New Castle, DE 19720
Facsimile: 212-994-0849
Email: carolyn.figueroa@citi.com; glabfunitloansops@citi.com

Banks:	Citibank, N.A.
Attention: David Jaffe
390 Greenwich Street, 1st Floor New York, NY 10010
Facsimile: 646-291-1029

With a copy to:
1615 Brett Road OPS II
Attention: Carolyn Figueroa
New Castle, DE 19720
Facsimile: 212-994-0849
Email: carolyn.figueroa@citi.com; glabfunitloansops@citi.com

Barclays Capital Inc.
745 Seventh Avenue New York, NY 10019
Attention: Charles Siew
Facsimile No.: 212-412-6846

S-III-1

ACI:	ABITIBI-CONSOLIDATED INC
1155 METCALFE STREET SUITE 800 MONTREAL QC H3B 542 CANADA
ATTENTION: TREASURY DEPARTMENT & WILLIAM G. HARVEY, VP AND CHIEF FINANCIAL OFFICER
Facsimile No.: 514-394-2267

With a copy to (in the event of claims or disputes only):	ABITIBI-CONSOLIDATED INC 1155 METCALFE STREET SUITE 800 MONTREAL QC H3B 542 CANADA
ATTENTION: LEGAL DEPARTMENT & STEPHANIE LECLAIRE, CHIEF LEGAL OFFICER
Facsimile No.: 514-394-3644

Servicer:	Abitibi Consolidated Sales Corporation
55 E. Camperdown Way Greenville, SC 29601
Attention: Treasury Department & William G. Harvey, VP and Chief Financial Officer
Facsimile No.: 514-394-2267

With Copy To:
Attention: Legal Department & Stepanie LeClair, Chief Legal Officer
Facsimile No.: 514-394-3644

Canadian Originator:	ABITIBI-CONSOLIDATED INC
1155 METCALFE STREET SUITE 800 MONTREAL QC H3B 542 CANADA
ATTENTION: TREASURY DEPARTMENT & WILLIAM G. HARVEY, VP AND CHIEF FINANCIAL OFFICER
Facsimile No.: 514-394-2267

With Copy To:
ATTENTION: LEGAL DEPARTMENT & STEPHANIE LECLAIRE, CHIEF LEGAL OFFICER
Facsimile No.: 514-394-3644

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U.S. Originator:	Abitibi Consolidated Sales Corporation
55 E. Camperdown Way Greenville, SC 29601
Attention: Treasury Department & William G. Harvey, VP and Chief Financial Officer
Facsimile No.: 514-394-2267

With Copy To:
Attention: Legal Department & Stepanie LeClair, Chief Legal Officer
Facsimile No.: 514-394-3644

S-III-3

SCHEDULE IV

UCC and PPSA Information

Seller:

Name:	Abitibi-Consolidated U.S. Funding Corp.

Current Address:	ACUSFC Room
55 E. Camperdown Way
Greenville, SC, 29601
Facsimile No.: 864 282 9504

Prior Address:	4 Gannett Drive
White Plains, NY 10604-3400

Jurisdiction of Organization:	Delaware

UCC Filing Office:	Delaware Secretary of State

Prior Name:	None

U.S. Originator:

Name:	Abitibi Consolidated Sales Corporation

Current Address:	55 E. Camperdown Way
(and location of chief	Greenville, SC 29601
executive office and	Facsimile No.: 864 282 9504
Receivables records)

Prior Address:	4 Gannett Drive
White Plains, NY 10604-3400

Jurisdiction of Organization:	Delaware

UCC Filing Office:	Delaware Secretary of State

Prior Name:	Abitibi-Price Sales Corporation

Canadian Originator:

Name:	Abitibi-Consolidated Inc.

Chief Executive and Registered Office	1155 Metcalfe Street, Suite 800

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and locations of Receivables records:	Montreal, Quebec, Canada H3B 5H2

Jurisdiction of Organization:	Canada

PPSA Filing Offices:	British Columbia
Ontario
Quebec
Alberta

Prior Name:	None

S-IV-2

SCHEDULE V

Deposit Accounts

Originator	Complete Name of Lock-box Owner	Name and Address of Deposit Bank*	Lock-Box Nos.	Location	Complete Name of Deposit Account Owner	Deposit Account Bank	Deposit Account Numbers	Currency of Deposit Account

Abitibi- Consolidated Inc.	Abitibi- Consolidated Inc.	Royal Bank of Canada 1 Place Ville Marie Montreal	T01972C V05410C and M05333C V05410U and M05333U	Toronto Vancouver Montreal Vancouver Montreal	Abitibi- Consolidated Inc.	Royal Bank of Canada	— -202-0 — -277-8 — -476-7	CAD CAD USD

Abitibi Consolidated Sales Corporation	Abitibi- Consolidated U.S. Funding Corp.	LaSalle Bank National Association 135 South LaSalle Street Chicago IL 60603	1228 1070	Chicago Chicago	Abitibi- Consolidated U.S. Funding Corp.	LaSalle Bank National Association	— 1568 — 1576	USD USD

Abitibi- Consolidated Inc.	N/A	Citibank, N.A. 390 Greenwich Street, 8th Floor New York NY 10013	N/A	N/A	Abitibi- Consolidated U.S. Funding Corp.	Citibank, N.A.	— 7095	USD

*And, if different, name and address of processor of lock-box.

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SCHEDULE VI

Depositary Bank Consents

Consent of Royal Bank of Canada to the assignment from CLB to Citibank of CLB’s rights and obligations under the Blocked Accounts Agreement dated October 27, 2005, as amended by the First Amendment to Blocked Accounts Agreement dated as of May 8, 2008

Consent of Bank of America, N.A. to the assignment from CLB to Citibank of CLB’s rights and obligations under the Agreement regarding Pledged Deposit Accounts dated October 27, 2005

S-VI-1

ANNEX A-1: FORM OF MONTHLY REPORT

Abitibi Receivables Availability Calculation		Company 5100	Company 5000
AS of:	Total	ACSC	ACI	LSS ACI	International

Gross Receivables Balance	0	0	0	0	0

Receivables (+90 days US Canada/+60 Days Past Due Intl)	0	0	0	0	0
Credits in Past Due	0	0	0	0	0
Cross-Aged Receivables (>50% US Canada/>10% Intl Defaulted)	0	0	0	0	0
Receivables Subject to Potential Set-Off (contra accounts)	0	0	0	0	0
Non-Approved Countries	0	0	0	0	0
Early Pay Discounts	0	0	0	0	0
Bankrupt Obligors	0	0	0	0	0
Allowed DIP Obligors < 45 Days Past Due	0	0	0	0	0
Government Receivables	0	0	0	0	0
Affiliate / Intercompany Receivables	0	0	0	0	0
Allowances	0	0	0	0	0
Extended Pymt Term Receivables > EDC Limit	0	0	0	0	0
Intl Excess A/R < 60 days > Approved Insurance Credit Limit or Non Approved Country with $0 Credit Limit	0	0	0	0	0
Chargebacks (<90 days US an Canada and < 60 days Intl)	0	0	0	0	0
Other Ineligible Receivables	0	0	0	0	0
Unapplied Cash	0	0	0	0	0
Unapplied Credits	0	0	0	0	0
Other Taxes	0	0	0	0	0
Provincial Sales Taxes	0	0	0	0	0
Total Ineligible A/R Before Obligor and Country Concentrations	0	0	0	0	0
	0.00%	0.00%	0.00%	0.00%	0.00%
Total Eligible A/R Before Obligor and Country Concentrations	0	0	0	0	0

Dilution Reserve	0	0	0	0	0
	0.00%	0.00%	0.00%	0.00%	0.00%
Excess Obligor Concentrations	0				0
Excess Country Concentrations	0				0

Total Obligor and Country Concentrations	0	0	0	0	0
	0.00%	0.00%	0.00%	0.00%	0.00%
Eligible A/R Before A/R Advance Rate	0	0	0	0	0

Advance Rate	0.00	0.00	0.00	0.00	0.00

Availability Before 10% A/R Insurance Deductible Reserve	0	0	0	0	0

10% of Eligible A/R Insurance Deductible Reserve	0	0	0	0	0

Total A/R Availability before FX and Availability Block Reserve	0	0	0	0	0

Foreign Currency Reserve (FX)	0	0	0	0	0

Total A/R Availability before Availability Block Reserve	0	0	0	0	0

Availability Block Reserve (> of 8% of Gross A/R or $30MM)	0

Total A/R Availability after Availability Block Reserve	0	0.00%	0.00%	0.00%	0.00%

Effective Advance Rate before Availability Block Reserve	0.00%

	0.00%

ANNEX A-2: FORM OF WEEKLY REPORT

Weekly BBC A/R as of:

	%	Total	ACSC	ACI	LSS	International
Ineligible Receivables (as a % of Gross A/R)		0.00%	0.00%	0.00%	0.00%	0.00%
Other Deductions (as a % of Gross A/R)		0.00%	0.00%	0.00%	0.00%	0.00%
Dilution Reserve (as a % of Gross A/R)		0.00%	0.00%	0.00%	0.00%	0.00%
Excess Country Concentrations (as a % of Gross A/R)		0.00%	0.00%	0.00%	0.00%	0.00%

	—	$0.00	$0.00	$0.00	$0.00	$0.00

Less: Ineligible Receivables	—	0.00	0.00	0.00	0.00	0.00
Less: Other Deductions	—	0.00	0.00	0.00	0.00	0.00
Less: Dilution Reserve	—	0.00	0.00	0.00	0.00	0.00
Less: Excess Country Concentrations	—	0.00	0.00	0.00	0.00	0.00

Eligible A/R Before A/R Advance Rate	—	$0.00	$0.00	$0.00	$0.00	$0.00

Advance Rate		0.00%	0.00%	0.00%	0.00%	0.00%

Availability Before 10% A/R Insurance Deductible Reserve	—	$0.00	$0.00	$0.00	$0.00	$0.00

10% of Eligible A/R Insurance Deductible Reserve	—	0.00	0	0	0	0.00

Total A/R Availability before FX and Availability Block Reserve	—	$0.00	$0.00	$0.00	$0.00	$0.00

Foreign Currency Reserve (FX)	—	0.00	0.00	0.00	0.00	0.00

Total A/R Availability before Availability Block Reserve	—	$0.00	$0.00	$0.00	$0.00	$0.00

Availability Block Reserve (> of 8% of Gross A/R or $30MM)	—	$0.00

Total A/R Availability after Availability Block Reserve	—	$0.00

Effective Advance Rate before Availability Block Reserve		0.00%	0.00%	0.00%	0.00%	0.00%

Effective Advance Rate After Availability Block Reserve		0.00%

A/R Availability	date	$0.00
	date	$0.00
	variance	$0.00

ANNEX B

DEPOSIT ACCOUNT CONTROL AGREEMENT

January 31, 2008

Citibank, N.A.

388 Greenwich Street

New York, NY 10013

Re:	Account No. 40647095 (the “Account”)

Abitibi-Consolidated U.S. Funding Corp. (the “Seller”)

Ladies and Gentlemen:

In connection with certain transactions pursuant to which the Seller has acquired certain accounts receivable (collectively, the “Receivables”) from Abitibi Consolidated Inc. (“ACI” or the “Originator”) and assigned undivided percentage interests in the Receivables to Citibank, N.A. London Branch, as agent (the “Agent”), the Originator hereby transfers exclusive ownership and control of the Account to the Seller, and the Seller hereby notifies you that as of the “Effective Date” (as defined below) the Seller has granted a security interest to the Agent in the Account. Deposits in the Account consist of collections of the Receivables mailed to and deposited in the Account and collections of Receivables transferred from other banks (or from other accounts at Citibank, N.A.) directly to the Account (“Bank Transfers”). Pursuant to this Agreement, the Seller and the Agent desire to perfect the Agent’s security interest in the Account by providing the Agent with “control” (as such term is defined in Article 9 of the Uniform Commercial Code) of the Account.

In connection with the foregoing, the Originator, the Seller and the Agent hereby instruct you beginning on the Effective Date: (i) to collect the monies, checks, instruments and other items of payment mailed to the Account and to accept the Bank Transfers, (ii) to deposit into the Account all such monies, checks, instruments and other items of payment; and (iii) to transfer all funds deposited and collected in the Account pursuant to instructions given to you by the Agent from time to time. The Originator, the Seller, the Agent and you agree that from and after the Effective Date you will comply with all such instructions given to you by the Agent and directing disposition of such funds in the Account without further consent by the Originator or the Seller.

For the purposes hereof, the “Effective Date” shall be the business day on which you receive a notice (which may be sent by facsimile) from the Agent and the Seller (such notice, the “Effective Date Notice”) stating that the transactions referred to in the first paragraph above have been consummated. You agree to promptly confirm to the Agent and the Seller by facsimile your receipt of the Effective Date Notice and the occurrence of the Effective Date.

In accordance with clause (iii) of the second preceding paragraph, the Agent hereby instructs you that from and after the Effective Date unless and until the Agent notifies you to the contrary pursuant to a notice of effectiveness substantially in the form of Attachment I hereto, you shall make such transfers from the Account at such times and in such manner as Abitibi Consolidated Sales Corporation (“ACSC”), in its capacity as servicer for the Agent, or ACI, in its capacity as subservicer, shall from time to time instruct. You are hereby further instructed, in each case, from and after the Effective Date, (i) that the Account will be entitled “Abitibi Receivables Purchase Agreement Deposit Account for the benefit of Citibank, N.A. London Branch as Agent” and (ii) to permit ACSC (in its capacity as servicer for the Agent), the Seller and the Agent to obtain upon request any information relating to the Account, including, without limitation, any information regarding the balance of or activity in the Account.

You shall be fully protected in acting pursuant to the Effective Date Notice and shall not be under any obligation to make any inquiry whatsoever as to the Agent’s right and authority to give such notice or to verify the authority or signature of any party identifying itself as representing, or signing on behalf of, the Agent in the Effective Date Notice.

The Agent acts as agent for persons having a continuing interest in all of the monies, checks and other items of payment and their proceeds and all monies and earnings, if any, thereon in the Account, and you shall be the Agent’s agent for the purpose of holding and collecting such property. From and after the Effective Date, the monies, checks, instruments and other items of payment mailed to, and the funds deposited into, the Account will not be subject to deduction, set-off, banker’s lien, security interest or any other right in favor of any person other than the Agent, except that (a) you may set off (i) all amounts due to you in respect of your customary fees and expenses for the routine maintenance and operation of the Account, (ii) the face amount of any checks or other items credited to the Account and thereafter returned for any reason and (iii) any funds credited to the Account in error, and (b) you may have a right of setoff, security interest or other lien in the funds deposited in the Account so long as such right of setoff (for amounts other than those described in the preceding clause (a)), security interest or other lien is in all respects junior and subordinate to that of the Agent and may not be exercised without the prior consent of the Agent.

This Agreement may not be terminated at any time by the Originator, the Seller or you, without the prior written consent of the Agent; provided, that you or the Agent may terminate this Agreement upon sixty (60) days’ prior written notice to the other parties. Upon any such termination, you shall transfer all funds in the Account to such account as has been designated by the Agent (the “Designated Account”) and keep the Account open for the limited purpose of accepting wire transfers during the 60-day period following such termination, any such funds received by you to be promptly transferred to the Designated Account. The Seller agrees to pay you on demand your reasonable costs and expenses incurred in complying with the provisions of the preceding sentence, and in the event the Seller does not so pay you, the Agent shall pay such costs and expenses within 30 days after its receipt of notice from you thereof, and the Seller shall promptly reimburse the Agent for any such payment. Following the 60-day period referred to in the second preceding sentence, you may close the Account. Neither this Agreement nor any provision hereof may be changed, amended, modified or waived orally but only by an instrument in writing signed by the Agent, you, the Originator and the Seller.

You shall not assign or transfer your rights or obligations hereunder (other than to the Agent) without the prior written consent of the Agent and the Seller except that you may assign such rights or obligations to any of your affiliates, provided, you furnish the Originator, the Seller and the Agent with prompt written notice thereof. Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent, each of the parties hereto and their respective successors and assigns.

You will not be liable to the Originator, the Seller or the Agent for any expense, claim, loss, damage or cost (“Damages”) arising out of or relating to your performance under this Agreement other than those Damages which result directly from your acts or omissions constituting gross negligence, subject to the limits in the next succeeding sentence. Your liability is limited to direct money Damages actually incurred in an amount not exceeding the compensation for the services referred to herein during the month in which such acts or omissions occurred.

In no event will you be liable for any special, indirect, exemplary or consequential damages, including but not limited to lost profits.

You will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of yours, if (i) such failure or delay is caused by circumstances beyond your reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or act, negligence or default of the Originator, the Seller or the Agent or (ii) such failure or delay resulted from your reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

The Originator hereby agrees to indemnify you against, and hold you harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to allocated costs of staff counsel, other reasonable attorney’s fees and any fees and expenses incurred in enforcing this Agreement) in any way arising out of or relating to disputes or legal actions concerning this Agreement, the Account, or any money, check, instrument or other form of payment deposited or credited thereto. This paragraph does not apply to any cost or damage attributable to your gross negligence or intentional misconduct. The obligations of the Originator under this paragraph shall survive termination of this Agreement. You agree to notify the Seller, the Originator and the Agent in writing as soon as reasonably practicable after receipt by you of written notice of the commencement of any suit, proceeding or other action by a third party if a claim for indemnification in respect thereof may be made by you against the Originator under this paragraph; provided, however, that your failure to so notify the Seller and the Originator shall not in any way affect the obligations of the Originator or your rights under this paragraph.

Each party hereto hereby represents (solely as to itself) that the person signing this Agreement on its behalf is duly authorized by it to so sign.

You hereby represent that you have not, prior to the date hereof, entered into any agreement (unless such agreement has been terminated on or prior to the date hereof) pursuant to which you agreed that you would comply with instructions of any person (other than the Agent) directing disposition of the funds in the Account without further consent by the Originator or the Seller.

You agree to give the Agent and the Seller prompt notice if the Account becomes subject to any writ, judgment, warrant of attachment, execution or similar process.

You (in your capacity as the bank maintaining the Account, and not in any other capacity) agree that, prior to the date which is one year and one day after payment in full of all outstanding obligations of the Seller under the transactions referred to in the first paragraph of this Agreement, you will not institute against, or join any other person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any state of the United States.

Any notice, demand or other communication required or permitted to be given hereunder shall be in writing and may be personally served, telecopied or sent by courier service or United States mail and shall be deemed to have been given when received. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name below, or, as to each party, at such other address as may be designated by such party in a written notice to each other party.

This Agreement shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by, and construed in accordance with, the law of the State of New York.

This Agreement shall be considered to be executed and delivered by ACI at White Plains, New York and once an authorized director or officer of ACI resident in the United States of America has executed the same.

This Agreement and all related documents have been written in the English language at the express request of the parties. Le présent contrat ainsi que tous les documents s’y rattachant ont été rédigés en anglais à la demande expresse des parties.

[Remainder of page intentionally left blank]

Account Control Agreement

Please agree to the terms of, an acknowledge receipt of, this Agreements by signing in the space provided below.

Very truly yours,

ABITIBI-CONSOLIDATED U.S. FUNDING CORP.

By:
Title:

By:
Title:

4 Gannett Drive, ACUSFC Room White Plains, N.Y. 10604-3400 Attention: Breen Blaine Facsimile No.: 914-640-8917

ABITIBI-CONSOLIDATED INC.

By:
Title:

By:
Title:

1155, METCALFE STREET SUITE 800 MONTREAL QC H3B 542 CANADA ATTENTION: TREASURY DEPARTMENT Facsimile No.: 514-394-2267

Account Control Agreement

Please agree to the terms of, an acknowledge receipt of, this Agreements by signing in the space provided below.

Very truly yours,

ABITIBI-CONSOLIDATED U.S. FUNDING CORP.

By:
Title:

By:
Title:

4 Gannett Drive, ACUSFC Room White Plains, N.Y. 10604-3400 Attention: Breen Blaine Facsimile No.: 914-640-8917

ABITIBI-CONSOLIDATED INC.

By:
Title:

By:
Title:

1155, METCALFE STREET SUITE 800 MONTREAL QC H3B 542 CANADA ATTENTION: TREASURY DEPARTMENT Facsimile No.: 514-394-2267

Account Control Agreement

ABITIBI-CONSOLIDATED SALES CORPORATION

By:
Title:

By:
Title:

4 Gannett Drive, ACUSFC Room White Plains, N.Y. 10604-3400 Attention: Breen Blaine Facsimile No.: 914-640-8917

With Copy To:

Attention: Montréal Legal Department Facsimile No.: 514-394-3644

CITIBANK, N.A., LONDON BRANCH,
as Agent

By:
Title:

Citigroup Centre
33, Canada Square, 5th Floor Canary Wharf London E14 5LB England Attention: Nigel Kilvington Telecopy #: +44-207-986-4705

ACKNOWLEDGED AND AGREED: CITIBANK, N.A.

By:
Title:
Date:

388 Greenwich Street New York, NY 10013
Attention:
Telecopy #:

ATTACHMENT I

ACCOUNT CONTROL AGREEMENT

[FORM OF NOTICE OF EFFECTIVENESS]

VIA FACSIMILE TRANSMISSION

TO:	Citibank, N.A.
DATED:	[Date]
ATTENTION:

Re:	Account No. 40647095 (the “Account”)

Gentlemen:

Pursuant to the Account Control Agreement among Abitibi-Consolidated U.S. Funding Corp., Abitibi-Consolidated Inc., Abitibi Consolidated Sales Corporation, us and you, dated as of January 31, 2008 (the “Agreement”), we hereby notify you, effective as of the date of your receipt of this notice, to transfer at the close of each business day all funds deposited and collected in the Account to account number              at              or such other account as we may notify you from time to time.

CITIBANK, N.A., LONDON BRANCH, as Agent

By:
Title:

ACKNOWLEDGED AND AGREED:

Citibank, N.A.

By:
Title:
Date:

388 Greenwich Street New York, NY 10013
Attention:
Telecopy #:

ANNEX C

FORM OF

ASSIGNMENT AND ACCEPTANCE

Dated as of

Reference is made to the Second Amended and Restated Receivables Purchase Agreement, dated as of June 16, 2009 (said agreement, as it may from time to time be amended, supplemented or otherwise modified, being the “RPA”), among Abitibi-Consolidated U.S. Funding Corp., a Delaware corporation (the “Seller”), Abitibi-Consolidated Inc., a Canadian corporation (“ACI”), Abitibi Consolidated Sales Corporation, a Delaware corporation (“ACSC”), the banks and other financial institutions listed on the signature pages of the RPA, Citibank, N.A., as agent (the “Agent”) for the Banks (as defined in the RPA), Barclays Capital Inc., as syndication agent, and The CIT Group / Business Credit, Inc., as documentation agent. Unless otherwise defined herein, terms defined in the RPA are used herein as therein defined.

[— ] (the “Assignor”) and [—] (the “Assignee”) agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of an interest in the Assignor’s rights and obligations under the RPA equal to the amounts specified on Section 1 of Schedule I hereto. The Bank Commitment and the aggregate amount of Capital assigned to the Assignee are set forth in Section 1 of such Schedule I and the Bank Commitment and the aggregate amount of Capital retained by the Assignor after giving effect to such sale and assignment are set forth in Section 2 of such Schedule I.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest in the Receivable Interests being assigned by it hereunder and that such interest in such Receivable Interests are free and clear of any Adverse Claim created by it; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the RPA or any other Transaction Document or any other instrument or document furnished pursuant thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the RPA or any other Transaction Document or any such other instrument or document furnished pursuant thereto, or the perfection, priority or value of any ownership interest or security interest created or purported to be created under the RPA and the other Transaction Documents; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller or any Originator or any Servicer or the performance or observance by the Seller or any Originator or any Servicer of any of their respective obligations under the RPA or any other Transaction Document or any other instrument or document furnished pursuant thereto.

3. The Assignee (i) confirms that it has received a copy of the RPA and the other Transaction Documents together with such other documents and information as it has deemed appropriate to make its own analysis and decision to enter into this Assignment and Acceptance and to purchase the interest in the Receivable Interests being purchased by it hereunder; (ii) agrees that it will, independently and without reliance upon the Agent, any of its Affiliates, the

Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the RPA and the other Transaction Documents and the other instruments and documents furnished pursuant thereto; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the RPA and the other Transaction Documents and any other instrument or document furnished pursuant thereto as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) appoints as its agent the Servicer from time to time designated pursuant to Section 6.01 of the RPA to enforce its respective rights and interests in and under the Pool Receivables and the Related Security and Collections with respect thereto and the related Contracts; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the RPA are required to be performed by it as a Bank; and (vi) specifies as its address and telecopier number for notices the office and telecopier number set forth beneath its name on the signature pages hereof.

4. Following the execution of this Assignment and Acceptance, the parties hereto shall promptly deliver such Assignment and Acceptance to the Agent for acceptance and recording by the Agent and to the Seller. The effective date for this Assignment and Acceptance shall be the later of (i) the date the Agent receives this Assignment and Acceptance executed by the parties hereto and (ii) the date of this Assignment and Acceptance (the “Effective Date”).

5. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the RPA and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and under the other Transaction Documents (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and, except as otherwise provided in the RPA, be released from its obligations under the RPA.

6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the RPA in respect of the interest assigned hereby (including, without limitation, all payments of Capital, Yield and Fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the RPA for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Address and telecopier number and e-mail address]
Attention of:

Accepted this      day of

CITIBANK, N.A., as Agent

By:
Name:
Title:

[ABITIBI-CONSOLIDATED U.S. FUNDING CORP.]1

as Seller

By:
Name:
Title:

[1]	If required

SCHEDULE I

TO

ASSIGNMENT AND ACCEPTANCE

Section 1.

Bank Commitment assigned to Assignee:	$
Percentage of aggregate Bank Commitments assigned to Assignee:		%[2]
Aggregate amount of Capital assigned to Assignee:	$

Section 2.

Bank Commitment retained by Assignor:	$
Percentage of aggregate Bank Commitments retained by Assignor:		%

[2]	If Assignee was not previously party to this Agreement, this percentage represents such Assignee’s “Percentage”.

ANNEX D

FORM OF

NOTICE OF PURCHASE

Dated as of             , 200

Citibank, N.A.,

    as Agent

388 Greenwich Street, 19th Floor

New York, New York 10013

Attention: David Jaffe

Re:	Abitibi-Consolidated U.S. Funding Corp.

Ladies and Gentlemen:

The undersigned, Abitibi-Consolidated U.S. Funding Corp., refers to the Second Amended and Restated Receivables Purchase Agreement dated as of June 16, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”) among Abitibi-Consolidated U.S. Funding Corp., as the Seller (the “Seller”), Abitibi Consolidated Sales Corporation (the “Servicer”), Abitibi-Consolidated Inc., as the Subservicer, the banks and other financial institutions party thereto, as Banks, Citibank, N.A., as agent (the “Agent”) for the Banks and the other agents party thereto. Unless otherwise defined herein, terms defined in the Receivables Purchase Agreement are used herein as therein defined.

The Seller hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Receivables Purchase Agreement that the Seller hereby requests a purchase of a Receivable Interest under the Receivables Purchase Agreement, and in that connection sets forth below the information relating to such purchase of Receivable Interests (the “Proposed Purchase”) as required by Section 2.02(a) of the Receivables Purchase Agreement:

(i)	The requested initial Capital of such Receivable Interest is $ .

(ii)	The requested Business Day of the Proposed Purchase is , 20 .

(iii)

The Yield Rate with respect to such Receivable Interest shall be based on the [Alternate Base Rate with a Yield Period of [specify 1 to 29 days]] [Adjusted Eurodollar Rate with a Yield Period of 1 month].

The Seller hereby represents and warrants that the conditions set forth in Section 3.02 with respect to the Proposed Purchase are satisfied on the date hereof.

Delivery of an executed counterpart of this Notice of Purchase by telecopier or other electronic means shall be effective as delivery of an original executed counterpart of this Notice of Purchase.

D-1

Very truly yours,

ABITIBI-CONSOLIDATED U.S. FUNDING CORP.

By:
Name:
Title:

D-2

ANNEX F

Form of Undertaking (Originator)

CONFIRMATION OF UNDERTAKING (ORIGINATOR)

Dated as of June     , 2009

The undersigned, as undertaking party under the Undertaking Agreement (Originator), dated as of October 27, 2005 in favor of Abitibi-Consolidated U.S. Funding Corp. (“ACUFC”) (as amended, restated, supplemented and/or modified from time to time, the “Undertaking Agreement (Originator)”), assigned by ACUFC to Citibank, N.A. London Branch (“CBL”) pursuant to the Assignment of Undertaking Agreement (Originator) dated as of October 27, 2007, and further assigned by CBL to Citibank, N.A. pursuant to the Second Amended and Restated Receivables Purchase Agreement, dated as of the date hereof (the “ARRPA”), hereby confirms and agrees that, notwithstanding the effectiveness of the ARRPA and the other Transaction Documents (as defined in the ARRPA), the Undertaking Agreement (Originator) heretofore executed and delivered by it is, and shall continue to be, in full force and effect, and the Undertaking Agreement (Originator) is hereby ratified and confirmed.

This Confirmation of Undertaking (Originator) shall be considered to be executed and delivered by the undersigned in the United States of America and once an authorized director or officer of the undersigned resident in the United States of America has executed the same.

This Confirmation of Undertaking (Originator) and all related documents have been written in the English language at the express request of the parties. Le présent contrat ainsi que tous les documents s’y rattachant ont été rédigés en anglais à la demande expresse des parties.

[Signatures continue on next page.]

F-1

ABITIBI-CONSOLIDATED INC.

By:
Name:
Title:

[Signature Page to Confirmation of Undertaking (Originator)]

ANNEX G

Form of Undertaking (Servicer)

CONFIRMATION OF UNDERTAKING (SERVICER)

Dated as of June     , 2009

The undersigned, as undertaking party under the Undertaking Agreement (Servicer), dated as of October 27, 2005 in favor of Citibank, N.A., London Branch (“CBL”) and certain investors and banks (as amended, restated, supplemented and/or modified from time to time, the “Undertaking Agreement (Servicer)”) and assigned by CBL to Citibank, N.A. pursuant to the Second Amended and Restated Receivables Purchase Agreement, dated as of the date hereof (the “ARRPA”), hereby confirms and agrees that, notwithstanding the effectiveness of the ARRPA and the other Transaction Documents (as defined in the ARRPA), the Undertaking Agreement (Servicer) heretofore executed and delivered by it is, and shall continue to be, in full force and effect, and the Undertaking Agreement (Servicer) is hereby ratified and confirmed.

This Confirmation of Undertaking (Servicer) shall be considered to be executed and delivered by the undersigned in the United States of America and once an authorized director or officer of the undersigned resident in the United States of America has executed the same.

This Confirmation of Undertaking (Servicer) and all related documents have been written in the English language at the express request of the parties. Le présent contrat ainsi que tous les documents s’y rattachant ont été rédigés en anglais à la demande expresse des parties.

[Signatures continue on next page.]

G-1

ABITIBI-CONSOLIDATED INC.

By:
Name:
Title:

[Signature Page to Confirmation of Undertaking (Servicer)]

ANNEX H

Insurance Policy

EDC

Export Development Canada

Exportation et développement Canada

December 5, 2008

Roland Fanning

Director of Credit Operations

Abitibi-Consolidated Inc.

800-1155, rue Metcalfe

Montreal, PO, H3B 5H2

Care of:

Mr. Rejean Bourque

Marsh Canada Limited

800 -1981 McGill College

Montreal, PO, H4A 3T4

Dear Mr. Fanning:

Re: Policy No. CG 1 22818

We acknowledge receipt of your acceptance of our offer and thank you for insuring with us.

You will find enclosed a Country Schedule, Coverage Certificate, and Credit Management Schedule in addition to numerous endorsements. These documents cancel and replace all those issued prior to this date. This new Policy is effective September 1, 2008 and all the shipments occurred since this date are to be reconciled under this new Policy.

Under this Policy, EDC will provide insurance for your export sales and Coface will provide insurance for your domestic sales. EDC will be the administrator of the Policy and all communication should be with EDC. Information provided by you will be shared with Coface, where appropriate.

An important aspect of the Accounts Receivable Policy is that if the Insurers become aware of something that renders the risk of your buyer not paying unreasonably high, the Insurers may discontinue or change the cover on the buyer or, if necessary, stop covering sales to a particular country. The provision permitting this kind of change is contained in Subsection 4(1) of the Policy. This is an essential feature of the insurance and is in the Policy to address the fact that credit risk by its nature can change over time. Any such change to the cover would not apply to shipments which you have already made.

Please ensure that you request the necessary Credit Approvals on all buyers for whom amounts owing will exceed the maximum amount of Credit Limit that you are able to establish without contacting us by using the methods set out in the Credit Management Schedule.

With the support of our automated Credit Approval system, we are able to provide fast, efficient and reliable service in response to your Credit Limit requests. We encourage you to take advantage of our on-line “Credit Approval Manager” service using your Internet Interface, if you have not already done so.

151 O’Connor, Ottawa, ON Canada K1A 1K3

613-598-2500 Fax 613-237-2690 www.edc.ca

Canada

H-1

I will be responsible for the administration of your Policy until December 12, 2008; after this date Ryan Smith will be your new underwriter. Should you have any questions, please do not hesitate to contact me.

Yours truly,

/s/ Marlene Bouchard

Marlene Bouchard

Underwriter

Resources

Telephone: 1-888-332-4089

Fax: 613-597-8830 mbouchard@edc.ca

C.C.:	Nigel Kilvington, Citibank, NA, London Branch, as Agent for Eureka Securitisation, pic and Citibank, NA Global Securitization, Citibank, N.A.

H-1

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

COVERAGE CERTIFICATE

Accounts Receivable Policy

(Shipments)

Insured: Abitibi-Consolidated Inc.

Policy Number. CG 1 22818

Issued: December 5th, 2008

Effective: September 1st, 2008

Reference Number: 1

This Policy is Issued in Ottawa, Ontario by Export Development Canada (“EDC”) and by Compagnie Française d’Assurance pour le commerce Extérieur-Canada Branch (Coface) (together referred to as the “Insurers”), to Abitibi-Consolidated Inc. (the “Insured”). This Certificate forms part of the Policy and, as of its effective date, it replaces any previous Coverage Certificate.

SPECIFIC TERMS OF COVERAGE PROVIDED UNDER THE POLICY ARE SET BELOW

Coverage Effective Date:	September 1st, 2006
Policy Period:	September 1st to August 31st of each year.
If the Policy is terminated on a date other than August 31st the last Policy
Period will end on such termination date.
Anniversary Date:	September 1st of each year
Acceptance Fee:	GAD 0
Policy Currency:	USD

EDC’s Maximum Liability Amount:	USD 320,000,000

Coface Maximum liability Amount:	USD 50,000,000

Declaration Period:	September 1st to November 30th
December 1st to February 28th
March 1st to May 31st
June 1st to August 31st

Declaration Currency:	USD

Insurance Percentage:	90% (subject to section 16 of the Policy General Terms and Conditions)

151 O’Connor, Ottawa, ON Canada K1A 1K3

613-598-2500 Fax 613-237-2690 www.edc.ca

ADDRESS FOR NOTICES

to the Insured at:		to the Insurers at:

Abitibi-Consolidated Inc. 800 - 1155 Metcalfe Montreal, PO. Canada H3B 5H2		Export Development Canada 151 O’Connor Street Ottawa, Ontario, Canada K1A 1K3

Attention:	Mr. Roland Fanning	Attention:	Ryan Smith

Tel. Number:	864-292-9202	Tel. Number:	866-749-5824
Fax Number:	514-394-2267	Fax Number:	613-597-8830

e-mail address:	Roland.Fanning@AbitibiBowater.com	e-mail address:	rsmith.@edc.ca

EXPORT DEVELOPMENT CANADA,

for the Insurers

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

COUNTRY SCHEDULE

Insured: Abitibi-Consolidated Inc.

Policy Number: CG 122818

Issued: December 5th, 2008

Effective: September 1st, 2008

Reference Number 1

This Schedule lists the countries and the maximum payments terms in respect of which insurance coverage is provided and sets out the premium rates applicable to sales made by the Insured to buyers located in such countries and payable on such maximum payment terms. This Schedule forms part of the Policy and, as of its effective date, it replaces any previous Country Schedule.

Country	Maximum Payment Terms	Note	Rate %
Algeria	Up to 90 days		0.0625
Arab Republic of Egypt	ILC 91-180 days.		0.0625
Argentina See REGISTRATION NOTE	Up to 180 days Cash Against Documents/Documents on Payment of a Sight Draft		0.0625 0.0625
Aruba	Cash Against Documents/Documents on Payment of a Sight Draft		0.0625
Australia	Up to 90 days		0.0625
Austria	ILC -Sight 30 days Up to 90 days		0.0625 0.0625
Barbados	Up to 90 days		0.0625
Belgium	Up to 90 days		0.0625
Bermuda	Up to 90 days		0.0625
Brazil	Up to 90 days 91 to 180 days ILC 91 180 days Cash Against Documents/Documents on Payment of a Sight Draft		0.0625 0.0625 0.0625 0.0625
Canada Domestic	Up to 90 days		0.0650
Canada Export	Up to 180 days		0.0625

Chile	Up to 180 days	0.0625
Colombia	Up to 180 days	0.0625
Costa Rica	Up to 180 days	0.0625
Cyprus/Greece	Up to 180 days	0.0625
Denmark	Up to 90 days	0.0625
Dominican Republic	Up to 180 days Cash Against Documents/Documents on Payment of a Sight Draft	0.0625 0.0625
Ecuador See REGISTRATION NOTE	Up to 180 days ILC 91-180 days Cash Against Documents/Documents on Payment of a Sight Draft	0.0625 0.0625 0.0625
El Salvador	Up to 180 days -	0.0625
France	Up to 180 days	0.0625
Germany	Up to 90 days	0.0625
Ghana See REGISTRATION NOTE	Up to 180 days	0.0625
Greece	Up to 180 days	0.0625
Guadeloupe	Up to 180 days	0.0625
Guatemala See REGISTRATION NOTE	Up to 180 days	0.0625
Honduras See REGISTRATION NOTE	Up to 180 days	0.0625
Hong Kong	Up to 90 days	0.0625
Hungary	Up to 90 days	0.0625
Ireland	Up to 90 days 91 to 180 days	0.0625 0.0625
India	Up to 180 days Cash Against Documents/Documents on Payment of a Sight Draft	0.0625 0.0625
Ireland	Up to 90 days 91 to 180 days	0.0625 0.0625
Israel	91 to 180 days	0.0625
Italy	Up to 180 days	0.0625
Jamaica	Up to 180 days	0.0625
Japan	Up to 90 days	0.0625
Kuwait	Up to 90 days	0.0625
Luxembourg	Up to 90 days	0.0625

Macedonia	Up to 90 days	0.0625
Malta	Up to 90 days	0.0625
Martinique	Up to 180 days	0.0625
Mexico	Up to 180 days	0.0625
Morocco	Up to 90 days	0.0625
Netherlands	Up to 90 days	0.0625
Netherlands Antilles	Up to 90 days	0.0625
New Zealand	Cash Against Documents/Documents on Payment of a Sight Draft	0.0625
Nicaragua See REGISTRATION NOTE	Up to 180 days	0.0625
Norway	Up to 90 days	0.0625
Panama	Up to 180 days	0.0625
Paraguay See REGISTRATION NOTE	Up to 180 days	0.0625
People’s Republic of China	Up to 90 days ILC 31 -90 days	0.0625
Peru	Up to 180 days	0.0625
Portugal	Up to 90 days	0.0625
Puerto Rico	Up to 90 days	0.0625
Republic of Korea	ILC Sight -30 days ILC 31-90 days 91 to 180 days	0.0625 0.0625 0.0625
Saudi Arabia	Up to 90 days	0.0625
Singapore	Up to 180 days	0.0625
Slovak Republic	Up to 90 days	0.0625
Slovenia	Up to 90 days	0.0625
Spain	Up to 90 days	0.0625
Sri Lanka See REGISTRATION NOTE	Up to 180 days	0.0625
Sweden	Up to 180 days	0.0625
Switzerland	Up to 180 days ILC 31-90 days	0.0625
Taiwan	Up to 180 days	0.0625
Thailand	Up to 180 days	0.0625
Trinidad and Tobago	Up to 90 days	0.0625
Tunisia	Up to 180 days	0.0625
Turkey	Up to 90 days 91 to 180 days	0.0625 0.0625

	Cash Against Documents/Documents on Payment of a Sight Draft	0.0625
Ukraine See REGISTRATION NOTE	Up to 90 days	0.0625
United Arab Emirates	Up to 180 days	0.0625
United Kingdom	Up to 90 days 91 to 180 days	0.0625 0.0625
United States of America	Up to 90 days 91 to 180 days	0.0625 0.0625
Uruguay	Up to 180 days	0.0625
Venezuela See REGISTRATION NOTE	Up to 90 days 91 to 180 days	0.0625 0.0625
Virgin Island (BR)	Up to 180 days.	0.0625

*	RESTRICTION NOTE: There are further restrictions that apply to this market, please see the Credit Management schedule.

EXPORT DEVELOPMENT CANADA,

for the Insurers

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

CREDIT MANAGEMENT SCHEDULE

Insured: Abitibi-Consolidated Inc.

Policy Number: CG 122818

Issued: December 5th, 2008

Effective: September 1st, 2008

Reference Number: 1

This Schedule sets out the procedures that the Insured must follow to establish Credit Limits for buyers, and describes the insured’s obligation as to how to follow up on overdue accounts. This Schedule forms part of the Policy and. as of its effective date, it replaces any previous Credit Management Schedule.

KEY DEFINITIONS

Credit Limit	means the maximum amount of Loss that the Insured may sustain in respect of any individual buyer and still obtain the maximum Insurance Percentage under the Policy.

Credit Approval

means a notice given by the Insurers to the Insured slating the amount of the Credit Limit for a buyer or group of buyers and. stipulating any specific conditions or changes to the insurance coverage applicable to sales to that buyer or group of buyers.

Discretionary Credit Limit

means the maximum Credit limit that the Insured may establish, without contacting the insurers, by using one of the methods for establishing such a Credit Limit set out in this Credit Management Schedule.

OBLIGATIONS OF THE INSURED

The Insured must establish and maintain a Credit Limit for all buyers by using one of the methods set out in Section 1 below or by requesting a Credit Approval from the Insurers

(See Section 2, below).

The Credit Limit should be equal to or greater than the amount owed by the buyer to the Insured.

The Insured must take appropriate action to follow up on overdue accounts, including those set out in Section 3, below.

Section 1: DISCRETIONARY CREDIT LIMITS

Depending on the size of the Credit Limit required, there are various methods that the Insured can use to establish a Credit Limit for a buyer without contacting the Insurers. The Insured may use only one method for each buyer.

However, the Discretionary Credit Limits for the buyers located in some countries are limited to the amount Indicated in the adjacent table no matter what amount is obtained by using the methods set out below.

COUNTRIES FOR WHICH THE DISCRETIONARY CREDIT LIMIT IS RESTRICTED

County	Maximum Credit Limit
Argentina	USD 0

Page 1 de 2

Ecuador	USD 0
Guatemala	USD 0
Honduras	USD 0
Nicaragua	USD 0
Paraguay	USD 0
Ukraine	USD 0
Venezuela	USD 0
Ghana	USD 0
Sri Lanka	USD 0

THE METHODS FOR ESTABLISHING A CREDIT LIMIT ARE AS FOLLOWS:

Method 1

The Insured’s own experience -Up to 125% of the highest amount of credit that the Insured has extended to the buyer on similar terms that was promptly paid during the twelve month period before the date coverage for the transaction with the buyer begins.

Maximum Credit Limit using Method 1:	USD : 500,000

Method 2

Written Credit information - Favourable written information provided by a recognized credit Information agency or a bank which supports the extension of credit for the amount of the sale. The information cannot be dated more than twelve months before the date coverage for the transaction with the buyer begins.

Maximum Credit Limit using Method 2:	USD : 500,000

Method 3

Financial Statements & Written Credit Information - Favourable Financial Statements in combination with favourable written credit information of the buyer which support the extension of credit for the amount of the sate. The fiscal year end of the statements cannot be more than eighteen months before the date coverage for the transaction with the buyer begins. The written credit information Cannot be dated more than twelve months before the date coverage for the transaction with the buyer begins.

Maximum Credit Limit using Method 3:	USD : 1,000,000

Section 2: CREDIT APPROVALS

When the Insured requires a Credit limit higher than can be established by using the methods provided in Section 1, the Insured must contact the Insurers to obtain a Credit Approval.

Section 3: OVERDUE ACCOUNTS

The longer an account remains overdue, the greater the likelihood of a loss. One of your responsibilities under the Policy is to attempt to collect overdue accounts.

EXPORT DEVELOPMENT CANADA
for the Insurers

EDC

Coface

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

GENERAL TERMS AND CONDITIONS

This insurance policy is issued to the Insured identified In the Coverage Certificate by Export Development Canada (“EDC”) and Compagnie Française d’Assurance pour le Commerce Extérieur - Canada Branch (“Coface”), who are together referred to In this Policy as the “Insurers”. The Insurers have separate liability to the Insured.

EDC is the Administrator of this Policy for the Insurers. All communications and correspondence between the Insured and the Insurers are to be With EDC, and all requests, claims, declarations and other submissions and notices required by the Policy to be made to the Insurers are to be made to EDC. All premium is to be paid to EDC.

Capitalized terms no1 defined in this document shall have the meanings given to them in the Coverage certificate.

COVERAGE

1. The Insurers hereby provide Insurance for goods Shipped on or after the Coverage Effective Date, subject to the provisions of this Policy and in consideration of the insured’s payment of the Acceptance Fee and Undertaking to pay all required premium.

EDC. Coverage

EDC Insures the Insured against and agrees to pay the Insurance Percentage of any loss covered by the Policy that is sustained by the Insured under Eligible Contracts with buyers in countries listed in the Country Schedule (excluding Canada), as a direct result of the occurrence of any Risk described in Section 2. Such a loss is referred to as an “Export Loss”. The amount of any Export Loss will be determined pursuant to Section 19.

Coface Coverage

Coface insures the Insured against and agrees to pay the Insurance Percentage of any loss covered by the Policy that is sustained by the Insured under Eligible Contracts with buyers located in Canada (if Canada Is listed In the Country Schedule), as a direct result of the occurrence of a Risk described in Subsection 2(1), 2(2) or 2(3) only. Such a loss is referred to any “Domestic Loss”, The amount of any Domestic Loss win be determined pursuant to section 19.

Loss

The term “loss , when used in this Policy, means either an Export Loss or a Domestic Loss, or both, as the context requires. A Loss is covered under this Policy only if it is an amount that was payable by the buyer which was not paid as a direct result of the occurrence of a covered Risk or which would have become payable under the Eligible Contract if the risk had not occurred.

Risks	2. The risks that are covered under this Policy (the “Risks”) are the following:

Insolvency	(1) failure of the buyer to pay when the financial situation of the buyer has resulted in:

(a) proceeding being commenced under the bankruptcy or insolvency laws of the buyer’s country for the reorganization of the financial affairs of the buyer or the winding up of the buyer; or

(b) the conclusion of a composition arrangement which is legally binding on all the creditors of the buyer;

151 O’Connor, Ottawa. ON K1A lK3

613-598 2500 fax 613.237.2690 www.edc.ca

30-028-Globex-Quebec (1008)

Default	(2) failure of the buyer to pay by the Due Dale all or any part of the Gross Invoice Value of goods that were delivered In accordance with the terms of the Eligible Contract and accepted by the buyer;

Repudiation

(3) failure or refusal of the buyer to accept goods within thirty days from the date on which the goods were placed at the buyer’s disposal In accordance with the delivery terms of the Eligible Contract, if such failure or refusal is not excused by and does not arise from any breach of contract on the part of the Insured;

Conversion and Transfer

(4) the operation of a law of any governmental directive having the force of law in the buyer’s country which restricts or prevents the conversion or transfer of currency and thereby prevents the buyer from making payment required under the Eligible Contract, and the buyer has:

(a) complied with all requirements in the buyer’s country for the conversion or transfer of currency to make such payment; and

(b)    made an irrevocable deposit for transfer to the Insured of a sum In the currency of the buyer’s country equivalent to the amount of the payment required to be made to the Insured, unless the buyer was precluded from making such deposit by a law or any governmental directive having the force of law in that country;

War and Related Disturbances

(5) war or hostilities between two or more countries, or rebellion, revolution, Insurrection, civil commotion or acts of political terrorism, in any country other than Canada, excluding however any Loss sustained as a result of the occurrence of a risk that was within the scope of marine cargo insurance, such as that provided under the War, Strikes, Riots and Civil Commotions Clauses of the London or American Institute, that was available on the date the goods were Shipped. Whether or not any such insurance was placed;

Export Permits

(6) cancellation or non-renewal of an export permit by the Government of Canada or the imposition by the Government of Canada of restrictions on the export of goods which were not subject to permit or restriction prior to the date on which the goods were Shipped; and

Import Permits

(7) cancellation or non-renewal of an import permit or the imposition of restrictions on such Import of goods which were not subject to permit or restriction prior to the date on which the goods were Shipped.

Services Coverage

3. Coverage is also provided for services rendered by the Insured with respect to goods insured under the Policy when the services are sold under the same Eligible Contract as the goods. For purposes of such coverage, all references in the Policy to “goods” shall be deemed to Include services, and all references in the Policy to “goods Shipped , shipments and “goods delivered” shall be deemed to Include the services that were rendered by the Insured with respect to such goods.

Changes at any time

4. (1) The Insured acknowledges that because of the changing nature Of credit risk, the Insurers conduct ongoing assessments of the risk undertaken by the Policy and Credit Approvals issued there under. The Insured agrees that if in their ongoing assessment of risk. The Insurers become aware of any fact or circumstance which is material to the assessment of the credit risk undertaken, and which in the Insurers’ view renders the risk of Loss unreasonably high, the Insurers may, by prior written notice to the Insured, change, cancel or withdraw any Credit

30-028-Globex-Quebec (1008)

Limit or Credit Approval, exclude a buyer, or change the provisions of the Country Schedule. Including, without limitation, by removing a country from the Country Schedule. However, any such change, cancellation or withdl1llwal shall apply only to goods to be Shipped after receipt of the notice by the Insured (the date of such receipt to be determined In accordance with Section 35). Any Loss with respect to goods Shipped after receipt of the notice, other than goods Shipped in accordance with a change set out in any such notice, shall be conclusively deemed to be a Loss that was due to a cause avoidable by the Insured and therefore excluded from coverage pursuant to Section 8 of the Policy.

Changes annually

(2) The Insurers shall have the right to change the premium rates and any term or condition of the Policy as of any Anniversary Date, provided that the Insured is sent an Initial notice, at least 60 days prior to the Anniversary Date, that changes mayor will be made to the Policy, but the changes need not be specified as part of such Initial notice. The Insured will be notified of the specific changes at a later date and the changes will become effective on the first Anniversary Date following the Insurers’ Initial notice if the Insured notifies the Insurers that the changes are acceptable. If the Insured does not agree with the changes, the Policy win terminate 60 days after 5uch Anniversary Date and during that 60 day period the existing rates and terms and conditions will continued to apply.

Application

5. The statements made by the Insured in the Application are the basis upon which this Policy has been issued. If any such statements are untrue, incomplete or incorrect in any material respect, this Policy shall be void as of the Coverage Effective Date and the Insurers may retain any premium and fees that have been paid.

Documentation Risk

6. Even though the Insurers may have received from the Insured, or provided comments on, any contract of sale, agreement or other documentation, the Insured remains responsible for ensuring that effectiveness of all documentation including ensuring that an agreement creates a binding payment obligation by the relevant party.

Disputes

7. If there is a dispute between the Insured and the buyer with regard to any matter which brings into question the amount owing (or whether there is any amount owing) by the buyer to the Insured (a “Dispute” the Insurer shall have no liability with respect to the claim until the Dispute is finally settled, by negotiation or otherwise, and the Loss amount is clearly established.

EXCLUSIONS

8. The Insurers shall not be liable for the payment of a claim for Loss if:

Misrepresentation

(1) the Insured has at any time made any misrepresentation to an Insurer or has failed to disclose to the insurers any information that is material to the rights, liabilities or obligations of either insurer under this Policy;

Changing “Terms of Payment	(2) the Insured has agreed with the buyer to change the payment terms under the eligible Contract, unless:

(a) the Insurer has given its prior written approval;

(b) such agreement constitutes a composition arrangement that is legally binding on all creditors of the buyer; or

(c) the agreement was made in the circumstances described in Section 9;

30-028-Globex-Quebec (1008)

Assignment of Contract

(3) any right, title or interest of the Insured under the Eligible Contract has been assigned by the Insured to any person other than the Insurer, unless the assignment was by way of security only and the assignee has executed and delivered to the Insured a reassignment and release in respect thereof in form and substance satisfactory to the Insurer;

Cause avoidable

(4) the loss is due to a cause avoidable by the Insured, an Affiliate or an agent of an Affiliate, or by a failure of any of these persons to act in a commercially reasonable manner, or the Loss is caused by the Insolvency of any of these persons;

Related Buyer

(5) the buyer is an Affiliate, unless the existence of the affiliation was specifically acknowledged in writing by the Insurer and the Insurer agreed in writing to provide coverage in respect of such buyer;

Goods Shipped When Buyer in Default

(6) at the time the goods were Shipped, the buyer had been in default of its payment obligations, to the Insured for more than 60 days for en amount greater than 10% of the total amount due to the Insured by that buyer, unless the Insurer agreed in writing to the goods being Shipped despite the default;

Corruption

(7) the Insured, an agent of the Insured, an Affiliate or an agent of an Affiliate has engaged in or knowingly been party to any action, in relation to the Eligible Contract, that is prohibited by Canada’s Corruption of Foreign Public Officials Act or by the criminal laws dealing with the bribery of public officials that are applicable In a country In which any such agent or Affiliate is located. except that if the Loss would have been payable to a third party pursuant to the provisions of a Direction to Payor a Tripartite Agreement, the Insurer will make the claim payment to that third party and the Insured shall Immediately reimburse the amount of the claim payment to the Insurer;

Licenses, Approvals or Authorizations

(8) the Insured has failed to obtain and maintain all licenses, approvals, or other authorizations required on the date the goods were Shipped for the performance of the Eligible Contract or the buyer has failed to obtain such approvals or authorizations (that the buyer was responsible to obtain) prior to the Insured shipping the goods; or

Other insurance

(9) the Insured is a beneficiary under any other policy of insurance, guarantee or agreement of any kind that provides an Indemnity with respect to the loss, unless otherwise agreed to by the Insurers In writing or unless required by the Insurers In a Credit Approval.

Extension of Due

Date	9. If the buyer has requested the extension Of a Due Date, the Insured may agree with the buyer to extend the Due Date if:

(1) the original payment terms were not cash against documents, documents on payment or documents against payment of sight draft;

(2) the agreement to extend the Due Date is entered into prior to the original Due Date;

(3) the extended Due Date is not more than 90 days from the original Due Date; and

(4) the extended Due Date does not result in the insured having granted credit to the buyer-for a total period in excess of 180 days.

30-028-Globex-Quebec (1008)

DUTIES OF THE INSURED

Notification of Other Contracts

10. The Insured shall promptly notify the Insurers each lime a shipment of goods is to be made by the Insured under a contract of sale (other than an Excluded Contract) that is on terms not provided for In the Country Schedule or with a buyer located in a country not listed in the Country Schedule, and on being so notified. the Insurers shall either:

(1) extend the insurance coverage to include the contract of sale as an Eligible Contract by adding the buyer’s country and/or the new payment terms to the Country Schedule, and advise the Insured of the terms of such coverage; or

(2) designate the contract Of sale as an Excluded Contract.

11. On or before the 20th day of the month following the end of each Declaration Period. the Insured shall:

Declarations

(1) complete and return to the Insurers the declaration worksheet provided by the Insurers, specifying by country (or, In the case of Canada, by province or territory) where the buyer Is located, the Gross Invoice Value of all goods Shipped during that Declaration Period under contracts of sale other than Excluded Contracts, and if no such goods have been Shipped during that Declaration Period, the Insured shall submit a nil declaration; and

Payment of Premium

(2) pay premium, computed on the Gross Invoice Value of all goods Shipped during that Declaration Period under contracts of sale other than’ Excluded Contracts, al the rates applicable on the date the goods were Shipped, as set out in the Country Schedule: and any applicable taxes.

Payment of Other Fees

12. Upon receipt of a statement of account, the Insured shall promptly pay all fees owing for any services provided by the Insurers of obtained by the Insured for the insured for purposes of the coverage.

Overdues and Events that could Cause .a Loss

13. The Insured shall immediately notify the Insurers of any event or circumstance of which the Insured is aware that could cause a Loss, including, without limitation, any deterioration in the financial condition of a buyer, and, on or before the 20th day of each calendar month, the Insured shall provide the Insurers with full particulars as to all amounts payable by buyers under Eligible Contracts that have been in default for more than 90 days.

prevent and Minimize Loss

14. The Insured shall use all reasonable and usual care, skill and forethought in respect of all matters affecting this Policy, and shall take all practicable measures, including any measures requested by the Insurers, to prevent the occurrence of any Los or minimize the amount of any loss that may occur or that has occurred. The Obligation to prevent and minimize loss applies both prior to and after the filing of a claim application and it includes, without limitation, the obligation to:

(1) monitor overdue accounts by following the procedures for the collection of overdue accounts that are sat out in the Credit Management Schedule or, if no such procedures are set out in the Credit Management Schedule, by following the Insured’s own procedures;

30-028-Globex-Quebec (1008)

(2) file a proof of claim in the bankruptcy of the buyer; and

(3) discontinue shipping goods to buyers that have been in default for more than 60 days for an amount greater than 10% of the total amount due to the Insured by that buyer, unless the Insurer agreed in writing to the goods being Shipped despite the default.

CREDIT LIMITS

Credit Limits

15. In order for this Policy to apply to sales to a buyer, the Insured must establish a Credit Limit for the buyer by following the procedures set out in the Credit Management Schedule. The procedures may require that the Insured obtain a Credit Approval.

Declining Insurance Percentage when Loss exceeds Credit Limit

16. For any case where the Loss amount (together with the amount of all previous claim payments in respect of the same buyer which have not been recovered) exceeds the Credit limit for the buyer, the Insurance Percentage set out in the Coverage Certificate or in the Credit Approval will decline. In those cases, the new insurance Percentage Will be:

(A) the amount of the Credit limit,

less

(B) the amount of any previous Losses (Which have not been recovered) in respect of which claim payments were made for the same buyer, divided by

(C) the Loss amount,

multiplied by

(D) the original applicable Insurance Percentage specified in the Credit Approval or in the Coverage Certificate.

17. Notwithstanding the total amount of all Credit Limits:

EDC’s Maximum Liability

(1) the amount of EDC’s overall maximum liability for all Export Losses in respect of which the Insured becomes entitled 10 receive claim payments in each Policy Period. Is limited to EDC’s Maximum Liability Amount; and

Coface’s Maximum liability

(2) the amount of Coface’s overall maximum liability for all Domestic Losses in respect of which the Insured becomes entitled to receive claim payments in each Policy Period, is limited to Coface’s Maximum Liability Amount.

For greater certainty, EDC has 00 liability for or In relation to any Domestic Loss claim and Coface has no liability for or in relation to any Export Loss claim.

30-028-Globex-Quebec (1008)

CURRENCY CONVERSIONS

Declarations and premium

18. (1) All declarations of goods Shipped and all premium shall be expressed and paid In a Declaration Currency. For purposes of determining the amount to be declared and the premium 10 be paid when the Contract Currency is not a Declaration Currency, the Gross Invoice Value shall be converted to its equivalent value in a Declaration Currency, at the rate applicable at the Insured’s bank for buying Declaration Currency with Contract Currency on the last business day of the Declaration Period In which the goods were Shipped.

Claim payment

(2) Claim payments shall be made In the Contract Currency if the Contract Currency Is USD or CAD. If the Contract currency is not USD or CAD, the claim payment shall be made in the Policy Currency and, to determine the amount of the claim payment, the Loss amount shall be converted to the Policy Currency at the lesser of the dally noon mid-market rate for such conversions applicable at EDC’s bank on:

(a) the last business day of the calendar month in which the goods were Shipped; and

(b) the date on which the Insured became entitled to receive Ii claim payment, as set out in Section 21.

Insurers’ liability

(3) For purposes of calculating each Insurer’s remaining exposure under any maximum liability amounts under the Policy, any claim payment made in a currency other than the Policy Currency shall be converted to the Policy Currency at the daily noon mid-market rate for such conversions applicable at EDC’s bank on the last business day of the calendar month prior to the date of the claim payment.

LOSSES

Computation of Loss

19. The amount of a Loss that is covered by the Policy will be computed in the Contract Currency, and is the Gross Invoice Value of the goods Shipped together with any additional insurance, freight or other handling costs (exclusive of demurrage) that were incurred as a result of any interruption or diversion of delivery due to the occurrence of the Risk which resulted in the Loss, less;

(1) any amount which the Insured agrees the buyer is entitled to take Into account by Way of payment, credit, set-off or counterclaim;

(2) all amounts received, recovered or. realized by or on behalf of the insured on account of amounts payable by the buyer to the Insured in respect of such goods, including any amount realized through sale or disposal of the goods: and

(3) all costs that would normally have been incurred by the Insured In respect of such goods but which have not been incurred as a result of the occurrence of the Risk. .

30-028-Globex-Quebec (1008)

Non-Qualifying Loss

20. In Insurer shall not be liable for the payment of any Loss where the amount of such Loss equal to or less than the Non-Qualifying Loss amount. A “Non-Qualifying Loss” is a Loss which is not covered by the Policy because of its size. The amount of the Non-Qualifying Loss and the circumstances in which it applies are set out in the Coverage certificate.

CLAIMS PROCESS

Claim Waiting Period

21. The Insured shall become entitled to receive a claim payment for a Loss1hat has been determined to be an eligible claim four months after the date on which the Loss was sustained by the Insured, except that:

(1) If the Loss Is a result of the Risk described in Subsection 2(1), the Insured shall become entitled to receive a claim payment immediately upon the Loss having been sustained by the Insured; and

(2) if the Loss is a result of the Risk described In Subsection 2(3), ‘the Insured shall become entitled to receive a claim payment after the goods have been resold or Otherwise disposed of by or on behalf of the Insured with the prior written approval of the Insurer, Which approval shall not be unreasonably withheld.

Claim Period	22. An Insurer shall not be liable for the payment of a claim for Loss if the Insured has not filed a claim application for the Loss Within twelve months from the date on which the Loss was Sustained.

Claim Application

23. (1) When submitting a claim application, the Insured must establish that an Insured Risk has occurred, the amount of the Loss, and that the loss is within the terms of cover. In the case of any loss which has arisen from business transacted by an Affiliate or by an agent of the’, Insured or an Affiliate, the Insured must also provide the Insurer with a signed copy of a declaration form provided by the Insurer In which the agent or Affiliate has made the declaration required by the Insurer to the effect that the agent or Affiliate has not engaged in activities prohibited by criminal laws dealing with corruption or the bribery of public officials.

(2) The Insurer is entitled to Investigate all aspects of each claim. Tile Insured must assist the Insurer with the investigation by providing to the Insurer any records. documentation, information, certificates or other forms of proof that the Insurer may reasonably require to Mable the Insurer to assess the claim eligibility and the amount of the Loss, including, without limitation, Information required for the purpose of determining if any of the exclusions of the Insurer’s liability set out In Section 8 or elsewhere in the Policy apply to the claim.

(3) Within 30 days of receipt of a claim application, or the receipt of any additional information in’ respect of a claim, the Insurer shall advise the Insured if any additional information is required. If the Insured falls to provide any such information Within 30 days of the Insurer’s request, the Insurer may consider the claim abandoned.

Claim Determination

24. Within 30 days of receipt of a claim application or of all additional information that was requested, the Insurer shall advise the Insured that: (i) a claim payment will be made; (ii) the claim is denied; or (iii) the Insured is not eligible for a claim payment due to the existence of a Dispute. If a claim is payable and the Insurer fails to pay the claim within 30 days of the later of: (i) the date the Insured is entitled to receive a claim payment, (ii) the date when the Insurer received the claim application, and (iii) the date when the Insurer received the requested additional Information, the

30-028-Globex-Quebec (1008)

insurer will pay interest on the amount payable by the insurer at the rate per annum quoted by EDC’s bank as its prime rate for the currency of the claim payment, as of the day following the date the claim should have been paid. and such interest shall be calculated annually in arrears from, but excluding, the 30th day after the later of: (i) the date the insured is entitled to receive a claim payment, (ii) the date when the insurer received the claim application, and (iii) the date when the insurer received the requested additional information, to, and including, the date the claim is paid to the Insured and such interest is payable on the date the claim is paid.

Claim payment return	25. If an Insurer has paid a claim to the Insured and:

(1) the Insurer becomes aware of information that would have entitled the Insurer not to pay the claim., including, without limitation, the fact that any of the exclusions of the Insurer’s liability set out in Section 8 or elsewhere in the Policy applied to the claim, or’

(2) the Insured fails to comply with its obligations under the Policy following a claim payment,

the Insured shall, forthwith upon the Insurer’s demand, repay the claim amount to the Insurer, with interest thereon at the rate per annum quoted by EDC’s bank as Its prime rate for the currency of the claim payment, as of the date the claim was paid, and such interest shall be calculated annually in arrears from, but excluding, the date the claim was paid, to, and including, the date the claim is repaid to the Insurer and such interest is payable on the date the claim is repaid.’

Reservation of Rights

26. The Insurers hereby expressly reserve all rights under the Policy. No action or failure to act by or on behalf of an Insurer in connection with investigating a claim or seeking to prevent or minimize a Loss, including, without limitation, the undertaking of investigations, discussions or negotiations with a buyer or any third parties, shall constitute a waiver by the insurer of any of its rights under the Policy or prevent or estop the insurer from thereafter exercising any of its rights under the Policy including, without limitation, Its right to deny liability or terminate the Policy.

RECOVERIES

Subrogation

27. (1) Subject to Subsection 27(2), upon the payment of a claim, the insurer is subrogated to all the insured’s rights against any person responsible for the Loss up to the amount of the claim payment The Insurer is entitled to take legal action against any person In order to exercise those subrogated rights.

(2) The Insurer waives all rights of Subrogation If the claim payment was made to a third party pursuant to the provisions of a Tripartite Agreement or a Direction to Pay in circumstances In which the claim payment would not have been made directly to the Insured as a result of the application of Subsection 8(7).

Rights and Obligations of the Insured

28. (1) Where an Insurer pays a claim, the Insured ~ay exercise its rights for the balance of its claim against the buyer for which the Insured has not been indemnified by the insurer, in preference to the insurer.

30-028-Globex-Quebec (1008)

(2) On payment of a claim by the insurer the Insured shall:

(a) fully co-operate with the insurer in its recovery efforts, which may include litigation and the defence of any counterclaim brought against the insurer; and

(b)    Indemnify the insurer against any liability that may be incurred by the insurer as a result of any reasonable and proper action that was taken by the insurer in seeking to recover the Loss or that may have arisen out of an action or claim brought against the Insurer by the buyer or any other person if such action or claim was brought as a result of a failure to perform or an unreasonable action or inaction by the insured in relation to the Eligible Contract, or any related agreement, or otherwise.

Transfer of Rights

29. Upon the payment of a claim and if requested by the insurer, the insured shall transfer and assign or request its Affiliate to transfer and assign to the insurer all right, title and interest in all amounts owed to the insured in respect of the Loss, or any security in respect thereof, up to the amount of the claim paid.

Recovery Expenses

30. When an Insurer pays B claim for a Loss, the Insurer and the Insured shall share all external costs and expenses previously approved by that Insurer and incurred to effect recovery, other than costs or expenses associated with the defense of any set-off or counterclaim by the buyer (which shall be for the account of the Insured) or costs or expenses incurred by the Insured once the amount of the loss has been fully recovered. The portion of such costs that will be paid by the Insurer shall be limited to the Insurance Percentage applicable to the loss and the Insured shall pay the remainder.

Reporting and Remittance of Recoveries

31. The Insured shall report to the Insurers all amounts received, recovered or realized with respect to any Loss, by the Insured or by any person on behalf of the Insured. Amounts recovered that are due to the Insurer pursuant to its subrogation rights following the payment of a claim must be promptly remitted to the Insurer In the Contract Currency unless otherwise directed by the Insurer and until remitted such funds shall be held In trust for the Insurer.

OTHER CONDITIONS

Agent

32. Statements made by an agent of the Insured and actions taken by any such agent in respect of the Insured’s dealings with the Insurers or with third parties, shall be deemed, for purposes of the Policy, to be statements made and actions taken by the Insured and shall be binding on the Insured, and except where the context clearly requires otherwise, all references In the Policy to the “Insured” including, without limitation, in the exclusions and recoveries provisions, shall be read to mean the Insured-and/or an agent of the Insured. And for greater clarity, any payment by a buyer to an agent of the Insured is deemed to be a payment to the Insured. A person is an agent of the Insured for purposes of the Policy when that person has been expressly appointed by the Insured as its agent, or when that person’s actions can reasonably be considered to be those of an agent of the Insured.

30-028-Globex-Quebec (1008)

Insurers’ Access to Information

33. The Insured shall provide the Insurers with all information relating to any matter under this Policy that is in the possession of the Insured or an Affiliate. The Insurers may. at any time, examine and ,make copies of all letters, communications, accounts or other documents that relate to the Policy, that are In the possession or control of the Insured or an Affiliate. The Insured shall take all reasonable steps to allow the Insured to obtain any information or to review any document that relates to the Policy and that is in the possession) of any other person.

Contract of Insurance

34. These General Terms and Conditions and all endorsements hereto, the Coverage Certificate, the Credit Management Schedule, the Country Schedule, the Credit Approvals (all such documents collectively constituting the “Policy”), and the Application on which the Policy is based. constitute the entire contract of Insurance between the Insurers and the Insured. Except as expressly provided for in the Policy, any statements. undertakings or agreements between the parties Other than what is contained in this Policy, the Application, or a written agreement entered into between the Insurers and the Insured after the issuance and acceptance of the Policy, shall not form part of, or. be deemed to be part of, ‘this contract of insurance.

Notice

35. Every notice, demand, request, consent. approval, waiver or agreement to be, given or made hereunder shall be in writing and shall be delivered to the other party by hand, sent by mall, or transmitted by fax, e-mail or other electronic means and shall be deemed to have been given and received, if delivered by hand, upon delivery, if sent by mail, the earlier of actual receipt and seven days after posting, and it transmitted by fax, e-mail or other electronic means the date of transmission, in each case excluding Saturday. Sunday and any national or statutory holiday when the offices of the receiving party are closed for business. The mailing address, fax number and e-mail address of the Insurers and the Insured for purposes of the Policy are those specified in the Coverage certificate or such other addresses or fax numbers as to which the Insurers or the Insured may from time to time notify the other.

Observance of Policy Conditions

36. The due performance of the Insured’s duties and obligations under the Policy, at the time stipulated for such performance, shall be a condition precedent to any liability of the Insurers for the payment of a claim. No failure on the part of an Insurer to exercise and no delay in exercising any right under this Policy shall operate as a waiver thereof. Any waiver by an Insurer of the strict compliance by the Insured with Its duties and obligations under the Policy shall not be deemed to be a waiver of any subsequent failure by the Insured to comply with such duties and obligations.

Termination	37. (1) Each party shall have the right to terminate this Policy upon giving the other party 60 days’ prior written notice to that effect.

(2) An Insurer shall have the right to terminate, this Policy, on 15 days notice to the Insured if the Insured defaults in the due performance of its duties or obligations under the Policy. Unless such default is cured or remedied by the Insured within such 15 day notice period.

(3) An Insurer shall have the right to terminate this Policy immediately on notice to the Insured if .the Insured, an agent of the Insured, an Affiliate or an agent of an Affiliate has engaged in or knowingly been party to any action; in relation to any contract of sale insured under the Policy that is prohibited by Canada’s Corruption of Foreign Public Official Act or by the criminal laws dealing with the bribery of public officials that are applicable In a country in which any such agent or Affiliate is located. .

30-028-Globex-Quebec (1008)

(4) When the Policy is terminated, the Insured shall continue to be bound by all of its obligations under the Policy relating to any claims that may have been paid prior to such termination or that may be paid thereafter.

Policy not Assignable	38. The ‘Insured shall not assign this Policy or any right, title or Interest herein, without the prior written approval of the Insurers.

Good Faith and disclosure	39. Without limiting the operation of any rule of law, this Policy has been Issued on the condition that:
(1) the Insured shall observe the ulmost good faith at all times;

(2) as at the date of issuance of the Policy and as at the date of issuance of any Credit Approval, the Insured has disclosed to the Insurers all facts material to the Risks insured: and

(3) the Insured shall promptly disclose to the Insurers all changes material to the Risks insured.

Severability

40. If any provision of this Policy or the application of any provision to any person or circumstance Is, to any extent, held to be Invalid or unenforceable, the remainder of this Policy and the application of such provision to persons or circumstances other than those in relation to which It was held to be invalid or unenforceable, shall not be affected thereby and all other provisions of this Policy shall be separately valid and enforceable to the fullest extent permitted.

INTERPRETATION

41. The marginal notes and headings In this Policy have been Inserted for convenience of reference only and shall not form part of or be considered In the interpretation of this Policy. All references to “Section”, “Subsection” and “Paragraph” shall refer to sections, subsections and paragraphs of this Policy. Any reference to a person includes a natural person, a partnership all a body corporate. Unless the context requires otherwise; the singular shall include the plural and vice versa.

Definitions	42. (1) “Affiliate” means a person:

(a) who has a direct or indirect equity interest in the Insured or a person in whom the Insured has a direct or indirect equity Interest;

(b) who is related to the Insured through a common third party’s direct or indirect equity interest in both that person and the Insured;

(c) Who, or whose direct or indirect owners, has a family relationship with the Insured or the Insured’s direct or indirect owners; or

(d)    who has any other kind of relationship with the Insured. Which could give rise to a concern on the part of a reasonable insurer that the Insured might not behave as a prudent seller with respect to sales to such person, to the detriment of the Insurer;

(2) “CAD” means the lawful currency of Canada;

30-028-Globex-Quebec (1008)

(3) Contract Currency” means the currency in which the Gross Invoice value of the goods is contractually required to be paid by the buyer;

(4) Coverage Certificate” means the document Issued by the Insurers that sets out the specific terms of the insurance coverage applicable to the Insured and stipulates any conditions of coverage which may amend or add to those established by these General Terms and Conditions;

(5) “Credit Approval” means a notice given by the Insurers to the Insured stating the amount of the Credit Limit for a buyer or group of buyers and stipulating any specific conditions or changes to the insurance coverage applicable to goods Shipped to that buyer or group of buyers:

(6) Credit Limit” means the maximum amount of Loss that the Insured may sustain in respect of any individual buyer and still obtain the maximum Insurance Percentage under the Policy;

(7) “Due Date” means the date on which payment under an Eligible Contract is due;

(8) “Eligible Contract” means a contract of sale that is not an Excluded Contract and that:

(a) complies with any special conditions set out in the Country Schedule for the country in which the buyer is located;

(b)    provides that all amounts payable by the buyer to the Insured shall be paid on terms which are within the maximum terms of payment set out in the Country Schedule for the country in Which the buyer is located; and

(c) complies with the provisions of any Credit Approval Issued fur the buyer;

(9) “Excluded Contract” means a contract of sale:

(a)    with a federal, provincial, state, territorial, municipal or other government buyer, unless otherwise approved by the Insurers in writing;

(b)    to be entirely paid by an irrevocable letter of credit or secured by an irrevocable standby letter of credit, which was in the possession of the Insured at the time the goods were Shipped;

(c)    to be entirely paid to the Insured by a Canadian or US buyer with cash before the goods are delivered (*cash” means hard currency, or money order, bank draft, credit card or certified cheque):

(d)    that the Insured is prohibited by law from performing; or

(e)    which the Insurers have advised the Insured in writing is not insured under this Policy;

(10) Gross Invoice Value-means the Invoice value of goods and any Insurance, freight or other handling costs that were incurred by the Insured on behalf of the buyer at the time the goods were Shipped; and excluding:

(a) any tax payable by the Insured to a taxing authority that would be reimbursed by the taxation authority if not paid by the buyer;

(b) any amount to be paid by an irrevocable letter of credit or secured by an irrevocable standby letter of credit, which was in the possession of the Insured at the time the goods were Shipped;

30-028-Globex-Quebec (1008)

(c)    any amount paid to the Insured with cash before the goods were Shipped, (‘cash’ means hard currency, or money order, bank draft, credit card or certified cheque) and any amount secured by the Insured with cash collateral; and

(d) any post maturity Interest;

(11) “Political Risk” means a Risk described in Subsections 2(4), 2(5), 2(6) or 2(7);

(12) “Shipped” means that goods being sold by the Insured to a buyer have been placed in transit for delivery to a destination specified by the buyer; and

(13) “USO” means the lawful currency of the United States of America.

EXPORT DEVELOPMENT CANADA	COMPAGNIE FRANÇAISE D’ASSURANCE
POUR LE COMMERCE EXTERIEUR
CANADA BRANCH

/s/ Pierre Gignac	/s/ Christopher Short
Pierre Gignac	Christopher Short
Senior Vice-President	Chief Agent

/s/ Harry Kaunisvlita
Harry Kaunisvlita
Vice President. Short Term Insurance

30-028-Globex-Quebec (1008)

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: December 5th, 2008

Effective Date: September 1st, 2008

Insured: Abitibi-Consolidated Inc.

Policy Number: CG 1 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

LIMITATION OF COVERAGE TO INSOLVENCY AND POLITICAL RISKS

This Endorsement forms part of the Policy.

Solely with respect to certain contracts of sale entered into by Bowater Mersey Paper Co. ltd. with The Washington Post Co., coverage is provided only for Losses incurred as a result of political risks or the insolvency of the buyer.

Without in any way restricting the application of the terms and conditions of the Policy except as hereinafter expressly provided and solely for purposes of determining the terms and conditions of such coverage, the Policy is amended as follows:

1.

With respect to contracts of sale entered into by Bowater Mersey Paper Co. ltd. with The Washington Post Co., the Risks described in Subsections 2(2) and 2(3) and all references to such Risks in the Policy are deleted.

2.	The Risk of insolvency described in Subsection 2(1) will be covered only if it occurs before the Due Date or within 120 days after the Due Date.

EXPORT DEVELOPMENT CANADA,
for the Insurers

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613.237.2690 www.edc.ca

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: December 5th, 2008

Effective Date: September 1st, 2008

Insured: Abitibi-Consolidated Inc.

Policy Number: CG 1 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

BOYCOTT

This Endorsement forms part of the Policy.

The Government of Canada finds unacceptable certain activities which would, in connection with the provisions of any international economic boycott, require Canadian firms or individuals to engage in certain actions that may have a discriminatory effect, and it will deny its support and assistance to transactions entered into by those firms and individuals who accept boycott provisions in contravention of government policy.

Export Development Canada follows the Government’s policy on boycotts for the transactions that it supports.

Coverage is therefore not provided under the Policy for any sales contract that, in connection with the provisions of any international economic boycott:

(1)	requires the Insured to:

(a)	engage in discrimination based on the race, national or ethnic origin or religion of any Canadian firm or individual;

(b)	refuse to purchase from or sell to any Canadian firm or individual;

(c)	restrict its commercial investments or other economic activities in any country;

(d)	produce any document (sometimes called a ‘negative certificate of origin’) which says that particular goods or services have not originated from specific firms or places; or

(e)	refuse to sell any Canadian goods and services to, or buy any goods or services from any country, except that a buyer may specify that goods

151 O’Connor, Ottawa, ON Canada K1A 1K3

613-598-2500 Fax 613-237-2690 www.edc.ca

and	services of non-Canadian origin that are being provided by the Insured must originate from a particular country;

or

(2)

contains a statement made by the Insured, or requires the Insured to make a statement saying that the Insured does not deal with a named country, unless it is clear that there is no intention to restrict the Insured’s right to deal with the named country.

All other terms and conditions of the Policy remain unchanged.

EXPORT DEVELOPMENT CANADA,
for the Insurers

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: December 5th, 2008

Effective Date: September 1st, 2008

Insured: Abitibi-Consolidated Inc.

Policy Number: CG 1 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

SALES OUT OF CONSIGNMENT INVENTORY OR EXHIBITION STOCK

This Endorsement forms part of the Policy.

Coverage is provided in respect of goods sold to a buyer after having been delivered to a consignee to be exhibited, held on a consignment basis or held in inventory until sold.

Therefore, without in any way restricting the application of the terms and conditions of the Policy except as hereinafter expressly provided and solely for purposes of determining the terms and conditions of such insurance coverage, the Policy is amended as follows:

1.

If goods were previously delivered by the Insured to a Consignee, the eventual sale of those goods by the Insured to a buyer (which may be the Consignee) will be covered by the Policy if the sale occurs between the Coverage Effective Date and the date of termination of the Policy. In such circumstances, goods will be considered to have been Shipped, for purposes of the Policy, when they are sold.

2.	The Insured shall declare and pay premium on goods that are delivered to a Consignee on the 20th day of the month following the end of the Declaration Period in which the sale of the goods occurs.

3.

“Consignee” means a person to whom the Insured has delivered goods to which the Insured has retained title, to be exhibited, held on a consignment basis or held in inventory, until the goods are sold to the Insured’s buyer.

EXPORT DEVELOPMENT CANADA,
for the Insurers

151 O’Connor, Ottawa, ON Canada K1A 1K3

613 595 2500 Fax 613 237 2690 www.edc.ca

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: December 5th, 2008

Effective Date: September 1st, 2008

Insured: Abitibi-Consolidated Inc.

Policy Number: CG 1 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

CREDIT LIMIT FOR ILC SALES (CONFIRMED & UNCONFIRMED ILC)

This Endorsement forms part of the Policy.

The parties have agreed to amend the Policy to provide insurance coverage for sales contracts requiring payment to be made by irrevocable letters of credit (“ILCs”) issued or confirmed by a bank approved by the Insurers.

Therefore, without in any way restricting the application of the terms and conditions of the Policy except as hereinafter expressly provided and solely for purposes of determining the terms and conditions of such insurance coverage, the Policy is amended as follows:

“1.	“Bank” means a bank which has issued or confirmed an ILC issued to the Insured as the payment mechanism for the Insured’s sales;

“Bank Approval” means a notice given by the Insurers to the Insured with respect to a Bank stipulating specific terms and the amount of the Credit Limit for the Bank and any specific conditions or changes to the insurance coverage applicable to Eligible Contracts that require payment by an ILC issued or confirmed by such Bank; and

“Credit Limit” means the maximum amount of Loss that the Insured may sustain to obtain maximum coverage under the Policy in respect of a Bank for all the Eligible Contracts that require payment by an ILC issued or confirmed by the Bank.

2.	The definition of Gross Invoice Value is hereby amended by deleting the reference to amounts to be paid by irrevocable letters of credit.

3.

A contract of sale to be entirely paid by an ILC which was in the possession of the Insured at the time the goods were Shipped is an Excluded Contract if no Bank Approval was issued by the Insurers in respect of the Bank that issued or confirmed the ILC.

4.

The provision of the Policy providing for a declining Insurance Percentage applicable in certain circumstances is hereby amended by replacing the references to “buyer” and “Credit Approval” with references to “Bank” and “Bank Approval”, respectively.

5.	The following risk is added to the Policy as a Risk covered by both EDC

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613 237 2690 www.edc.ca

and Coface:

“failure of the Bank to pay any amount that the Bank is legally obligated to pay to the Insured under the ILC issued as the payment mechanism for the Eligible Contract;”.

6.

In order for this Policy to apply to a sale that requires payment by an ILC, the Country Schedule must provide that such coverage applies in the country where the buyer is located and the Insured must establish a Credit Limit for the Bank by obtaining a Bank Approval.

7.	The Insurers shall not be liable for the payment of a claim for Loss if:

(a)

any right, title or interest of the Insured under the Eligible Contract or the ILC has been assigned by the Insured to any person other than the Insurer, unless the assignment was by way of security only and the assignee has executed and delivered to the Insured a reassignment and release in respect thereof in form and substance satisfactory to the Insurer; or

(b)	the Insured has not strictly complied with all the terms and conditions of the ILC.”

EXPORT DEVELOPMENT CANADA,
for the Insurers

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: December 5th, 2008

Effective Date: September 1st, 2008

Insured: Abitibi-Consolidated Inc.

Policy Number: CG 1 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

ADDITIONAL CANADIAN INSURED

This Endorsement forms part of the Policy.

Coverage is provided in accordance with the provisions of the Policy to the Related Canadian Company identified below (referred to in this Endorsement as the Additional Insured) against losses that it sustains.

Therefore, without in any way restricting the application of the terms and conditions of the Policy except as hereinafter expressly provided and solely for purposes of determining the terms and conditions of such insurance coverage, the Policy is amended as follows:

“1.

The conditions and limitations of cover that apply to the Insured shall also apply to the Additional Insured. The Insurers shall not be liable for the payment of any claim for Loss sustained by the Insured or any Additional Insured referred to in this Endorsement or in any Additional Canadian Insured Endorsement issued under the Policy (the “Additional Insureds”), unless all the sales contracts of the Insured and the Additional Insureds are declared in accordance with the terms of the Policy.

2.

The undersigned Additional Insured hereby appoints the Insured as its true and lawful attorney to deal with the Insurers on its behalf in all matters relating to this Policy and any claim for Loss hereunder, including to receive from the Insurers any claim payment to be made to the Additional Insured, and the Insured hereby accepts such appointment.

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613 237 2690 www.edc.ca

3.

When submitting a claim application, the Insured must provide the Insurer with a signed copy of a declaration form provided by the Insurer in which the Additional Insured has made the declaration required by the Insurer to the effect that the Additional Insured has not engaged in activities prohibited by criminal laws dealing with corruption or the bribery of public officials.

4.	All communications with the Insurers with respect to such coverage shall be with the Insured, not the Additional Insured.”

Related Canadian Companies

Produits Forestiers La Tuque Inc.

240 Site Vallières

C.P.426

La Tuque, PO

G9X 3P3

EXPORT DEVELOPMENT CANADA,
for the Insurers
Abitibi-Consolidated Inc.
Produits Forestiers La Tuque Inc.

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: December 5th, 2008

Effective Date: September 1st, 2008 Insured: Abitibi-Consolidated Inc.

Policy Number: CG 1 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

ADDITIONAL CANADIAN INSURED

This Endorsement forms part of the Policy.

Coverage is provided in accordance with the provisions of the Policy to the Related Canadian Company identified below (referred to in this Endorsement as the Additional Insured) against losses that it sustains.

Therefore, without in any way restricting the application of the terms and conditions of the Policy except as hereinafter expressly provided and solely for purposes of determining the terms and conditions of such insurance coverage, the Policy is amended as follows:

“1.

The conditions and limitations of cover that apply to the Insured shall also apply to the Additional Insured. The Insurers shall not be liable for the payment of any claim for Loss sustained by the Insured or any Additional Insured referred to in this Endorsement or in any Additional Canadian Insured Endorsement issued under the Policy (the “Additional Insureds”), unless all the sales contracts of the Insured and the Additional Insureds are declared in accordance with the terms of the Policy.

2.

The undersigned Additional Insured hereby appoints the Insured as its true and lawful attorney to deal with the Insurers on its behalf in all matters relating to this Policy and any claim for Loss hereunder, including to receive from the Insurers any claim payment to be made to the Additional Insured, and the Insured hereby accepts such appointment.

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613 237 2690 www.edc.ca

4.

When submitting a claim application, the Insured must provide the Insurer with a signed copy of a declaration form provided by the Insurer in which the Additional Insured has made the declaration required by the Insurer to the effect that the Additional Insured has not engaged in activities prohibited by criminal laws dealing with corruption or the bribery of public officials.

5.	All communications with the Insurers with respect to such coverage shall be with the Insured, not the Additional Insured.”

Related Canadian Companies

Produits Forestiers Saguenay Inc.

4910 boul Talbot

Laterriere, PO

G7N 1A3

EXPORT DEVELOPMENT CANADA,
for the Insurers
Abitibi-Consolidated Inc.
Produits Forestiers Saguenay Inc.

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: December 5th, 2008

Effective Date: September 1st, 2008 Insured: Abitibi-Consolidated Inc.

Policy Number: CG 1. 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

ADDITIONAL CANADIAN INSURED

This Endorsement forms part of the Policy.

Coverage is provided in accordance with the provisions of the Policy to the Related Canadian Company identified below (referred to in this Endorsement as the Additional Insured) against losses that it sustains.

Therefore, without in any way restricting the application of the terms and conditions of the Policy except as hereinafter expressly provided and solely for purposes of determining the terms and conditions of such insurance coverage, the Policy is amended as follows:

“1.

The conditions and limitations of cover that apply to the Insured shall also apply to the Additional Insured. The Insurers shall not be liable for the payment of any claim for Loss sustained by the Insured or any Additional Insured referred to in this Endorsement or in any Additional Canadian Insured Endorsement issued under the Policy (the “Additional Insureds”), unless all the sales contracts of the Insured and the Additional Insureds are declared in accordance with the terms of the Policy.

2.

The undersigned Additional Insured hereby appoints the Insured as its true and lawful attorney to deal with the Insurers on its behalf in all matters relating to this Policy and any claim for Loss hereunder, including to receive from the Insurers any claim payment to be made to the Additional Insured, and the Insured hereby accepts such appointment.

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613 237 2690 www.edc.ca

4.

When submitting a claim application, the Insured must provide the Insurer with a signed copy of a declaration form provided by the Insurer in which the Additional Insured has made the declaration required by the Insurer to the effect that the Additional Insured has not engaged in activities prohibited by criminal laws dealing with corruption or the bribery of public officials.

5.	All communications with the Insurers with respect to such coverage shall be with the Insured, not the “Additional Insured”.

Related Canadian Companies

Produits Forestiers Petit Paris Inc.

75 chemin Chute des Passes

Saint-Ludger-de-Milot, PQ

GOW2BO

EXPORT DEVELOPMENT CANADA,
for the Insurers
Abitibi-Consolidated Inc.
Produits Forestiers Petit Paris Inc.

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: December 5th, 2008

Effective Date: September 1st, 2008 Insured: Abitibi-Consolidated Inc.

Policy Number: CG 1 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

ADDITIONAL CANADIAN INSURED

This Endorsement forms part of the Policy.

Coverage is provided in accordance with the provisions of the Policy to the Related Canadian Company identified below (referred to in this Endorsement as the Additional Insured) against losses that it sustains.

Therefore, without in any way restricting the application of the terms and conditions of the Policy except as hereinafter expressly provided and solely for purposes of determining the terms and conditions of such insurance coverage, the Policy is amended as follows:

“1.

The conditions and limitations of cover that apply to the Insured shall also apply to the Additional Insured. The Insurers shall not be liable for the payment of any claim for Loss sustained by the Insured or any Additional Insured referred to in this Endorsement or in any Additional Canadian Insured Endorsement issued under the Policy (the “Additional Insureds”), unless all the sales contracts of the Insured and the Additional Insureds are declared in accordance with the terms of the Policy.

2.

The undersigned Additional Insured hereby appoints the Insured as its true and lawful attorney to deal with the Insurers on its behalf in all matters relating to this Policy and any claim for Loss hereunder, including to receive from the Insurers any claim payment to be made to the Additional Insured, and the Insured hereby accepts such appointment.

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613 237 2690 www.edc.ca

3.

When submitting a claim application, the Insured must provide the Insurer with a signed copy of a declaration form provided by the Insurer in which the Additional Insured has made the declaration required by the Insurer to the effect that the Additional Insured has not engaged in activities prohibited by criminal laws dealing with corruption or the bribery of public officials.

4.	All communications with the Insurers with respect to such coverage shall be with the Insured, not the Additional Insured.”

Related Canadian Companies

Abitibi-LP Engineered Wood Inc

900 ch du Lac Hippolyte

Larouche, PO

GOW 1Z0

EXPORT DEVELOPMENT CANADA,
for the Insurers
Abitibi-Consolidated Inc.
Abitibi-LP Engineered Wood Inc

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: December 5th, 2008

Effective Date: September 1st, 2008

Insured: Abitibi-Consolidated Inc.

Policy Number: CG 1 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

ADDITIONAL CANADIAN INSURED

This Endorsement forms part of the Policy.

Coverage is provided in accordance with the provisions of the Policy to the Related Canadian Company identified below (referred to in this Endorsement as the Additional Insured) against losses that it sustains.

Therefore, without in any way restricting the application of the terms and conditions of the Policy except as hereinafter expressly provided and solely for purposes of determining the terms and conditions of such insurance coverage, the Policy is amended as follows:

“1.

The conditions and limitations of cover that apply to the Insured shall also apply to the Additional Insured. The Insurers shall not be liable for the payment of any claim for Loss sustained by the Insured or any Additional Insured referred to in this Endorsement or in any Additional Canadian Insured Endorsement issued under the Policy (the “Additional Insureds”), unless all the sales contracts of the Insured and the Additional Insureds are declared in accordance with the terms of the Policy.

2.

The undersigned Additional Insured hereby appoints the Insured as its true and lawful attorney to deal with the Insurers on its behalf in all matters relating to this Policy and any claim for Loss hereunder, including to receive from the Insurers any claim payment to be made to the Additional Insured, and the Insured hereby accepts such appointment.

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613 237 2690 www.edc.ca

3.

When submitting a claim application, the Insured must provide the Insurer with a signed copy of a declaration form provided by the Insurer in which the Additional Insured has made the declaration required by the Insurer to the effect that the Additional Insured has not engaged in activities prohibited by criminal laws dealing with corruption or the bribery of public officials.

4.	All communications with the Insurers with respect to such coverage shall be with the Insured, not the Additional Insured.”

Related Canadian Companies

Abitibi-Consolidated Company of Canada

1155 Metcalfe St Ste 800

Montreal, PO

H3B 5H2

EXPORT DEVELOPMENT CANADA,
for the Insurers
Abitibi-Consolidated Inc.
Abitibi-Consolidated Company of Canada

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: December 5th, 2008

Effective Date: September 1st, 2008

Insured: Abitibi-Consolidated Inc.

Policy Number: CG 1 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

ADDITIONAL CANADIAN INSURED

This Endorsement forms part of the Policy.

Coverage is provided in accordance with the provisions of the Policy to the Related Canadian Company identified below (referred to in this Endorsement as the Additional Insured) against losses that it sustains.

Therefore, without in any way restricting the application of the terms and conditions of the Policy except as hereinafter expressly provided and solely for purposes of determining the terms and conditions of such insurance coverage. the Policy is amended as follows:

“1.

The conditions and limitations of cover that apply to the Insured shall also apply to the Additional Insured. The Insurers shall not be liable for the payment of any claim for Loss sustained by the Insured or any Additional Insured referred to in this Endorsement or in any Additional Canadian Insured Endorsement issued under the Policy (the “Additional Insureds”). unless all the sales contracts of the Insured and the Additional Insureds are declared in accordance with the terms of the Policy.

2.

The undersigned Additional Insured hereby appoints the Insured as its true and lawful attorney to deal with the Insurers on its behalf in all matters relating to this Policy and any claim for Loss hereunder, including to receive from the Insurers any claim payment to be made to the Additional Insured. and the Insured hereby accepts such appointment.

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613 237 2690 www.edc.ca

3.

When submitting a claim application, the Insured must provide the Insurer with a signed copy of a declaration form provided by the Insurer in which the Additional Insured has made the declaration required by the Insurer to the effect that the Additional Insured has not engaged in activities prohibited by criminal laws dealing with corruption or the bribery of public officials.

4.	All communications with the Insurers with respect to such coverage shall be with the Insured, not the Additional Insured”.

Related Canadian Companies

Bois d’ingénierie Abitibi-LP II Inc

900 ch du Lac Hippolyte

Larouche, PO

GOW 1Z0

EXPORT DEVELOPMENT CANADA,
for the Insurers
Abitibi-Consolidated Inc.
Bois d’ingénierie Abitibi-LP II Inc

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: December 5th, 2008

Effective Date: September 1st, 2008

Insured: Abitibi-Consolidated Inc.

Policy Number: CG 1 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

ADDITIONAL CANADIAN INSURED

This Endorsement forms part of the Policy.

Coverage is provided in accordance with the provisions of the Policy to the Related Canadian Company identified below (referred to in this Endorsement as the Additional Insured) against losses that it sustains.

Therefore, without in any way restricting the application of the terms and conditions of the Policy except as hereinafter expressly provided and solely for purposes of determining the terms and conditions of such insurance coverage, the Policy is amended as follows:

“1.

The conditions and limitations of cover that apply to the Insured shall also apply to the Additional Insured. The Insurers shall not be liable for the payment of any claim for Loss sustained by the Insured or any Additional Insured referred to in this Endorsement or in any Additional Canadian Insured Endorsement issued under the Policy (the “Additional Insureds”), unless all the sales contracts of the Insured and the Additional Insureds are declared in accordance with the terms of the Policy.

2.

The undersigned Additional Insured hereby appoints the Insured as its true and lawful attorney to deal with the Insurers on its behalf in all matters relating to this Policy and any claim for Loss hereunder, including to receive from the Insurers any claim payment to be made to the Additional Insured, and the Insured hereby accepts such appointment.

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613 237 2690 www.edc.ca

3.

When submitting a claim application, the Insured must provide the Insurer with a signed copy of a declaration form provided by the Insurer in which the Additional Insured has made the declaration required by the Insurer to the effect that the Additional Insured has not engaged in activities prohibited by criminal laws dealing with corruption or the bribery of public officials.

4.	All communications with the Insurers with respect to such coverage shall be with the Insured, not the Additional Insured.”

Related Canadian Companies

Produits Forestiers Mauricie S.E.C.

2419 Route 155 Sud

La tuque, PQ

G9X 3N8

EXPORT DEVELOPMENT CANADA,
for the Insurers
Abitibi-Consolidated Inc.
Produits Forestiers Mauricie S.E.C.

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: December 5th, 2008

Effective Date: September 1st, 2008

Insured: Abitibi-Consolidated Inc.

Policy Number: CG 1 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

ADDITIONAL CANADIAN INSURED

This Endorsement forms part of the Policy.

Coverage is provided in accordance with the provisions of the Policy to the Related Canadian Company identified below (referred to in this Endorsement as the Additional Insured) against losses that it sustains.

Therefore, without in any way restricting the application of the terms and conditions of the Policy except as hereinafter expressly provided and solely for purposes of determining the terms and conditions of such insurance coverage, the Policy is amended as follows:

“1.

The conditions and limitations of cover that apply to the Insured shall also apply to the Additional Insured. The Insurers shall not be liable for the payment of any claim for Loss sustained by the Insured or any Additional Insured referred to in this Endorsement or in any Additional Canadian Insured Endorsement issued under the Policy (the “Additional Insureds”), unless all the sales contracts of the Insured and the Additional Insureds are declared in accordance with the terms of the Policy.

2.

The undersigned Additional Insured hereby appoints the Insured as its true and lawful attorney to deal with the Insurers on its behalf in all matters relating to this Policy and any claim for Loss hereunder, including to receive from the Insurers any claim payment to be made to the Additional Insured, and the Insured hereby accepts such appointment.

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613 237 2690 www.edc.ca

3.

When submitting a claim application, the Insured must provide the Insurer with a signed copy of a declaration form provided by the Insurer in which the Additional Insured has made the declaration required by the Insurer to the effect that the Additional Insured has not engaged in activities prohibited by criminal laws dealing with corruption or the bribery of public officials.

4.	All communications with the Insurers with respect to such coverage shall be with the Insured, not the Additional Insured.”

Related Canadian Companies

Donohue Recycling Inc.

Allanburg Road

Thorold, ON

M5A 1A6

EXPORT DEVELOPMENT CANADA,
for the Insurers
Abitibi-Consolidated Inc.
Donohue Recycling Inc.

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: December 5th, 2008

Effective Date: September 1st, 2008

Insured: Abitibi-Consolidated Inc.

Policy Number: CG 1 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

COVERAGE TO CANADIAN BUYERS INVOLVING SHIPMENTS TO FOREIGN COUNTRIES

This Endorsement forms part of the Policy.

Insurance coverage for sales to buyers located in Canada shall be provided by EDC instead of Coface if the goods are Shipped by the Insured directly outside Canada, although invoiced to the Canadian buyer.

Therefore, without in any way restricting the application of the terms and conditions of the Policy except as hereinafter expressly provided, and solely for the purpose of determining the terms and conditions of such insurance coverage, the Policy is amended as follows:

“1.

Notwithstanding the definition of “Domestic Loss”, a loss sustained by the Insured under an Eligible Contract with a buyer located in Canada shall be considered to be an Export Loss and will be covered by EDC, instead of Coface, if the goods are Shipped by the Insured directly outside Canada.

2.	The country to which the goods are Shipped must not be a country in which Canadian companies are prohibited by law from dealing.

3.	Declarations for sales described herein shall be made under the “Canada Export” heading of the declaration form, by province of territory where the buyer is located.”

EXPORT DEVELOPMENT CANADA,
for the Insurers

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613 237 2690 www.edc.ca

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: December 5th, 2008

Effective Date: September 1st, 2008

Insured: Abitibi-Consolidated Inc.

Policy Number: CG 1 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

SALES BY FOREIGN SUBSIDIARY - GOODS FROM CANADA OR OFFSHORE

This Endorsement forms part of the Policy.

Coverage is provided to the Insured in respect of the Insured’s interest in the sales made by its wholly-owned Foreign Subsidiary, as defined below.

Therefore, without in, any way restricting the application of the terms and conditions of the Policy except as hereinafter expressly provided and solely for purposes of determining the terms and conditions of such insurance coverage, the Policy is amended as follows:

1.

The Insured’s insurance coverage and the conditions and limitations of such cover that apply in respect of the sales made by the Insured shall also apply in respect of the sales made by the Foreign Subsidiary as though, for purposes of the Policy, the Foreign Subsidiary were the Insured. The Insured shall make declarations and pay premium in respect of the sales of the Foreign Subsidiary on the basis set out in the Policy. All communications with the Insurers with respect to such coverage must be by the Insured, not the Foreign Subsidiary. For greater certainty, the Foreign Subsidiary is not insured under the Policy and has no rights under the Policy.

2.

In the event of a claim, the Insured shall cause the Foreign Subsidiary to take all steps necessary or expedient to recover the amount of the Loss, including, without limitation, at the request of the Insurer: (i) to institute legal proceedings against any person to recover any amounts owed to the Foreign Subsidiary in respect of the Loss, or (ii) to transfer and assign to the Insured the Foreign Subsidiary’s rights under its contract of sale, thus permitting the Insured to take, if requested by the Insurer, all steps necessary or expedient to recover the amount of the Loss, including:

a)	to institute legal proceedings against any person to recover any amounts owed in respect of such Loss;

b)

to provide the Insurer with any authorizations and documentation necessary to permit the Insurer to give instructions on behalf of the Insured, or to institute legal proceedings in the name of the Insured in respect of the exercise of any legal rights or remedies available to the Insured with respect to the recovery of the Loss, including, without limitation, the granting of a power of attorney in favour of the Insurer; and

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613 237 2690 www.edc.ca

c)

to transfer and assign to the Insurer all right, title and interest (or any part thereof) in all amounts owed in respect of such Loss, or any security in respect thereof, without giving notice of any such assignment except as may be directed in writing by the Insurer.

The Insurer shall not be liable for the payment of a claim for a Loss in respect of such contract of sale if the Insured fails to cause the Foreign Subsidiary to take the steps requested by the Insurer, as set out above.

If an Insurer has paid a claim and the Insured subsequently fails to cause the Foreign Subsidiary to take: (i) all steps necessary or expedient to recover the amount of the Loss, or (ii) the steps requested by the Insurer to be taken by the Insured to effect recovery, as set out above or if the Insured fails to take, at the Insurer’s request, the steps described above, the Insured shall forthwith upon the Insurer’s demand repay the claim payment to the Insurer.

If the Foreign Subsidiary or the Insured, or any third party on behalf of either of them, recovers any amount in respect of the Loss, the Insured shall pay to the Insurer an amount equivalent to that proportion of such recovered amount which is equal to the proportion of the Loss that was paid by the Insurer.

3.	Coverage of the sales of the Foreign Subsidiary is provided on condition that the Foreign Subsidiary is at all times a wholly owned subsidiary of the Insured.

The Insured shall advise the Insurers if, after the date of issuance of this Endorsement, there is any change to the information provided to the Insurers by the Insured relating to coverage of the sales of the Foreign Subsidiary such as a change in the ownership or location of the Foreign Subsidiary, or a material decrease in the percentage of goods sold by the Foreign Subsidiary which are manufactured, produced or sourced in Canada.

4.	The definition of Shipped is deleted in its entirety and replaced with the following:

““Shipped” means that goods being sold by the Foreign Subsidiary to a buyer have been placed in transit for delivery to a destination specified by the buyer.”

5.	“Foreign Subsidiary” means the Insured’s wholly-owned subsidiary listed below:

Foreign Subsidiary	Address

Bridgewater Paper Co Ltd	North Road Ellesmere Port, United Kingdom

EXPORT DEVELOPMENT CANADA,
for the Insurers

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: December 30th, 2008

Effective Date: September 1st, 2008

Insured: Abitibi-Consolidated Inc.

Policy Number: CG 1 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

ADDITIONAL INSURED - FOREIGN COMPANY

This Endorsement forms part of the Policy.

Coverage is provided in accordance with the provisions of the Policy for the Additional Insured, as defined below, an affiliate of the Insured, against losses that such Additional Insured sustains with respect to its contracts of sale.

Therefore, without in any way restricting the application of the terms and conditions of the Policy except as hereinafter expressly provided, and solely for purposes of determining the terms and conditions of such insurance coverage, the Policy is amended as follows:

“1.

The conditions and limitations of cover that apply in respect of the Insured’s contracts of sale shall also apply in respect of the Additional Insured’s contracts of sale. The Insurers shall not be liable for the payment of any claim for Loss sustained by the Insured or the Additional Insured unless the Insured has declared and paid premium on all of the Additional Insured’s contracts of sale as well as all of the Insured’s contracts of sale.

2.

Contracts for the sale of goods to a buyer located in Canada and which provide for the goods to be placed in transit from a location outside Canada for delivery to a destination in Canada shall be Excluded Contracts.

3.

The Insured shall. advise the Insurers if, after the date of issuance of this Endorsement, there is any change to the information provided to the Insurers by the Insured relating to coverage of the sales of the Additional Insured such as a change in the ownership or location of the Additional Insured or a material decrease in the percentage of goods sold by the Additional Insured which are manufactured by the Insured.

4.

The Insured has advised the Insurers that the Additional Insured has appointed the Insured as its agent to obtain insurance in respect of its contracts of sale and to deal with the Insurers on its behalf in all matters relating to this Policy and any claim for Loss hereunder, including to pay premiums and to receive from the Insurers any claim payment to be made in respect of the Additional Insured’s contracts of sale.

5.	All communications with the Insurers with respect to such coverage must be by

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613 237 2690 www.edc.ca

the Insured, not the Additional Insured.

6.

If the Insured ceases to act as agent for the Additional Insured for purposes of the Policy, the Insured shall advise EDC forthwith. If the Insured ceases to act as agent for the Additional Insured, the Insurers shall have the right to terminate coverage under the Policy with respect to the Additional Insured upon giving the Insured sixty (60) days’ notice.

7.

The premium to be paid in respect of the Additional Insured’s contracts of sale is exclusive of any tax which may be payable in respect of the insurance by the Additional Insured (or its agent) in the Additional Insured’s country.

8.

When submitting a claim application, the Insured must provide the Insurer with a signed copy of a declaration form provided by the Insurer in which the Additional Insured has made the declaration required by the Insurer to the effect that the Additional Insured has not engaged in activities prohibited by criminal laws dealing with corruption or the bribery of public officials.

9.

The Policy shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Any legal proceeding with respect to the Policy shall be brought in the courts of the Province of Ontario, and any insured party as a condition of receiving the benefit of the insurance coverage provided under this Policy consents and attorns to the jurisdiction of the courts of the Province of Ontario in all matters in respect of the Policy.”

Additional Insured

Abitibi-Consolidated Corporation

340 N Sam Houston Parkway E Ste 105

Houston, TX

United States of America

77060

EXPORT DEVELOPMENT CANADA,
for the Insurers
Abitibi-Consolidated Inc.

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: December 30th, 2008

Effective Date: September 1st, 2008

Insured: Abitibi-Consolidated Inc.

Policy Number: CG 1 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

ADDITIONAL INSURED - FOREIGN COMPANY

This Endorsement forms part of the Policy.

Coverage is provided in accordance with the provisions of the Policy for the Additional Insured, as defined below, an affiliate of the Insured, against losses that such Additional Insured sustains with respect to its contracts of sale.

Therefore, without in any way restricting the application of the terms and conditions of the Policy except as hereinafter expressly provided, and solely for purposes of determining the terms and conditions of such insurance coverage, the Policy is amended as follows:

“1.

The conditions and limitations of cover that apply in respect of the Insured’s contracts of sale shall also apply in respect of the Additional Insured’s contracts of sale. The Insurers shall not be liable for the payment of any claim for Loss sustained by the Insured or the Additional Insured unless the Insured has declared and paid premium on all of the Additional Insured’s contracts of sale as well as all of the Insured’s contracts of sale.

2.

Contracts for the sale of goods to a buyer located in Canada and which provide for the goods to be placed in transit from a location outside Canada for delivery to a destination in Canada shall be Excluded Contracts.

3.

The Insured shall advise the Insurers if, after the date of issuance of this Endorsement, there is any change to the information provided to the Insurers by the Insured relating to coverage of the sales of the Additional Insured such as a change in the ownership or location of the Additional Insured or a material decrease in the percentage of goods sold by the Additional Insured which are manufactured by the Insured.

4.

The Insured has advised the Insurers that the Additional Insured has appointed the Insured as its agent to obtain insurance in respect of its contracts of sale and to deal with the Insurers on its behalf in all matters relating to this Policy and any claim for Loss hereunder, including to pay premiums and to receive from the Insurers any claim payment to be made in respect of the Additional Insured’s contracts of sale.

5.	All communications with the Insurers with respect to such coverage must be by

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613 237 2690 www.edc.ca

the Insured, not the Additional Insured.

6.

If the Insured ceases to act as agent for the Additional Insured for purposes of the Policy, the Insured shall advise EDC forthwith. If the Insured ceases to act as agent for the Additional Insured, the Insurers shall have the right to terminate coverage under the Policy with respect to the Additional Insured upon giving the Insured sixty (60) days’ notice.

7.

The premium to be paid in respect of the Additional Insured’s contracts of sale is exclusive of any tax which may be payable in respect of the insurance by the Additional Insured (or its agent) in the Additional Insured’s country.

8.

When submitting a claim application, the Insured must provide the Insurer with a signed copy of a declaration form provided by the Insurer in which the Additional Insured has made the declaration required by the Insurer to the effect that the Additional Insured has not engaged in activities prohibited by criminal laws dealing with corruption or the bribery of public officials.

9.

The Policy shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Any legal proceeding with respect to the Policy shall be brought in the courts of the Province of Ontario, and any insured party as a condition of receiving the benefit of the insurance coverage provided under this Policy consents and attorns to the jurisdiction of the courts of the Province of Ontario in all matters in respect of the Policy.”

Additional Insured

Abitibi Consolidated Sales Corporation

4 Gannett Drive

White Plains, NY

United States of America

10604

EXPORT DEVELOPMENT CANADA,
for the Insurers
Abitibi-Consolidated Inc.

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

January 28, 2009

Mr. Roland Fanning

Director of Credit Operations

Abitibi-Consolidated Inc.

800-1155, rue Metcalfe

Montreal, PO, H3B5H2

Dear Mr. Fanning:

Re: Policy No. CG 122818

Based on ongoing negotiations with Wachovia’s counsel, please find attached the following endorsements which are being re-issued with revised wording and which cancel and replace the endorsements of the same name issued on December 5, 2008:

1.	Additional Canadian insured (endorsements for both Bowater Canadian Forest Products Inc as well as Bowater Mersey Paper Company Limited)

2.

Additional Insured - Foreign Company (endorsements for Bowater Nuway Mid-States Inc., Bowater-Korea CO. Ltd., Bowater America Inc., Bowater Alabama LLC., Bowater Newsprint South Operations LLC., and Bowater Incorporated)

3.	Maximum Liability

4.	Assignment of Policy By way of Security

Additionally, per negotiations with Wachovia’s counsel, please find attached two new endorsements entitled

A.	Bowater Rights and

B.	Claim Payment in respect of Bowater Entities

Should you have any questions, please do not hesitate to contact me.

Yours truly,

Ryan Smith
Underwriter
Resources
Telephone: 1-866-749-5824
Fax: 613-597-8830 rsmith@edc.ca

C.C.:	Nigel Kilvington, Citibank, N.A, London Branch, as Agent for Eureka Securitisation Pic and Citibank NA
Global Securitization, Citibank, N.A.
Andrew Leonard, Marsh Canada Limited
Bank of Nova Scotia, Corporate Banking Loan Syndication
Joye Lynn, Wachovia Bank National Association
Mark Hedrick, Wachovia Bank National Association

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613.237.2690 www.edc.ca

Canada

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: January 28th, 2009

Effective Date: September 1st, 2008

Insured: Abitibi-Consolidated Inc.

Policy Number; CG 1 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (Shipments)

ASSIGNMENT OF POLICY BY WAY OF SECURITY

This Endorsement forms part of the Policy and cancels and replaces any ASSIGNMENT OF POLICY BY WAY OF SECURITY Endorsement which may have previously been issued.

WHEREAS the Insurers have agreed to provide coverage under the Policy for certain Bowater entities identified in the attached Schedule A, which may be amended from time to time (together, the “Bowater Entities” and, individually, a “Bowater Entity”) against losses that each Bowater Entity sustains with respect to its contracts of sale;

AND WHEREAS the Insured has advised the Insurers that effective May 31, 2006, each Bowater Entity has assigned its rights, title and interest in, to and under the Policy to either of The Bank of Nova Scotia or Wachovia Bank, National Association (together, and together with any of their respective successors or assigns that are consented to in writing by the Insurers, the “Financial Institutions” and, individually, a “Financial Institution”); including, without limitation, all claim payments due, and to become due, in respect of such Bowater Entity under the Policy (each an “Assignment”), as continuing collateral security for all present and future obligations of it to the relevant Financial Institution and has requested the Insurers’ approval of the Assignment.

AND WHEREAS the Insurers consent to the Assignment on the terms set out in this Endorsement;

THEREFORE, without in any way affecting the application of the terms and conditions of the Policy except as hereinafter expressly provided the Policy is amended as follows:

1.	Subject to the terms hereof, the Insurers approve the Assignment of the Policy by each Bowater Entity to the applicable Financial Institution.

2.

Solely in relation to a Loss sustained under the Policy in respect of Bowater Canadian Forest Products Inc. (“BCFPI”), The Bank of Nova Scotia and. with the Insurers’ prior written consent, its successors or assigns, shall be entitled under the Policy to: (i) file a claim, and (ii) receive a claim payment in respect of BCFPI under the Policy. In relation to any Loss sustained under the Policy in respect of a Bowater Entity, other than BCFPI, Wachovia Bank, National Association and, with the Insurers’ prior written consent, its successors or assigns, shall be entitled under the Policy to: (i) file a claim, and (ii) receive a claim payment in respect of such Bowater Entity under the Policy. In either case, each Financial Institution shall only be entitled to tile a claim, and the Insurers shall only be required to make a claim payment to the relevant Financial Institution upon receipt by the Insurers of written notice from that Financial Institution requesting that the Insurers pay any claim due under the Policy in respect of the applicable Bowater Entity to that Financial Institution as of the date of receipt of such notice by the Insurers.

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613 237 2690 www.edc.ca

2A.

The Insurers’ consent, referred to in the preamble of this Endorsement and paragraph 2 above shall not be unreasonably withheld. The Insured and the Financial Institutions acknowledge and agree that the Insurers may withhold their consent, and shall be deemed to be acting reasonably, if such consent is withheld due to any applicable law, act, regulation, order, directive or decree of a Governmental Authority, policy of EDC or a Governmental Authority or legal process. For purposes of this section, “Governmental Authority” means the government of any nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality. regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

3.

Pursuant to the Policy, the due performance of the Insured’s and each Bowater Entity’s duties and obligations under the Policy, at the time stipulated for such performance, is a condition precedent to any liability of the Insurers for the payment of a claim. Accordingly, as a precondition of the Insurer paying any claim in respect of a Bowater Entity to a Financial Institution, the duties and obligations of the Insured and each Bowater Entity, to the same extent as set out in the Policy, must be performed by the Insured, each Bowater Entity or a Financial Institution or another person on behalf of the Insured, the Bowater Entity or the Financial Institution, including, without limitation, all duties and obligations with respect to recoveries.

4.

Upon the Insurer making a claim payment in respect of a Bowater Entity to a Bowater Entity or a Financial Institution, the Bowater Entity or relevant Financial Institution shall execute and deliver to the Insurer a re-assignment and release of the Eligible Contracts in respect thereof, failing which, the Insurer shall not be liable to pay the claim.

5.

The Insured’s and each Bowater Entity’s obligations in Section 25 of the Policy shall continue to apply to any claim payment made to a Financial Institution as though such claim was paid to the Insured.

6.	Nothing contained herein shall be construed or interpreted in any way to:

(a)

relieve the Insured or any Bowater Entity from any duty, obligation or liability it may have at any time and from time to time under the Policy, including, without limitation, the Insured’s or a Bowater Entity’s loss mitigation and recovery obligations;

(b)	require the Insurers, the Insured or a Bowater Entity to seek the approval of a Financial Institution to change or amend any term or condition of the Policy; or

(c)	give to the Financial Institutions any more rights or privileges than those to which the applicable Bowater Entity is entitled under the Policy.

7.

The Insurers will: (i) send directly to the Financial Institutions copies of all documentation and correspondence sent to the Insured or any Bowater Entity by the Insurers after the date of this Agreement, and (ii) communicate with the Financial Institutions, relative to the Policy.

8.

Upon the release or termination of the Assignment by the relevant Financial Institution, that Financial Institution shall promptly deliver to the Insurers a written confirmation and release which shall state that the Assignment and its security interests in the Policy have been irrevocably released and terminated and that it has no further right, title or interest in the Policy.

9.

The Insurers hereby consent to the. transfer (by assignment, operation of law or otherwise) of the rights and privileges granted by this Endorsement to Wachovia Bank, National Association to Wells Fargo Bank, National Association. or any other successor to Wachovia Bank, National Association arising from the combination of Wachovia Bank, National Association and its affiliates with Wells Fargo Bank, National Association and its affiliates.

FINANCIAL INSTITUTIONS:

Wachovia Bank, National Association, as Administrative Agent

Address for notices:

Wachovia Bank, National Association,

Atlantic Station 171 17th Street NW, 4th Floor

GA4527

Atlanta, GA 30363

Attention: Joye C. Lynn

Telecopier: 1-404-214-7299

With copy to:

Wachovia Bank, National Association

One Wachovia Center

301 South College Street

Mall Code: 0537

Charlotte, North Carolina 28288

Attention: Mark Hedrick

Telecopier: 1-704-383-6249

The Bank of Nova Scotia, as Administrative Agent

Address for notices:

The Bank of Nova Scotia

40 King Street West

Scotia Plaza, 62nd Floor

Toronto Ontario

M5W 2X6

Attention: Corporate Banking Loan Syndication

Telecopier: 1-416-866-3329

EXPORT DEVELOPMENT CANADA,
for the Insurers
ABITIBI-CONSOLIDATED INC.
WACHOVIA BANK NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT
THE BANK OF NOVA SCOTIA, AS ADMINISTRATIVE AGENT

FINANCIAL INSTITUTIONS:

Wachovia Bank, National Association, as Administrative Agent

Address for notices:

Wachovia Bank, National Association,

Atlantic Station 171 17th Street NW, 4th Floor

GA4527

Atlanta, GA 30363

Attention: Joye C. Lynn

Telecopier: 1-404-214-7299

With copy to:

Wachovia Bank, National Association

One Wachovia Center

301 South College Street

Mall Code: 0537

Charlotte, North Carolina 28288

Attention: Mark Hedrick

Telecopier: 1-704-383-6249

The Bank of Nova Scotia, as Administrative Agent

Address for notices:

The Bank of Nova Scotia

40 King Street West

Scotia Plaza, 62nd Floor

Toronto Ontario

M5W 2X6

Attention: Corporate Banking Loan Syndication

Telecopier: 1-416-866-3329

EXPORT DEVELOPMENT CANADA,
for the Insurers
ABITIBI-CONSOLIDATED INC.
WACHOVIA BANK NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT
THE BANK OF NOVA SCOTIA, AS ADMINISTRATIVE AGENT

SCHEDULE “A”

This Schedule A, issued the 28th day of January, 2009, is attached to and forms part of Assignment of Policy by Way of Security Endorsement which forms part of Policy No. CG 1 22818 issued to Abitibi-Consolidated Inc. and replaces any Schedule A previously issued.

Bowater America Inc.

Bowater Canadian Forest Products Inc.

Bowater Alabama LLC

Bowater Newsprint South Operations LLC

Bowater Nuway Mid-States Inc.

Bowater Incorporated

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: January 28th, 2009

Effective Date: September 1st, 2008

Insured: Abitibi-Consolidated Inc.

Policy Number: CG 1 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

ADDITIONAL INSURED - FOREIGN COMPANY

This Endorsement forms part of the Policy. It cancels and replaces any ADDITIONAL INSURED FOREIGN COMPANY endorsement which may have previously been issued in respect of the affiliate of the Insured .identified below (and referred to in this Endorsement as the Additional Insured).

Coverage is provided in accordance with the provisions of the Policy for the Additional Insured against losses that such Additional Insured sustains with respect to its contracts of sale.

Therefore, without in any way restricting the application of the terms and conditions of the Policy except as hereinafter expressly provided, and solely for purposes of determining the terms and conditions of such insurance coverage, the Policy is amended as follows:

“1.

The conditions and limitations of cover that apply in respect of the Insured’s contracts of sale shall also apply in respect of the Additional Insured’s contracts of sale. The Insurers shall not be liable for the payment of any claim for Loss sustained by the Insured or the Additional Insured unless the Insured has declared and paid premium on all of the Additional Insured’s contracts of sale as well as all of the Insured’s contracts of sale.

2.

The Insured shall advise the Insurers if, after the date of issuance of this Endorsement, there is any change to the information provided to the Insurers by the Insured relating to coverage of the sales of the Additional Insured such as a change in the ownership or location of the Additional Insured or a material decrease in the percentage of goods sold by the Additional Insured which are manufactured by the Insured.

3.

The Insured has advised the Insurers that the Additional Insured has appointed the Insured as its agent to obtain insurance in respect of its contracts of sale and to deal with the Insurers on its behalf in all matters relating to this Policy and any claim for Loss hereunder, including to pay premiums and to receive from the Insurers any claim payment to be made in respect of the Additional Insured’s contracts of sale.

4.	All communications with the Insurers with respect to such coverage must be by the Insured, not the Additional Insured.

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613 237 2690 www.edc.ca

5.

If the Insured ceases to act as agent for the Additional Insured for purposes of the Policy, the Insured shall advise EDC forthwith. If the Insured ceases to act as agent for the Additional Insured, the Insurers shall have the right to terminate coverage under the Policy with respect to the Additional Insured upon giving the Insured sixty (60) days’ notice.

6.

The premium to be paid in respect of the Additional Insured’s contracts of sale is exclusive of any tax which may be payable in respect of the insurance by the Additional Insured (or its agent) in the Additional Insured’s country.

7.

When submitting a claim application, the Insured must provide the Insurer with a signed copy of a declaration form provided by the Insurer in which the Additional Insured has made the declaration required by the Insurer to the effect that the Additional Insured has not engaged in activities prohibited by criminal laws dealing with corruption or the bribery of public officials.

8.

The terms and conditions of this Endorsement are and shall be subject to and, in the event of inconsistency, superseded by, the terms and conditions of the Bowater Rights Endorsement and the Claim Payment in Respect of Bowater Entities and BCFPI Endorsement.

9.

The Policy shall be governed by and construed in accordance with the laws of’ the Province of Ontario and the federal laws of Canada applicable therein. Any legal proceeding with respect to the Policy shall be brought in the courts of the Province of Ontario, and any insured party as a condition of receiving the benefit of the insurance coverage provided under this Policy consents and attorns to the jurisdiction of the courts of the Province of Ontario in all matters in respect of the Policy.”

Additional Insured

Bowater Incorporated

55 East Camperdown Way

Greenville, South Carolina

United States of America

29602

EXPORT DEVELOPMENT CANADA,
for the Insurers
ABITIBI-CONSOLIDATED INC.

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: January 28th, 2009

Effective Date: September 1st, 2008

Insured: Abitibi-Consolidated Inc.

Policy Number: CG 122818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

ADDITIONAL INSURED FOREIGN COMPANY

This Endorsement forms part of the Policy. It cancels and replaces any ADDITIONAL INSURED FOREIGN COMPANY endorsement which may have previously been issued in respect of the affiliate of the Insured identified below (and referred to in this Endorsement as the Additional Insured).

Coverage is provided in accordance with the provisions of the Policy for the Additional Insured against losses that such Additional Insured sustains with respect to its contracts of sale.

Therefore, without in any way restricting the application of the terms and conditions of the Policy except as hereinafter expressly provided, and solely for purposes of determining the terms and conditions of such insurance coverage, the Policy is amended as follows:

“1.

The conditions and limitations of cover that apply in respect of the Insured’s contracts of sale shall also apply in respect of the Additional Insured’s contracts of sale. The Insurers shall not be liable for the payment of any claim for Loss sustained by the Insured or the Additional Insured unless the Insured has declared and paid premium on all of the Additional Insured’s contracts of sale as well as all of the Insured’s contracts of sale.

2.

The Insured shall advise the Insurers if, after the date of issuance of this Endorsement, there is any change to the information provided to the Insurers by the Insured relating to coverage of the sales of the Additional Insured such as a change in the ownership or location of the Additional Insured or a material decrease in the percentage of goods sold by the Additional Insured which are manufactured by the Insured.

3.

The Insured has advised the Insurers that the Additional Insured has appointed the Insured as its agent to obtain insurance in respect of its contracts of sale and to deal with the Insurers on its behalf in all matters relating to this Policy and any claim for Loss hereunder, including to pay premiums and to receive from the Insurers any claim payment to be made in respect of the Additional Insured’s contracts of sale.

4.	All communications with the Insurers with respect to such coverage must be by the Insured, not the Additional Insured.

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613 237 2690 www.edc.ca

5.

If the Insured ceases to act as agent for the Additional Insured for purposes of the Policy, the Insured shall advise EDC forthwith. If the Insured ceases to act as agent for the Additional Insured, the Insurers shall have the right to terminate coverage under the Policy with respect to the Additional Insured upon giving the Insured sixty (60) days’ notice.

6.

The premium to be paid in respect of the Additional Insured’s contracts of sale is exclusive of any tax which may be payable in respect of the insurance by the Additional insured (Dr its agent) in the Additional Insured’s country.

7.

When submitting a claim application. the Insured must provide the Insurer with a signed copy of a declaration form provided by the Insurer in which the Additional Insured has made the declaration required by the Insurer to the effect that the Additional Insured has not engaged in activities prohibited by criminal laws dealing with corruption or the bribery of public officials.

8.

The terms and conditions of this Endorsement are and shall be subject to and, in the event of inconsistency, superseded by, the terms and conditions of the Bowater Rights Endorsement and the Claim Payment in Respect of Bowater Entities and BCFPI Endorsement.

9.

The Policy shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Any legal proceeding with respect to the Policy shall be brought in the courts of the Province of Ontario, and any insured party as a condition of receiving the benefit of the insurance coverage provided under this Policy consents and attorns to the jurisdiction of the courts of the Province of Ontario in all matters in respect of the Policy.”

Additional Insured

Bowater Newsprint South Operations LLC

100 Papermill Road

Grenada, MS

United States of America

38901

EXPORT DEVELOPMENT CANADA,
for the Insurers
ABITIBI-CONSOLIDATED

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: January 28th, 2009

Effective Date: September 1st, 2008

Insured: Abitibi-Consolidated Inc.

Policy Number: CG 1 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

ADDITIONAL INSURED - FOREIGN COMPANY

This Endorsement forms part of the Policy. It cancels and replaces any ADDITIONAL INSURED FOREIGN COMPANY endorsement which may have previously been issued in respect of the affiliate of the Insured identified below (and referred to in this Endorsement as the Additional Insured).

Coverage is provided in accordance with the provisions of the Policy for the Additional Insured against losses that such Additional Insured sustains with respect to its contracts of sale.

Therefore, without in any way restricting the application of the terms and conditions of the Policy except as hereinafter expressly provided, and solely for purposes of determining the terms and conditions of such insurance coverage, the Policy is amended as follows:

“1.

The conditions and limitations of cover that apply in respect of the Insured’s contracts of sale shall also apply in respect of the Additional Insured’s contracts of sale. The Insurers shall not be liable for the payment of any claim for Loss sustained by the Insured or the Additional Insured unless the Insured has declared and paid premium on all of the Additional Insured’s contracts of sale as well as all of the Insured’s contracts of sale.

2.

The Insured shall advise the Insurers if. after the date of issuance of this Endorsement, there is any change to the information provided to the Insurers by the Insured relating to coverage of the sales of the Additional Insured such as a change in the ownership or location of the Additional Insured or a material decrease in the percentage of goods sold by the Additional Insured which are manufactured by the Insured.

3.

The Insured has advised the Insurers that the Additional Insured has appointed the Insured as its agent to obtain insurance in respect of its contracts of sale and to deal with the Insurers on its behalf in all matters relating to this Policy and any claim for Loss hereunder, including to pay premiums and to receive from the Insurers any claim payment to be made in respect of the Additional Insured’s contracts of sale.

4.	All communications with the Insurers with respect to such coverage must be by the Insured, not the Additional Insured.

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613 237 2690 www.edc.ca

5.

If the Insured cease s to act as agent for the Additional Insured for purposes of the Policy, the Insured shall advise EDC forthwith. If the Insured ceases to act as agent for the Additional Insured, the Insurers shall have the right to terminate coverage under the Policy with respect to the Additional Insured upon giving the Insured sixty (60) days’ notice.

6.

The premium to be paid in respect of the Additional Insured’s contracts of sale is exclusive of any tax which may be payable in respect of the insurance by the Additional Insured (or its agent) in the Additional Insured’s country.

7.

When submitting a claim application, the Insured must provide the Insurer with a signed copy of a declaration form provided by the Insurer in which the Additional Insured has made the declaration required. by the Insurer’ to the effect that the Additional Insured has not engaged in activities prohibited by criminal laws dealing with corruption or the bribery of public officials.

8.

The terms and conditions of this Endorsement are and shall be subject to and, in the event of inconsistency, superseded by, the terms and conditions of the Bowater Rights Endorsement and the Claim Payment in Respect of Bowater Entities and BCFPI Endorsement.

9.

The Policy shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Any legal proceeding with respect to the Policy shall be brought in the courts of the Province of Ontario, and any insured party as a condition of receiving the benefit of the insurance coverage provided under this Policy consents and attorns to the jurisdiction of the courts of the Province of Ontario in all matters in respect of the Policy.”

Additional Insured

Bowater Alabama LLC

17589 Plant Road

Coosa Pines, AL

United States of America

35044

EXPORT DEVELOPMENT CANADA,
for the Insurers

ABITIBI-BOWATER INC.

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: January 28th, 2009

Effective Date: September 1st, 2908

Insured: Abitibi-Consolidated Inc.

Policy Number: CG 1 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

ADDITIONAL INSURED - FOREIGN COMPANY

This Endorsement forms part of the Policy. It cancels and replaces any ADDITIONAL INSURED FOREIGN COMPANY endorsement which may have previously been issued in respect of the affiliate of the Insured identified below (and referred to in this Endorsement as the Additional Insured).

Coverage is provided in accordance with the provisions of the Policy for the Additional Insured against losses that such Additional Insured sustains with respect to its contracts of sale.

Therefore, without in any way restricting the application of the terms and conditions of the Policy except as hereinafter expressly provided, and solely for purposes of determining the terms and conditions of such insurance coverage, the Policy is amended as follows:

“1.

The conditions and limitations of cover that apply in respect of the Insured’s contracts of sale shall also apply in respect of the Additional Insured’s contracts of sale. The Insurers shall not be liable for the payment of any claim for Loss sustained by the Insured or the Additional Insured unless the Insured has declared and paid premium on all of the Additional Insured’s contracts of sale as well as all of the Insured’s contracts of sale.

2.

The Insured shall advise the Insurers if, after the date of issuance of this Endorsement, there is any change to the information provided to the Insurers by the Insured relating to coverage of the sales of the Additional Insured such as a change in the ownership or location of the Additional Insured or a material decrease in the percentage of goods sold by the Additional Insured which are manufactured by the Insured.

3.

The Insured has advised the Insurers that the Additional Insured has appointed the Insured as its agent to obtain insurance in respect of its contracts of sale and to deal with the Insurers on its behalf in all matters relating to this Policy and any claim for Loss hereunder, including to pay premiums and to receive from the Insurers any claim payment to be made in respect of the Additional Insured’s contracts of sale.

4.	All communications with the Insurers with respect to such coverage must be by the Insured, not the Additional Insured.

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613 237 2690 www.edc.ca

5.

If the Insured ceases to act as agent for the Additional Insured for purposes of the Policy, the Insured shall advise EDC forthwith. If the Insured ceases to act as agent for the Additional Insured, the. Insurers shall have the right to terminate coverage under the Policy with respect to the Additional Insured upon giving the Insured sixty (60) days’ notice.

6.

The premium to be paid in respect of the Additional Insured’s contracts of sale is exclusive of any tax which may be payable in respect of the insurance by the Additional Insured (or its agent) in the Additional Insured’s country.

7.

When submitting a claim application, the Insured must provide the Insurer with a signed copy of a declaration form provided by the Insurer in which the Additional Insured has made the declaration required by the Insurer to the effect that the Additional Insured has not engaged in activities prohibited by criminal laws dealing with corruption or the bribery of public officials.

8.

The terms and conditions of this Endorsement are and shall be Subject to and, in the event of inconsistency, superseded by, the terms and conditions of the Bowater Rights Endorsement and the Claim Payment in Respect of Bowater Entities and BGFPI Endorsement.

9.

The Policy shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Any legal proceeding with respect to the Policy shall be brought in the courts of the Province of Ontario, and any insured party as a condition of receiving the benefit of the insurance coverage provided under this Policy consents and attorns to the jurisdiction of the courts of the Province of Ontario in all matters in respect of the Policy.”

Additional Insured

Bowater America Inc

5300 Cureton Ferry Road

PO Box 7

Catawba, SC

United States of America

29704

EXPORT DEVELOPMENT CANADA,
for the Insurers

ABITIBI-CONSOLIDATED INC.

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: January 28th, 2009

Effective Date: September 1st, 2008

Insured: Abitibi-Consolidated Inc.

Policy Number: CG 1 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

ADDITIONAL INSURED - FOREIGN COMPANY

This Endorsement forms part of the Policy. It cancels and replaces any ADDITIONAL INSURED FOREIGN COMPANY endorsement which may have previously been issued in respect of the affiliate of the Insured identified below (and referred to in this Endorsement as the Additional Insured).

Coverage is provided in accordance with the provisions of the Policy for the Additional Insured against losses that such Additional Insured sustains with respect to its contracts of sale.

Therefore, without in any way restricting the application of the terms and conditions of the Policy except as hereinafter expressly provided, and solely for purposes of determining the terms and conditions of such insurance coverage, the Policy is amended as follows:

“1.

The conditions and limitations of cover that apply in respect of the Insured’s contracts 01sale shall also apply in respect of the Additional Insured’s contracts of sale. The Insurers shall not be liable for the payment of any claim for Loss sustained by the Insured or the Additional Insured unless the Insured has declared and paid premium on all of the Additional Insured’s contracts of sale as well as all of the Insured’s contracts of sale.

2.

The Insured shall advise the Insurers if. after the date of issuance of this Endorsement, there is any change to the information provided to the Insurers by the Insured relating to coverage of the sales of the Additional Insured such as a change in the ownership or location of the Additional Insured or a material decrease in the percentage of goods sold by the Additional Insured which are manufactured by the Insured.

3.

The Insured has advised the Insurers that the Additional Insured has appointed the Insured as its agent to obtain insurance in respect of its contracts of sale and to’ deal with the Insurers on its behalf in all matters relating to this Policy and any claim for Loss hereunder, including to pay premiums and to receive from the Insurers any claim payment to be made in respect of the Additional Insured’s contracts of sale.

4.	All communications with the Insurers with respect to such coverage must be by the Insured, not the Additional Insured.

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613 237 2690 www.edc.ca

5.

If the Insured ceases to act as agent for the Additional Insured for purposes of the Policy, the Insured shall advise EDC forthwith. If the Insured ceases to act as agent for the Additional Insured, the Insurers shall have the right to terminate coverage under the Policy with respect to the Additional Insured upon giving the Insured sixty (60) days’ notice.

6.

The premium to be paid in respect of the Additional Insured’s contracts of sale is exclusive of any tax which may be payable in respect of the insurance by the Additional Insured (or its agent) in the Additional Insured’s country.

7.

When submitting a claim application, the Insured must provide the Insurer with a signed copy of a declaration form provided by the Insurer in which the Additional Insured has made the declaration required by the Insurer to the effect that the Additional Insured has not engaged in activities prohibited by criminal laws dealing with corruption or the bribery of public officials.

8.

The terms and conditions of this Endorsement are and shall be subject to and, in the event of inconsistency, superseded by, the terms and conditions of the Bowater Rights Endorsement and the Claim Payment in Respect of Bowater Entities and BCFPI Endorsement.

9.

The Policy shall’ be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Any legal proceeding with respect to the Policy shall be brought in the; courts of the Province of Ontario, and any insured party as a condition of receiving the benefit of the insurance coverage provided under this Policy consents and attorns to the jurisdiction of the courts of the Province of Ontario in all matters in respect of the Policy.”

Additional Insured

Bowater Korea Ltd.

Press Center 11 F

25 Taepyeongno 1-ga Jung-Gu

Seoul

Republic of Korea

100-745

EXPORT DEVELOPMENT CANADA,
for the Insurers

ABITIBI CONSOLIDATED INC.

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: January 28th, 2009

Effective Date: September 1st, 2008

Insured: Abitibi-Consolidated Inc.

Policy Number: CG 1 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

ADDITIONAL INSURED - FOREIGN COMPANY

This Endorsement forms part of the Policy. It cancels and replaces any ADDITIONAL INSURED FOREIGN COMPANY endorsement which may have previously been issued in respect of the affiliate of the Insured identified below (and referred to in this Endorsement as the Additional Insured).

Coverage is provided in accordance with the provisions of the Policy for the Additional Insured against losses that such Additional Insured sustains with respect to its contracts of sale.

Therefore, without in any way restricting the application of the terms and conditions of the Policy except as hereinafter expressly provided, and solely for purposes of determining the terms and conditions of such insurance coverage, the Policy is amended as follows:

“1.

The conditions and limitations of cover that apply in respect of the Insured’s contracts of sale shall also apply in respect of the Additional Insured’s contracts of sale. The Insurers shall not be liable for the payment of any claim for Loss sustained by the Insured or the Additional Insured unless the Insured has declared and paid premium on all of the Additional Insured’s contracts of sale as well as all of the Insured’s contracts of sale.

2.

The Insured shall advise the Insurers if, after the date of issuance of this Endorsement, there is any change to the information provided to the Insurers by the Insured relating to coverage of the sales of the Additional Insured such as a change in the ownership or location of the Additional Insured or a material decrease in the percentage of goods sold by the Additional Insured which are manufactured by the Insured.

3.

The Insured has advised the Insurers that the Additional Insured has appointed the Insured as its agent to obtain insurance in respect of its contracts of sale and to deal with the Insurers on its behalf in all matters relating to this Policy and any claim for Loss hereunder, including to pay premiums and to receive from the Insurers any claim payment to be made in respect of the Additional Insured’s contracts of sale.

4.	All communications with the Insurers with respect to such coverage must be by the Insured, not the Additional Insured.

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613 237 2690 www.edc.ca

5.

If the Insured ceases to act as agent for the Additional Insured for purposes of the Policy, the Insured shall advise EDC forthwith. If the Insured ceases to act as agent for the Additional Insured, the Insurers shall have the right to terminate coverage under the Policy with respect to the Additional Insured upon giving the Insured sixty (60) days’ notice.

6.

The premium to be paid in respect of the Additional Insured’s contracts of sale is exclusive of any tax which may be payable in respect of the insurance by the Additional Insured (or its agent) in the Additional Insured’s country.

7.

When submitting a claim application. the Insured must provide the Insurer with a signed copy of a declaration form provided by the Insurer in which the Additional Insured has made the declaration required by the Insurer’ to the effect that the Additional Insured has not engaged in activities prohibited by criminal laws dealing with corruption or the bribery of public officials.

8.

The terms and conditions of this Endorsement are and shall be subject to and, in the event of inconsistency, superseded, by, the terms and conditions of the Bowater Rights Endorsement and the Claim Payment in Respect of Bowater Entities and BCFPI Endorsement.

9.

The Policy shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Any legal proceeding with respect to the Policy shall be brought in the courts of the Province of Ontario, and any insured party as a condition of receiving the benefit of the insurance coverage provided under this Policy consents and attorns to the jurisdiction of the courts of the Province of Ontario in all matters in respect of the Policy.”

Additional Insured

Bowater Nuway Mid-States Inc.

4400 U.S. Highway 51 North

Covington, Tennessee

United States of America

38019

EXPORT DEVELOPMENT CANADA,
for the Insurers

ABITIBI-CONSOLIDATED INC.

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: January 28th, 2009

Effective Date: September 1st, 2008

Insured: Abitibi-Consolidated Inc.

Policy Number: CG 1 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

ADDITIONAL CANADIAN INSURED

This Endorsement forms part of the Policy. It cancels and replaces any ADDITIONAL CANADIAN INSURED endorsement which may have previously been issued in respect of the Related Canadian Company (referred to in this Endorsement as the Additional Insured) identified below.

Coverage is provided in accordance with the provisions of the Policy to the Additional Insured against losses that it sustains.

Therefore, without in any way restricting the application of the terms and conditions of the Policy except as hereinafter expressly provided and solely for purposes of determining the terms and conditions of such insurance coverage, the Policy is amended as follows:

“1.

The conditions and limitations of cover that apply to the Insured shall also apply to the Additional Insured. The Insurers shall not be liable for the payment of any claim for Loss sustained by the Insured or any Additional Insured referred to in this Endorsement or in any Additional Canadian Insured Endorsement issued under the Policy (the “Additional Insureds”), unless all the sales contracts of the Insured and the Additional Insureds are declared in accordance with the terms of the Policy.

2.

The undersigned Additional Insured hereby appoints the Insured as its true and lawful attorney to deal with the Insurers on its behalf in all matters relating to this Policy and any claim for Loss hereunder, including to receive from the Insurers any claim payment to be made to the Additional Insured, and the Insured hereby accepts such appointment.

3.

When submitting a claim application, the Insured must provide the Insurer with a signed copy of a declaration form provided by the Insurer in which the Additional Insured has made the declaration required by the Insurer to the effect that the Additional Insured has not engaged in activities prohibited by criminal laws dealing with corruption or the bribery of public officials.

4.	All communications with the Insurers with respect to such coverage shall be with the Insured, not the Additional Insured.

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613 237 2690 www.edc.ca

5.

The terms and conditions of this Endorsement are and shall be subject to and, in the event of inconsistency, superseded by, the terms and conditions of the Bowater Rights Endorsement and the Claim Payment in Respect of Bowater Entities and BCFPI Endorsement.”

Related Canadian Company

Bowater Mersey Paper Company Limited

3691 Highway 3

Liverpool, NS

BOT 1KO

EXPORT DEVELOPMENT CANADA,
for the Insurers

ABITIBI-CONSOLIDATED INC.

Bowater Mersey Paper Company Limited

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: January 28th, 2009

Effective Date: September 1st, 2008

Insured: Abitibi-Consolidated Inc.

Policy Number: CG 1 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

ADDITIONAL CANADIAN INSURED

This Endorsement forms part of the Policy. It cancels and replaces any ADDITIONAL CANADIAN INSURED endorsement which ‘may have previously been issued in respect of the Related Canadian Company (referred to in this Endorsement as the Additional Insured) identified below.

Coverage is provided in accordance with the provisions of the Policy to the Additional Insured against losses that it sustains.

Therefore, without in any way restricting the application of the terms and conditions of the Policy except as hereinafter expressly provided and solely for purposes of determining the terms and conditions of such insurance coverage, the Policy is amended as follows:

“1.

The conditions and limitations of covet that apply to the Insured shall also apply to the Additional Insured. The Insurers shall not be liable for’ the payment of any claim for Loss sustained by the Insured or any Additional Insured referred to in this Endorsement or in any Additional Canadian Insured Endorsement issued under the Policy (the “Additional Insureds”), unless all the sales contracts of the Insured and the Additional Insureds are declared in” accordance with the terms of the Policy.

2.

The undersigned Additional Insured hereby appoints the Insured as its true and lawful attorney to deal with the Insurers on its behalf in all matters relating to this Policy and any claim for Loss hereunder, including to receive from the Insurers any claim payment to be made to the Additional Insured, and the Insured hereby accepts such appointment.

3.

When submitting a claim application. the Insured must provide the Insurer with a signed copy of a declaration form provided by the Insurer in which the Additional Insured has made the declaration required by the Insurer to the effect that the Additional Insured has not engaged in activities prohibited by criminal laws dealing with corruption or the bribery of public officials.

4.	All communications with the Insurers with respect to such coverage shall be with the Insured, not the Additional Insured.

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613 237 2690 www.edc.ca

5.

The terms and conditions of this Endorsement are and shall be subject to and, in the event of inconsistency, superseded by, the terms and conditions of the Bowater Rights Endorsement and the Claim Payment in Respect of Bowater Entities and BCFPI Endorsement.”

Rebated Canadian Company

Bowater Canadian Forest Products Inc.

1155, Metcalfe Street, Suite 100

Montreal, Quebec

H3B 5H2

EXPORT DEVELOPMENT CANADA,
for the Insurers

ABITIBI-CONSOLIDATED INC.

Bowater Canadian Forest Products Inc.

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: January 28th, 2009

Effective Date: September 1st, 2008

Insured: Abitibi-Consolidated Inc.

Policy Number: CG 1 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

BOWATER RIGHTS

This Endorsement forms part of the Policy.

Without in any way affecting the application of the terms and. conditions of the Policy except as hereinafter expressly provided, the Policy is amended as follows:

1.

The prior written consent of Bowater Incorporated shall be required in respect of any amendments, supplements or modifications to the Policy for which, pursuant to the terms and conditions of the Policy, the consent of the Insured is required.

2.

If the Insured fails to perform and carry out its obligations and duties pursuant to terms and conditions of the Policy, Bowater Incorporated, or its designee, provided that such designee is acceptable to the Insurers, in their sale and absolute discretion, shall be entitled to perform such obligations and duties on behalf of the Insured. The Insurers hereby acknowledge and agree that for purposes of this Section 2, Wachovia Bank, National Association and The Bank of Nova Scotia are acceptable designees.

3.	Section 37(1) of the Policy is hereby deleted and replaced with the following:

“Each party shall have the right to terminate this Policy upon giving the other party 60 days’ prior written notice to that effect, provided that, the Insured may not terminate this Policy pursuant to this Section 37(1), without the prior written consent of Bowater Incorporated.”

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613 237 2690 www.edc.ca

4.

The terms and conditions of this Endorsement shall supersede any contrary term or condition of any Additional Canadian Insured or Additional Insured -Foreign Company endorsement and shall be subject to the Assignment of Policy by Way of Security Endorsement.

EXPORT DEVELOPMENT CANADA,
for the Insurers

ABITIBI-CONSOLIDATED INC.

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: January 28th, 2009

Effective Date: September 1st, 2008

Insured: Abitibi-Consolidated Inc.

Policy Number: CG 1 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

CLAIM PAYMENT IN RESPECT OF BOWATER ENTITIES AND BCFPI

This Endorsement forms part of the Policy.

Without in any way affecting the application of the terms and conditions of the Policy except as hereinafter expressly provided, the Policy is amended as follows:

1.

Solely in relation’ to a Loss sustained under the Policy in respect of Bowater Canadian Forest Products Inc. (“BCFPI”), BCFPI shall, without any consent or further action by the Insured, be exclusively entitled under the Policy to: (i) file a claim, and (ii) receive a claim payment.

2.

Solely in relation to a Loss sustained under the Policy in respect of a Bowater Entity identified in the Attached Schedule “A”, which may be amended from time to time, Bowater Incorporated shall, without any consent or further action by the Insured, be exclusively, entitled under the Policy to: (i) file a claim, and (ii) receive a claim payment.

3.

If the Insurers determine that a claim is payable to BCFPI or a Bowater Entity, payment will be sent to BCFPI or Bowater Incorporated, as applicable, by cheque made payable to BCFPI or Bowater Incorporated, as applicable, and in either case, to the following address:

1155 Metcalfe Street, Suite 800

Montreat, Quebec

H3B 5H2 Canada

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613 237 2690 www.edc.ca

4.

The terms and conditions of this Endorsement shall supersede any contrary term or condition of any Additional Canadian Insured or Additional Insured - Foreign Company endorsement and shall be subject to the Assignment of Policy by Way of Security Endorsement.

EXPORT DEVELOPMENT CANADA,
for the Insurers

ABITIBI-CONSOLIDATED INC.

SCHEDULE A

This Schedule A, issued the 28th day of January, 2009, is attached to and forms part of the Claim Payment in Respect of Bowater Entities and BCFPI Endorsement which forms part of Policy No. CG 1 22818 issued to Abitibi-Consolidated Inc. and replaces any Schedule A previously issued.

Bowater Entities:

Bowater Incorporated

Bowater America Inc.

Bowater Mersey Paper Co. Ltd.

Bowater Alabama LLC

Bowater Newsprint South Operations LLC

Bowater Nuway Mid-States Inc.

Bowater Korea Ltd.

EDC

Coface

Export	Exportation et
Development	développement
Canada	Canada

Issued: January 28th, 2009

Effective Date: September 1st, 2008

Insured: Abitibi-Consolidated Inc.

Policy Number: CG 1 22818

ENDORSEMENT

ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)

MAXIMUM LIABILITY AMOUNTS

This Endorsement forms part of the Policy. It cancels and replaces any Maximum Liability Amounts Endorsement which may have been previously issued.

Without in any way affecting the application of the terms and conditions of the Policy except as hereinafter expressly provided, the Policy is amended as follows:

1.	For purposes of this Endorsement, “Affiliate of Abitibi” means an affiliate of Abitibi-Consolidated Inc. identified in the attached Schedule A, which may be amended from time to time.

2.	For purposes of this Endorsement, “Affiliate of Bowater” means an affiliate of Bowater Incorporated identified in the attached Schedule A, which may be amended from time to time.

3.	Notwithstanding (i) EDC’s Maximum Liability Amount and Coface’s Maximum Liability Amount, in each case, as set out in the Coverage Certificate, and (ii) the total amount of all Credit Limits,

(a)

the amount of EDC’s maximum liability for all Export Losses in respect of which Abitibi-Consolidated Inc. “Abitibi”) or an Affiliate of Abitibi, as applicable, becomes entitled to receive claim payments in each Policy Period, is limited to USD 160,000,000;

(b)

the amount of EDC’s maximum liability for all Losses sustained by Bowater Incorporated (“Bowater”) or an Affiliate of Bowater under Eligible Contracts with buyers located in the United States of America in respect of which Bowater or an Affiliate of Bowater, as applicable, becomes entitled to receive claim payments in each Policy Period, is limited to USD 85.000,000;

(c)

the amount of EDC’s maximum liability for all Losses sustained by Bowater or an Affiliate of Bowater under Eligible Contracts with buyers located in countries listed on the Country Schedule, excluding Canada and the United States of America, in respect of which Bowater or an Affiliate of Bowater, as applicable, becomes entitled to receive claim payments in each Policy Period, is limited to USD 75,000,000;

151 O’Connor, Ottawa, ON Canada K1A 1K3

613.598.2500 Fax 613 237 2690 www.edc.ca

(d)

the amount of Coface’s maximum liability for all Domestic Losses in respect of which Abitibi or an Affiliate of Abitibi, as applicable, becomes entitled to receive claim payments in each Policy Period, is limited to USD 32,000,000; and

(e)

the amount of Coface’s maximum liability for all Domestic Losses in respect of which Bowater or an Affiliate of Bowater, as applicable, becomes entitled to receive claim payments in each Policy Period, is limited to USD 18,000,000.

EXPORT DEVELOPMENT CANADA,
for the Insurers

ABITIBI-CONSOLIDATED INC.

SCHEDULE A

This Schedule A, issued the 28th day of January, 2009, is attached to and forms part of Maximum Liability Amounts Endorsement which forms part of Policy No. CG 1 22818 issued to Abitibi-Consolidated Inc. and replaces any Schedule A previously issued.

Affiliates of Abitibi:

Abitibi Consolidated Sales Corporation

Bridgewater Paper Company Limited

Abitibi-Consolidated Company of Canada

Produits Forestiers Saguenay Inc.

Produits Forestiers Petit Paris Inc.

Produits Forestiers La Tuque Inc.

Bois d’ingénierie Abitibi-LP Inc.

Bois d’ingénierie Abitibi-LP II Inc.

Produits Forestiers Mauricie SEC.

Donohue Recycling Inc.

Abitibi-Consolidated Corp.

Affiliates of Bowater:

Bowater America Inc.

Bowater Canadian Forest Products Inc.

Bowater Mersey Paper Co. Ltd.

Bowater Alabama LLC

Bowater Newsprint South Operations LLC

Bowater Nuway Mid-States Inc.

Bowater Korea Ltd.

ANNEX L

Form of Notice of Change of Address

FORM OF NOTICE OF CHANGE OF ADDRESS

TO:

CITIBANK, N.A., LONDON BRANCH (the “Agent”)

Citigroup Centre

33 Canada Square, 5th Floor

Canary Wharf, London

England E14 5LB

Attention: Nigel Kilvington

Facsimile: 44-207- 986-4705

With a copy to:

450 Mamaroneck Avenue

Harrison, N.Y. 10528

Attention: Global Securitization

Facsimile No.: 914- 899-7890

RE:

Amended and Restated Receivables Purchase Agreement dated as of January 29, 2008 between, inter alia, Abitibi-Consolidated Inc., the undersigned, as seller, and the Agent, as agent (as amended, the “RPA”)

Pursuant to the requirements of Section 10.01(e) of the RPA, the undersigned hereby gives you notice that, on [insert Change of Address Effective Date], each of the undersigned and ACSC will change the address of its principal place of business, chief executive office and location of Receivables (as defined in the RPA) records as disclosed in Schedules III and IV attached hereto, which Schedules III and IV shall replace the current Schedules III and IV to the RPA on the effective date of such change of address.

signature page follows

L-1

DATED this      day of                     ,         .

ABITIBI-CONSOLIDATED U.S. FUNDING CORP.

Per:
Name:
Title:

Per:
Name:
Title:

ANNEX N

Form of Certificate Regarding Adverse Claims

ABITIBI-CONSOLIDATED INC.

OFFICER’S CERTIFICATE

TO:	ABITIBI-CONSOLIDATED U.S. FUNDING CORP.

CITIBANK, N.A., as agent

BARCLAYS CAPITAL INC., as syndication agent

THE CIT GROUP / BUSINESS CREDIT, INC., as documentation agent

RE:

Second Amended and Restated Receivables Purchase Agreement dated as of June 16, 2009 among Abitibi-Consolidated U.S. Funding Corp. (“ACUSFC”), as seller, the banks party thereto, as banks, Citibank, N.A., as agent, Barclays Capital Inc., as syndication agent, The CIT Group / Business Credit, Inc., as documentation agent, Abitibi Consolidated Sales Corporation (“ACSC”), as servicer and originator, and Abitibi-Consolidated Inc. (the “Corporation”), as subservicer and originator (the “Second Amended and Restated Receivables Purchase Agreement”)

I, —, — of the Corporation hereby certify in that capacity and not personally, as follows:

1. I have made or caused to be made such examinations or investigations as are, in my opinion, necessary to make the statements in this Certificate.

2.Capitalized terms used but not defined herein shall have the meanings attributed thereto in the Second Amended and Restated Receivables Purchase Agreement.

3. The registrations described in Schedule A do not, and could not be relied upon by the secured parties thereunder to create, perfect, protect or preserve any Adverse Claim in the Receivables or Related Security.

4. The name “Stone-Consolidated Inc.” has never been used by the Corporation or any of its predecessors.

[signature page follows]

N-1

DATED this      day of June, 2009.

By:
Name: —
Title: —

Schedule A - Registrations

SCHEDULE A

REGISTRATIONS

[To be completed]

EXHIBIT A-1

Form of Canadian Amended Order

SUPERIOR COURT

CANADA

PROVINCE OF QUEBEC

DISTRICT OF MONTREAL

No: 500-11-036133-094

DATE: JUNE 15, 2009

PRESENT: THE HONOURABLE MR. JUSTICE CLÉMENT GASCON, J.S.C.

IN THE MATTER OF THE PLAN OF COMPROMISE OR ARRANGEMENT OF:

ABITIBIBOWA TER INC.

And

ABITIBI-CONSOLIDATED INC.

And

BOWATER CANADIAN HOLDINGS INC.

And

The other Petitioners listed on Schedules “A”, “B” and “C”

Petitioners

And

ERNST & YOUNG INC.

Monitor

JUDGMENT ON MOTION FOR A REPLACEMENT SECURITIZATION FACILITY

(# 105)

[1] CONSIDERING the Petitioners’ Motion for an Order Authorizing a Replacement Securitization Facility and Amending the Initial Order, as well as the Exhibits and Affidavit in support thereof;

[2] CONSIDERING the Sixth Report of the Monitor (May 21, 2009) and the Supplemental Sixth Report of the Monitor (June 12, 2009);

EXHIBIT A-1-1

[3] CONSIDERING that, of all the stakeholders concerned, only The Ad Hoc Committee of the Senior Secured Noteholders contest the Motion, the whole for reasons this Court considers insufficient and unjustified under the circumstances;

[4] CONSIDERING that the Court is of the view that the other representations made at hearing by some of the other stakeholders’ Counsel do not justify modifying the terms of the Order sought in respect of the Amended Securitization Program Agreements;

[5] CONSIDERING the Order of this Court dated May 26, 2009 expiring today and the necessity to issue this Judgment forthwith, with the understanding that the Court will issue additional brief reasons by June 19, 2009, at the latest, to form an integral part of this Judgment;

[6] CONSIDERING the representations made at hearing by Counsel;

FOR THESE REASONS, THE COURT:

[7] GRANTS this Motion for an Order Authorizing a Replacement Securitization Facility and Amending the Initial Order (the “Motion”).

[8] FURTHER AMEINDS AND RESTATES the Initial Order issued by this Court in this matter on April 17, 2009, as amended, by replacing paragraphs 29 to 45 thereof with the following:

Securitization Program

[29] ORDERS that ACI is authorized and empowered to enter into an amended and restated guaranteed receivables purchase program (the “Amended and Restated Receivables Purchase Program”) and enter into the Amended Securitization Program Agreements (as defined in paragraph 30 hereto), including the following, and the Amended Securitization Program Agreements are hereby expressly ratified and approved:

a)

an Amended and Restated Receivables Purchase Agreement (the “ARRPA”), substantially in accordance with the term sheet (the “Term Sheet”) attached to that certain engagement letter (the “Citibank Engagement Letter”) dated May 18, 2009, by and between Citibank N.A. (“Citibank”), ACI and Abitibi-Consolidated U.S. Funding Corp. (“ACI Funding”) as well as to that certain engagement letter (the “Barclays Engagement Letter”) dated May 18, 2009, by and between Barclays Capital Inc. (“Barclays”), ACI and ACI Funding, which said ARRPA shall amend and restate that certain Amended and Restated Receivables Purchase Agreement, dated as of January 31, 2008 (as heretofore amended, the “Existing RPA”), Exhibit R-17 in support of the Petition, among ACI Funding, Eureka Securitisation, pic (“Eureka”), Citibank,

Citibank, N.A., London Branch (along with any successor thereto, the “Agent”), ACI, in its capacity as Subservicer and an Originator, and Abitibi-Consolidated Sales Corporation (“ACSC”), in its capacity as Servicer and an Originator;

b)

an Amended and Restated purchase and Contribution Agreement (the “ARPCA”), which said ARPCA shall amend and restate that certain Amended and Restated Purchase and Contribution Agreement, dated as of January 31, 2008 (as heretofore amended, the “Existing PCA”), Exhibit R.-16 in support of the Petition, among ACI and ACSC as Sellers and ACI Funding as Purchaser in order to make certain changes to the Existing PCA in connection with the entry into, and implementation and effectuation of the Amended and Restated Receivable Purchase Program (the terms “Receivables” and “Related Security” shall have the meanings attributed thereto in the ARPCA);

c)

a Guaranty and Undertaking Agreement (the “Guarantee Agreement”) substantially in accordance with the Term Sheet among ACI, Citibank and the various guarantors thereto, to be entered into in connection with the entry into, implementation and effectuation of the Amended and Restated Securitization Program;

d)

such other ancillary documentation as may be required or desirable in connection with the entry into, implementation and effectuation of the Amended and Restated Receivables Purchase Program, in each case substantially in accordance with the Term Sheet (as amended and restated, collectively referred to with the ARRPA, the ARPCA and the Guarantee Agreement as the “Receivables Agreements”);

copies of the Citibank Engagement Letter and the Barclays Engagement Letter have been communicated, respectively, as Exhibits R-1 and R-2 to Petitioners’ Motion for an Order Authorizing a Replacement Securitization Facility and to Amend the Initial Order.

[30] ORDERS that ACI is hereby directed, authorized and empowered to perform or continue to perform its obligations, including the sale and servicing of Receivables and all Related Security, under the Receivables Agreements and under the following agreements to which it is a party (as amended and restated, the “Financing Agreements” and collectively with the Receivables Agreements, the “Amended Securitization Program Agreements”):

a)

the Undertaking Agreement (Servicer) dated as of October 27, 2005 by ACI in favour of Eureka, Citibank and the other Banks (as defined in the Existing RPA) that are party to the Existing RPA, as amended;

b)	the Undertaking Agreement (Originator) dated as of October 27, 2005 by ACI in favour of ACI Funding, as amended;

c)	the Deposit Account Control Agreement dated as of January 31, 2008 among ACI Funding, ACI, ACSC, Citibank and the Agent;

d)	the Blocked Accounts Agreement dated as of October 27, 2005 among ACI, ACSC, the Agent, Royal Bank of Canada and ACI Funding;

e)	the Agreement Re: Pledged Deposit Accounts dated as of October 27, 2005 among ACSC, ACI, ACI Funding, the Agent and LaSalle Bank National Association;

f)

the Third Amended and Restated Four Party Agreement for Sold Accounts (General) substantially in accordance with the Term Sheet, amending that certain Second Amended and Restated Four Party Agreement for Sold Accounts (General) dated as of January 31, 2008 among Export Development Canada and Compagnie Française d’Assurance pour le Commerce Extérieur - Canada Branch, ACI, ACI Funding, the Agent and Citibank;

g)	the Intercompany Agreement dated as of December 20, 2007 between ACI and ACSC;

h)

the Accounts Receivable Policy (Shipments) General Terms and Conditions, plus the Coverage Certificate effective September 1, 2008 (together with all schedules and endorsements thereto) issued by Export Development Canada and Compagnie Française d’Assurance pour le Commerce Extérieur—Canada Branch to ACI.

[31] ORDERS that (i) ACI is hereby authorized and empowered to continue selling the relevant Receivables and Related Security to ACI Funding pursuant to and in accordance with the Amended Securitization Program Agreements, and such sale shall continue to be and be free and clear of any lien, claims, charges or encumbrances and other interests of any of ACI, ACSC, the Petitioners or their respective creditors, including any charges created pursuant to this Order, and (ii) subject to the conditions stated in the Interim Securitization Order issued by the US Bankruptcy Court on June 11, 2009, the Abitibi Petitioners are hereby authorized and empowered to use the collateral, including cash collateral, of the Lenders under that certain Credit and Guaranty Agreement dated as at April 1, 2008 among, inter alia, ACCC as borrower, ACI as guarantor, the other guarantors party thereto, the lenders from time to time party thereto (the “ACCC Term Lenders”) and Wells Fargo Bank, N.A. (as successor-in-interest to Goldman Sachs Credit Partners L.P., in its capacity as administrative agent and collateral agent, the “ACCC Term Agent”).

[31.1] ORDERS that ACI is hereby authorized and empowered to continue fulfilling its obligations under the Existing RPA, the Existing PCA and the Financing Documents, including but not limited to, the sale of relevant Receivables and Related Security, until such date as the Amended Securitization Program Agreements are in effect.

[31.2] ORDERS that should ACSC pay any interest to the ACCC Term Agent for the benefit of the ACCC Term Lenders or any fees and expenses of advisors to the ACCC Term Agent, such amounts shall be set off and compensated each month without regard to reciprocity or solidarity against post-petition amounts owed by ACSC to any of ACI or ACCC for inventory purchased on credit from any of ACI or ACCC.

[32] DECLARES that the transfers by ACI of its Receivables and Related Security to ACI Funding under the ARPCA shall constitute and continue to constitute true sales under applicable non-bankruptcy law and are hereby deemed true sales and were and will be for fair consideration. Upon the transfer of the Receivables to ACI Funding, the Receivables and Related Security did (with respect to transfers occurring prior to the date hereof) and will (with respect to transfers occurring on or after the date hereof) become the sole property of ACI Funding, and none of the Petitioners, nor any creditors of the Petitioners, shall retain any ownership rights, claims, liens or interests in or to the Receivables and Related Security, or any proceeds therefrom including, without limitation, pursuant to any theory of substantive consolidation or otherwise.

[33] DECLARES that each Amended Securitization Program Agreement constituted and continues to constitute a valid and binding obligation of ACI, enforceable against ACI in accordance with its terms and that the terms and conditions of the Amended Securitization Program Agreements have been negotiated in good faith and at arm’s length and the transfers made or to be made and the obligations incurred or to be incurred thereunder shall be deemed to have been made for fair or reasonably equivalent value and in good faith.

[34] DECLARES that upon their transfer by ACI pursuant to the Amended Securitization Program Agreements, neither the Receivables nor the Related Security, nor the proceeds thereof, shall constitute property of the patrimonies of any of the Petitioners or their affiliates, including notwithstanding any intentional or inadvertent deposit of any proceeds of the Receivables in bank accounts owned or controlled by any of the Petitioners or their affiliates.

[35] DECLARES that notwithstanding: (i) these proceedings and any declaration of insolvency made herein; (ii) any bankruptcy application or bankruptcy motion filed pursuant to the BIA in respect of the Petitioners and any bankruptcy order or any assignment in bankruptcy made or deemed to be made in respect of the Petitioners; (iii) proceedings taken by ACI under Chapter 15 of

Title 11 of The United States Code (“ACI’s Chapter 15 Proceedings”); or (iv) the provisions of any federal or provincial statute, the transfers of Receivables and Related Security made by ACI pursuant to the Amended Securitization Program Agreements and this Order did not, and on or after April 17, 2009, do not and will not, constitute settlements, fraudulent preferences, fraudulent conveyances or other challengeable or reviewable transactions or conduct meriting an oppression remedy under any applicable law.

[36] DECLARES that the performance by ACI, ACSC and ACI Funding of their respective obligations under the Amended Securitization Program Agreements, and the consummation of the transactions contemplated by the Amended Securitization Program Agreements, and the conduct by ACI, ACSC and ACI Funding of their respective businesses, whether occurring prior to or subsequent to the date hereof did not, on or after April 17, 2009, do not, and shall not, provide a basis for a substantive consolidation of the assets and liabilities of ACI and ACSC, or any of them, with the assets and liabilities of ACI Funding or a finding that the separate corporate identities of ACI, ACSC and ACI Funding may be ignored. Notwithstanding any other provision of this Order, the Agent, Citibank and the other parties thereto have agreed to enter into the Amended Securitization Program Agreements in express reliance on ACI Funding being a separate and distinct legal entity, with assets and liabilities separate and distinct from those of any of the Petitioners.

[37] DECLARES that the transfers of Receivables and Related Security by ACI pursuant to the Amended Securitization Program Agreements and this Order shall continue to be valid and enforceable as against all Persons, including, without limitation, any trustee in bankruptcy, receiver, receiver and manager or interim receiver of the Petitioners, for all purposes.

[38] DECLARES, for greater certainty, that the Facility Termination Date and the Commitment Termination Date (as each is defined in the Existing RPA or Existing PCA or in the ARRPA or ARPCA) have not occurred as a consequence of the commencement of these proceedings, the U.S. Proceedings, ACI’s Chapter 15 Proceedings or the taking of corporate actions by ACI or ACSC to approve such proceedings, or the failure of ACI or ACSC to pay any debts that are otherwise stayed by any of the foregoing or the written admission by ACI or ACSC of its inability to pay such debts.

[39] ORDERS AND DECLARES that collections of Receivables and other funds which are subject to the Deposit Account Control Agreement dated as of January 31,2008, the Agreement Re: Pledged Deposit Accounts dated as of October 27,2005, the, Blocked Accounts Agreement dated as of October 27, 2005, the Second Amended and Restated Four Party Agreement for Sold Accounts (General), elated as of January 31, 2008, or the Third Amended and Restated Four Party Agreement for Sold Accounts (General), referred to above, shall be processed and transferred pursuant to such deposit and blocked account agreements and each bank party thereto is directed to comply therewith.

[40] ORDERS that ACI is hereby authorized and empowered to make, execute and deliver all instruments and documents and perform all other acts (including, without limitation, the perfection of ACI Funding’s ownership interest in the Receivables) that may be required in connection with the Amended Securitization Program Agreements and the transactions contemplated thereby; it being expressly contemplated that pursuant to the terms of the Amended Securitization Program Agreements, ACI and ACSC shall be expressly authorized and empowered to continue to service, administer and collect the Receivables and Related Security on behalf of ACI Funding pursuant to the Amended Securitization Program Agreements, and with respect to ACI, ACSC and ACI Funding, each shall be expressly authorized and empowered to make, execute and deliver all instruments and documents and perform all other acts that may be required in connection with the Amended Securitization Program Agreements and the transactions contemplated thereby.

[41] ORDERS that ACI is hereby authorized and empowered to continue to use the proceeds of the arrangements contemplated by the Amended Securitization Program Agreements in the operation of the Petitioners’ businesses, provided however, that the use of the proceeds are consistent with the terms of the Amended Securitization Program Agreements, this Order or as may otherwise be agreed in writing by the Agent.

[42] ORDERS AND DECLARES that without limiting ACI’s duty to comply with and fulfill any obligations under the Amended Securitization Program Agreements, AC:/ shall perform and pay all indemnification and other obligations to the Agent, Citibank and any other Indemnified Parties (as defined in the ARRPA) under the Amended Securitization Program Agreements, all obligations to ACI Funding under the Amended Securitization Program Agreements, and all of its obligations in respect of the Insurance Policy (as defined in the ARRPA).

[43] ORDERS AND DECLARES that, notwithstanding the terms of this Order, the parties to the Amended Securitization Program Agreements other than ACI shall in that capacity be unaffected in these proceedings and by any plan of compromise or arrangement proposed by any of the Petitioners under the CCAA or by any proposal filed by any of the Petitioners under the SIA, and for greater certainty, paragraph 46(f) of this Order shall not apply to the Amended Securitization Program Agreements.

[44] DECLARES that this Order shall not stay or otherwise apply to restrict in any way the exercise of any rights of any Person under any of the Amended Securitization Program Agreements.

[45] ORDERS AND DECLARES that subject to further order of this Court, no order shall be made varying, rescinding, or otherwise affecting paragraph 28 hereof in respect of the Securitization Program, or inventory sales by ACI and the sale of inventory by ACI to ACSC and paragraphs 29 to 45.2 hereof or any other reference to the Securitization Program or the Amended Securitization Program Agreements herein, unless either (a) notice of a motion for such order is served on the Agent and ACI by the moving party within seven (7) days after that party was provided with notice of this Order in accordance with paragraph 70(a) hereof or (b) the Agent and ACI apply for or consent to such order.

[45.1] ORDERS AND DECLARES that notwithstanding paragraph 45 hereof, the parties to the Amended Securitization Program Agreements are hereby expressly authorized to make, execute and deliver one or more non-material amendments complying with the following to said Amended Securitization Program Agreements in such form as the parties thereto may agree with prior notice to the Monitor, it being understood that no further approval of this Court shall be required for amendments to the Amended Securitization Program Agreements, other than amendments extending the maturity date, changing interest payable, imposing material negative covenants or requiring the payment of additional fees.

[45.2] ORDERS that notwithstanding the amendment and restatement of this Order, paragraphs 29 to 45 of the Second Amended and Restated Initial Order made May 6, 2009 shall remain in full force and effect with respect to the Waiver Agreement and the Securitization Program Agreements (as defined in such Order).

[9] ORDERS the provisional execution of this Order notwithstanding any appeal and without the necessity of furnishing any security.

[10] WITHOUT COSTS.

CLÉMENT GASCON, J.S.C.

Me Guy P. Martel, Me Melanie Béland and Me Joseph Reynaud

Stikeman, Elliott

Attorneys for Petitioners

Date of hearing            June 15, 2009

SCHEDULE “A”

-

ABITIBI PETITIONERS

1.	ABITIBI-CONSOLIDATED INC.

2.	ABITIBI-CONSOLIDATED COMPANY OF CANADA

3.	3224112 NOVA SCOTIA LIMITED

4.	MARKETING DONOHUE INC.

5.	ABITIBI-CONISOLIDA TED CANADIAN OFFICE PRODUCTS HOLDINGS INC.

6.	3834328 CANADA INC.

7.	6169678 CANADA INC.

8.	4042140 CANADA INC.

9.	DONOHUE RECYCLING INC.

10.	1508756 ONTARIO INC.

11.	3217925 NOVA SCOTIA COMPANY

12.	LA TUQUE FOREST PRODUCTS INC.

13.	ABITIBI-CONSOLIDATED NOVA SCOTIA INCORPORATED

14.	SAGUENAY FOREST PRODUCTS INC.

15.	TERRA NOVA EXPLORATIONS L TO.

16.	THE JONQUIERE PULP COMPANY

17.	THE INTERNATIONAL BRIDGE AND TERMINAL COMPANY

18.	SCRAMBLE MINING LTD.

19.	9150-3383 QUÉBEC INC.

SCHEDULE “B”

-

BOWATER PETITIONERS

1.	BOWATER CANADIAN HOLDINGS INC.

2.	BOWATER CANADA FINANCE CORPORATION

3.	BOWATER CANADIAN LIMITED

4.	3231378 NOVA SCOTIA COMPANY

5.	ABITIBIBOWATER CANADA INC.

6.	BOWATER CANADA TREASURY CORPORATION

7.	BOWATER CANADIAN FOREST PRODUCTS INC.

8.	BOWATER SHELBURNE CORPORATION

9.	BOWATER LAHAVE CORPORATION

10.	5T-MAURICE RIVER DRIVE COMPANY LIMITED

11.	BOWATER TREATED WOOD INC.

12.	CANEXEL HARDBOARD INC.

13.	9068-9050 QUEBEC INC.

14.	ALLIANCE FOREST PRODUCTS (2001) INC.

15.	BOWATER BELLEDUNE SAWMILL INC.

16.	BOWATER MARITIMES INC.

17.	BOWATER MITS INC.

18.	BOWATER GUERETTE INC.

19.	BOWATER COUTURIER INC.

SCHEDULE “C”

18.6 CCAA PETITIONERS

1.	ABITIBIBOWATER INC.

2.	ABITIBIBOWATER US HOLDING 1 CORP.

3.	BOWATER VENTURES INC.

4.	BOWATER INCORPORATED

5.	BOWATER NUWAY INC.

6.	BOWATER NUWAY MID-STATES INC.

7.	CATAWBA PROPERTY HOLDINGS LLC

8.	BOWATER FINANCE COMPANY INC.

9.	BOWATER SOUTH AMERICAN HOLDINGS INCORPORATED

10.	BOWATER AMERICA INC.

11.	LAKE SUPERIOR FOREST PRODUCTS INC.

12.	BOWATER NEWSPRINT SOUTH LLC

13.	BOWATER NEWSPRINT SOUTH OPERATIONS LLC

14.	BOWATER FINANCE II, LLC

15.	BOWATER ALABAMA LLC

16.	COOSA PINES GOLF CLUB HOLDINGS LLC

SCHEDULE “D”

PARTNERSHIPS’

1.	BOWATER CANADA FINANCE LIMITED PARTNERSHIP

2.	BOWATER PULP AND PAPER CANADA HOLDINGS LIMITED PARTNERSHIP

3.	ABITIBI-CONSOLIDATED FINANCE LP

EXHIBIT A-2

Form of US Interim Order

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
ABITIBIBOWATER INC., et al.,[1]	)	Case No. 09-11296 (KJC)
)
Debtors.	)	(Joint Administration Pending)
)

INTERIM ORDER PURSUANT TO SECTIONS

105, 362(d), 363(b)(l), 363(f), 363(m), 364(c)(l), 364(e) AND 365

OF THE BANKRUPTCY CODE (1) AUTHORIZING

CERTAIN DEBTORS TO CONTINUE SELLING RECEIVABLES AND

RELATED RIGHTS PURSUANT TO AN AMENDED SECURITIZATION

FACILITY, (2) MODIFYING THE AUTOMATIC STAY AND (3)

GRANTING OTHER RELATED RELIEF

Upon the motion dated April 16, 2009 (the “Motion”)2 of the above-captioned Debtors seeking an order of this Court, pursuant to sections 362(d), 363(b)(l), 363(f), 363(m), 364(c)(l), 364(e) and 365 of title 11 of the United States Code (the “Bankruptcy Code”):

EXHIBIT A-2-1

[1]

The Debtors in these cases, along with the last four digits of each Debtor’s federal or Canadian tax identification number, are: AbitibiBowater Inc. (6415), AbitibiBowater US Holding 1 Corp. (6050), AbitibiBowater US Holding LLC (N/A), AbitibiBowater Canada Inc. (3225), Abitibi-Consolidated Alabama Corporation (4396), Abitibi-Consolidated Corporation (9050), Abitibi-Consolidated Finance LP (4528), Abitibi Consolidated Sales Corporation (7144), Alabama River Newsprint Company (7247), Augusta Woodlands, LLC (0999), Bowater Alabama LLC (7106), Bowater America Inc. (8645), Bowater Canada Finance Corporation (8810), Bowater Canadian Forest Products Inc. (2010), Bowater Canadian Holdings Incorporated (6828), Bowater Canadian Limited (7373), Bowater Finance Company Inc. (1715), Bowater Finance II LLC (7886), Bowater Incorporated (1803), Bowater LaHave Corporation (5722), Bowater Maritimes Inc. (5684), Bowater Newsprint South LLC (1947), Bowater Newsprint South Operations LLC (0186), Bowater Nuway Inc. (8073), Bowater Nuway Mid-States Inc. (8290), Bowater South American Holdings Incorporated (N/A), Bowater Ventures Inc. (8343), Catawba Property Holdings, LLC (N/A), Coosa Pines Golf Club Holdings LLC (8702), Donohue Corp. (9051), Lake Superior Forest Products Inc. (9305) and Tenex Data Inc. (5913). The Debtors’ corporate headquarters are located at, and the mailing address for each Debtor is, 1155 Metcalfe Street, Suite 800, Montreal, Quebec H3B 5H2, Canada.

[2]	Capitalized terms used but not otherwise defined herein shall have the same meanings assigned thereto in the Motion.

(i) authorizing Abitibi Consolidated Sales Corporation (“ACSC”) and Abitibi-Consolidated Inc., a Chapter 15 debtor3 (“ACI” and together with ACSC the “Originators”) to enter into, and authorizing ACSC to cause Abitibi-Consolidated U.S. Funding Corp., a wholly-owned subsidiary of ACSC that is not a Debtor (“ACI Funding”) to enter into an Omnibus Amendment, substantially in the form attached to the Motion (the “Amendment”), to (a) that certain Amended and Restated Receivables Purchase Agreement, dated as of January 31, 2008 (as heretofore amended the “RPA”) among ACI Funding, Eureka Securitisation, plc (“Eureka”), Citibank, N.A. (“Citibank”), Citibank, N.A., London Branch (the “Agent”), ACI, in its capacity as Subservicer and an Originator, and ACSC, in its capacity as Servicer and an Originator and (b) that certain Amended and Restated Purchase and Contribution Agreement, dated as of January 31, 2008 (as heretofore amended the “PCA”, the RPA and PCA, each as amended by the Amendment, are collectively hereinafter referred to as the “Receivables Agreements”) among ACI and ACSC as Sellers and ACI Funding as Purchaser,

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Notwithstanding anything in this Order to the contrary, this Order does not grant authority to ACI and nothing in this Order limits the jurisdiction of the Quebec Superior Court of Justice (Commercial Division) (the “Canadian Court”) over ACI or limits oversight of the monitor appointed in the proceeding of Abitibi-Consolidated Inc. under Canada's Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36 (the “Canadian Proceeding”). References in this Order to ACI describe the Chapter 15 relief granted to ACI pursuant to this Court's recognition of paragraphs      through          of the initial order of the Canadian Court entered in the Canadian Proceeding and grant of other Chapter 15 relief pursuant to the “Order Granting Provisional Relief” and the “Order Granting Recognition and Relief in Aid of Foreign Proceeding Pursuant to 11 U.S.C. §§1517, 1520, and 1520”, in each case, upon entry by this Court in the Chapter 15 case of In re Abitibi-Consolidated Inc., et al., Case No. 09-             (            ).

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which Amendment shall, among other things, waive certain defaults under the Receivables Agreements;

(ii) authorizing the Originators to continue selling and/or contributing Receivables (as defined in the PCA) to ACI Funding in accordance with the terms of the PCA (Receivables sold or contributed to ACI Funding, whether before or after the Filing Date (as defined below), together with the Related Security (as defined in the PCA) being referred to herein as “Transferred Receivables”);

(iii) authorizing ACI, ACSC and the other Debtors, as applicable, to otherwise perform or continue to perform, and authorizing ACSC to cause ACI Funding, as a wholly owned subsidiary of ACSC, to perform or continue to perform their respective obligations under each of the Receivables Agreements (including without limitation servicing obligations) and each of the other instruments and agreements related to the securitization facility contemplated by the Receivables Agreements, whether currently effective or hereafter entered into (such other instruments and agreements together with the Receivables Agreements and the Amendment, the “Financing Agreements”), including notably, but without limiting the generality of the foregoing: (a) the Undertaking Agreement (Servicer) dated as of October 27, 2005 by ACI in favor of Eureka, Citibank and the other Banks (as defined in the RPA) that are party to the RPA (as heretofore amended, including, without limitation, by Second Amendment of Undertaking Agreement (Servicer) dated as of January 31, 2008); (b) the Undertaking Agreement (Originator) dated as of October 27, 2005 by ACI in

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favor of ACI Funding (as heretofore amended, including, without limitation, by Second Amendment of Undertaking Agreement (Originator) dated as of January 31, 2008); (c) the Deposit Account Control Agreement dated as of January 31, 2008 among ACI Funding, ACI, ACSC, Citibank and the Agent, as amended (the “Deposit Account Control Agreement”); (d) the Blocked Accounts Agreement dated as of October 27, 2005 among ACI, ACSC, the Agent, Royal Bank of Canada and ACI Funding, as amended (the “Blocked Accounts Agreement”); (e) the Agreement Re: Pledged Deposit Accounts dated as of October 27, 2005 among ACSC, ACI, ACI Funding, the Agent and LaSalle Bank National Association, as amended (the “Pledged Deposit Accounts Agreement”); (f) the Second Amended and Restated Four Party Agreement for Sold Accounts (General) dated as of January 31, 2008 among Export Development Canada and Compagnie Francaise d’Assurance pour le Commerce Exterieur – Canada Branch, ACI, ACI Funding, the Agent and Citibank, as amended; (g) the Intercompany Agreement dated as of December 20, 2007 between ACI and ACSC, as amended; (h) the Accounts Receivable Policy (Shipments) General Terms and Conditions, plus the Coverage Certificate effective September 1, 2008 (together with all schedules and endorsements thereto) issued by Export Development Canada and Compagnie Francaise d’Assurance pour le Commerce Exterieur - Canada Branch to ACI, as amended; and (i) the fee letters dated April 1, 2009 between ACI Funding and the Agent;

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(iv) pursuant to section 364(c)(1) of the Bankruptcy Code, granting ACI Funding, the Agent, Eureka and Citibank priority in payment with respect to the obligations of the Originators under the Financing Agreements over any and all administrative expenses of the kinds specified in sections 503(b) and 507(b) of the Bankruptcy Code, other than in respect of the Carve-Out (as defined below);

(v) scheduling an interim hearing (the “Interim Hearing”) on the Motion to consider entry of an interim order (this “Order”) pursuant to Rule 4001 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”); and

(vi) requesting that a final hearing (the “Final Hearing”) be scheduled, and that notice procedures in respect of the Final Hearing be established, by this Court to consider entry of a final order (the “Final Order”) authorizing on a final basis, among other things, the Amendment and continued performance of the Debtors’ respective obligations under the Financing Agreements, and granting other related relief;

and it appearing that the relief requested in the Motion is in the best interests of the Debtors’ estates, their creditors, and other parties-in-interest; and the Court having considered the Motion and the documents related thereto, and after due deliberation and sufficient cause appearing therefor; due and appropriate notice of the Motion, the relief requested therein having been served by the Debtors on the following parties, or, in lieu thereof, their counsel: (i) the Office of the United States Trustee; (ii) the United States Securities and Exchange Commission; (iii) the Internal Revenue Service; (iv) counsel to the agents for the Debtors’ prepetition secured bank facilities; (v) counsel to the agent for

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the Debtors’ proposed postpetition lenders; (vi) the indenture trustees for each series of the Debtors’ prepetition notes; (vii) the Agent; (viii) the monitor appointed in the Canadian Proceeding; (ix) the parties identified on the Debtors’ consolidated list of thirty-five (35) largest unsecured creditors; (x) the Debtors’ primary cash management banks; (xi) the Debtors’ primary lockbox banks and (xii) the Environmental Protection Agency; the Interim Hearing having been held on April [17], 2009; and all objections or responses, if any, to the Motion having been withdrawn or overruled either prior to the Interim Hearing, or at the Interim Hearing; and upon the record made by the Debtors at the Interim Hearing and after due deliberation and consideration and sufficient cause appearing therefor;

THE COURT MAKES THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW:

1. On April 16, 2009 (the “Filing Date”), the Debtors filed voluntary petitions for relief with this Court under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”). The Debtors are continuing in possession of their property, and operating and managing their businesses, as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

2. This Court has jurisdiction over these proceedings and the parties and the property of the Debtors affected hereby pursuant to 28 U.S.C. §§ 157(b) and 1334. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

3. Subject to Paragraph 24, the Debtors hereby forever waive and release any and all “claims” (as such term is defined in the Bankruptcy Code), counterclaims, causes

6

of action, defenses or setoff rights, in each case arising from or related to any acts or transactions occurring prior to the Filing Date against ACI Funding, the Agent, Citibank, Eureka and each of their respective affiliates, agents, officers, directors, employees and attorneys (collectively, the “Released Parties”), whether arising at law or in equity, including any recharacterization, subordination, avoidance or other claim arising under or pursuant to section 105 or chapter 5 of the Bankruptcy Code or under any other similar provisions of applicable state or federal law (collectively, the “Released Claims”); provided, however, that nothing in this Order releases any party thereto from their contractual obligations under the Financing Agreements or in any way affects their property interests, as provided in the Financing Agreements, in the Transferred Receivables or the proceeds thereof; provided further, however, that nothing in this Order releases any of the Released Parties from any claims, counterclaims or causes of action assertable by any Debtor in connection with any termination, default or failure to perform under that certain Master Agreement dated as of July 2, 2003, as amended, supplemented or otherwise modified from time-to-time (including, but not limited to, the confirmations dated June 17, 2004 and June 28, 2004), between Citibank Canada and Abitibi-Consolidated Company of Canada. The Debtors further covenant not to sue the Released Parties on account of any Released Claims.

4. The Debtors admit, stipulate and agree that transfers of the Transferred Receivables by the Originators pursuant to the provisions of the Receivables Agreements whether occurring prior to or subsequent to the Filing Date, constitute true sales or true contributions under applicable non-bankruptcy law and are hereby deemed true sales or

7

true contributions, and were or will be for fair consideration and are not otherwise voidable or avoidable. The Debtors admit, stipulate and agree that upon the transfer of the Receivables to ACI Funding, the Receivables did (with respect to transfers occurring prior to the Filing Date) and will (with respect to the transfers occurring on or after the Filing Date) become the sole property of ACI Funding, and none of the Debtors, nor any creditors of the Debtors, shall retain any ownership rights, claims, liens or interests in or to the Transferred Receivables, or any proceeds thereof pursuant to section 541 of the Bankruptcy Code, pursuant to any theory of substantive consolidation or otherwise. The Debtors admit, stipulate and agree that upon the transfer by each of the Originators pursuant to the provisions of the Financing Agreements, neither the Transferred Receivables, nor the proceeds thereof, shall constitute property of the bankruptcy estates of any of the Debtors, notwithstanding any intentional or inadvertent deposit of any proceeds of the Transferred Receivables in bank accounts owned or controlled by any of the Debtors.

5. The Debtors seek access to the funding proposed to be provided by the Financing Agreements in order to assure sufficient available sources of working capital and financing to carry on the operation of their businesses. Specifically, continued performance of the Financing Agreements will permit the Originators to continue transferring the Receivables to ACI Funding, allowing the Debtors to continue their prepetition practice of converting Receivables to cash as soon as possible to provide cash flow necessary for various business purposes. The Debtors’ ability to maintain business relationships with their vendors, suppliers and customers, to pay their employees, to

8

purchase and supply new inventory and otherwise finance their operations, is essential to the Debtors’ continued viability. In addition, the Debtors’ need for financing is immediate. In the absence of the proposed financing, serious and irreparable harm to the Debtors’ business operations and their estates could occur, which may include third parties declining to conduct business dealings with the Debtors. The preservation, maintenance and enhancement of the going concern value of the Debtors are of the utmost significance and importance to a successful reorganization of the Debtors under chapter 11 of the Bankruptcy Code.

6. Given their current financial condition, financing arrangements and capital structure, the Debtors cannot obtain unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code as an administrative expense. Financing on a postpetition basis is not otherwise available without certain Debtors granting, pursuant to section 364(c)(1) of the Bankruptcy Code, claims having priority over any and all administrative expenses of the kinds specified in sections 503(b) and 507(b) of the Bankruptcy Code, other than as described below in respect of the Carve-Out.

7. No creditors’ committee has been appointed in any of the Chapter 11 Cases. Under the circumstances, the notice given by the Debtors of the Motion, the relief requested therein and the Interim Hearing constitutes appropriate, due and sufficient notice thereof and complies with Bankruptcy Rule 4001(b) and (c) and the Local Bankruptcy Rules, and no further notice of the relief sought at the Interim Hearing and the relief granted herein is necessary or required.

9

8. Entry into the Amendment and continued performance of the Debtors’ respective obligations under the Financing Agreements is in the best interests of the Debtors and their estates, and the Debtors are expressly authorized and empowered to enter into the Amendment and to perform and do or continue to perform and do, as applicable, all acts that may be required in connection with the Financing Agreements. Each currently effective Financing Agreement constitutes, and upon execution and delivery thereof, each newly executed Financing Agreement shall constitute, a valid and binding obligation of each Debtor party thereto, enforceable against each such Debtor in accordance with its terms. The terms and conditions of the Financing Agreements have been negotiated in good faith and at arm’s length and the transfers made or to be made and the obligations incurred or to be incurred shall be deemed to have been made for fair or reasonably equivalent value and in good faith (and without intent to “hinder, delay or defraud any creditor” of the Debtors) as those terms are used in the Bankruptcy Code and the transactions contemplated thereunder shall be deemed to have been made in “good faith,” as that term is used in sections 363(m) and 364(e) of the Bankruptcy Code and in express reliance upon the protections offered by sections 363(m) and 364(e) of the Bankruptcy Code. The Agent shall be entitled, derivatively, to assert any and all of the rights of ACI Funding, including, without limitation, those arising under section 363(m) of the Bankruptcy Code, arising as a result thereof.

Based upon the foregoing findings and conclusions, and upon the record made at the Interim Hearing, and good and sufficient cause appearing therefore;

IT IS HEREBY ORDERED that:

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9. The Motion is granted on an interim basis in accordance with the terms of this Order. Any objections to the Motion with respect to the entry of this Order that have not been withdrawn, waived or settled, and all reservations of rights included therein, are hereby denied and overruled.

10. ACI, ACSC and the other Debtors, as applicable, are expressly authorized and empowered (i) to execute and deliver, and ACSC is authorized to cause ACI Funding, as a wholly owned subsidiary of ACSC, to execute and deliver the Amendment and all related documents and instruments to be executed and delivered in connection therewith, and the Facility Termination Date (as defined in the RPA and in the PCA) and the Commitment Termination Date (as defined in the RPA) shall be deemed not to have occurred as a consequence of the filing of the Chapter 11 Cases, ACI’s Chapter 15 case or the Canadian Proceeding or the taking of corporate action by AbitibiBowater Inc. (“ABI”), ACI or ACSC to authorize any of the foregoing or the failure of ABI, ACI or ACSC to pay any debts that are otherwise stayed by any of the foregoing or the written admission by ABI, ACI or ACSC of its inability to pay such debts; (ii) to transfer, and shall be deemed to have transferred, free and clear of all liens, claims, encumbrances and other interests of any of the Originators, or their respective creditors pursuant to sections 363(b)(1) and (f) of the Bankruptcy Code, the Receivables to ACI Funding, without recourse (except to the limited extent provided in the Financing Agreements); (iii) to otherwise perform or continue to perform, and ACSC is authorized to cause ACI Funding, as a wholly owned subsidiary of ACSC, to otherwise perform or continue to perform, as applicable, their respective obligations under the Financing Agreements and

11

(iv) to make, execute and deliver, and ACSC is authorized to cause ACI Funding, as a wholly owned subsidiary of ACSC, to make, execute and deliver all instruments and documents and perform all other acts (including, without limitation, the perfection of ACI Funding’s ownership interest in the Transferred Receivables) that may be required in connection with the Financing Agreements and the transactions contemplated thereby; it being expressly contemplated that pursuant to the terms of the Financing Agreements, ACI and ACSC shall be expressly authorized and empowered pursuant to section 363(b)(1) of the Bankruptcy Code to service, administer and collect the Transferred Receivables on behalf of ACI Funding pursuant to the Financing Agreements, and with respect to the Originators and ACI Funding, each shall be expressly authorized and empowered pursuant to section 363(b)(l) of the Bankruptcy Code to make, execute and deliver all instruments and documents and perform all other acts (including, without limitation, the perfection of ACI Funding’s ownership interest in the Transferred Receivables) that may be required in connection with the Financing Agreements and the transactions contemplated thereby. Moreover, ACI Funding shall be entitled to the full benefits of section 363(m) of the Bankruptcy Code in connection with any transfers made pursuant to the provisions of the Financing Agreements, with the Agent being entitled to assert ACI Funding’s rights thereunder derivatively. All indemnification and other obligations of the Originators and any other Debtors owing to the Agent, Eureka and Citibank under the Financing Agreements and this Order are hereinafter referred to as the “Agent Obligations.” All obligations of the Originators and any other Debtors owing to ACI Funding under the Financing Agreements and this Order are hereinafter referred to

12

as the “Receivables Obligations.” For the avoidance of doubt, the Agent Obligations and the Receivables Obligations do not include any amounts owing to the Agent or Citibank or their respective affiliates under or in connection with (i) any swap claims, (ii) any credit agreement in existence prior to the Filing Date not related to the Financing Agreements or (iii) any other indebtedness not related to the Financing Agreements. Notwithstanding the foregoing, the Agent and Citibank shall be entitled to all of the rights and remedies accorded to them pursuant to the “safe harbor” provisions of the Bankruptcy Code.

11. The Originators and the other Debtors are authorized to use the proceeds of the arrangements contemplated by the Financing Agreements in the operation of the Debtors’ businesses, provided, that the use of the proceeds is consistent with the terms of the Financing Agreements and this Order or as may otherwise be agreed in writing by the Agent.

12. In accordance with section 364(c)(1) of the Bankruptcy Code, the Agent Obligations and the Receivables Obligations shall constitute allowed senior administrative expense claims against each of the Originators (the “Superpriority Claims”) with priority over any and all administrative expenses, adequate protection claims, diminution claims and all other claims against the Originators, now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, and over any and all administrative expenses or other claims arising under sections 105, 326, 328, 330, 331, 503(b), 507(a), 507(b), 546, 726, 1113 or 1114 of the Bankruptcy Code,

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whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment, which allowed claims shall for purposes of section 1129(a)(9)(A) of the Bankruptcy Code be considered administrative expenses allowed under section 503(b) of the Bankruptcy Code, and which shall be payable from and have recourse to all pre- and post-petition property of the Originators and all proceeds thereof, subject only to the payment of the Carve-Out to the extent specifically provided for herein. Subject only to the Carve-Out, no cost or expense of administration asserted against any Debtor with obligations arising under the Financing Agreements under sections 105, 364(c)(1), 503(b), 507(b) of the Bankruptcy Code, or otherwise, including those resulting from the conversion of any of the Chapter 11 Cases pursuant to section 1112 of the Bankruptcy Code, shall be senior to, or pari passu with, the Superpriority Claims of the Agent, Citibank, Eureka or ACI Funding arising out of the Agent Obligations and the Receivables Obligations, as applicable. The Agent shall be permitted to enforce the Superpriority Claims in respect of the Receivables Obligations on a derivative basis on behalf of ACI Funding. The Superpriority Claims shall be entitled to the full protection of section 364(e) of the Bankruptcy Code in the event that this Order or any provision hereof is vacated, reversed or modified, on appeal or otherwise.

13. Any provision of this Order or the Financing Agreements to the contrary notwithstanding, the Superpriority Claims shall be subject and subordinate to a carve-out (the “Carve-Out”) for (a) the payment of allowed professional fees and disbursements incurred by the professionals retained, pursuant to sections 327, 328 or 1103(a) of the

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Bankruptcy Code, by the Debtors and any statutory committee appointed in the Chapter 11 Cases and any disbursements of any member of such committee in an aggregate amount not to exceed (i) $7,500,000 minus any payments made pursuant to any carve-out under any other postpetition credit facility of the Debtors in respect of professional fees and disbursements incurred following the occurrence and during the pendency of an Event of Termination (as such term is defined in the Receivables Agreements) or an event of termination or event of default under such other postpetition credit facility of the Debtors (each a “Carve-Out Event”) plus (ii) professional fees and disbursements incurred prior to the occurrence of a Carve-Out Event to the extent subsequently allowed plus (iii) professional fees and disbursements incurred from and after the date on which the Carve-Out Event is no longer continuing to the extent subsequently allowed and (b) quarterly fees required to be paid pursuant to 28 U.S.C. § 1930(a)(6) and any fees payable to the Clerk of the Bankruptcy Court; provided, however, that no portion of the Carve-Out or proceeds of the Financing Agreements shall be used to pay professional fees and disbursements incurred in connection with (i) asserting any claims or causes of action against the Agent, Citibank, Eureka or ACI Funding and/or challenging or raising any defense to the Agent Obligations or Receivables Obligations or other obligations under the Financing Agreements, (ii) asserting or prosecuting any action for preferences, fraudulent conveyances, or other avoidance power claims against the Agent, Citibank, Eureka or ACI Funding or (iii) objecting to or contesting the true sale nature of the sale and/or contribution of the Transferred Receivables, provided, further, however, that the Carve-Out may include professional fees and disbursements for investigation of such

15

claims, causes of action or defenses in an aggregate amount not to exceed $50,000. As long as no Carve-Out Event shall have occurred and be continuing, the Debtors shall be permitted to pay compensation and reimbursement of expenses, to the extent permitted by the Bankruptcy Court payable under sections 330 and 331 of the Bankruptcy Code, as the same may be payable, and the amounts so paid, or accrued but unpaid, shall not reduce the Carve-Out; provided, however, that, upon the occurrence and during the continuance of a Carve-Out Event, the foregoing permission to pay allowed compensation and to reimburse expenses shall be limited to the professional fees and disbursements incurred prior to the occurrence of the Carve-Out Event plus the Carve-Out.

14. If the amount of the Carve-Out satisfied with the assets of any Originator exceeds the product of (x) the Carve-Out and (y) such Originator’s net asset value expressed as a percentage of the net asset value of the Debtors taken as a whole, such Originator shall have a right of contribution against the Debtors that are not Originators in an amount equal to such excess (or in such other amount as the Bankruptcy Court may deem appropriate under the circumstances) and with the same relative priority as the Carve-Out, and shall be subrogated to the rights of any claimant under the Carve-Out in respect of such right of contribution.

15. Pursuant to the Financing Agreements, ACI Funding may deduct from the purchase price of Transferred Receivables amounts which are payable by the Originators to ACI Funding in respect of violations of certain representations and warranties and dilution items (all of such amounts, collectively, the “Repayment Amounts”), and the

16

automatic stay provisions of section 362 of the Bankruptcy Code are hereby modified to the extent necessary so as to permit the deduction of such amounts by ACI Funding. The payment by ACI Funding of the purchase price for Receivables which are subsequently reduced by such Repayment Amounts constitutes an extension of credit to the applicable Originators.

16. The performance by the Originators and ACI Funding of their respective obligations under the Financing Agreements, and the consummation of the transactions contemplated by the Financing Agreements, and the conduct by the Originators and ACI Funding of their respective businesses, whether occurring prior to or subsequent to the Filing Date, do not, and shall not, provide a basis for a substantive consolidation of the assets and liabilities of the Originators, or any of them, with the assets and liabilities of ACI Funding or a finding that the separate corporate identities of the Originators and ACI Funding may be ignored. Notwithstanding any other provision of this Order, the Agent, Citibank, Eureka and the other parties thereto have agreed to enter into the Financing Agreements in express reliance on ACI Funding being a separate and distinct legal entity, with assets and liabilities separate and distinct from those of any of the Debtors.

17. Pursuant to the Financing Agreements and as described in the Motion, ACI Funding has agreed to pay, and ACSC is hereby authorized and directed (without the necessity of any further application being made to, or order being obtained from, this Court) to cause ACI Funding, as a wholly owned subsidiary of ACSC, to pay certain fees in consideration of the Agent’s and Citibank’s services in structuring and negotiating Amendment No. 4 to Amended and Restated Receivables Purchase Agreement and

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Waiver Agreement dated as of April 1, 2009, Amendment No. 2 to Amended and Restated Purchase and Contribution Agreement and Waiver Agreement dated as of April 1, 2009, and the Financing Agreements.

18. Collections of Transferred Receivables and other funds that are subject to the Deposit Account Control Agreement, the Blocked Accounts Agreement or the Pledged Deposit Accounts Agreement shall be processed and transferred pursuant to such agreements, and such agreements are hereby approved in all respects and each deposit bank party thereto is authorized and directed to comply therewith.

19. The Financing Agreements and the provisions of this Order shall be binding upon all parties in interest in these Cases, including, without limitation, the Debtors, ACI Funding, Eureka, Citibank, the Agent, ACSC and ACI and their respective successors and assigns (including any chapter 7 or chapter 11 trustee hereinafter appointed or elected for the estate of any of the Originators, an examiner appointed pursuant to section 1104 of the Bankruptcy Code or any other fiduciary appointed as a legal representative of any of the Originators or with respect to the property of the estate of any of the Originators) and shall inure to the benefit of the Debtors, ACI Funding, Eureka, Citibank, the Agent, ACSC and ACI.

20. ACI Funding, Citibank and the Agent shall not (i) be deemed to be in control of the operations of the Debtors, (ii) owe any fiduciary duty to the Debtors, their respective creditors, shareholders or estates or (iii) subject only to the right of the Environmental Protection Agency to be heard at the Final Hearing, and effective upon entry of the Final Order, be deemed to be acting as a “responsible person” or “owner or

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operator” with respect to the operation or management of the Debtors (as such terms, or any similar terms, are used in the United States Comprehensive Environmental Response, Compensation and Liability Act, 29 U.S.C. §§ 9601, et seq., as amended, or any similar federal or state statute).

21. No rights of any entity in connection with a contract or transaction of the kind listed in sections 555, 556, 559, 560 or 561 of the Bankruptcy Code, whatever they might or might not be, are affected by the provisions of this Order.

22. If any or all of the provisions of this Order are hereafter reversed, modified, vacated or stayed, such reversal, stay, modification or vacation shall not affect (x) the validity of any transfer of the Receivables made pursuant to the provisions of the Financing Agreements prior to written notice to the Agent and ACI Funding of the effective date of such reversal, stay, modification or vacation, (y) the validity of any obligation or liability incurred by each of the Originators prior to written notice to the Agent and ACI Funding of the effective date of such reversal, stay, modification or vacation or (z) the validity and enforceability of any priority authorized or created hereby or pursuant to the Financing Agreements. Notwithstanding any such reversal, stay, modification or vacation, any indebtedness, obligations or liabilities incurred, or payment made, by any of the Originators, prior to written notice to the Agent and ACI Funding of the effective date of such reversal, stay, modification or vacation, shall be governed in all respects by the original provisions of this Order, and the Agent, Citibank, Eureka and ACI Funding shall be entitled to all the rights, remedies, privileges and benefits, granted herein and pursuant to the Financing Agreements with respect to all such indebtedness,

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obligations or liabilities (including, without limitation, with respect to the manner in which the proceeds of the Transferred Receivables are applied) and to the full benefits of sections 363(m) and 364(e) of the Bankruptcy Code in connection therewith.

23. Upon transfer to ACI Funding, the Transferred Receivables are and shall be the property of ACI Funding and not property of the estates of any of the Debtors and accordingly no expenses of administration of the Chapter 11 Cases or any future proceeding or case which may result from the Chapter 11 Cases, including liquidation in bankruptcy or other proceedings under the Bankruptcy Code, shall be charged against the Transferred Receivables, or the proceeds thereof pursuant to section 506(c) of the Bankruptcy Code or otherwise, without the prior written consent of the Agent and no such consent shall be implied from any other action, inaction, or acquiescence by the Agent. To the extent the Agent seeks to exercise, upon an Event of Termination (as such term is defined in the Receivables Agreements), any rights and remedies to the extent provided for in the Receivables Agreements against any Debtor, prior to seeking to lift the automatic stay to exercise such enforcement rights or remedies against such Debtor, the Agent shall provide five (5) business days’ written notice (by facsimile, telecopy, electronic mail or otherwise) to (a) counsel for the Debtors: (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064, Attention: Kelley A. Cornish; (ii) Stikeman Elliott LLP, 1155 René-Lévesque Blvd. West, Suite 4000, Montréal, QC H3B 3V2, Canada, Attention: Guy Martel; and (iii) Young Conaway Stargatt & Taylor, LLP, The Brandywine Building, 1000 West Street, 17th Floor, Wilmington, Delaware 19801, Attention: Pauline K. Morgan; (b)

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counsel for the official committee of unsecured creditors in the Chapter 11 Cases (the “Creditors’ Committee”) (if retained); and (c) counsel for the United States Trustee. For the avoidance of doubt, the foregoing notice requirement shall in no event apply to any exercise by the Agent of any rights and remedies to the extent provided for in the Receivables Agreements against ACI Funding or the assets of ACI Funding.

24. The stipulations, admissions and releases contained in Paragraph 3 and Paragraph 4 of this Order, shall be binding on the Debtors and any successor thereto under all circumstances and for all purposes and the Debtors are deemed to have irrevocably waived and relinquished all rights to contest any such stipulation, admission or release as of the date of entry of this Order. The stipulations, admissions and releases contained in Paragraph 3 and Paragraph 4 of this Order, shall be binding on all other parties in interest, including, without limitation, any official committee that may be appointed in these chapter 11 cases, under all circumstances and for all purposes unless, and solely to the extent that, (a) any party in interest commences a contested matter or adversary proceeding challenging such stipulation, admission or release or asserting any claims or causes of action on behalf of the Debtors’ estates against the Released Parties, in each case no later than the later of (1) sixty (60) days after the formation of the Creditors’ Committee, or (2) seventy-five (75) days after the Filing Date. If no such contested matter or adversary proceeding is timely commenced then, without further order of the Court, all of the stipulations, admissions and releases contained in Paragraph 3 and Paragraph 4 of this Order, shall be binding on all parties in interest in these chapter 11 cases and shall not be subject to challenge or modification in any respect. If any such

21

contested matter or adversary proceeding is timely commenced, the stipulations, admissions and releases shall nonetheless remain binding on all parties in interest and shall be preclusive except to the extent that such stipulation, admission or release is expressly challenged pursuant to such timely commenced contested matter or adversary proceeding.

25. Nothing in this Order vests or confers on any person (as defined in the Bankruptcy Code), including the Creditors’ Committee, standing or authority to pursue any cause of action belonging to the Debtors or their estates.

26. This Order shall constitute findings of fact and conclusions of law and shall take effect and be fully enforceable nunc pro tunc to the Petition Date immediately upon entry hereof. Notwithstanding Bankruptcy Rules 4001(a)(3), 6004(h), 6006(d), 7062 or 9024 or any other Bankruptcy Rule, or Rule 62(a) of the Federal Rules of Civil Procedure, this Order shall be immediately effective and enforceable upon its entry and there shall be no stay of execution or effectiveness of this Order. Specifically, pursuant to this Order, the ten day automatic stay periods of Bankruptcy Rules 6004(g) and 6006(d) are expressly inapplicable to this Order and the transactions including, without limitation, transfers contemplated hereby, and accordingly, this Order shall become operative immediately upon entry on the docket.

27. To the extent that any of the provisions of this Order may be inconsistent with the terms and conditions of the Financing Agreements, the provisions of this Order shall govern.

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28. On or before the third business day following entry of this Order, the Debtors shall mail copies of a notice of the entry of this Order, together with a copy of this Order and a copy of the Motion (which shall constitute adequate notice of the Final Hearing), to the parties having been given notice of the Interim Hearing, and to any other party that has filed a request for notices with this Court and to any Creditors’ Committee after the same has been appointed, or Creditors’ Committee counsel, if the same shall have been appointed. The notice of entry of this Order shall state that any party in interest objecting to the relief sought at the Final Hearing shall serve and file written objections with the Clerk, United States Bankruptcy Court for the District of Delaware no later than 4:00 p.m. on                     , 2009. Objections shall be served so that the same are actually received on or before such date by: (a) counsel for the Debtors: (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064, Attention: Kelley A. Cornish; (ii) Stikeman Elliott LLP, 1155 René-Lévesque Blvd. West, Suite 4000, Montréal, QC H3B 3V2, Canada, Attention: Guy Martel; and (iii) Young Conaway Stargatt & Taylor, LLP, The Brandywine Building, 1000 West Street, 17th Floor, Wilmington, Delaware 19801, Attention: Pauline K. Morgan; (b) counsel for the Creditors’ Committee (if retained); (c) counsel for the Agent and Citibank, (i) Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, Attention: Michael J. Crames and Bradley Y. Smith; (ii) Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022, Attention: Eric Marcus and Benjamin Mintz and (iii) Richards Layton & Finger, One Rodney Square, 920 North King Street, Wilmington, Delaware 19801, Attention: Mark D. Collins and John H. Knight; (d)

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counsel for the United States Trustee, 844 King Street, Room 2207, Attention: David Klauder; and (e) Office of the Clerk of the Court, 824 Market Street, Third Floor, Wilmington, Delaware 19801.

29. The Final Hearing is scheduled for                     , 2009 at                  .m. before this Court.

Dated:	Wilmington, Delaware
, 2009

UNITED STATES BANKRUPTCY JUDGE

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EXHIBIT B

Form of US Final Order

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:

ABITIBIBOWATER INC., et al.,1

Debtors.            )

)

)

)

)

)

)

)

Chapter 11

Case No. 09-11296 (KJC)

(Joint Administration Pending)

RE: DOCKET NO. 25

[1]

The debtors-in-possession in these cases, along with the last four digits of each Debtor’s federal or Canadian tax identification number, are: AbitibiBowater Inc. (6415), AbitibiBowater US Holding 1 Corp. (6050), AbitibiBowater US Holding LLC (N/A), AbitibiBowater Canada Inc. (3225), Abitibi-Consolidated Alabama Corporation (4396), Abitibi-Consolidated Corporation (9050), Abitibi-Consolidated Finance LP (4528), Abitibi Consolidated Sales Corporation (7144), Alabama River Newsprint Company (7247), Augusta Woodlands, LLC (0999), Bowater Alabama LLC (7106), Bowater America Inc. (8645), Bowater Canada Finance Corporation (8810), Bowater Canadian Forest Products Inc. (2010), Bowater Canadian Holdings Incorporated (6828), Bowater Canadian Limited (7373), Bowater Finance Company Inc. (1715), Bowater Finance II LLC (7886), Bowater Incorporated (1803), Bowater LaHave Corporation (5722), Bowater Maritimes Inc. (5684), Bowater Newsprint South LLC (1947), Bowater Newsprint South Operations LLC (0186), Bowater Nuway Inc. (8073), Bowater Nuway Mid-States Inc. (8290), Bowater South American Holdings Incorporated (N/A), Bowater Ventures Inc. (8343), Catawba Property Holdings, LLC (N/A), Coosa Pines Golf Club Holdings LLC (8702), Donohue Corp. (9051), Lake Superior Forest Products Inc. (9305) and Tenex Data Inc. (5913). The corporate headquarters of the debtors-in-possession is located at, and the mailing address for each debtor-in-possession is, 1155 Metcalfe Street, Suite 800, Montreal, Quebec H3B 5H2, Canada.

EXHIBIT B-1

FINAL ORDER PURSUANT TO SECTIONS

105, 362(d), 363(b)(l), 363(f), 363(m), 364(c)(l), 364(e) AND 365

OF THE BANKRUPTCY CODE (1) AUTHORIZING

CERTAIN DEBTORS TO CONTINUE SELLING RECEIVABLES AND

RELATED RIGHTS PURSUANT TO AN AMENDED SECURITIZATION

FACILITY, (2) MODIFYING THE AUTOMATIC STAY AND (3)

GRANTING OTHER RELATED RELIEF

Upon the motion dated April 16, 2009 (the “Motion”)2 of the above-captioned Debtors seeking an order of this Court, pursuant to sections 362(d), 363(b)(l), 363(f), 363(m), 364(c)(l), 364(e) and 365 of title 11 of the United States Code (the “Bankruptcy Code”):

(i) authorizing Abitibi Consolidated Sales Corporation (“ACSC”) and Abitibi-Consolidated Inc., a Chapter 15 debtor3 (“ACI” and together with ACSC the “Originators”) to enter into, and authorizing ACSC to cause Abitibi-Consolidated U.S. Funding Corp., a wholly-owned subsidiary of ACSC that is not a Debtor (“ACI Funding”) to enter into an Omnibus Amendment, substantially in the form attached to the Motion (the “Amendment”), to (a) that certain Amended

[2]	Capitalized terms used but not otherwise defined herein shall have the same meanings assigned thereto in the Motion.
[3]

Notwithstanding anything in this Order to the contrary, this Order does not grant authority to ACI and nothing in this Order limits the jurisdiction of the Quebec Superior Court of Justice (Commercial Division) (the “Canadian Court”) over ACI or limits oversight of the monitor appointed in the proceeding of Abitibi-Consolidated Inc. under Canada’s Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36 (the “Canadian Proceeding”). References in this Order to ACI describe the Chapter 15 relief granted to ACI pursuant to this Court’s recognition of the Securitization Provisions (as defined in the Omnibus Amendment) of the initial order of the Canadian Court entered in the Canadian Proceeding and grant of other Chapter 15 relief pursuant to the “Order Granting Provisional Relief” and the “Order Granting Recognition and Relief in Aid of Foreign Proceeding Pursuant to 11 U.S.C. §§1517, 1520, and 1520”, in each case, upon entry by this Court in the Chapter 15 case of In re Abitibi-Consolidated Inc., et al., Case No. 09-11348 (KJC).

2

and Restated Receivables Purchase Agreement, dated as of January 31, 2008 (as heretofore amended the “RPA”) among ACI Funding, Eureka Securitisation, plc (“Eureka”), Citibank, N.A. (“Citibank”), Citibank, N.A., London Branch (the “Agent”), ACI, in its capacity as Subservicer and an Originator, and ACSC, in its capacity as Servicer and an Originator and (b) that certain Amended and Restated Purchase and Contribution Agreement, dated as of January 31, 2008 (as heretofore amended the “PCA”, the RPA and PCA, each as amended by the Amendment, are collectively hereinafter referred to as the “Receivables Agreements”) among ACI and ACSC as Sellers and ACI Funding as Purchaser, which Amendment shall, among other things, waive certain defaults under the Receivables Agreements;

(ii) authorizing the Originators to continue selling and/or contributing Receivables (as defined in the PCA) to ACI Funding in accordance with the terms of the PCA (Receivables sold or contributed to ACI Funding, whether before or after the Filing Date (as defined below), together with the Related Security (as defined in the PCA) being referred to herein as “Transferred Receivables”);

(iii) authorizing ACI, ACSC and the other Debtors, as applicable, to otherwise perform or continue to perform, and authorizing ACSC to cause ACI Funding, as a wholly owned subsidiary of ACSC, to perform or continue to perform their respective obligations under each of the Receivables Agreements (including without limitation servicing obligations) and each of the other instruments and agreements related to the securitization facility contemplated by

3

the Receivables Agreements, whether currently effective or hereafter entered into (such other instruments and agreements together with the Receivables Agreements and the Amendment, the “Financing Agreements”), including notably, but without limiting the generality of the foregoing: (a) the Undertaking Agreement (Servicer) dated as of October 27, 2005 by ACI in favor of Eureka, Citibank and the other Banks (as defined in the RPA) that are party to the RPA (as heretofore amended, including, without limitation, by Second Amendment of Undertaking Agreement (Servicer) dated as of January 31, 2008); (b) the Undertaking Agreement (Originator) dated as of October 27, 2005 by ACI in favor of ACI Funding (as heretofore amended, including, without limitation, by Second Amendment of Undertaking Agreement (Originator) dated as of January 31, 2008); (c) the Deposit Account Control Agreement dated as of January 31, 2008 among ACI Funding, ACI, ACSC, Citibank and the Agent, as amended (the “Deposit Account Control Agreement”); (d) the Blocked Accounts Agreement dated as of October 27, 2005 among ACI, ACSC, the Agent, Royal Bank of Canada and ACI Funding, as amended (the “Blocked Accounts Agreement”); (e) the Agreement Re: Pledged Deposit Accounts dated as of October 27, 2005 among ACSC, ACI, ACI Funding, the Agent and LaSalle Bank National Association (predecessor in interest to Bank of America, N.A.), as amended (the “Pledged Deposit Accounts Agreement”); (f) the Second Amended and Restated Four Party Agreement for Sold Accounts (General) dated as of January 31, 2008 among Export Development Canada and Compagnie Francaise d’Assurance pour

4

le Commerce Exterieur – Canada Branch, ACI, ACI Funding, the Agent and Citibank, as amended; (g) the Intercompany Agreement dated as of December 20, 2007 between ACI and ACSC, as amended; (h) the Accounts Receivable Policy (Shipments) General Terms and Conditions, plus the Coverage Certificate effective September 1, 2008 (together with all schedules and endorsements thereto) issued by Export Development Canada and Compagnie Francaise d’Assurance pour le Commerce Exterieur - Canada Branch to ACI, as amended; and (i) the fee letters dated April 1, 2009 between ACI Funding and the Agent;

(iv) pursuant to section 364(c)(1) of the Bankruptcy Code, granting ACI Funding, the Agent, Eureka and Citibank priority in payment with respect to the obligations of the Originators under the Financing Agreements over any and all administrative expenses of the kinds specified in sections 503(b) and 507(b) of the Bankruptcy Code, other than in respect of the Carve-Out (as defined below);

(v) scheduling an interim hearing (the “Interim Hearing”) on the Motion to consider entry of an Interim Order pursuant to sections 105, 362(d), 363(b)(l), 363(f), 363(m), 364(c)(l), 364(e) and 365 of the Bankruptcy Code (1) Authorizing certain Debtors to Continue Selling Receivables and Related Rights Pursuant to an Amended Securitization Facility, (2) Modifying the Automatic Stay and (3) Granting Other Related Relief (the “Interim Order”) pursuant to Rule 4001 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”); and

(vi) requesting that a final hearing (the “Final Hearing”) be scheduled, and that notice procedures in respect of the Final Hearing be established, by this

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Court to consider entry of a final order (this “Final Order”) authorizing on a final basis, among other things, the Amendment and continued performance of the Debtors’ respective obligations under the Financing Agreements, and granting other related relief;

and it appearing that the relief requested in the Motion is in the best interests of the Debtors’ estates, their creditors, and other parties-in-interest; and the Court having considered the Motion and the documents related thereto, and after due deliberation and sufficient cause appearing therefor; due and appropriate notice of the Interim Hearing, the Final Hearing and the Motion, and the relief requested therein having been served by the Debtors on the following parties, or, in lieu thereof, their counsel: (i) the Office of the United States Trustee; (ii) the United States Securities and Exchange Commission; (iii) the Internal Revenue Service; (iv) counsel to the agents for the Debtors’ prepetition secured bank facilities; (v) counsel to the agent for the Debtors’ proposed postpetition lenders; (vi) the indenture trustees for each series of the Debtors’ prepetition notes; (vii) the Agent; (viii) the monitor appointed in the Canadian Proceeding; (ix) the parties identified on the Debtors’ consolidated list of thirty-five (35) largest unsecured creditors; (x) the Debtors’ primary cash management banks; (xi) the Debtors’ primary lockbox banks; (xii) the Environmental Protection Agency and (xiii) other than with respect to notice of the Interim Hearing, counsel to the official committee of unsecured creditors in the Chapter 11 Cases (the “Creditors’ Committee”); the Interim Order having been entered at the Interim Hearing; the Final Hearing having been held on May 27, 2009; and all objections or responses, if any, to the Motion having been withdrawn or overruled

6

either prior to the Final Hearing, or at the Final Hearing; and upon the record made by the Debtors at the Interim Hearing and the Final Hearing and after due deliberation and consideration and sufficient cause appearing therefor;

THE COURT MAKES THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW:

1. On April 16, 2009 (the “Filing Date”), the Debtors filed voluntary petitions for relief with this Court under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”). The Debtors are continuing in possession of their property, and operating and managing their businesses, as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

2. This Court has jurisdiction over these proceedings and the parties and the property of the Debtors affected hereby pursuant to 28 U.S.C. §§ 157(b) and 1334. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

3. Subject to Paragraph 24, the Debtors hereby forever waive and release any and all “claims” (as such term is defined in the Bankruptcy Code), counterclaims, causes of action, defenses or setoff rights, in each case arising from or related to any acts or transactions occurring prior to the Filing Date against ACI Funding, the Agent, Citibank, Eureka and each of their respective affiliates, agents, officers, directors, employees and attorneys (collectively, the “Released Parties”), whether arising at law or in equity, including any recharacterization, subordination, avoidance or other claim arising under or pursuant to section 105 or chapter 5 of the Bankruptcy Code or under any other similar provisions of applicable state or federal law (collectively, the “Released Claims”);

7

provided, however, that nothing in the Interim Order or this Final Order releases any party thereto from their contractual obligations under the Financing Agreements (which shall hereinafter be deemed to include the Waiver Agreement dated as of April 28, 2009) or in any way affects their property interests, as provided in the Financing Agreements, in the Transferred Receivables or the proceeds thereof; provided further, however, that nothing in the Interim Order or this Final Order releases any of the Released Parties from any claims, counterclaims or causes of action assertable by any Debtor in connection with any termination, default or failure to perform under that certain Master Agreement dated as of July 2, 2003, as amended, supplemented or otherwise modified from time-to-time (including, but not limited to, the confirmations dated June 17, 2004 and June 28, 2004), between Citibank Canada and Abitibi-Consolidated Company of Canada. The Debtors further covenant not to sue the Released Parties on account of any Released Claims.

4. The Debtors admit, stipulate and agree that transfers of the Transferred Receivables by the Originators pursuant to the provisions of the Receivables Agreements whether occurring prior to or subsequent to the Filing Date, constitute true sales or true contributions under applicable non-bankruptcy law and were by the Interim Order and hereby are deemed true sales or true contributions, and were or will be for fair consideration and are not otherwise voidable or avoidable. The Debtors admit, stipulate and agree that upon the transfer of the Receivables to ACI Funding, the Receivables did (with respect to transfers occurring prior to the Filing Date) and will (with respect to the transfers occurring on or after the Filing Date) become the sole property of ACI Funding, and none of the Debtors, nor any creditors of the Debtors, shall retain any ownership

8

rights, claims, liens or interests in or to the Transferred Receivables, or any proceeds thereof pursuant to section 541 of the Bankruptcy Code, pursuant to any theory of substantive consolidation or otherwise. The Debtors admit, stipulate and agree that upon the transfer by each of the Originators pursuant to the provisions of the Financing Agreements, neither the Transferred Receivables, nor the proceeds thereof, shall constitute property of the bankruptcy estates of any of the Debtors, notwithstanding any intentional or inadvertent deposit of any proceeds of the Transferred Receivables in bank accounts owned or controlled by any of the Debtors.

5. The Debtors seek access to the funding proposed to be provided by the Financing Agreements in order to assure sufficient available sources of working capital and financing to carry on the operation of their businesses. Specifically, continued performance of the Financing Agreements will permit the Originators to continue transferring the Receivables to ACI Funding, allowing the Debtors to continue their prepetition practice of converting Receivables to cash as soon as possible to provide cash flow necessary for various business purposes. The Debtors’ ability to maintain business relationships with their vendors, suppliers and customers, to pay their employees, to purchase and supply new inventory and otherwise finance their operations, is essential to the Debtors’ continued viability. In addition, the Debtors’ need for financing is immediate. In the absence of the proposed financing, serious and irreparable harm to the Debtors’ business operations and their estates could occur, which may include third parties declining to conduct business dealings with the Debtors. The preservation, maintenance and enhancement of the going concern value of the Debtors are of the

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utmost significance and importance to a successful reorganization of the Debtors under chapter 11 of the Bankruptcy Code.

6. Given their current financial condition, financing arrangements and capital structure, the Debtors cannot obtain unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code as an administrative expense. Financing on a postpetition basis is not otherwise available without certain Debtors granting, pursuant to section 364(c)(1) of the Bankruptcy Code, claims having priority over any and all administrative expenses of the kinds specified in sections 503(b) and 507(b) of the Bankruptcy Code, other than as described below in respect of the Carve-Out.

7. Under the circumstances, the notice given by the Debtors of the Motion, the relief requested therein, the Interim Hearing and the Final Hearing constitutes appropriate, due and sufficient notice thereof and complies with Bankruptcy Rule 4001(b) and (c) and the Local Bankruptcy Rules, and no further notice of the relief sought at the Interim Hearing and the Final Hearing and the relief granted herein is necessary or required

8. Entry into the Amendment and continued performance of the Debtors’ respective obligations under the Financing Agreements is in the best interests of the Debtors and their estates, and the Debtors were by the Interim Order and hereby are expressly authorized and empowered to enter into the Amendment and to perform and do or continue to perform and do, as applicable, all acts that may be required in connection with the Financing Agreements. Each currently effective Financing Agreement constitutes, and upon execution and delivery thereof, each newly executed Financing

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Agreement shall constitute, a valid and binding obligation of each Debtor party thereto, enforceable against each such Debtor in accordance with its terms. The terms and conditions of the Financing Agreements have been negotiated in good faith and at arm’s length and the transfers made or to be made and the obligations incurred or to be incurred shall be deemed to have been made for fair or reasonably equivalent value and in good faith (and without intent to “hinder, delay or defraud any creditor” of the Debtors) as those terms are used in the Bankruptcy Code and the transactions contemplated thereunder shall be deemed to have been made in “good faith,” as that term is used in sections 363(m) and 364(e) of the Bankruptcy Code and in express reliance upon the protections offered by sections 363(m) and 364(e) of the Bankruptcy Code. The Agent shall be entitled, derivatively, to assert any and all of the rights of ACI Funding, including, without limitation, those arising under section 363(m) of the Bankruptcy Code, arising as a result thereof.

Based upon the foregoing findings and conclusions, and upon the record made at the Interim Hearing and the Final Hearing, and good and sufficient cause appearing therefore;

IT IS HEREBY ORDERED that:

9. The Motion is granted on a final basis in accordance with the terms of this Final Order. Any objections to the Motion with respect to the entry of this Final Order that have not been withdrawn, waived or settled, and all reservations of rights included therein, are hereby denied and overruled.

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10. ACI, ACSC and the other Debtors, as applicable, were by the Interim Order and hereby are expressly authorized and empowered (i) to execute and deliver, and ACSC was by the Interim Order and hereby is authorized to cause ACI Funding, as a wholly owned subsidiary of ACSC, to execute and deliver the Amendment and all related documents and instruments to be executed and delivered in connection therewith, and the Facility Termination Date (as defined in the RPA and in the PCA) and the Commitment Termination Date (as defined in the RPA) shall be deemed not to have occurred as a consequence of the filing of the Chapter 11 Cases, ACI’s Chapter 15 case or the Canadian Proceeding or the taking of corporate action by AbitibiBowater Inc. (“ABI”), ACI or ACSC to authorize any of the foregoing or the failure of ABI, ACI or ACSC to pay any debts that are otherwise stayed by any of the foregoing or the written admission by ABI, ACI or ACSC of its inability to pay such debts; (ii) to transfer, and shall be deemed to have transferred, free and clear of all liens, claims, encumbrances and other interests pursuant to sections 363(b)(1) and (f) of the Bankruptcy Code, the Receivables to ACI Funding, without recourse (except to the limited extent provided in the Financing Agreements); (iii) to otherwise perform or continue to perform, and ACSC was by the Interim Order and hereby is authorized to cause ACI Funding, as a wholly owned subsidiary of ACSC, to otherwise perform or continue to perform, as applicable, their respective obligations under the Financing Agreements and (iv) to make, execute and deliver, and ACSC was by the Interim Order and hereby is authorized to cause ACI Funding, as a wholly owned subsidiary of ACSC, to make, execute and deliver all instruments and documents and perform all other acts (including, without limitation, the

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perfection of ACI Funding’s ownership interest in the Transferred Receivables) that may be required in connection with the Financing Agreements and the transactions contemplated thereby; it being expressly contemplated that pursuant to the terms of the Financing Agreements, ACI and ACSC were by the Interim Order and hereby shall be expressly authorized and empowered pursuant to section 363(b)(1) of the Bankruptcy Code to service, administer and collect the Transferred Receivables on behalf of ACI Funding pursuant to the Financing Agreements, and with respect to the Originators and ACI Funding, each were by the Interim Order and hereby shall be expressly authorized and empowered pursuant to section 363(b)(l) of the Bankruptcy Code to make, execute and deliver all instruments and documents and perform all other acts (including, without limitation, the perfection of ACI Funding’s ownership interest in the Transferred Receivables) that may be required in connection with the Financing Agreements and the transactions contemplated thereby. Moreover, ACI Funding shall be entitled to the full benefits of section 363(m) of the Bankruptcy Code in connection with any transfers made pursuant to the provisions of the Financing Agreements, with the Agent being entitled to assert ACI Funding’s rights thereunder derivatively. ACI, ACSC and the other Debtors, as applicable, are hereby further expressly authorized and empowered to make, execute and deliver, and ACSC is authorized to cause ACI Funding, as a wholly owned subsidiary of ACSC, to make, execute and deliver one or more non-material amendments to the Financing Agreements in such form as the parties thereto may agree, expressly including any amendment to Section 7.01(ff) of the RPA to extend the term of the RPA, it being understood that no further approval of the Court shall be required for any such

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non-material amendments to the Financing Agreements, provided that the Debtors shall send any such amendments to counsel for the Creditors’ Committee, counsel for the ACCC 364 day Term Facility lenders and counsel for the United States Trustee promptly upon their execution. All indemnification and other obligations of the Originators and any other Debtors owing to the Agent, Eureka and Citibank under the Financing Agreements, the Interim Order and this Final Order are hereinafter referred to as the “Agent Obligations.” All obligations of the Originators and any other Debtors owing to ACI Funding under the Financing Agreements, the Interim Order and this Final Order are hereinafter referred to as the “Receivables Obligations.” For the avoidance of doubt, the Agent Obligations and the Receivables Obligations do not include any amounts owing to the Agent or Citibank or their respective affiliates under or in connection with (i) any swap claims, (ii) any credit agreement in existence prior to the Filing Date not related to the Financing Agreements or (iii) any other indebtedness not related to the Financing Agreements. Notwithstanding the foregoing, the Agent and Citibank shall be entitled to all of the rights and remedies accorded to them pursuant to the “safe harbor” provisions of the Bankruptcy Code.

11. The Originators and the other Debtors were by the Interim Order and hereby are authorized to use the proceeds of the arrangements contemplated by the Financing Agreements in the operation of the Debtors’ businesses, provided, that the use of the proceeds is consistent with the terms of the Financing Agreements, the Interim Order and this Final Order or as may otherwise be agreed in writing by the Agent.

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12. In accordance with section 364(c)(1) of the Bankruptcy Code, the Agent Obligations and the Receivables Obligations shall constitute allowed senior administrative expense claims against each of the Originators (the “Superpriority Claims”) with priority over any and all administrative expenses, adequate protection claims, diminution claims and all other claims against the Originators, now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, and over any and all administrative expenses or other claims arising under sections 105, 326, 328, 330, 331, 503(b), 507(a), 507(b), 546, 726, 1113 or 1114 of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other nonconsensual lien, levy or attachment, which allowed claims shall for purposes of section 1129(a)(9)(A) of the Bankruptcy Code be considered administrative expenses allowed under section 503(b) of the Bankruptcy Code, and which shall be payable from and have recourse to all pre- and post-petition property of the Originators and all proceeds thereof, subject only to the payment of the Carve-Out to the extent specifically provided for herein. Subject only to the Carve-Out, no cost or expense of administration asserted against any Debtor with obligations arising under the Financing Agreements under sections 105, 364(c)(1), 503(b), 507(b) of the Bankruptcy Code, or otherwise, including those resulting from the conversion of any of the Chapter 11 Cases pursuant to section 1112 of the Bankruptcy Code, shall be senior to, or pari passu with, the Superpriority Claims of the Agent, Citibank, Eureka or ACI Funding arising out of the Agent Obligations and the Receivables Obligations, as applicable. The Agent shall be

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permitted to enforce the Superpriority Claims in respect of the Receivables Obligations on a derivative basis on behalf of ACI Funding. The Superpriority Claims shall be entitled to the full protection of section 364(e) of the Bankruptcy Code in the event that this Final Order or any provision hereof is vacated, reversed or modified, on appeal or otherwise.

13. Any provision of the Interim Order, this Final Order or the Financing Agreements to the contrary notwithstanding, the Superpriority Claims shall be subject and subordinate to a carve-out (the “Carve-Out”) for (a) the payment of allowed professional fees and disbursements incurred by the professionals retained, pursuant to sections 327, 328 or 1103(a) of the Bankruptcy Code, by the Debtors and the Creditors’ Committee and any disbursements of any member of the Creditors’ Committee in an aggregate amount not to exceed (i) $7,500,000 in the aggregate in respect of professional fees and disbursements incurred following the occurrence and during the pendency of an Event of Termination (as such term is defined in the Receivables Agreements) or an event of termination or event of default under any other postpetition credit facility of the Debtors (each a “Carve-Out Event”) plus (ii) professional fees and disbursements incurred prior to the occurrence of a Carve-Out Event to the extent subsequently allowed plus (iii) professional fees and disbursements incurred from and after the date on which the Carve-Out Event is no longer continuing to the extent subsequently allowed, and (b) quarterly fees required to be paid pursuant to 28 U.S.C. § 1930(a)(6) and any fees payable to the Clerk of the Bankruptcy Court; provided, however, that no portion of the Carve-Out or proceeds of the Financing Agreements shall be used to pay professional

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fees and disbursements incurred in connection with (i) asserting any claims or causes of action against the Agent, Citibank, Eureka or ACI Funding or any of their respective successors and assigns and/or challenging or raising any defense to the Agent Obligations or Receivables Obligations or other obligations under the Financing Agreements, (ii) asserting or prosecuting any action for preferences, fraudulent conveyances, or other avoidance power claims against the Agent, Citibank, Eureka or ACI Funding or any of their respective successors and assigns, (iii) objecting to or contesting the true sale nature of the sale and/or contribution of the Transferred Receivables or (iv) objecting to or contesting in any manner, or raising any, defenses to the validity, perfection, priority, extent or enforceability of the Agent Obligations or the Receivables Obligations under or in connection with the Financing Agreements, provided, further, however, that the Carve-Out may include professional fees and disbursements for investigation of such claims, causes of action or defenses in an aggregate amount not to exceed $50,000. As long as no Carve-Out Event shall have occurred and be continuing, the Debtors shall be permitted to pay compensation and reimbursement of expenses, to the extent permitted by the Bankruptcy Court payable under sections 330 and 331 of the Bankruptcy Code, as the same may be payable, and the amounts so paid, or accrued but unpaid, shall not reduce the Carve-Out; provided, however, that, upon the occurrence and during the continuance of a Carve-Out Event, the foregoing permission to pay allowed compensation and to reimburse expenses shall be limited to the professional fees and disbursements incurred prior to the occurrence of the Carve-Out Event plus the Carve-Out.

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14. If the amount of the Carve-Out or any payment made pursuant to any carve-out under any other postpetition credit facility of the Debtors satisfied with the assets of any Originator exceeds the product of (x) the aggregate amount paid pursuant to the Carve-Out or such other carve-out, which amount shall in no event exceed $7,500,000 and (y) such Originator’s net asset value expressed as a percentage of the net asset value of the Debtors taken as a whole, such Originator shall have a right of contribution against the Debtors that are not Originators in an amount equal to such excess (or in such other amount as the Bankruptcy Court may deem appropriate under the circumstances) and with the same relative priority as the Carve-Out, and shall be subrogated to the rights of any claimant under the Carve-Out in respect of such right of contribution.

15. Pursuant to the Financing Agreements, ACI Funding may deduct from the purchase price of Transferred Receivables amounts which are payable by the Originators to ACI Funding in respect of violations of certain representations and warranties and dilution items (all of such amounts, collectively, the “Repayment Amounts”), and the automatic stay provisions of section 362 of the Bankruptcy Code were by the Interim Order and hereby are modified to the extent necessary so as to permit the deduction of such amounts by ACI Funding. The payment by ACI Funding of the purchase price for Receivables which are subsequently reduced by such Repayment Amounts constitutes an extension of credit to the applicable Originators.

16. The performance by the Originators and ACI Funding of their respective obligations under the Financing Agreements, and the consummation of the transactions contemplated by the Financing Agreements, and the conduct by the Originators and ACI

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Funding of their respective businesses, whether occurring prior to or subsequent to the Filing Date, do not, and shall not, provide a basis for a substantive consolidation of the assets and liabilities of the Originators, or any of them, with the assets and liabilities of ACI Funding or a finding that the separate corporate identities of the Originators and ACI Funding may be ignored. Notwithstanding any other provision of the Interim Order or this Final Order, the Agent, Citibank, Eureka and the other parties thereto have agreed to enter into the Financing Agreements in express reliance on ACI Funding being a separate and distinct legal entity, with assets and liabilities separate and distinct from those of any of the Debtors.

17. Pursuant to the Financing Agreements and as described in the Motion, ACI Funding has agreed to pay, and ACSC was by the Interim Order and hereby is authorized and directed (without the necessity of any further application being made to, or order being obtained from, this Court) to cause ACI Funding, as a wholly owned subsidiary of ACSC, to pay certain fees in consideration of the Agent’s and Citibank’s services in structuring and negotiating Amendment No. 4 to Amended and Restated Receivables Purchase Agreement and Waiver Agreement dated as of April 1, 2009, Amendment No. 2 to Amended and Restated Purchase and Contribution Agreement and Waiver Agreement dated as of April 1, 2009, and the Financing Agreements.

18. Collections of Transferred Receivables and other funds that are subject to the Deposit Account Control Agreement, the Blocked Accounts Agreement or the Pledged Deposit Accounts Agreement shall be processed and transferred pursuant to such agreements, and such agreements were by the Interim Order and hereby are approved in

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all respects and each deposit bank party thereto was by the Interim Order and hereby is authorized and directed to comply therewith.

19. The Financing Agreements and the provisions of the Interim Order and this Final Order shall be binding upon all parties in interest in these Cases, including, without limitation, the Debtors, ACI Funding, Eureka, Citibank, the Agent, ACSC and ACI and their respective successors and assigns (including any chapter 7 or chapter 11 trustee hereinafter appointed or elected for the estate of any of the Originators, an examiner appointed pursuant to section 1104 of the Bankruptcy Code or any other fiduciary appointed as a legal representative of any of the Originators or with respect to the property of the estate of any of the Originators) and shall inure to the benefit of the Debtors, ACI Funding, Eureka, Citibank, the Agent, ACSC and ACI.

20. ACI Funding, Citibank and the Agent shall not (i) be deemed to be in control of the operations of the Debtors, (ii) owe any fiduciary duty to the Debtors, their respective creditors, shareholders or estates or (iii) be deemed to be acting as a “responsible person” or “owner or operator” with respect to the operation or management of the Debtors (as such terms, or any similar terms, are used in the United States Comprehensive Environmental Response, Compensation and Liability Act, 29 U.S.C. §§ 9601, et seq., as amended, or any similar federal or state statute).

21. No rights of any entity in connection with a contract or transaction of the kind listed in sections 555, 556, 559, 560 or 561 of the Bankruptcy Code, whatever they might or might not be, are affected by the provisions of the Interim Order or this Final Order.

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22. If any or all of the provisions of the Interim Order or this Final Order are hereafter reversed, modified, vacated or stayed, such reversal, stay, modification or vacation shall not affect (x) the validity of any transfer of the Receivables made pursuant to the provisions of the Financing Agreements prior to written notice to the Agent and ACI Funding of the effective date of such reversal, stay, modification or vacation, (y) the validity of any obligation or liability incurred by each of the Originators prior to written notice to the Agent and ACI Funding of the effective date of such reversal, stay, modification or vacation or (z) the validity and enforceability of any priority authorized or created by the Interim Order, hereby or pursuant to the Financing Agreements. Notwithstanding any such reversal, stay, modification or vacation, any indebtedness, obligations or liabilities incurred, or payment made, by any of the Originators, prior to written notice to the Agent and ACI Funding of the effective date of such reversal, stay, modification or vacation, shall be governed in all respects by the original provisions of the Interim Order and this Final Order, and the Agent, Citibank, Eureka and ACI Funding shall be entitled to all the rights, remedies, privileges and benefits, granted herein and pursuant to the Financing Agreements with respect to all such indebtedness, obligations or liabilities (including, without limitation, with respect to the manner in which the proceeds of the Transferred Receivables are applied) and to the full benefits of sections 363(m) and 364(e) of the Bankruptcy Code in connection therewith.

23. Upon transfer to ACI Funding, the Transferred Receivables are and shall be the property of ACI Funding and not property of the estates of any of the Debtors and accordingly no expenses of administration of the Chapter 11 Cases or any future

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proceeding or case which may result from the Chapter 11 Cases, including liquidation in bankruptcy or other proceedings under the Bankruptcy Code, shall be charged against the Transferred Receivables, or the proceeds thereof pursuant to section 506(c) of the Bankruptcy Code or otherwise, without the prior written consent of the Agent and no such consent shall be implied from any other action, inaction, or acquiescence by the Agent. To the extent the Agent seeks to exercise, upon an Event of Termination (as such term is defined in the Receivables Agreements), any rights and remedies to the extent provided for in the Receivables Agreements against any Debtor, prior to seeking to lift the automatic stay to exercise such enforcement rights or remedies against such Debtor, the Agent shall provide five (5) business days’ written notice (by facsimile, telecopy, electronic mail or otherwise) to (a) counsel for the Debtors: (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064, Attention: Kelley A. Cornish; (ii) Stikeman Elliott LLP, 1155 René-Lévesque Blvd. West, Suite 4000, Montréal, QC H3B 3V2, Canada, Attention: Guy Martel; and (iii) Young Conaway Stargatt & Taylor, LLP, The Brandywine Building, 1000 West Street, 17th Floor, Wilmington, Delaware 19801, Attention: Pauline K. Morgan; (b) counsel for the Creditors’ Committee; and (c) counsel for the United States Trustee. For the avoidance of doubt, the foregoing notice requirement shall in no event apply to any exercise by the Agent of any rights and remedies to the extent provided for in the Receivables Agreements against ACI Funding or the assets of ACI Funding.

24. The stipulations, admissions and releases contained in Paragraph 3 and Paragraph 4 of this Final Order, shall be binding on the Debtors and any successor thereto

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under all circumstances and for all purposes and the Debtors are deemed to have irrevocably waived and relinquished all rights to contest any such stipulation, admission or release as of the date of entry of the Interim Order. The stipulations, admissions and releases contained in Paragraph 3 and Paragraph 4 of this Final Order and the other findings and conclusions of law with respect to the prepetition effect of the Financing Agreements contained in this Final Order shall be binding on all other parties in interest under all circumstances and for all purposes unless, and solely to the extent that, (a) any party in interest (other than the Creditors’ Committee) commences a contested matter or adversary proceeding challenging such stipulation, admission or release or asserting any claims or causes of action on behalf of the Debtors’ estates against the Released Parties no later than July 1, 2009 or (b) the Creditors’ Committee commences a contested matter or adversary proceeding challenging such stipulation, admission or release or asserting any claims or causes of action on behalf of the Debtors’ estates against the Released Parties no later than July 17, 2009. If no such contested matter or adversary proceeding is timely commenced then, without further order of the Court, all of the stipulations, admissions and releases contained in Paragraph 3 and Paragraph 4 of this Final Order, shall be binding on all parties in interest in these chapter 11 cases and shall not be subject to challenge or modification in any respect. If any such contested matter or adversary proceeding is timely commenced, the stipulations, admissions, releases findings and conclusions shall nonetheless remain binding on all parties in interest and shall be preclusive except to the extent that such stipulation, admission, release, finding or

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conclusion is expressly challenged pursuant to such timely commenced contested matter or adversary proceeding.

25. Nothing in the Interim Order or this Final Order vests or confers on any person (as defined in the Bankruptcy Code), including the Creditors’ Committee, standing or authority to pursue any cause of action belonging to the Debtors or their estates.

26. This Final Order shall constitute findings of fact and conclusions of law and shall take effect and be fully enforceable nunc pro tunc to the Filing Date immediately upon entry hereof. Notwithstanding Bankruptcy Rules 4001(a)(3), 6004(h), 6006(d), 7062 or 9024 or any other Bankruptcy Rule, or Rule 62(a) of the Federal Rules of Civil Procedure, this Final Order shall be immediately effective and enforceable upon its entry and there shall be no stay of execution or effectiveness of this Final Order. Specifically, pursuant to this Final Order, the ten day automatic stay periods of Bankruptcy Rules 6004(g) and 6006(d) are expressly inapplicable to this Final Order and the transactions including, without limitation, transfers contemplated hereby and this Final Order shall become operative immediately upon entry on the docket.

27. To the extent that any of the provisions of this Final Order may be inconsistent with the terms and conditions of the Financing Agreements, the provisions of this Final Order shall govern.

28. This order is supplemented by the record made at the Interim Hearing and at the Final Hearing to incorporate the adequate protection provided to the ACCC 364 day Term Facility lenders.

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Dated:	Wilmington, Delaware
, 2009

Kevin J. Carey Chief United States Bankruptcy Judge

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